Exhibit (b)

AMENDED AND RESTATED BYLAWS

OF

FRANKLIN MUNICIPAL OPPORTUNITIES TRUST*

(Dated as of November 4, 2026)

ARTICLE 1

Agreement and Declaration of Trust and Principal Office

1.1 Agreement and Declaration of Trust. These Bylaws shall be subject to the Agreement and Declaration of Trust, as from time to time in effect (the “Declaration of Trust”), of the Massachusetts business trust established by the Declaration of Trust (the “Trust”). Capitalized terms used but not defined in these Bylaws have the meanings given to them in the Declaration of Trust.

1.2 Principal Office of the Trust. The principal office of the Trust shall be located in Boston, Massachusetts. The Trust may have other principal offices within or without the Commonwealth of Massachusetts as the Trustees may from time to time determine.

ARTICLE 2

Meetings of Trustees

2.1 Regular Meetings. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees.

2.2 Special Meetings. Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting when called by the Chair of the Trustees, the President, the Executive Vice President or the Treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Clerk or an Assistant Clerk or by the officer or the Trustees calling the meeting.

2.3 Notice of Special Meetings. It shall be sufficient notice to a Trustee of a special meeting: (a) to send notice (i) by mail at least forty-eight hours before the meeting, (ii) by courier at least forty-eight hours before the meeting, (iii) by electronic mail (e-mail), facsimile or other electronic means at least twenty-four hours before the meeting, in each case, addressed to the Trustee at his or her usual or last known business or residence address (or e-mail address, facsimile number or other appropriate address); or (b) to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a special meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the

*	All Articles (other than Article 12, Section 12.1) of the Bylaws are amended and restated as of November 4, 2026. Article 12, Section 12.1 of the Bylaws is amended through September 16, 2016.

meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting before or at its commencement the lack of notice to him or her. Any written waiver of notice may be provided and delivered to the Trust by mail, courier, e-mail, facsimile or other electronic means. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting. All notices shall be deemed to be given when sent.

2.4 Quorum. At any meeting of the Trustees a majority of the Trustees then in office shall constitute a quorum. Once a quorum has been validly established for a meeting, it cannot be broken by Trustees withdrawing from the meeting. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

2.5 Telephone Meeting; Action Without a Meeting. Except as otherwise provided in the Declaration of Trust and these Bylaws, any action to be taken by the Trustees may be taken by a majority of the Trustees present at the meeting of the Trustees (a quorum being present), including any meeting held by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting. Any action to be taken by the Trustees may also be taken without a meeting if one or more written consents thereto are signed by a majority of the Trustees. Any written consent may be given by mail, courier, e-mail, facsimile or other electronic means. Copies of such written consents shall be filed with the minutes of the proceedings of the Trustees. Such consents shall be treated for all purposes as a vote taken at a meeting of the Trustees. If in accordance with the provisions of the Declaration of Trust and these Bylaws any action is taken by the Trustees by written consents of less than all of the Trustees, then prompt notice of any such action shall be furnished to each Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.

ARTICLE 3

Officers

3.1 Enumeration; Qualification. The officers of the Trust shall be a President, a Treasurer, a Clerk and such other officers (including Vice President, which shall include the office of Executive Vice President), if any, as the Trustees from time to time may in their discretion elect. The Trust may also have such agents as the Trustees from time to time may in their discretion appoint. In addition, there shall be a Chair of the Trustees and, at the discretion of the Trustees, there may be a Vice Chair of the Trustees. The Chair of the Trustees and any Vice Chair of the Trustees will be considered officers of the Trustees and not of the Trust. The Chair of the Trustees and any Vice Chair of the

Trustees shall be Trustees and may but need not be Shareholders; and any other officer may but need not be a Trustee or a Shareholder. Any two or more offices may be held by the same person.

3.2 Election. The Chair of the Trustees, the President, the Treasurer and the Clerk shall be elected by the Trustees upon the occurrence of any vacancy in any such office. Other officers of the Trustees or of the Trust, if any, may be elected or appointed by the Trustees at any time. Vacancies in any such other office may be filled at any time.

3.3 Tenure. The Chair of the Trustees, the President, the Treasurer and the Clerk shall hold office in each case until he or she dies, resigns, is removed or becomes disqualified. Each other officer of the Trustees or of the Trust shall hold office, and each agent shall retain authority, at the pleasure of the Trustees. Notwithstanding the foregoing, the tenure of any officer of the Trust who is an employee or officer of the Trust’s investment adviser or its affiliates shall automatically terminate contemporaneously with the termination of such person’s employment with, or service as officer of, the Trust’s investment adviser and all of its affiliates.

3.4 Powers. Subject to the other provisions of these Bylaws, each officer shall have, in addition to the duties and powers set forth in these Bylaws and in the Declaration of Trust, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

3.5 Chair; Vice Chair. Unless the Trustees otherwise provide, the Chair of the Trustees shall preside at all meetings of the Trustees. Each of the Chair of the Trustees and any Vice Chair of the Trustees shall have such other duties and powers relating to the operations of the Trustees as the Trustees may from time to time designate, but shall have no individual authority to act for the Trust as an officer of the Trust. The Trustees, including a majority of the Trustees who are not “interested persons” of the Trust, as that term is defined in the 1940 Act, may appoint one or more persons to perform the duties of the Chair of the Trustees in the event of his or her absence at any meeting or in the event of his or her disability. The Chair of the Trustees shall also have the power to appoint one or more persons to perform the duties of the Chair of the Trustees in the event of his or her absence at any meeting.

3.6 President. Unless the Trustees otherwise provide by vote or otherwise, the President shall be the principal executive officer of the Trust.

3.7 Treasurer. Unless the Trustees otherwise provide by vote or otherwise, the Treasurer shall be the principal financial and accounting officer of the Trust, and shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser, subadviser or manager, or transfer, Shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the principal executive officer of the Trust.

3.8 Clerk. The Clerk shall record all proceedings of the Shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust. In the absence of the Clerk from any meeting of the Shareholders or Trustees (or a Committee thereof), an Assistant Clerk, or if there be none or if he or she is absent, a temporary Clerk chosen at such meeting by the chair of such meeting, shall record the proceedings thereof in the aforesaid books.

3.9 Resignations and Removals. Any Trustee or officer may resign at any time by written instrument signed by him or her and delivered to the Chair of the Trustees, the President or the Clerk or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may remove any officer elected or appointed by them with or without cause. Except to the extent expressly provided in a written agreement with the Trust, no Trustee or officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

ARTICLE 4

Committees

4.1 Quorum; Voting. Except as provided below or as otherwise specifically provided in the votes or charter constituting a Committee of the Trustees and providing for the conduct of its meetings, a majority of the members of any Committee of the Trustees shall constitute a quorum for the transaction of business (which quorum once validly established cannot be broken by Trustees withdrawing from the meeting), and any action of such a Committee may be taken by a vote of a majority of the members of such Committee (a) present at a meeting of such Committee (a quorum being present), including any meeting held by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time (participation by such means shall constitute presence in person at a meeting), or (b) evidenced by one or more written consents, including written consents submitted by mail, courier, e-mail, facsimile or other electronic means. Copies of such written consents shall be filed with the minutes of the proceedings of such Committee. Such consents shall be treated for all purposes as a vote taken at a meeting of such Committee. If in accordance with the provisions of the Declaration of Trust and these Bylaws any action is taken by written consents of less than all of the Committee’s members, then prompt notice of any such action shall be furnished to each member who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice. In the absence of any member of any such Committee, the members thereof present at any properly called meeting, whether or not they constitute a quorum, may appoint a member of the Trustees to act at that meeting only in the place of any absent member.

Except as specifically provided in the votes constituting a Committee of the Trustees and providing for the conduct of its meetings, Section 2.3 of these Bylaws relating to special meetings shall govern the notice requirements for Committee meetings.

4.2 Authority of Trustees. The Trustees have the power to rescind any action of any Committee, but no such rescission shall have retroactive effect unless determined so by the Trustees.

ARTICLE 5

Reports

5.1 General. The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law. Officers and Committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.

ARTICLE 6

Fiscal Year

6.1 General. Except as from time to time otherwise provided by the Trustees, the initial fiscal year of the Trust shall end on such date as is determined in advance or in arrears by the Treasurer, and subsequent fiscal years shall end on such date in subsequent years.

ARTICLE 7

Seal

7.1 General. The seal of the Trust, if any, shall consist of a flat-faced die with the word “Massachusetts”, together with the name of the Trust and the year of its organization cut or engraved thereon but, unless otherwise required by the Trustees, the seal need not be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

ARTICLE 8

Execution of Papers

8.1 General. Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, contracts, notes and other obligations made, accepted or endorsed by the Trust shall be signed by the President, a Vice President or the Treasurer, and need not bear the seal of the Trust.

ARTICLE 9

Issuance of Shares and Share Certificates

9.1 Sale of Shares. Except as otherwise determined by the Trustees, the Trust will issue and sell for cash or securities from time to time full and fractional Shares, such Shares to be issued and sold at a price of not less than the par value per share, if any, and not less than the net asset value per share as from time to time determined in accordance with procedures adopted by the Trustees and, in the case of fractional Shares, at a proportionate reduction in such price. In the case of Shares sold for securities, such securities shall be valued in accordance with procedures approved by the Trustees for determining the value of the assets of the Trust. The officers of the Trust are severally authorized to take all such actions as may be necessary or desirable to carry out this Section 9.1.

9.2 Share Certificates. In lieu of issuing certificates for Shares, the Trustees or the transfer agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such Shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such Shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

The Trustees may at any time authorize the issuance of Share certificates. In that event, each Shareholder shall be entitled to a certificate stating the number of Shares owned by him or her, in such form as shall be prescribed from time to time by the Trustees. Such certificate shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer. Such signatures may be facsimile if the certificate is signed by a transfer agent or by a registrar. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he or she were such officer at the time of its issue.

9.3 Loss of Certificates. The transfer agent of the Trust, with the approval of any two officers of the Trust, is authorized to issue and countersign replacement certificates for the Shares of the Trust which have been lost, stolen or destroyed upon (i) receipt of an affidavit or affidavits of loss or non-receipt and of an indemnity agreement executed by the registered holder or his or her legal representative and supported by an open penalty surety bond, said agreement and said bond in all cases to be in form and content satisfactory to and approved by the President or the Treasurer, or (ii) receipt of such other documents as may be approved by the Trustees.

9.4 Issuance of New Certificate to Pledgee. A pledgee of Shares transferred as collateral security shall be entitled to a new certificate if the instrument of transfer substantially describes the debt or duty that is intended to be secured thereby. Such new certificate shall express on its face that it is held as collateral security, and the name of the pledgor shall be stated thereon, who alone shall be liable as a Shareholder and entitled to vote thereon.

9.5 Discontinuance of Issuance of Certificates. The Trustees may at any time discontinue the issuance of Share certificates and may, by written notice to each Shareholder whom the Trust believes to hold a Share certificate, require the surrender of Share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of Shares in the Trust.

ARTICLE 10

Shareholders

10.1 Annual Meeting. The annual meeting of the Shareholders of the Trust shall be held on the last Friday in April in each year or on such other day as may be fixed by the Trustees. The meeting shall be held at such time as the Trustees may fix in the notice of the meeting or otherwise. Purposes for which an annual meeting is to be held, additional to those prescribed by law or these Bylaws, may be specified by the Trustees. Any previously scheduled annual meeting of Shareholders may be postponed or cancelled by the Trustees upon public notice given prior to the time previously scheduled for such meeting, in accordance with these Bylaws.

10.2 Adjournment. Any meeting of Shareholders may, by action of the chair of the meeting, be adjourned from time to time without notice other than announcement at the meeting at which the adjournment is taken with respect to one or more matters to be considered at such meeting to a designated date which may be more than 120 days after the date initially set for the meeting, time and place, whether or not a quorum is present with respect to such matter. Upon motion of the chair of the meeting, the question of adjournment may be (but is not required by these Bylaws to be) submitted to a vote of the Shareholders, and in that case, any adjournment with respect to one or more matters must be approved by the vote of holders of a majority of the Shares present and entitled to vote with respect to the matter or matters adjourned and, if approved, such adjournment shall take place without further notice other than announcement at the meeting at which the adjournment is taken. Unless a proxy is otherwise limited in this regard, any Shares present and entitled to vote at a meeting, including any Shares that are represented by broker non-votes, may, at the discretion of the proxies named therein, be voted in favor of such an adjournment. Any proposal for which sufficient favorable votes have been received may (but need not) be acted upon and considered final and effective regardless of whether the meeting is adjourned to permit additional solicitation with respect to any other proposal that is properly before the meeting.

10.3 Conduct of Meetings. Meetings of the Shareholders shall be presided over by the Chair of the Trustees, or, if the Chair is not present at the meeting, then by a Trustee or officer designated by the Chair or authorized by the Trustees, or if there is no such person present at the meeting, then by any officer of the Trust present at the meeting, and such person shall be deemed for all purposes the chair of the meeting. The chair of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing: an agenda or order of business for the meeting; rules and procedures for maintaining order at the meeting and the safety of those present; conditions on the recording of the meeting; limitations on participation in such meeting to Shareholders of record of the Trust and their duly authorized and constituted proxies, and such other persons as the chair shall permit; restrictions on entry to the meeting after the time fixed for the commencement thereof; limitations on the time allotted to questions or comments by participants; conditions for the removal of any Shareholder or any other person who refuses to comply with meeting procedures, rules or guidelines as set forth by the chair of the meeting; and regulations for the opening and closing of the polls for balloting on matters which are to be voted on by ballot. With the exception of proposals submitted in accordance with, and otherwise meeting the requirements of, Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or any successor provisions, only matters proposed by the Trustees may be included in the Trust’s proxy materials. At all meetings of Shareholders, unless voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chair of the meeting. The chair of the meeting shall determine, in the chair’s sole discretion, whether to appoint an inspector for any meeting. Unless otherwise determined by the chair of the meeting, meetings shall not be required to be held in accordance with any rules of parliamentary procedure.

10.4 Record Dates. For the purpose of determining the Shareholders of any class or series of Shares of the Trust who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees (or their designees) may from time to time fix a time, which shall be not more than 90 days before the date of any meeting of Shareholders or more than 60 days before the date of payment of any dividend or of any other distribution, as the record date for determining the Shareholders of such class or series having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only Shareholders of record on such record date shall have such right notwithstanding any transfer of Shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any such purposes close the register or transfer books for all or part of such period.

The Trustees may, but, unless otherwise required by law, are not required to, fix a new record date for a meeting of Shareholders, including any postponed or adjourned session of such meeting. If, after a postponement or adjournment, a new record date is fixed for the postponed or adjourned meeting, notice of the postponed or adjourned meeting shall be given to Shareholders of record entitled to vote at such meeting.

10.5 Communications with Shareholders. Any notices, reports, statements or other communications with Shareholders of any kind required under the Declaration of Trust, these Bylaws or applicable law may be sent, delivered or made available in any reasonable manner as may be determined by the Trustees or officers if not otherwise prohibited by applicable law, including, without limitation, by mail, courier, e-mail, facsimile or other electronic means or by posting on a website; and such communications may be sent, delivered or otherwise made available to Shareholders in accordance with householding or other similar rules under which a single copy of such notice or report may be sent to Shareholders who reside at the same address. No communication need be given to any Shareholder who shall have failed to inform the Trust of the Shareholder’s current address and the Trustees may from time to time adopt, or may authorize the officers or agents of the Trust to adopt, procedures or policies with respect to communications to Shareholders that are returned to the Trust or its agents as undeliverable and similar matters. Any Shareholder may waive receipt of any notice or other communication.

10.6 Proxies. The placing of a Shareholder’s name on a proxy pursuant to telephone or electronically transmitted instructions (including instructions submitted via the Internet) obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such Shareholder shall constitute execution of such proxy by or on behalf of such Shareholder. Unless otherwise specifically limited by their terms, proxies shall entitle the Shareholder to vote at the relevant meeting of Shareholders and at any postponed or adjourned session of such meeting. Unless revoked, any proxy given in connection with a postponed or adjourned meeting for which a new record date is fixed shall continue to be valid so long as the Shareholder giving such proxy is a Shareholder of record on such new record date.

ARTICLE 11

11.1 Inspection of Books. The Trustees shall from time to time determine whether and to what extent, at what times and places and under what conditions and regulations any of the accounts and books of the Trust shall be open to the inspection of the Shareholders, and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees or by these Bylaws.

ARTICLE 12

Shares of Beneficial Interest

12. The Trust has an unlimited number of Common Shares, without par value, which may be issued from time to time by the Trustees of the Trust. The Trust may also issue an unlimited number of preferred shares, without par value, which may be issued by the Trustees from time to time in one or more series.

12.1 Statement Creating Three Series of Remarketed Preferred® Shares.

There are three series of Remarketed Preferred® Shares.

PART I

DESIGNATION

SERIES A: A series of 800 shares of preferred shares, without par value, liquidation preference $50,000 per share plus accumulated but unpaid dividends, if any,

thereon (whether or not earned or declared), is hereby designated “Remarketed Preferred Shares, Series A” and is referred to below as “Series A RP®”. Each share of Series A RP shall be issued on a date to be determined by the Trustees, by any duly authorized committee thereof or by any of the President, the Vice Chairman, any Executive Vice President or the Treasurer of the Trust; have such initial dividend rate as shall be determined in advance of the issuance thereof by the Trustees, by any duly authorized committee thereof or by any of the President, the Vice Chairman, any Executive Vice President or the Treasurer of the Trust; have an Initial Dividend Period and an Initial Dividend Payment Date to be determined by the Trustees of the Trust, by a duly authorized committee thereof or by any of the President, the Vice Chairman, any Executive Vice President or the Treasurer of the Trust; be redeemed (unless such share shall have been otherwise redeemed pursuant to paragraph 4 of Part I of this Section 12.1 by the Trust on a date to be determined by the Trustees of the Trust) at the option of the Trust at a redemption price of $50,000 per share plus accumulated but unpaid dividends to the date fixed for redemption (whether or not earned or declared) plus the premium, if any, resulting from the designation of a Premium Call Period; and have such other preferences, limitations and relative voting rights, in addition to those required by applicable law or set forth in the Trust’s Declaration of Trust applicable to preferred shares of the Trust, as are set forth in Part I and Part II of this Section 12.1. Series A RP shall constitute a separate series of preferred shares of the Trust, and each

® Registered trademark of Merrill Lynch & Co., Inc.

share of Series A RP shall be identical except as provided in paragraph 4 of this Part I of this Section 12.1.

SERIES B: A series of 1,620 shares of preferred shares, without par value, liquidation preference $25,000 per share plus accumulated but unpaid dividends, if any, thereon (whether or not earned or declared), is hereby designated “Remarketed Preferred Shares, Series B” and is referred to below as “Series B RP”. Each share of Series B RP shall be issued on a date to be determined by the Trustees, by any duly authorized committee thereof or by any of the President, the Vice Chairman, any Executive Vice President or the Treasurer of the Trust; have such initial dividend rate as shall be determined in advance of the issuance thereof by the Trustees, by any duly authorized committee thereof or by any of the President, the Vice Chairman, any Executive Vice President or the Treasurer of the Trust; have an Initial Dividend Period and an Initial Dividend Payment Date to be determined by the Trustees of the Trust, by a duly authorized committee thereof or by any of the President, the Vice Chairman, any Executive Vice President or the Treasurer of the Trust; be redeemed (unless such share shall have been otherwise redeemed pursuant to paragraph 4 of Part I of this Section 12.1 by the Trust on a date to be determined by the Trustees of the Trust) at the option of the Trust at a redemption price of $25,000 per share plus accumulated but unpaid dividends to the date fixed for redemption (whether or not earned or declared) plus the premium, if any, resulting from the designation of a Premium Call Period; and have such other preferences, limitations and relative voting rights, in addition to those required by applicable law or set forth in the Trust’s Declaration of Trust applicable to preferred shares of the Trust, as are set forth in Part I and Part II of this Section 12.1. Series B RP shall constitute a separate series of preferred shares of the Trust, and each share of Series B RP shall be identical except as provided in paragraph 4 of this Part I of this Section 12.1.

SERIES C: A series of 1,620 shares of preferred shares, without par value, liquidation preference $25,000 per share plus accumulated but unpaid dividends, if any, thereon (whether or not earned or declared), is hereby designated “Remarketed Preferred Shares, Series C” and is referred to below as “Series C RP”. Each share of Series C RP shall be issued on a date to be determined by the Trustees, by any duly authorized committee thereof or by any of the President, the Vice Chairman, any Executive Vice President or the Treasurer of the Trust; have such initial dividend rate as shall be determined in advance of the issuance thereof by the Trustees, by any duly authorized committee thereof or by any of the President, the Vice Chairman, any Executive Vice President or the Treasurer of the Trust; have an Initial Dividend Period and an Initial Dividend Payment Date to be determined by the Trustees of the Trust, by a duly authorized committee thereof or by any of the President, the Vice Chairman, any Executive Vice President or the Treasurer of the Trust; be redeemed (unless such share shall have been otherwise redeemed pursuant to paragraph 4 of Part I of this Section 12.1 by the Trust on a date to be determined by the Trustees of the Trust) at the option of the Trust at a redemption price of $25,000 per share plus accumulated but unpaid dividends to the date fixed for redemption (whether or not earned or declared) plus the premium, if any, resulting from the designation of a Premium Call Period; and have such other preferences, limitations and relative voting rights, in addition to those required by applicable law or set forth in the Trust’s Declaration of Trust applicable to preferred shares of the Trust, as are set forth in Part I and Part II of this Section 12.1. Series C RP shall constitute a separate series of preferred shares of the Trust, and each share of Series C RP shall be identical except as provided in paragraph 4 of this Part I of this Section 12.1.

1. Definitions. Unless the context or use indicates another or different meaning or intent, in this Section 12.1 the following terms have the following meanings, whether used in the singular or plural:

“‘AA’ Composite Commercial Paper Rate,” on any date of determination, means (i) the Interest Equivalent of the rate on commercial paper placed on behalf of issuers whose corporate bonds are rated “AA” by S&P or “Aa” by Moody’s or the equivalent of such rating by another nationally recognized rating agency, as such rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date, or (ii) in the event that the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the Interest Equivalent of the rate on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by the Commercial Paper Dealers to the Remarketing Agents for the close of business on the Business Day immediately preceding such date. If one of the Commercial Paper Dealers does not quote a rate required to determine the “AA” Composite Commercial Paper Rate, the “AA” Composite Commercial Paper Rate will be determined on the basis of the quotation or quotations furnished by any Substitute Commercial Paper Dealer or

Substitute Commercial Paper Dealers selected by the Trust to provide such rate or rates not being supplied by the Commercial Paper Dealer. If the number of Dividend Period days (in each case determined without regard to any adjustment in the length of a Dividend Period or in the remarketing schedule in respect of non-Business Days, as provided herein) shall be (i) 7 or more days but fewer than 49 days, such rate shall be the Interest Equivalent of the 30-day rate on such commercial paper; (ii) 49 or more days but fewer than 70 days, such rate shall be the Interest Equivalent of the 60-day rate on such commercial paper; (iii) 70 or more days but fewer than 85 days, such rate shall be the arithmetic average of the Interest Equivalent of the 60-day and 90-day rates on such commercial paper; (iv) 85 or more days but fewer than 99 days, such rate shall be the Interest Equivalent of the 90-day rate on such commercial paper; (v) 99 or more days but fewer than 120 days, such rate shall be the arithmetic average of the Interest Equivalent of the 90-day and 120-day rates on such commercial paper; (vi) 120 or more days but fewer than 141 days, such rate shall be the Interest Equivalent of the 120-day rate on such commercial paper; (vii) 141 or more days but fewer than 162 days, such rate shall be the arithmetic average of the Interest Equivalent of the 120-day and 180-day rates on such commercial paper; and (viii) 162 or more days but fewer than 183 days, such rate shall be the Interest Equivalent of the 180-day rate on such commercial paper.

“Accountant’s Confirmation” has the meaning set forth in paragraph 8(g) of this Part I of Section 12.1.

“Additional Dividend” has the meaning set forth in paragraph 3(k) of this Part I of Section 12.1.

“Adviser” means the Trust’s investment manager which is Putnam Investment Management, Inc.

“Agent Member” means a member of the Securities Depository that will maintain records for a Beneficial Owner of one or more shares of RP.

“Alternate Treasury Bill Rate” has the meaning set forth under “U.S. Treasury Bill Rate” below.

“Alternate Treasury Note Rate” has the meaning set forth under “U.S. Treasury Note Rate” below.

“Anticipation Notes” shall mean the following Municipal Bonds: revenue anticipation notes, tax anticipation notes, tax and revenue anticipation notes, grant anticipation notes and bond anticipation notes.

“Applicable Dividend Rate” means, with respect to the Initial Dividend Period, the rate of dividend per annum established by the Trustees, by a duly authorized committee thereof or by any of the President, the Vice Chairman, any Executive Vice President or the Treasurer of the Trust and, for each subsequent Dividend Period, means the rate of dividend per annum that (i) except for a Dividend Period commencing during a Non-Payment Period, will be equal to the lower of the rate of dividend per annum that the

Remarketing Agents advise results on the Remarketing Date preceding the first day of such Dividend Period from implementation of the remarketing procedures set forth in Part II hereof and the Maximum Dividend Rate or (ii) for each Dividend Period commencing during a Non-Payment Period, will be equal to the Non-Payment Period Rate.

“Applicable Percentage” has the meaning set forth under “Maximum Dividend Rate” below.

“Authorized Newspaper” means a newspaper of general circulation in the English language generally published on Business Days in The City of New York.

“Beneficial Owner” means a person that is listed as the beneficial owner of one or more shares of RP in the records of the Paying Agent or, with respect to any share of RP not registered in the name of the Securities Depository on the share transfer books of the Trust, the person in whose name such share is so registered.

“Business Day” means a day on which the New York Stock Exchange, Inc. is open for trading, and which is not a day on which banks in The City of New York are authorized or obligated by law to close.

“By-laws” means these Amended and Restated By-laws of the Trust.

“Closing Transactions” has the meaning set forth in paragraph 12(a) of this Part I of Section 12.1.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commercial Paper Dealers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and such other commercial paper dealer or dealers as the Trust may from time to time appoint, or, in lieu of any thereof, their respective affiliates or successors.

“Common Shares” means the common shares of beneficial interest, without par value, of the Trust.

“Date of Original Issue” means, with respect to any share of RP, the date on which the Trust originally issues such share.

“Declaration of Trust” means the Agreement and Declaration of Trust dated April 1, 1993 of the Trust on file with the Secretary of State of The Commonwealth of Massachusetts.

“Deposit Securities” means cash and Municipal Bonds rated at least AAA, A-l + or SP-1+ by S&P.

“Discounted Value” means (i) with respect to an S&P Eligible Asset, the quotient of the Market Value thereof divided by the applicable S&P Discount Factor and (ii) with respect to a Moody’s Eligible Asset, the lower of par and the quotient of the Market Value thereof divided by the applicable Moody’s Discount Factor.

“Dividend Payment Date,” with respect to RP, means, (i) with respect to the Initial Dividend Period for RP, the Initial Dividend Payment Date; (ii) with respect to any 7-day Dividend Period (in the case of Series B RP and Series C RP) or 28-day Dividend Period (in the case of Series A RP) and any Short Term Dividend Period of 35 or fewer days, the day next succeeding the last day thereof; and (iii) with respect to any Short Term Dividend Period of more than 35 days and with respect to any Long Term Dividend Period, the first Business Day of each calendar month during such Short Term Dividend Period or Long Term Dividend Period and the day next succeeding the last day of such period (each such date referred to in clause (i), (ii) or (iii) being herein referred to as a “Normal Dividend Payment Date”), except that if such Normal Dividend Payment Date is not a Business Day, then (a) the Dividend Payment Date shall be the first Business Day next succeeding such Normal Dividend Payment Date if such Normal Dividend Payment Date is a Monday, Tuesday, Wednesday or Thursday, or (b) the Dividend Payment Date shall be the first Business Day next preceding such Normal Dividend Payment Date if such Normal Dividend Payment Date is a Friday, and in each case the length of the current Dividend Period will be adjusted accordingly, if necessary. If, however, in the case of clause (b) in the preceding sentence, the Securities Depository shall make available to its participants and members in funds immediately available in New York City on Dividend Payment Dates the amount due as dividends on such Dividend Payment Dates (and the Securities Depository shall have so advised the Trust), and if the Normal Dividend Payment Date is not a Business Day, then the Dividend Payment Date shall be the next succeeding Business Day and the length of the current Dividend Period will be adjusted accordingly, if necessary. Although any particular Dividend Payment Date may not occur on the originally scheduled date because of the exceptions discussed above, the next succeeding Dividend Payment Date, subject to such exceptions, will occur on the next following originally scheduled date, and in each case the length of the next succeeding Dividend Period will be adjusted accordingly, if necessary. If for any reason a Dividend Payment Date cannot be fixed as described above, then the Trustees shall fix the Dividend Payment Date and the length of the current Dividend Period will be adjusted accordingly, if necessary. The Initial Dividend Period, 7-day Dividend Periods (in the case of Series B RP and Series C RP), 28-day Dividend Periods (in the case of Series A RP) and Special Dividend Periods are hereinafter sometimes referred to as “Dividend Periods.” Each dividend payment date determined as provided above is hereinafter referred to as a “Dividend Payment Date.”

“Dividend Period” means with respect to any share of RP, the Initial Dividend Period for such share and thereafter a period which shall commence on each (but not the final) Dividend Payment Date for such share; provided, however, that any Dividend Payment Date occurring after commencement of and during a Special Dividend Period of more than 35 days, other than the last Dividend Payment Date during such Dividend Period, will not give rise to a new Dividend Period. Subject to the adjustment of Dividend Payment Dates as provided elsewhere herein, each such subsequent Dividend Period for such share will be comprised of, beginning with and including the day upon which it commences, 7 consecutive days (in the case of Series B RP and Series C RP) or 28 consecutive days (in the case of Series A RP); or in the case of a Special Dividend Period, the number of consecutive days as shall be specified by the Trustees in accordance with the provisions set forth in paragraph 3(j) of this Part I at the time the Trustees designate a Special Dividend Period. Notwithstanding the foregoing, the Dividend Periods for each of Series A RP, Series B RP and Series C RP will never be co-extensive with the Dividend Period of any other series of RP unless the Trust has received an opinion of tax counsel that having such co-extensive periods will not affect the tax opinion relating to the deductibility of dividends paid on the different series of RP. Further, any adjustment of the remarketing schedule or the length of a Dividend Period as provided herein shall also cause an adjustment of the relevant Settlement Date, if necessary, so that such Settlement Date will be the first day of the next Dividend Period.

“Forward Commitments” shall have the meaning specified in paragraph 12(c) of this Part I of Section 12.1.

“Gross-Up Tax Rate” has the meaning set forth in paragraph 3(k) of this Part I of Section 12.1.

“Holder” means, with respect to any share of RP, the person whose name appears on the share transfer books of the Trust as the registered holder of such share.

“Independent Accountant” means a nationally recognized accountant, or firm of accountants, that is, with respect to the Trust, an independent public accountant or firm of independent public accountants under the Securities Act of 1933, as amended.

“Initial Dividend Payment Date” means August 30, 1993 with respect to Series A RP, July 29, 1997 with respect to Series B RP and August 1, 1997 with respect to Series C RP.

“Initial Dividend Period” means, with respect to RP, the period commencing on and including the Date of Original Issue of such RP and ending on and including the day prior to the Initial Dividend Payment Date for such RP.

“Initial Margin” means the amount of cash or securities deposited with a broker as a margin payment at the time of purchase or sale of a futures contract or an option thereon.

“Interest Equivalent” means a yield on a 360-day basis of a discount basis security which is equal to the yield on an equivalent interest-bearing security.

“Kenny Index” has the meaning set forth under “Taxable Equivalent of the Short-Term Municipal Bond Rate.”

“Long Term Dividend Period” means a Special Dividend Period consisting of a specified period of one whole year or more but not greater than five years.

“Mandatory Redemption Price” means $25,000 per share of Series B RP and Series C RP, or $50,000 per share of Series A RP, plus in the case of each series of RP an amount equal to accumulated but unpaid dividends thereon (whether or not earned or declared) to the date fixed for redemption.

“Marginal Tax Rate” means the maximum marginal regular Federal individual income tax rate applicable to ordinary income or the maximum marginal regular Federal corporate income tax rate, whichever is greater.

“Market Value” of any asset of the Trust means the market value thereof determined by the Pricing Service. The Market Value of any asset shall include any interest accrued thereon. The Pricing Service shall value portfolio securities at the mean between the quoted bid and asked price or the yield equivalent when quotations are readily available. Securities for which quotations are not readily available shall be valued at fair value as determined by the Pricing Service using methods which include consideration of: yields or prices of municipal bonds of comparable quality, type of issue, coupon, maturity and rating; indications as to value from dealers; and general market conditions. The Pricing Service may employ electronic data processing techniques and/or a matrix system to determine valuations. In the event the Pricing Service is unable to value a security, the security shall be valued at the lower of two dealer bids obtained by the Trust from dealers who are members of the National Association of Securities Dealers, Inc. and make a market in the security, at least one of which shall be in writing. Futures contracts and options are valued at closing prices for such instruments established by the exchange or board of trade on which they are traded, or if market quotations are not readily available, are valued at fair value on a consistent basis using methods determined in good faith by the Trustees.

“Maximum Dividend Rate” for any Dividend Period shall be the Applicable Percentage of the Reference Rate determined as of the relevant Remarketing Date or the Date of Original Issue, as the case may be, for such RP. The Applicable Percentage on any date will be determined based on (i) the lower of the credit rating or ratings assigned on such date to shares of such RP by Moody’s and S&P (or if Moody’s or S&P or both shall not make such rating available, the equivalent of either or both of such ratings by a Substitute Rating Agency or two Substitute Rating Agencies or, in the event that only one such rating shall be available, such rating) and (ii) whether the Trust has provided to the Remarketing Agents prior to the Remarketing establishing the Applicable Dividend Rate notification pursuant to paragraph 3(m) of this Part I of Section 12.1 that net capital gain or other income subject to regular Federal income tax will be included in a dividend on shares of such RP during such Dividend Period as follows:

Credit Ratings		Applicable Percentage of Reference Rate - No Notification	Applicable Percentage of Reference Rate - Notification
Moody’s	S&P
“aa3” or higher	AA-or higher	110%	150%
“a3” to “a1”	A- to A+	125%	160%
“baa3” to “baa1”	BBB- to BBB+	150%	250%
Below “baa3”	Below BBB-	200%	275%

The Remarketing Agents shall round each applicable Maximum Dividend Rate to the nearest one-thousandth (0.001) of one percent per annum, with any such number ending in five ten-thousandths (0.0005) of one percent being rounded upwards to the nearest one-thousandth (0.001) of one percent. The Remarketing Agents shall not round the Reference Rate as part of their calculation of any Maximum Dividend Rate.

“Maximum Potential Additional Dividend Liability,” as of any Valuation Date, means the aggregate amount of Additional Dividends that would be payable with respect to RP if the Trust were to make Retroactive Taxable Allocations, with respect to any fiscal year, estimated based upon dividends paid and the amount of undistributed realized net capital gain and other income subject to regular Federal income tax earned by the Trust, as of the end of the calendar month immediately preceding such Valuation Date and assuming such Additional Dividends are fully taxable.

“Moody’s” means Moody’s Investors Service, Inc. or its successors.

“Moody’s Discount Factor” means, for purposes of determining the Discounted Value of any Municipal Bond which constitutes a Moody’s Eligible Asset, the percentage determined by reference to (a) the rating by Moody’s or S&P on such Bond and (b) the Moody’s Exposure Period, in accordance with the table set forth below:

	Rating Category
Moody’s Exposure Period	Aaa*	Aa*	A*	Baa*	Other**	VMIG-1***	SP-1+****
7 weeks or less	151%	159%	168%	202%	229%	136%	148%
8 weeks or less but greater than 7 weeks	154	164	173	205	235	137	149
9 weeks or less but greater than 8 weeks	158	169	179	209	242	138	150

*	Moody’s rating.
**	Municipal Bonds not rated by Moody’s but rated BBB-, BBB or BBB+ by S&P.

***

Municipal Bonds rated MIG-1, VMIG-1 or P-1 by Moody’s which do not mature or have a demand feature at par exercisable within the Moody’s Exposure Period and which do not have a long-term rating. For the purpose of the definition of Moody’s Eligible Assets, these securities will have an assumed rating of ‘A’ by Moody’s.

****

Municipal Bonds rated SP-1+ or A-l+ by S&P which do not mature or have a demand feature at par exercisable within the Moody’s Exposure Period and which do not have a long-term rating. For the purposes of the definition of Moody’s Eligible Assets, these securities will have an assumed rating of ‘A’ by Moody’s.

Notwithstanding the foregoing, (i) no Moody’s Discount Factor will be applied to short-term Municipal Bonds, so long as such Municipal Bonds are rated at least MIG-1, VMIG-1 or P-1 by Moody’s and mature or have a demand feature at par exercisable within the Moody’s Exposure Period, and the Moody’s Discount Factor for such Bonds will be 125% if such Bonds are not rated by Moody’s but are rated A-1+ or SP-1+ or AA by S&P and mature or have a demand feature at par exercisable within the Moody’s Exposure Period, and (ii) no Moody’s Discount Factor will be applied to cash or to Receivables for Municipal Bonds Sold.

“Receivables for Municipal Bonds Sold,” for purposes of calculating Moody’s Eligible Assets as of any Valuation Date, means the aggregate of the following: (i) the book value of receivables for Municipal Bonds sold as of or prior to such Valuation Date if such receivables are due within five Business Days of such Valuation Date, and if the trades which generated such receivables are (x) settled through clearing house firms with respect to which the Trust has received prior written authorization from Moody’s or (y) with counterparties having a Moody’s long-term debt rating of at least Baa3; and (ii) the Discounted Value of Municipal Bonds sold (applying the relevant Moody’s Discount Factor to such Bonds) as of or prior to such Valuation Date which generated such receivables, if such receivables are due within five Business Days of such Valuation Date but do not comply with either of conditions (x) or (y) of the preceding clause (i).

“Moody’s Eligible Asset” means cash, Receivables for Municipal Bonds Sold, a short-term Municipal Bond rated VMIG-1, MIG-1 or P-1 by Moody’s or SP-1+ or A-l+ by S&P or a Municipal Bond that (i) pays interest in cash; (ii) is publicly rated Baa or higher by Moody’s or, if not rated by Moody’s but rated by S&P, is rated at least BBB- by S&P (provided that, for purposes of determining the Moody’s Discount Factor applicable to any such S&P-rated Municipal Bond, such Municipal Bond (excluding any short-term Municipal Bond and any Municipal Bond rated BBB-, BBB or BBB+) will be deemed to have a Moody’s rating which is one full rating category lower than its S&P rating); (iii) does not have its Moody’s rating suspended by Moody’s; and (iv) is part of an issue of Municipal Bonds of at least $10,000,000. In addition, Municipal Bonds in the Trust’s portfolio will be included as Moody’s Eligible Assets only to the extent they meet the following diversification requirements:

Rating	Minimum Issue Size ($ Millions)	Maximum Underlying Obligor (%)(1)	Maximum State or Territory Concentration (%)(1)(3)
Aaa	10	100	100
Aa	10	20	60
A	10	10	40
Baa	10	6	20
Other(2)	10	4	12

(1)	The referenced percentages represent maximum cumulative totals for the related rating category and each lower rating category.
(2)	Municipal Bonds not rated by Moody’s but rated BBB-, BBB or BBB+ by S&P.
(3)	Territorial bonds (other than those issued by Puerto Rico and counted collectively) of any territory are limited to 10% of Moody’s Eligible Assets.

For purposes of the maximum underlying obligor requirement described above, any such Bond backed by a guaranty, letter of credit or insurance issued by a third party will be deemed to be issued by such third party if the issuance of such third party credit is the sole determinant of the rating on such Bond.

When the Trust sells a Municipal Bond and agrees to repurchase it at a future date, such Bond will constitute a Moody’s Eligible Asset and the amount the Trust is required to pay upon repurchase of such Bond will count as a liability for purposes of calculating the RP Basic Maintenance Amount. When the Trust purchases a Municipal Bond and agrees to sell it at a future date to another party, cash receivable by the Trust in connection therewith will constitute a Moody’s Eligible Asset if the long-term debt of such other party is rated at least A2 by Moody’s and such agreement has a term of 30 days or less; otherwise such Bond will constitute a Moody’s Eligible Asset.

Notwithstanding the foregoing, an asset will not be considered a Moody’s Eligible Asset if it is (i) held in a margin account, (ii) subject to any material lien, mortgage, pledge, security interest or security agreement of any kind, (iii) held for the purchase of a security pursuant to a Forward Commitment or (iv) irrevocably deposited by the Trust for the payment of dividends or redemption.

“Moody’s Exposure Period” means the period commencing on and including a given Valuation Date and ending 48 days thereafter.

“Moody’s Hedging Transaction” has the meaning set forth in paragraph 12(b) of this Part I of Section 12.1.

“Moody’s Volatility Factor” means 272% as long as there has not been enacted an increase to the Marginal Tax Rate. If an increase is enacted to the Marginal Tax Rate but not yet implemented, the Moody’s Volatility Factor shall be as follows:

% Change in Marginal Tax Rate	Moody’s Volatility Factor
< 5%	292%
> 5% but < 10%	313%
> 10% but < 15%	338%
> 15% but < 20%	364%
> 20% but < 25%	396%
> 25% but < 30%	432%
> 30% but < 35%	472%
> 35% but < 40%	520%

Notwithstanding the foregoing, the Moody’s Volatility Factor may mean such other potential dividend rate increase factor as Moody’s advises the Trust in writing is applicable.

“Municipal Bonds” means obligations issued by or on behalf of states, territories and possessions of the United States and the District of Columbia and their political subdivisions, agencies and instrumentalities, the interest on which, in the opinion of bond counsel or other counsel to the issuer of such securities, is at the time of issuance not includable in gross income for Federal income tax purposes.

“Municipal Index” has the meaning set forth in paragraph 12(a) of this Part I of Section 12.1.

“1940 Act” means the Investment Company Act of 1940, as amended from time to time.

“1940 Act Cure Date,” with respect to the failure by the Trust to maintain the 1940 Act RP Asset Coverage (as required by paragraph 7 of this Part I of Section 12.1) as of the last Business Day of each month, means the last Business Day of the following month.

“1940 Act RP Asset Coverage” means asset coverage, as defined in section 18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities of the Trust which are shares, including all outstanding shares of each series of RP (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are shares of a closed-end investment company as a condition of paying dividends on its common shares).

“Non-Call Period” has the meaning described under “Specific Redemption Provisions” below.

“Non-Payment Period” with respect to any shares of RP means any period commencing on and including the day on which the Trust shall fail to (i) declare, prior to 12:00 noon, New York City time, on any Dividend Payment Date for shares of such RP, for payment on or (to the extent permitted below) within three Business Days after such Dividend Payment Date to the Holders of such shares as of 12:00 noon, New York City time, on the Business Day preceding such Dividend Payment Date, the full amount of any dividend on such shares payable on such Dividend Payment Date or (ii) deposit, irrevocably in trust, in same-day funds, with the Paying Agent by 12:00 noon, New York City time, (A) on or (to the extent permitted below) within three Business Days after any Dividend Payment Date for any shares of RP the full amount of any dividend on such shares (whether or not earned or declared) payable on such Dividend Payment Date or (B) on or (to the extent permitted below) within three Business Days after any redemption date for any shares of RP called for redemption, the Mandatory Redemption Price or Optional Redemption Price, as the case may be, and ending on and including the Business Day on which, by 12:00 noon, New York City time, all unpaid dividends and unpaid redemption prices shall have been so deposited or shall have otherwise been made available to Holders in same-day funds; provided that a Non-Payment Period shall not end during the first seven days thereof unless the Trust shall have given at least three days’ written notice to the Paying Agent, the Remarketing Agents and the Securities Depository and thereafter shall not end unless the Trust shall have given at least fourteen days’ written notice to the Paying Agent, the Remarketing Agents, the Securities Depository and all Holders. Any dividend on shares of RP due on any Dividend Payment Date for such shares (if, prior to 12:00 noon, New York City time, on such Dividend Payment Date, the Trust has declared such dividend payable on or within three Business Days after such Dividend Payment Date to the Holders who held such shares as of 12:00 noon, New York City time, on the Business Day preceding such Dividend Payment Date) or redemption price with respect to shares of RP not paid to Holders when due may (if such non-payment occurs because the Trust is prevented from doing so by these By-laws or applicable law) be paid pro rata to such Holders in the same form of funds by 12:00 noon, New York City time, on any of the first three Business Days after such Dividend Payment Date or due date, as the case may be, provided that such amount is accompanied by a late charge calculated for such period of non-payment at the Non-Payment Period Rate applied to the amount of such non-payment based on the actual number of days comprising such period divided by 365.

“Non-Payment Period Rate” means 200% of the applicable Reference Rate (or 275% of such rate if the Trust has provided notification to the Remarketing Agents prior to the Remarketing Date establishing the Applicable Dividend Rate for the relevant dividend pursuant to paragraph 3(m) hereof that net capital gain or other income subject to regular Federal income tax will be included in such dividend on shares of RP), provided that the Trustees shall have the authority to adjust, modify, alter or change from time to time the Non-Payment Period Rate if the Trustees determine and Moody’s and S&P (or any Substitute Rating Agency in lieu of Moody’s or S&P in the event either of such parties shall not rate the RP) advise the Trust in writing that such adjustment, modification, alteration or change will not adversely affect the then-current ratings of the RP.

“Normal Dividend Payment Date” has the meaning set forth under “Dividend Payment Date.”

“Notice of Redemption” means any notice with respect to the redemption of shares of RP pursuant to paragraph 4 of this Part I of Section 12.1.

“Notice of Revocation” has the meaning set forth in paragraph 3(j) of this Part I of Section 12.1.

“Notice of Special Dividend Period” has the meaning set forth in paragraph 3(j) of this Part I of Section 12.1.

“Optional Redemption Price” shall mean $25,000 per share of Series B RP or Series C RP, or $50,000 per share of Series A RP, as the case may be, plus in the case of each series of RP an amount equal to accumulated but unpaid dividends (whether or not earned or declared) to the date fixed for redemption plus any applicable redemption premium per share attributable to the designation of a Premium Call Period for such share.

“Paragraph 3(a) Dividend” has the meaning set forth in paragraph 3(k) of this Part I of Section 12.1.

“Paying Agent” means Bankers Trust Company or any successor company or entity, which has entered into a Paying Agent Agreement with the Trust to act for the Trust, among other things, as the transfer agent, registrar, dividend and redemption price disbursing agent, settlement agent and agent for certain notifications in connection with the shares of RP in accordance with such agreement.

“Paying Agent Agreement” means an agreement to be entered into between the Trust and the Paying Agent.

“Preferred Shares” means the preferred shares of the Trust, and includes RP.

“Premium Call Period” has the meaning specified in “Specific Redemption Provisions,” below.

“Pricing Service” means Muller Investdata Corp., or any successor company or entity, or any other entity designated from time to time by the Trustees. Notwithstanding the foregoing, the Trustees will not designate a new Pricing Service unless the Trust has received a written confirmation from Moody’s and S&P that such action would not impair the ratings then assigned by Moody’s and S&P to any series of RP.

“Quarterly Valuation Date” means the last Business Day of each fiscal quarter of the Trust in each fiscal year of the Trust, commencing July 31, 1993.

“Receivables for Municipal Bonds Sold” for Moody’s has the meaning set forth under the definition of Moody’s Discount Factor, and for S&P has the meaning set forth under the definition of S&P Discount Factor.

“Reference Rate” means: (i) with respect to a Dividend Period having 28 or fewer days, the higher of the applicable “AA” Composite Commercial Paper Rate and the Taxable Equivalent of the Short-Term Municipal Bond Rate, (ii) with respect to any Short Term Dividend Period having more than 28 but fewer than 183 days, the applicable “AA” Composite Commercial Paper Rate, (iii) with respect to any Short Term Dividend Period having 183 or more but fewer than 365 days, the U.S. Treasury Bill Rate and (iv) with respect to any Long Term Dividend Period, the applicable U.S. Treasury Note Rate.

“Remarketing” means each periodic operation of the process for remarketing shares of RP as described in Part II of Section 12.1.

“Remarketing Agents” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and any additional or successor companies or entities, if any, which have entered into an agreement with the Trust to follow the remarketing procedures for the purpose of determining the Applicable Dividend Rate.

“Remarketing Agreement” means an agreement entered into between the Trust and the Remarketing Agents with respect to Remarketing.

“Remarketing Date” means any date on which (i) each Beneficial Owner of shares of RP must provide to the Remarketing Agents irrevocable telephonic notice of intent to tender shares in a Remarketing and (ii) the Remarketing Agents (A) determine the Applicable Dividend Rate for the ensuing Dividend Period, (B) notify Holders, purchasers and tendering Beneficial Owners of shares of RP by telephone, telex or otherwise of the results of the Remarketing and (C) announce the Applicable Dividend Rate.

“Request for Special Dividend Period” has the meaning set forth in paragraph 3(j) of this Part I of Section 12.1.

“Response” has the meaning set forth in paragraph 3(j) of this Part I of Section 12.1.

“Retroactive Taxable Allocation” has the meaning set forth in paragraph 3(k) of this Part I of Section 12.1.

“Right” has the meaning set forth in paragraph 3(k) of this Part I of Section 12.1.

“RP” means, as the case may be, the Series A RP; the Series B RP; or the Series C RP; or if the context shall so indicate, all such series.

“RP Basic Maintenance Amount,” as of any Valuation Date, means the dollar amount equal to (i) the sum of (A) the product of the number of shares of Series A RP outstanding on such Valuation Date multiplied by the sum of (a) $50,000 and (b) any applicable redemption premium per share attributable to the designation of a Premium Call Period; (B) the product of the number of shares of Series B RP and Series C RP outstanding on such Valuation Date multiplied by the sum of (a) $25,000 and (b) any applicable redemption premium per share of each series attributable to the designation of a Premium Call Period; (C) the aggregate amount of cash dividends (whether or not earned or declared) that will have accumulated for each series of RP outstanding, in each case, to (but not including) the end of the current Dividend Period for such series of RP that follows such Valuation Date or to (but not including) the 49th day after such Valuation Date, whichever is sooner; (D) the aggregate amount of cash dividends that would accumulate at the Maximum Dividend Rate applicable to a Dividend Period of 28 days (in the case of shares of Series A RP) and 7 days (in the case of shares of Series B RP and Series C RP) outstanding from the end of such Dividend Period through the 49th day after such Valuation Date, multiplied by the larger of the Moody’s Volatility Factor and the S&P Volatility Factor, determined from time to time by Moody’s and S&P, respectively (except that if such Valuation Date occurs during a Non-Payment Period, the cash dividend for purposes of calculation would accumulate at the then current Non-Payment Period Rate); (E) the amount of anticipated expenses of the Trust for the 90 days subsequent to such Valuation Date; (F) the amount of the Trust’s Maximum Potential Additional Dividend Liability as of such Valuation Date; and (G) any current liabilities as of such Valuation Date to the extent not reflected in any of (i)(A) through (i)(F) (including, without limitation, any amounts due and payable by the Trust pursuant to repurchase agreements and any payables for Municipal Bonds purchased as of such Valuation Date) less (ii) either (A) the Discounted Value of any of the Trust’s assets, or (B) the face value of any of the Trust’s assets if such assets mature prior to or on the date of redemption of any shares of RP or payment of a liability and are either securities issued or guaranteed by the U.S. Government or, with respect to Moody’s, have a rating assigned by Moody’s of at least Aaa, P-l, VMIG-1 or MIG-1 and, with respect to S&P, have a rating assigned by S&P of at least AAA, SP-1+ or A-1+, in both cases irrevocably deposited by the Trust for the payment of the amount needed to redeem shares of RP subject to redemption or any of (i)(C) through (i)(G).

“RP Basic Maintenance Cure Date,” with respect to the failure by the Trust to satisfy the RP Basic Maintenance Amount (as required by paragraph 8(a) of this Part I of Section 12.1) as of a given Valuation Date, means the sixth Business Day following such Valuation Date.

“RP Basic Maintenance Report” means a report signed by the President, Treasurer or any Executive Vice President or Vice President of the Trust which sets forth, as of the related Valuation Date, the assets of the Trust, the Market Value and the Discounted Value thereof (seriatim and in the aggregate), and the RP Basic Maintenance Amount.

“S&P” means Standard & Poor’s Ratings Services or its successors.

“S&P Discount Factor” means, for purposes of determining the Discounted Value of any Municipal Bond which constitutes an S&P Eligible Asset, the percentage determined by reference to (a) the rating by S&P or Moody’s on such Bond and (b) the S&P Exposure Period, in accordance with the table set forth below:

Rating Category
S&P Exposure Period	AAA	AA	A	BBB
40 Business Days	190%	195%	210%	250%
22 Business Days	170	175	190	230
10 Business Days	155	160	175	215
7 Business Days	150	155	170	210
3 Business Days	130	135	150	190

Notwithstanding the foregoing, (i) the S&P Discount Factor for short-term Municipal Bonds will be 115%, so long as such Municipal Bonds are rated A-1+ or SP-1+ by S&P and mature or have a demand feature exercisable in 30 days or less, or 125% if such Municipal Bonds are not rated by S&P but are rated VMIG-1, P-l or MIG-1 by Moody’s, and such short-term Municipal Bonds referred to in this clause (i) shall qualify as S&P Eligible Assets; provided, however, such short-term Municipal Bonds rated by Moody’s but not rated by S&P having a demand feature exercisable in 30 days or less must be backed by a letter of credit, liquidity facility or guarantee from a bank or other financial institution having a short-term rating of at least A-1+ from S&P; and further provided that such short-term Municipal Bonds rated by Moody’s but not rated by S&P may comprise no more than 50% of short-term Municipal Bonds that qualify as S&P Eligible Assets and (ii) no S&P Discount Factor will be applied to cash or to Receivables for Municipal Bonds Sold.

“Receivables for Municipal Bonds Sold,” for purposes of calculating S&P Eligible Assets as of any Valuation Date, means the book value of receivables for Municipal Bonds sold as of or prior to such Valuation Date if such receivables are due within five Business Days of such Valuation Date. For purposes of the foregoing, Anticipation Notes rated SP-1+ or, if not rated by S&P, rated VMIG-1 by Moody’s, whether or not they mature or have a demand feature exercisable in 30 days and which do not have a long-term rating, shall be considered to be short-term Municipal Bonds and shall qualify as S&P Eligible Assets.

“S&P Eligible Asset” means cash, Receivables for Municipal Bonds Sold or a Municipal Bond that (i) is issued by any of the 50 states, any territory or possession of the United States, the District of Columbia, and any political subdivision, instrumentality, county, city, town, village, school district or agency (such as authorities and special districts created by the states) of any of the foregoing, and certain federally sponsored agencies such as local housing authorities; (ii) is interest bearing and pays interest at least semi-annually; (iii) is payable with respect to principal and interest in United States Dollars; (iv) is publicly rated BBB or higher by S&P or, except in the case of Anticipation Notes that are grant anticipation notes or bond anticipation notes which must be rated by S&P to be included in S&P Eligible Assets, if not rated by S&P but rated by Moody’s, is rated at least A by Moody’s (provided that such Moody’s-rated Municipal Bonds will be included in S&P Eligible Assets only to the extent the Market Value of such Municipal Bonds does not exceed 50% of the aggregate Market Value of the S&P Eligible Assets; and further provided that, for purposes of determining the S&P Discount Factor applicable to any such Moody’s-rated Municipal Bond, such Municipal Bond will be deemed to have an S&P rating which is one full rating category lower than its Moody’s rating); (v) is not subject to a covered call or covered put option written by the Trust; (vi) is not part of a private placement of Municipal Bonds; and (vii) is part of an issue of Municipal Bonds with an original issue size of at least $20 million or, if of an issue with an original issue size below $20 million (but in no event below $10 million), is issued by an issuer with a total of at least $50 million of securities outstanding. Notwithstanding the foregoing:

(1) Municipal Bonds of any one issuer will be considered S&P Eligible Assets only to the extent the Market Value of such Municipal Bonds does not exceed 10% of the aggregate Market Value of the S&P Eligible Assets, provided that 2% is added to the applicable S&P Discount Factor for every 1 % by which the Market Value of such Municipal Bonds exceeds 5% of the aggregate Market Value of the S&P Eligible Assets; and

(2) Municipal Bonds issued by issuers in any one state or territory will be considered S&P Eligible Assets only to the extent the Market Value of such Municipal Bonds does not exceed 20% of the aggregate Market Value of S&P Eligible Assets.

“S&P Exposure Period” means the maximum period of time following a Valuation Date, including the Valuation Date and the RP Basic Maintenance Cure Date, that the Trust has under this Section 12.1 to cure any failure to maintain, as of such Valuation Date, a Discounted Value of its portfolio at least equal to the RP Basic Maintenance Amount (as described in paragraph 8(a) of this Section 12.1).

“S&P Hedging Transactions” has the meaning set forth in paragraph 12(a) of this Section 12.1.

“S&P Volatility Factor” means 277% or such other potential dividend rate increase factor as S&P advises the Trust in writing is applicable.

“Securities Depository” means The Depository Trust Company or any successor company or other entity selected by the Trust as securities depository of the shares of RP that agrees to follow the procedures required to be followed by such securities depository in connection with shares of RP.

“Series A RP” means the Remarketed Preferred Shares, Series A.

“Series B RP” means the Remarketed Preferred Shares, Series B.

“Series C RP” means the Remarketed Preferred Shares, Series C.

“Service” means the Internal Revenue Service.

“Settlement Date” means the first Business Day after a Remarketing Date applicable to a share of RP.

“7-day Dividend Period” means, with respect to Series B RP and Series C RP, a Dividend Period consisting of seven days.

“Short Term Dividend Period” means a Special Dividend Period consisting of a specified number of days (other than 28, in the case of Series A RP, or seven, in the case of Series B RP and Series C RP), evenly divisible by seven and not fewer than seven or more than 364.

“Special Dividend Period” means a Dividend Period consisting of (i) a specified number of days (other than 28, in the case of Series A RP, or seven, in the case of Series B RP and Series C RP), evenly divisible by seven and not fewer than seven nor more than 364 or (ii) a specified period of one whole year or more but not greater than five years (in each case subject to adjustment as provided herein). Except as otherwise provided in the definition of “Dividend Period” in this Section 12.1, the Dividend Periods for the Series A RP, Series B RP and Series C RP will never be co-extensive.

“Specific Redemption Provisions” means, with respect to a Special Dividend Period of 365 or more days, either, or any combination of, the designation of (i) a period (a “Non-Call Period”) determined by the Trustees, after consultation with the Remarketing Agents, during which the shares of RP subject to such Dividend Period shall not be subject to redemption at the option of the Trust and (ii) a period (a “Premium Call Period”), consisting of a number of whole years and determined by the Trustees, after consultation with the Remarketing Agents, during each year of which the shares of RP subject to such Dividend Period shall be redeemable at the Trust’s option at a price per share equal to $50,000 (in the case of Series A RP), or $25,000 (in the case of Series B RP or Series C RP), plus in the case of each series of RP accumulated but unpaid dividends plus an applicable premium, as determined by the Trustees after consultation with the Remarketing Agents.

“Substitute Commercial Paper Dealers” means such substitute commercial paper dealer or dealers as the Trust may from time to time appoint or, in lieu of any thereof, their respective affiliates or successors.

“Substitute Rating Agency” and “Substitute Rating Agencies” mean a nationally recognized statistical rating organization or two nationally recognized statistical rating organizations, respectively, selected by the Trust to act as the substitute rating agency or substitute rating agencies, as the case may be, to determine the credit ratings of the shares of RP.

“Taxable Equivalent of the Short-Term Municipal Bond Rate” on any date means 90% of the quotient of (A) the per annum rate expressed on an Interest Equivalent basis equal to the Kenny S&P 30-day High Grade Index or any comparable index based upon 30-day yield evaluations at par of bonds the interest on which is excludable for regular Federal income tax purposes under the Code of “high grade” component issuers selected by Kenny Information Systems Inc. (or any successor thereto from time to time selected by the Trust in its discretion), which component issuers shall include, without limitation, issuers of general obligation bonds but shall exclude any bonds the interest on which constitutes an item of tax preference under Section 57(a)(5) of the Code, or successor provisions, for purposes of the “alternative minimum tax,” (as defined in the Code) (the “Kenny Index”), made available for the Business Day immediately preceding such date but in any event not later than 8:30 A.M., New York City time, on such date by Kenny Information Systems Inc. (or any such successor), divided by (B) 1.00 minus the Marginal Tax Rate (expressed as a decimal); provided, however, that if the Kenny Index is not made so available by 8:30 A.M., New York City time, on such date by Kenny Information Systems Inc. (or any such successor), the Taxable Equivalent of the Short-Term Municipal Bond Rate shall mean the quotient of (A) the per annum rate expressed on an Interest Equivalent basis equal to the most recent Kenny Index so made available, divided by (B) 1.00 minus the Marginal Tax Rate (expressed as a decimal). No successor to Kenny Information Systems Inc. shall be chosen without first obtaining written confirmation from Moody’s and S&P that the choice of such successor would not impair the rating then assigned to any series of RP by Moody’s or S&P.

“Tender and Dividend Reset” means the process pursuant to which shares of RP may be tendered in a Remarketing or held and become subject to the new Applicable Dividend Rate determined by the Remarketing Agents in such Remarketing.

“Treasury Bonds” shall have the meaning set forth in paragraph 12(a) of this Part I of Section 12.1.

“Trust” means Putnam Municipal Opportunities Trust, a Massachusetts business trust.

“28-day Dividend Period” means, with respect to Series A RP, a Dividend Period consisting of 28 days.

“Trustees” means the Trustees of the Trust.

“U.S. Treasury Bill Rate” on any date of determination means (i) the Interest Equivalent of the rate on the actively traded Treasury Bill with a maturity most nearly comparable to the length of the related Dividend Period, as such rate is made available on a discount basis or otherwise on the Business Day immediately preceding such date by the Federal Reserve Bank of New York in its Composite 3:30 P.M. Quotations for U.S. Government Securities report for such Business Day, or (ii) if such yield as so calculated is not available, the Alternate Treasury Bill Rate on such date. “Alternate Treasury Bill Rate” on any date means the Interest Equivalent of the yield as calculated by reference to the arithmetic average of the bid price quotations of the actively traded Treasury Bill with a maturity most nearly comparable to the length of the related Dividend Period, as determined by bid price quotations as of any time on the Business Day immediately preceding such date, obtained from at least three recognized primary U.S. Government securities dealers selected by the Remarketing Agents.

“U.S. Treasury Note Rate” on any date of determination means (i) the yield as calculated by reference to the bid price quotation of the actively traded, current coupon Treasury Note with a maturity most nearly comparable to the length of the related Dividend Period, as such bid price quotation is published on the Business Day immediately preceding such date by the Federal Reserve Bank of New York in its Composite 3:30 P.M. Quotations for U.S. Government Securities report for such Business Day, or (ii) if such yield as so calculated is not available, the Alternate Treasury Note Rate on such date.

“Alternate Treasury Note Rate” on any date means the yield as calculated by reference to the arithmetic average of the bid price quotations of the actively traded, current coupon Treasury Note with a maturity most nearly comparable to the length of the related Dividend Period, as determined by the bid price quotations as of any time on the Business Day immediately preceding such date, obtained from at least three recognized primary U.S. Government securities dealers selected by the Remarketing Agents.

“Valuation Date” means, for purposes of determining whether the Trust is maintaining the RP Basic Maintenance Amount, each Business Day commencing with the Date of Original Issue.

“Voting Period” has the meaning set forth in paragraph 6(b) of this Part I of Section 12.1.

“Variation Margin” means, in connection with an outstanding futures contract or option thereon owned or sold by the Trust, the amount of cash or securities paid to or received from a broker (subsequent to the Initial Margin payment) from time to time as the price of such futures contract or option fluctuates.

2. Fractional Shares. No fractional shares of RP shall be issued.

3. Dividends.

(a) The Holders of RP as of 12:00 noon, New York City time, on the Business Day preceding the applicable Dividend Payment Date, shall be entitled to receive, when, as and if declared by the Trustees, out of funds legally available therefor, (i) cumulative dividends, at the Applicable Dividend Rate, (ii) a Right (as defined in paragraph 3(k) of this Part I of Section 12.1) to receive an Additional Dividend or Additional Dividends in certain circumstances, and (iii) any additional amounts as set forth in paragraph 3(m) of this Part I of Section 12.1. Each share of RP shall remain on a parity with other shares of RP with respect to the payment of dividends at the rates fixed for the respective series. No dividends on any series of RP shall be paid or declared if there shall exist a Non-Payment Period with respect to any other series of RP unless dividends in ratable proportion are declared and paid on such other series. Dividends on the shares of RP so declared and payable shall be paid in preference to and in priority over any dividends declared and payable on the Common Shares.

(b) Dividends on each share of RP shall accumulate from its Date of Original Issue and will be payable, when, as and if declared by the Trustees, on each Dividend Payment Date applicable to such share of RP.

(c) Each declared dividend shall be payable on the applicable Dividend Payment Date to the Holder or Holders of such shares of RP as set forth in paragraph 3(a) of this Part I of Section 12.1. Dividends on shares of RP in arrears with respect to any past Dividend Payment Date may be declared and paid at any time, without reference to any regular Dividend Payment Date, pro rata to the Holders of such shares as of a date not exceeding five Business Days preceding the date of payment thereof as may be fixed by the Trustees. Any dividend payment made on any share of RP shall be first credited against the dividends accumulated but unpaid (whether or not earned or declared) with respect to the earliest Dividend Payment Date on which dividends were not paid.

(d) Neither Holders nor Beneficial Owners of shares of RP shall be entitled to any dividends on the shares of RP, whether payable in cash, property or stock, in excess of full cumulative dividends thereon (which include any amounts actually due and payable pursuant to paragraph 3(k), 3(1) or 3(m) of this Part I of Section 12.1). Except as provided in paragraph 3(h) of this Part I of Section 12.1, neither Holders nor Beneficial Owners of shares of RP shall be entitled to any interest, or other additional amount, on any dividend payment on any share of RP which may be in arrears.

(e) Except as otherwise provided herein, the Applicable Dividend Rate on each share of RP for each Dividend Period with respect to such share shall be equal to the lower of the rate per annum that results from implementation of the remarketing procedures described in Part II hereof and the Maximum Dividend Rate.

(f) The amount of declared dividends for each share of RP payable on the Initial Dividend Payment Date, the Dividend Payment Date for each 7-day Dividend Period, the Dividend Payment Date for each 28-day Dividend Period and the Dividend Payment Date or

Dates for each Short-Term Dividend Period shall be computed by the Trust by multiplying the Applicable Dividend Rate in effect with respect to dividends payable on such share on such Dividend Payment Date by a fraction the numerator of which shall be the number of days in such Dividend Period such share was outstanding from and including its Date of Original Issue or the preceding Dividend Payment Date, as the case may be, to and including the day preceding such Dividend Payment Date, and the denominator of which shall be 365, then multiplying the amount so obtained by $50,000 (in the case of Series A RP) or $25,000 (in the case of Series B RP and Series C RP) and rounding the amount so obtained to the nearest cent. During any Long Term Dividend Period, the amount of dividends per share payable on any Dividend Payment Date shall be computed by dividing the Applicable Dividend Rate for such Dividend Period by twelve, multiplying the amount so obtained by $50,000 (in the case of Series A RP) or $25,000 (in the case of Series B RP and Series C RP), and rounding the amount so obtained to the nearest cent; provided, however, that, if the number of days from and including the Date of Original Issue or the preceding Dividend Payment Date, as the case may be, to and including the day preceding such Dividend Payment Date is less than 30 and such days do not constitute a full calendar month, then the amount of dividends per share payable on such Dividend Payment Date shall be computed by multiplying the Applicable Dividend Rate for such Dividend Period by a fraction, the numerator of which will be such number of days and the denominator of which will be 360, multiplying the amount so obtained by $50,000 (in the case of Series A RP) or $25,000 (in the case of Series B RP and Series C RP), and rounding the amount so obtained to the nearest cent.

(g) No later than 12:00 noon, New York City time, on each Dividend Payment Date, the Trust shall deposit in same-day funds with the Paying Agent the full amount of any dividend declared and payable on such Dividend Payment Date on any share of RP.

(h) The Applicable Dividend Rate for each Dividend Period commencing during a Non-Payment Period shall be equal to the Non-Payment Period Rate and any share of RP for which a Special Dividend Period would otherwise have commenced on the first day of or during a Non-Payment Period shall have a 28-day Dividend Period (in the case of Series A RP) or a 7-day Dividend Period (in the case of Series B RP and Series C RP). Any amount of any dividend due on any Dividend Payment Date for any shares of RP (if, prior to 12:00 noon, New York City time, on such Dividend Payment Date, the Trust has declared such dividend payable on or within three Business Days after such Dividend Payment Date to the Holders who held such shares of RP as of 12:00 noon, New York City time, on the Business Day preceding such Dividend Payment Date) or redemption price with respect to any shares of RP not paid to Holders when due but paid to such Holders in the same form of funds by 12:00 noon, New York City time, on any of the first three Business Days after such Dividend Payment Date or due date, as the case may be, shall incur a late charge to be paid therewith to such Holders and calculated for such period of non-payment at the Non-Payment Period Rate applied to the amount of such non-payment based on the actual number of days comprising such period divided by 365. If the Trust fails to pay a dividend on a Dividend Payment Date or to redeem any shares of RP on the date set for such redemption (otherwise than because it is prevented from doing so by these By-laws or by applicable law), the preceding sentence shall not apply and the Applicable Dividend Rate for the Dividend Period commencing during the Non-Payment Period resulting from such failure shall be the Non-Payment Period Rate. For the purposes of the foregoing and paragraphs 3(g) and 4(g) of this Part I of Section 12.1, payment to a person in New York Clearing House (next-day) funds on any Business Day at any time shall be considered equivalent to payment to such person in same-day funds at the same time on the next Business Day, and any payment made after 12:00 noon, New York City time, on any Business Day shall be considered to have been made instead in the same form of funds and to the same person before 12:00 noon, New York City time, on the next Business Day.

(i) Except during a Non-Payment Period, by 12:00 noon, New York City time, on the Remarketing Date in the Remarketing at the end of the Initial Dividend Period applicable to a share of RP, and by 12:00 noon, New York City time, on the Remarketing Date in the Remarketing at the end of each subsequent Dividend Period applicable to a share of RP, the Beneficial Owner of such share of RP may elect to tender such share or hold such share for the next Dividend Period to the extent provided in Part II of Section 12.1.

(j) The Trust may, at its sole option and to the extent permitted by law, by telephonic or written notice (a “Request for Special Dividend Period”) to the Remarketing Agents, request that the next succeeding Dividend Period for a series of RP be the number of days (other than 28, in the case of Series A RP, or seven, in the case of Series B RP or Series C RP) evenly divisible by seven, and not fewer than seven or more than 364 in the case of a Short Term Dividend Period or one whole year or more but not greater than five years in the case of a Long Term Dividend Period, specified in such notice, provided that the Trust may not give a Request for Special Dividend Period of greater than 28 days, in the case of Series A RP, or seven days, in the case of Series B RP or Series C RP (and any such request shall be null and void) unless the Trust has given written notice thereof to Moody’s and S&P and unless, with respect to such series of RP, full cumulative dividends, any amounts due with respect to redemptions, and any Additional Dividends payable prior to such date have been paid in full and, for any Remarketing occurring after the initial Remarketing, all shares tendered were remarketed in the last occurring Remarketing. Except as otherwise provided in the definition of “Dividend Period” in this Section 12.1, the Dividend Periods for the Series A RP, Series B RP and Series C RP will never be co-extensive. Such Request for Special Dividend Period, in the case of a Short Term Dividend Period, shall be given on or prior to the fourth Business Day but not more than seven Business Days prior to a Remarketing Date and, in the case of a Long Term Dividend Period, shall be given on or prior to the 14th day but not more than 28 days prior to a Remarketing Date. Upon receiving such Request for a Special Dividend Period, the Remarketing Agents shall determine (i) whether, given the factors set forth below, it is advisable that the Trust issue a Notice of Special Dividend Period for such RP as contemplated by such Request for Special Dividend Period, (ii) the Optional Redemption Price of such RP during such Special Dividend Period and (iii) the Specific Redemption Provisions and

shall give the Trust written notice (a “Response”) of such determination by no later than the third Business Day prior to such Remarketing Date. In making such determination the Remarketing Agents will consider (1) existing short-term and long-term market rates and indices of such short-term and long-term rates, (2) existing market supply and demand for short-term and long-term securities, (3) existing yield curves for short-term and long-term securities comparable to the RP, (4) industry and financial conditions which may affect such RP, (5) the investment objective of the Trust, and (6) the Dividend Periods and dividend rates at which current and potential Beneficial Owners of such RP would remain or become Beneficial Owners. If the Remarketing Agents shall not give the Trust a Response by such third Business Day or if the Response states that given the factors set forth above it is not advisable that the Trust give a Notice of Special Dividend Period, the Trust may not give a Notice of Special Dividend Period in respect of such Request for Special Dividend Period. In the event the Response indicates that it is advisable that the Trust give a Notice of Special Dividend Period, the Trust may by no later than the second Business Day prior to such Remarketing Date give a notice (a “Notice of Special Dividend Period”) to the Remarketing Agents and to the Securities Depository which notice will specify (i) the duration of the Special Dividend Period, (ii) the Optional Redemption Price as specified in the related Response and (iii) the Specific Redemption Provisions, if any, as specified in the related Response. The Trust shall not give a Notice of Special Dividend Period and, if the Trust has given a Notice of Special Dividend Period, the Trust is required to give telephonic or written notice of its revocation (a “Notice of Revocation”) to the Remarketing Agents (in the case of clauses (x) and (y)) and the Securities Depository (in the case of clauses (x), (y) and (z)) on or prior to the Business Day prior to the relevant Remarketing Date if (x) either the 1940 Act RP Asset Coverage is not satisfied or the Trust shall fail to maintain S&P Eligible Assets and Moody’s Eligible Assets each with an aggregate Discounted Value at least equal to the RP Basic Maintenance Amount, in each case on each of the two Valuation Dates immediately preceding the Business Day prior to the relevant Remarketing Date on an actual basis and on a pro forma basis giving effect to the proposed Special Dividend Period (using as a pro forma dividend rate with respect to such Special Dividend Period the dividend rate which the Remarketing Agents shall advise the Trust is an approximately equal rate for securities similar to the RP with an equal dividend period), provided that (unless Moody’s advises the Trust to the contrary), in calculating the aggregate Discounted Value of Moody’s Eligible Assets for this purpose, the Moody’s Exposure Period shall be deemed to be one week longer than the Moody’s Exposure Period that would otherwise apply as of the date of the Notice of Special Dividend Period, (y) sufficient funds for the payment of dividends payable on the immediately succeeding Dividend Payment Date for RP have not been irrevocably deposited with the Paying Agent by the close of business on the third Business Day preceding the relevant Remarketing Date or (z) the Remarketing Agents advise the Trust that after consideration of the factors listed above, it is advisable to give a Notice of Revocation. If the Trust is prohibited from giving a Notice of Special Dividend Period as a result of any of the factors enumerated in clause (x), (y) or (z) of the prior sentence or if the Trust gives a Notice of Revocation with respect to a Notice of Special Dividend Period for RP, the next succeeding Dividend Period will be a 28-day Dividend Period (in the case of Series A RP) or a 7-day Dividend Period (in the case of Series B RP or Series C RP), provided that if the then current Dividend Period for RP is a Special Dividend Period of less than 28 days (in the case of Series A RP), the next succeeding Dividend Period will be the same length as the current Dividend Period. In addition, in the event all shares of RP tendered for which the Trust has given a Notice of Special Dividend Period are not remarketed or a Remarketing for RP is not held for any reason, the Trust may not again give a Notice of Special Dividend Period with respect to RP (and any such attempted notice shall be null and void) until all shares of such RP tendered in a subsequent Remarketing with respect to a 28-day Dividend Period (in the case of Series A RP) or a 7-day Dividend Period (in the case of Series B RP or Series C RP) have been Remarketed.

(k) Simultaneously with the declaration of each dividend at the Applicable Dividend Rate to a Holder determined as set forth in paragraph 3(a) of this Part I of Section 12.1 (each, a “Paragraph 3(a) Dividend”), the Trustees shall also declare a dividend to the same Holder consisting of one right (a “Right”) to receive an Additional Dividend in respect of such Paragraph 3(a) Dividend. If, after the close of its fiscal year, the Trust characterizes all or a portion of a Paragraph 3(a) Dividend paid on shares of RP during such previous fiscal year as consisting of net capital gain or other income subject to regular Federal income tax, without having either given advance notice to the Remarketing Agents of the inclusion of such taxable income in such Paragraph 3(a) Dividend prior to the setting of the Applicable Dividend Rate for such Paragraph 3(a) Dividend or included an additional amount in the Paragraph 3(a) Dividend to offset the tax effect of the inclusion therein of such taxable income, in each case as provided in paragraph 3(m) hereof, and the Trust so characterizes all or a portion of the Paragraph 3(a) Dividend solely because (i) the Trust has redeemed all or a portion of the outstanding shares of RP or the Trust has liquidated and (ii) the Trust, in its judgment, believes it is required, in order to comply with a published position of the Internal Revenue Service concerning the allocation of different types of income between different classes and series of shares, Rev. Rul. 89-81, 1989-1 C.B. 226, to allocate such taxable income to the RP (the amount so characterized referred to herein as a “Retroactive Taxable Allocation”), the Trust will, within 90 days after the end of such fiscal year, provide notice of the Retroactive Taxable Allocation made with respect to the Paragraph 3(a) Dividend to the Paying Agent and to each Holder who received such Paragraph 3(a) Dividend and the corresponding Right, at such Holder’s address as the same appears or last appeared on the share books of the Trust. The Trust will, within 30 days after such notice is given to the Paying Agent, pay to the Paying Agent (who will then distribute to such holders of Rights), out of funds legally available therefor, an amount equal to the aggregate of the Additional Dividends payable in respect of such Retroactive Taxable Allocation. The Trust may direct the Paying Agent to invest any such available funds in Deposit Securities (provided that such Deposit Securities are also rated at least P-l, MIG-1 or VMIG-1 by Moody’s) provided that the proceeds of any such investment will be available in The City of New York at the opening of business on the payment date for such Additional Dividends. All such funds (to the extent necessary to pay the full amount of such Additional Dividends) shall be held in trust for the benefit of the holders of Rights.

An Additional Dividend or Additional Dividends declared in respect of a Right shall be paid to the Holder that received such Right, whether or not such Holder continues to own the shares of RP in respect of which such Right was issued. Rights shall be nontransferable except by operation of law, and no purported transfer of a Right will be recognized by the Trust. No certificates will be issued evidencing Rights.

An “Additional Dividend” in respect of any Paragraph 3(a) Dividend means payment to a present or former Holder of a share of RP of an amount which, giving effect to the Retroactive Taxable Allocation made with respect to such Paragraph 3(a) Dividend, would cause such Holder’s after-tax return (taking into account both the Paragraph 3(a) Dividend and the Additional Dividend and assuming such Holder is taxable at the Gross-Up Tax Rate) to be equal to the after-tax return which the Holder would have realized if the retroactive allocation of taxable income had not been made. Such Additional Dividend shall be calculated (i) without consideration being given to the time value of money; (ii) assuming that no Holder or former Holder of shares of RP is subject to the Federal alternative minimum tax with respect to dividends received from the Trust; and (iii) assuming that the Holder of the share of RP in respect of which a Retroactive Taxable Allocation was made is taxable at the Gross-Up Tax Rate. An Additional Dividend will not include an amount to compensate for the fact that the Additional Dividend or the retroactive allocation of taxable income may be subject to state and local taxes. The Gross-Up Tax Rate shall be equal to the sum of (i) the percentage of the taxable income included in the Paragraph 3(a) Dividend that is taxable for Federal income tax purposes as ordinary income, multiplied by the greater of (A) the highest marginal Federal corporate income tax rate (without regard to the phase-out of graduated rates) applicable to ordinary income and (B) the highest marginal Federal individual income tax rate applicable to ordinary income (including any surtax but without regard to any phase-out of personal exemptions or any limitation on itemized deductions), and (ii) the percentage of the taxable income included in the Paragraph 3(a) Dividend that is taxable for Federal income tax purposes as long-term capital gain, multiplied by the greater of (A) the highest marginal Federal corporate income tax rate (without regard to the phase-out of graduated rates) applicable to long-term capital gain and (B) the highest marginal Federal individual income tax rate applicable to long-term capital gain (including any surtax, but without regard to any phase-out of personal exemptions or any limitation on itemized deductions).

Except as provided above, no Additional Dividend shall for any reason be payable in respect of any Paragraph 3(a) Dividend previously paid to a Holder. In particular, and without limiting the generality of the foregoing, no Additional Dividend shall be payable as a result of any Internal Revenue Service challenge to, among other things, the characterization of the RP as equity, the Trust’s method of allocating various types of income between dividends paid on different classes or series of shares or between dividends paid on the same class or series of shares, or the designations made by the Trust relating to distributions made with respect to an earlier taxable year.

(l) The Trustees may in their sole discretion from time to time declare a special dividend (each, a “special dividend”) in an amount determined in their sole judgment to be necessary or desirable to cause the Trust to comply with any distribution requirements of the Code and thereby to avoid the incurrence by the Trust of any income or excise tax under the Code, provided that the Trustees shall not declare a special dividend if the declaration thereof causes the Trust to fail to maintain the RP Basic Maintenance Amount or the 1940 Act RP Asset Coverage. Any such special dividend shall be payable on a date specified by the Trustees to Holders of record on a date specified by the Trustees consistent with these By-laws. The Trust shall deposit with the Paying Agent sufficient funds for the payment of any such special dividend not later than noon on the Business Day immediately preceding the date on which such special dividend becomes payable and shall give the Paying Agent irrevocable instructions to apply such funds and, if applicable, the income and proceeds therefrom, to payment of such special dividends. The Trust may direct the Paying Agent to invest any such available funds in Deposit Securities (provided that such Deposit Securities are also rated at least P-l, MIG-1 or VMIG-1 by Moody’s) provided that the proceeds of any such investment will be available in The City of New York at the opening of business on the payment date for such special dividend. All such funds (to the extent necessary to pay the full amount of such special dividend) shall be held in trust for the benefit of the Holders.

(m) Whenever the Trust intends to include any net capital gain or other income subject to regular Federal income tax in a dividend on shares of RP solely because the Trust, in its judgment, believes it is required, in order to comply with Rev. Rul. 89-81 described in paragraph 3(k) of this Part I of Section 12.1, to allocate taxable income to shares of RP, the Trust may notify the Remarketing Agents of the amount to be so included at least five Business Days prior to the Remarketing Date on which the Applicable Dividend Rate for such dividend is to be established. In the event the Trust has provided such notice to the Remarketing Agents, yet, after giving such notice and prior to paying the dividend the Trust intends to include additional income subject to regular Federal income tax beyond the amount set forth in such Notice in such dividend because the Trust, in its sole judgment, believes it is required, in order to comply with such Rev. Rul. 89-81, to allocate such additional income to such shares of the series of RP, the Trust will (i) increase the dividend by an amount such that the return to a Holder of RP with respect to such dividend (as so increased and after giving effect to Federal income tax at the Gross-Up Tax Rate) shall equal the return such Holder of RP would have received, after application of Federal income tax, if such additional amount of taxable income had not been included in such dividend (and such dividend had not been increased to take account of any additional amount of taxable income) and (ii) notify the Paying Agent of the additional amount to be included in the dividend at least five Business Days prior to the applicable Dividend Payment Date. Alternatively, if the Trust has not provided the notice referred to in the second preceding sentence, yet nevertheless prior to paying the dividend intends to include income subject to regular Federal income tax in a dividend on shares of RP solely because the Trust, in its judgment, believes it is required, in order to comply with such Rev. Rul. 89-81, to allocate such income to shares of RP, the Trust will (i) increase the dividend by an amount such that the return to a Holder of RP with respect to such dividend (as so increased and after giving effect to tax at the Gross-Up Tax Rate) equals the Applicable Dividend Rate and (ii) notify the Paying Agent of the additional amount to be included in the dividend at least five Business Days prior to the applicable Dividend Payment Date. The Trust will not be required to notify any Holder of RP of the prospective inclusion of, or to increase any dividend as a result of the inclusion of, any taxable income in any dividend other than as provided in this paragraph 3(m) or in paragraph 3(k) of this Part I of Section 12.1.

4. Redemption. Shares of RP shall be redeemable by the Trust as provided below:

(n) To the extent permitted under the 1940 Act, upon giving a Notice of Redemption, the Trust at its option may redeem shares of any series of RP, in whole or in part, on the next succeeding scheduled Dividend Payment Date applicable to those shares of RP called for redemption, out of funds legally available therefor, at the Optional Redemption Price per share; provided that no share of RP shall be subject to redemption pursuant to this paragraph 4(a) on any Dividend Payment Date during (A) the Initial Dividend Period with respect to such share or (B) a Non-Call Period to which such share is subject; and provided further that the Trust shall effect no redemption pursuant to this paragraph 4(a) if as a result of such redemption the Trust shall have failed to maintain S&P Eligible Assets and Moody’s Eligible Assets with an aggregate Discounted Value at least equal to the RP Basic Maintenance Amount or to maintain the 1940 Act RP Asset Coverage. For so long as S&P rates any series of RP, the Trust may not give a Notice of Redemption relating to an optional redemption as described in paragraph 4(a) unless, at the time of giving such Notice of Redemption, the Trust has available Deposit Securities with maturity or tender dates not later than the day preceding the applicable redemption date and having a Discounted Value not less than the amount due to Holders by reason of the redemption of shares of such series of RP on such redemption date.

(o) The Trust shall redeem, out of funds legally available therefor, at the Mandatory Redemption Price per share, certain of the shares of RP, to the extent permitted under the 1940 Act, if the Trust fails to maintain S&P Eligible Assets and Moody’s Eligible Assets with an aggregate Discounted Value at least equal to the RP Basic Maintenance Amount or to maintain the 1940 Act RP Asset Coverage and such failure is not cured on or before the RP Basic Maintenance Cure Date or the 1940 Act Cure Date (each herein referred to as a “Cure Date”), as the case may be. The number of shares of RP to be redeemed shall be equal to the lesser of (i) the minimum number of shares of all series of RP the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Cure Date, together with all other Preferred Shares subject to redemption or retirement, would result in the satisfaction of the RP Basic Maintenance Amount or the 1940 Act RP Asset Coverage, as the case may be, on such Cure Date (provided that, if there is no such minimum number of shares of all series of RP and other Preferred Shares the redemption of which would have such result, all shares of all series of RP then outstanding shall be redeemed) and (ii) the maximum number of shares of RP, together with all other Preferred Shares subject to redemption or retirement, that can be redeemed out of funds expected to be legally available therefor. In determining the number of shares of RP required to be redeemed in accordance with the foregoing, the Trust shall allocate the number required to be redeemed to satisfy the RP Basic Maintenance Amount or the 1940 Act RP Asset Coverage, as the case may be, pro rata among shares of all series of RP and other Preferred Shares (as determined by the liquidation preferences of such series of RP and other Preferred Shares) subject to redemption provisions similar to those contained in this paragraph 4(b). The Trust shall effect such redemption not later than 35 days after such Cure Date, except that if the Trust does not have funds legally available for the redemption of all of the required number of shares of all series of RP and other Preferred Shares which are subject to mandatory redemption or the Trust otherwise is unable to effect such redemption on or prior to 35 days after such Cure Date, the Trust shall redeem those shares of all series of RP and other Preferred Shares which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption.

Any share of RP shall be subject to mandatory redemption regardless of whether such share is subject to a Non-Call Period, provided that shares of RP subject to a Non-Call Period will only be subject to redemption to the extent that the other shares of such series of RP not subject to a Non-Call Period or other Preferred Shares are not available to satisfy the number of shares required to be redeemed. In such event, such shares subject to a Non-Call Period will be selected for redemption in an ascending order of outstanding Non-Call Period (with shares with the lowest number of days remaining in the respective Dividend Period to be called first) and by lot in the event of equal outstanding Non-Call Periods.

(p) Subject to paragraph 4(d) of this Part I of Section 12.1, if fewer than all the outstanding shares of any series of RP are to be redeemed pursuant to this paragraph 4, the number of such shares of such series of RP so to be redeemed shall be a whole number of shares and shall be determined by the Trustees, and the Trust shall give a Notice of Redemption as provided in paragraph 4(e) of this Part I, provided that no such share of RP will be subject to optional redemption on any Dividend Payment Date during a Non-Call Period to which it is subject and shares of RP subject to a Non-Call Period will be subject to mandatory redemption only on the basis described under paragraph 4(b) of this Part I. Unless certificates representing shares of RP are held by Holders other than the Securities Depository or its nominee, the Securities Depository, upon receipt of such notice, shall determine by lot (or otherwise in accordance with procedures in effect at the time which shall be consistent with the 1940 Act) the number of shares of such series of RP to be redeemed from the account of each Agent Member (which may include an Agent Member, including a Remarketing Agent, holding shares for its own account) and notify the Paying Agent of such determination. The Paying Agent, upon receipt of such notice, shall in turn determine by lot the number of shares of such series of RP to be redeemed from the accounts of the Beneficial Owners of the shares of such series of RP whose Agent Members have been selected by the Securities Depository and give notice of such determination to the Remarketing Agents. In doing so, the Paying Agent may determine that shares of RP shall be redeemed from the accounts of some Beneficial Owners, which may include the Remarketing Agents, without shares of RP being redeemed from the accounts of other Beneficial Owners.

(q) Notwithstanding paragraph 4(c) of this Part I, if any certificates representing shares of any series of RP are held by Holders other than the Securities Depository or its nominee, then the shares of such series of RP to be redeemed shall be selected by the Paying Agent by lot.

(r) Any Notice of Redemption with respect to shares of RP shall be given (A) in the case of a redemption pursuant to paragraph 4(a) of this Part I, by the Trust to the Paying Agent, the Securities Depository (and any other Holder) and the Remarketing Agents, by telephone, not later than 1:00 p.m. New York City time (and later confirmed in writing) not less than 20 nor more than 30 days prior to the earliest date upon which any such redemption may occur and (B) in the case of a mandatory redemption pursuant to paragraph 4(b) of this Part I, by the Trust to the Paying Agent, the Securities Depository (and any other Holder) and the Remarketing Agents, by telephone, not later than 1:00 p.m., New York City time (and later confirmed in writing) not less than 20 nor more than 30 days prior to the redemption date established by the Trustees and specified in such notice. In the case of a partial redemption of the shares of any series of RP, the Paying Agent shall use its reasonable efforts to provide telephonic notice to each Beneficial Owner of shares of RP called for redemption not later than the close of business on the Business Day on which the Paying Agent determines the shares to be redeemed, as described in paragraphs 4(c) and 4(d) of this Part I of Section 12.1 (or, during a Non-Payment Period with respect to such shares, not later than the close of business on the Business Day immediately following the day on which the Paying Agent receives a Notice of Redemption from the Trust). Such telephonic notice shall be confirmed promptly in writing to the Remarketing Agents, the Securities Depository and each Beneficial Owner of shares of RP called for redemption not later than the close of business on the Business Day immediately following the day on which the Paying Agent determines the shares to be redeemed. In the case of a redemption in whole of the shares of any series of RP, the Paying Agent shall use its reasonable efforts to provide telephonic notice to each Beneficial Owner of shares of RP called for redemption not later than the close of business on the Business Day immediately following the day on which it receives a Notice of Redemption from the Trust. Such telephonic notice shall be confirmed promptly in writing to each Beneficial Owner of shares of RP called for redemption, the Remarketing Agents and the Securities Depository not later than the close of business on the second Business Day following the day on which the Paying Agent receives a Notice of Redemption.

(s) Every Notice of Redemption and other redemption notice shall state: (i) the redemption date; (ii) the number of shares of RP to be redeemed; (iii) the redemption price; (iv) that dividends on the shares of RP to be redeemed shall cease to accumulate as of such redemption date; and (v) the provision of the Declaration of Trust or the By-laws pursuant to which such shares are being redeemed. In addition, notice of redemption given to a Beneficial Owner by the Paying Agent shall state the CUSIP number, if any, of the shares of RP to be redeemed and the manner in which the Beneficial Owners of such shares may obtain payment of the redemption price. No defect in the Notice of Redemption or other redemption notice or in the transmittal or the mailing thereof shall affect the validity of the redemption proceedings, except as required by applicable law. The Paying Agent shall use its reasonable efforts to cause the publication of a Notice of Redemption in an Authorized Newspaper within two Business Days of the date of the Notice of Redemption, but failure so to publish such notification shall not affect the validity or effectiveness of any such redemption proceedings.

(t) On any redemption date, the Trust shall deposit, irrevocably in trust, in same-day funds, with the Paying Agent, by 12:00 noon, New York City time, the Optional Redemption Price or Mandatory Redemption Price, as the case may be, for each share of RP called for redemption.

(u) In connection with any redemption, upon the giving of a Notice of Redemption and the deposit of sufficient funds necessary for such redemption with the Paying Agent in accordance with this paragraph 4, shares of RP so called for redemption shall no longer be deemed outstanding for any purpose and all rights of the Holders of shares of RP so called for redemption shall cease and terminate, except the right of the Holders thereof to receive the Optional Redemption Price or the Mandatory Redemption Price, as the case may be, but without any interest or other additional amount (except as provided in paragraph 3(k) of this Part I of Section 12.1). The Trust shall be entitled to receive from the Paying Agent, promptly after the date fixed for redemption, any cash deposited with the Paying Agent as aforesaid in excess of the sum of (i) the aggregate redemption price of the shares of RP called for redemption on such date and (ii) all other amounts to which Holders of shares of RP called for redemption may be entitled. The Trust shall be entitled to receive, from time to time after the date fixed for redemption, any interest on any funds deposited in respect of such redemption. Any funds so deposited with the Paying Agent which are unclaimed at the end of ninety days from such redemption date shall, to the extent permitted by law, be repaid to the Trust, after which time the Holders of shares of RP so called for redemption shall look only to the Trust for payment of the redemption price and all other amounts to which they may be entitled. For so long as S&P rates any series of RP, if any such unclaimed funds relating to shares of such series of RP are repaid to the Trust, the Trust shall invest such unclaimed funds in Deposit Securities with a maturity of no more than one Business Day until such time as there are no unclaimed funds.

(v) To the extent that any redemption for which Notice of Redemption has been given is not made by reason of the absence of legally available funds therefor, such redemption shall be made as soon as practicable to the extent such funds become available. Failure to redeem shares of RP shall be deemed to exist at any time after the date specified for redemption in a Notice of Redemption when the Trust shall have failed, for any reason whatsoever, to deposit funds with the Paying Agent pursuant to paragraph 4(g) of this Part I of Section 12.1 with respect to any shares for which such Notice of Redemption has been given.

(w) Notwithstanding any of the foregoing provisions of this paragraph 4, the Remarketing Agents may, in their sole discretion, modify the procedures set forth above with respect to notification of redemption, provided that any such modification does not adversely affect any Holder of shares of RP or materially alter the obligations of the Paying Agent or the Fund; and further provided that the Trust receives written confirmation from S&P or Moody’s that any such modification would not impair the ratings then assigned by S&P or Moody’s to shares of any series of RP.

(x) In effecting any redemption pursuant to this paragraph 4, the Trust shall use all reasonable efforts to satisfy all applicable procedural conditions precedent to effecting such redemption under the 1940 Act and Massachusetts law.

(y) Notwithstanding the foregoing, (i) no share of RP may be redeemed pursuant to paragraph 4(a) of this Part I of Section 12.1 unless the full amount of accumulated but unpaid dividends to the date fixed for redemption for each such share of RP called for redemption shall have been declared, and (ii) no share of RP may be redeemed unless all outstanding shares of such series of RP are simultaneously redeemed, nor may any shares of RP be purchased or otherwise acquired by the Trust except in accordance with a purchase offer made on substantially equivalent terms by the Trust for all outstanding shares of RP, unless, in each such instance, dividends (other than dividends, if any, to be paid pursuant to paragraph 3(k) or 3(1) of this Part I of Section 12.1 which have not yet become due and payable) on all outstanding shares of RP through the most recent Dividend Payment Date shall have been paid or declared and sufficient funds for the payment thereof deposited with the Paying Agent.

(z) Except as set forth in this paragraph 4 with respect to redemptions and subject to paragraph 4(1) of this Part I of Section 12.1, nothing contained herein shall limit any legal right of the Trust or any affiliate to purchase or otherwise acquire any share of RP at any price. Any shares of RP which have been redeemed, purchased or otherwise acquired by the Trust or any affiliate thereof may be resold if, after the resale, the Trust has Moody’s Eligible Assets with an aggregate Discounted Value equal to or greater than the RP Basic Maintenance Amount as provided in Paragraph 8(a) of this Part I of Section 12.1. In lieu of redeeming shares called for redemption, the Trust shall have the right to arrange for other purchasers to purchase from Holders all shares of RP to be redeemed pursuant to this paragraph 4, except those shares of RP to be redeemed pursuant to paragraph 4(b) of this Part I of Section 12.1, by their paying to such Holders on or before the close of business on the redemption date an amount equal to not less than the redemption price payable by the Trust on the redemption of such shares, and the obligation of the Trust to pay such redemption price shall be satisfied and discharged to the extent such payment is so made by such purchasers. Prior to the purchase of such shares by such purchasers, the Trust shall notify each purchaser that such shares have been called for redemption.

5. Liquidation.

(aa) Upon a liquidation, dissolution or winding up of the affairs of the Trust, whether voluntary or involuntary, the Holders of each share of RP shall be entitled, whether from capital or surplus, before any assets of the Trust shall be distributed among or paid over to holders of Common Shares or any other class or series of shares of the Trust ranking junior to the RP as to liquidation payments, to be paid the amount of $50,000 per share of Series A RP, and $25,000 per share of Series B RP and Series C RP, as the case may be, plus in the case of each series of RP an amount equal to all accumulated but unpaid dividends thereon (whether or not earned or declared) to but excluding the date of final distribution, in same-day funds. After any such payment, the Holders shall not be entitled to any further participation in any distribution of assets of the Trust, except as provided in paragraph 3(k) of this Part I of Section 12.1.

(bb) If, upon any such liquidation, dissolution or winding up of the Trust, the assets of the Trust shall be insufficient to make such full payments to the Holders of shares of RP and the holders of any Preferred Shares ranking as to liquidation, dissolution or winding up on a parity with the RP, then such assets shall be distributed among the Holders of shares of each series of RP and such parity holders ratably in accordance with the respective amounts which would be payable on such shares of RP and any other such parity Preferred Shares if all amounts thereof were paid in full.

(cc) Neither the consolidation nor the merger of the Trust with or into any other entity or entities nor a reorganization of the Trust alone nor the sale, lease or transfer by the Trust of all or substantially all of its assets shall be deemed to be a dissolution or liquidation of the Trust.

6. Voting Rights.

(dd) General. Except as otherwise provided in the Declaration of Trust or By-laws, each Holder of shares of RP and each record holder of Common Shares shall be entitled to one vote for each share held on each matter submitted to a vote of shareholders of the Trust, and the holders of outstanding Preferred Shares, including each series of RP, and of Common Shares shall vote together as a single class; provided that, at any meeting of the shareholders of the Trust held for the election of Trustees, the holders of Preferred Shares, including each series of RP, present in person or represented by proxy at said meeting, shall be entitled, as a class, to the exclusion of the holders of all other securities and classes of capital shares of the Trust, to elect two Trustees of the Trust, each Preferred Share, including each share of each series of RP, entitling the holder thereof to one vote. Subject to paragraph 6(b) of this Part I of Section 12.1, the holders of outstanding Common Shares and Preferred Shares, including each series of RP, voting as a single class, shall elect the balance of the Trustees.

(ee) Right to Elect Majority of Trustees. During any period in which any one or more of the conditions described below shall exist (such period being referred to herein as a “Voting Period”), the number of Trustees shall be automatically increased by the smallest number that, when added to the two Trustees elected exclusively by the holders of Preferred Shares (including each series of RP), would constitute a majority of the Trustees as so increased by such smallest number; and the holders of Preferred Shares (including each series of RP) shall be entitled, voting as a class on a one-vote-per-share basis (to the exclusion of the holders of all other securities and classes of capital shares of the Trust), to elect such smallest number of additional Trustees, together with the two Trustees that such holders are in any event entitled to elect. A Voting Period shall commence:

(i)

if at any time accumulated dividends (whether or not earned or declared, and whether or not funds are then legally available in an amount sufficient therefor) on the outstanding shares of any series of RP equal to at least two full years’ dividends shall be due and unpaid and sufficient cash or securities shall not have been deposited with the Paying Agent for the payment of such accumulated dividends; or

(ii)	if at any time holders of any Preferred Shares other than the RP are entitled to elect a majority of the Trustees of the Trust.

Upon the termination of a Voting Period, the voting rights described in this paragraph 6(b) shall cease, subject always, however, to the revesting of such voting rights in the Holders upon the further occurrence of any of the events described in this paragraph 6(b). A Voting Period shall terminate when all dividends in arrears shall have been paid or otherwise provided for.

(ff) Other Actions. Except as otherwise provided herein, so long as any shares of RP are outstanding, the Trust shall not, without the affirmative vote or consent of the Holders of at least a majority of the shares of RP outstanding at the time, in person or by proxy, either in writing or at a meeting (voting separately as one class): (i) authorize, create or issue, or increase or decrease the authorized or issued amount of, any class or series of shares of beneficial interest ranking prior to or on a parity with the RP with respect to payment of dividends or the distribution of assets on liquidation, or increase or decrease the number of authorized Preferred Shares (although the Trust may, to the extent of the amount of Preferred Shares authorized from time to time, issue additional shares of RP or other series of Preferred Shares on a parity with the RP with respect to payment of dividends and the distribution of assets on liquidation (including Preferred Shares with different dividend rates and periods) without such vote or consent); (ii) amend, alter or repeal the provisions of the Declaration of Trust and the By-laws, including this Section 12.1, whether by merger, consolidation or otherwise, so as to affect materially and adversely any preference, right or power of such shares of RP or the Holders thereof; or (iii) take any other action (including without limitation bankruptcy proceedings) which pursuant to Section 18(a)(2)(D) of the 1940 Act requires such approval by the Holders; provided that (i) the issuance of not more than the 6,000 Preferred Shares presently authorized and (ii) the creation and issuance of series of Preferred Shares ranking junior to the RP with respect to payment of dividends and the distribution of assets on liquidation, will not be deemed to affect such preferences, rights or powers unless such issuance would, at the time thereof, cause the Trust not to satisfy the 1940 Act RP Asset Coverage or the RP Basic Maintenance Amount.

In the event of an amendment, alteration or repeal of the provisions of the Declaration of Trust or the By-Laws, whether by merger, consolidation or otherwise, so as to affect materially and adversely any preference, right or power of shares of any series of RP or the Holders thereof, the affirmative vote or consent of the Holders of at least a majority of the outstanding shares of such series, in person or by proxy, either in writing or at a meeting voting as a separate series shall be required.

The foregoing voting provisions shall not apply with respect to shares of RP if, at or prior to the time when a vote is required, such shares of RP shall have been (i) redeemed or (ii) called for redemption and sufficient funds (in the form of cash or Municipal Bonds rated at least P-1, MIG-1 or VMIG-1 by Moody’s and which mature prior to the redemption date) shall have been deposited in trust to effect such redemption.

Notwithstanding the foregoing, the Trustees may, without the vote or consent of the Holders of any series of RP, from time to time amend, alter or repeal any or all of the provisions of paragraphs 12(a), 12(b), 12(c), 13(a) and 13(b) of this Part I of Section 12.1, as well as any or all of the definitions of the terms listed below, and any such amendment, alteration or repeal will be deemed not to affect the preferences, rights or powers of shares of RP or the Holders thereof, provided the Trustees receive written confirmation from Moody’s, in the case of any such action with respect to paragraphs 12(b), 12(c), 13(a) and 13(b), or from S&P, in the case of any such action with respect to paragraphs 12(a), 13(a) and 13(b), or from both Moody’s and S&P, in the case of any such action with respect to the definitions of the terms listed below, that any such amendment, alteration or repeal would not impair the ratings then assigned to any series of RP by the rating agency providing such confirmation:

Accountant’s Confirmation	Municipal Bonds

Anticipation Notes	Municipal Index

Closing Transactions	Non-Payment Period Rate

Deposit Securities	Quarterly Valuation Date

Discounted Value Forward Commitments	Receivables for Municipal Bonds Sold

Independent Accountant	RP Basic Maintenance Amount

Initial Margin	RP Basic Maintenance Cure Date

Market Value	RP Basic Maintenance Report

Maximum Potential Additional Dividend Liability	S&P Discount Factor
S&P Eligible Asset

Moody’s Discount Factor	S&P Hedging Transaction

Moody’s Eligible Asset	S&P Exposure Period

Moody’s Hedging Transaction	S&P Volatility Factor

Moody’s Exposure Period	Treasury Bonds

Moody’s Volatility Factor	Valuation Date

1940 Act Cure Date	Variation Margin

1940 Act RP Asset Coverage

(gg) Voting Procedures.

(i)

As soon as practicable after the accrual of any right of the holders of shares of Preferred Shares (including shares of each series of RP) to elect additional Trustees as described in paragraph 6(b) above, the Trust shall notify the Paying Agent and the Paying Agent shall call a special meeting of such holders, by mailing a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 20 days after the date of mailing of such notice. If the Trust fails to send such notice to the Paying Agent or if the Paying Agent does not call such a special meeting, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting held during a Voting Period, such holders, voting together as a class (to the exclusion of the holders of all other securities and classes of capital shares of the Trust), shall be entitled to elect the number of Trustees prescribed in paragraph 6(b) above on a one-vote-per-share basis. At any such meeting or adjournment thereof in the absence of a quorum, a majority of such holders present in person or by proxy shall have the power to adjourn the meeting without notice, other than an announcement at the meeting, until a quorum is present.

(ii)

For purposes of determining any rights of the Holders of shares of any series of RP to vote on any matter, whether such right is created by this Section 12.1, by the other provisions of the Declaration of Trust or the By-laws, by statute or otherwise, no Holder of shares of any series of RP shall be entitled to vote and no share of any series of RP shall be deemed to be “outstanding” for the purpose of voting or determining the number of shares required to constitute a quorum if, prior to or concurrently with the time of determination of shares entitled to vote or shares deemed outstanding for quorum purposes, as the case may be, sufficient funds (in the form of cash or Municipal Bonds rated at least P-l, MIG-1 or VMIG-1 by Moody’s and A-l+ or SP-1+ by S&P and which mature prior to the redemption date) for the redemption of such shares have been deposited in trust with the Paying Agent for that purpose and the requisite Notice of Redemption with respect to such shares shall have been given as provided in paragraph 4 of this Part I of Section 12.1. No share of RP held by the Trust or any affiliate of the Trust shall have any voting rights or be deemed to be outstanding for voting purposes.

(iii)

The terms of office of all persons who are Trustees of the Trust at the time of a special meeting of Holders of shares of RP and holders of other Preferred Shares to elect Trustees shall continue, notwithstanding the election at such meeting by the Holders of shares of RP and such other holders of the number of Trustees that they are entitled to elect, and the persons so elected by the Holders of shares of RP and such other holders of Preferred Shares, together with the two incumbent Trustees elected by the Holders of shares of RP and such other holders of Preferred Shares and the remaining incumbent Trustees elected by the holders of the Common Shares and Preferred Shares, shall constitute the duly elected Trustees of the Trust.

(iv)

Simultaneously with the expiration of a Voting Period, the terms of office of the additional Trustees elected by the Holders of shares of RP and holders of other Preferred Shares pursuant to paragraph 6(b) of this Part I of Section 12.1 shall terminate, the remaining Trustees shall constitute the Trustees of the Trust and the voting rights of the Holders of shares of RP and such other holders to elect additional Trustees pursuant to paragraph 6(b) of this Part I of Section 12.1 shall cease, subject to the provisions of the penultimate sentence of paragraph 6(b).

(hh) Exclusive Remedy. Unless otherwise required by law, the Holders of shares of RP shall not have any relative rights or preferences or other special rights other than those specifically set forth herein. The Holders of shares of RP shall have no preemptive rights or rights to cumulative voting. In the event that the Trust fails to pay any dividends on the shares of RP, the exclusive remedy of the Holders of shares of RP shall be the right to vote for Trustees pursuant to the provisions of this paragraph 6. In no event shall the Holders of shares of RP have any right to sue for, or bring a proceeding with respect to, such dividends or redemptions or damages for the failure to receive any dividends or the proceeds of a redemption.

(ii) Notification to Moody’s and S&P. In the event a vote of Holders of shares of RP is required pursuant to the provisions of Section 13(a) of the 1940 Act, the Trust shall, not later than ten Business Days prior to the date on which such vote is to be taken, notify Moody’s and S&P that such vote is to be taken, the nature of the action with respect to which such vote is to be taken and, not later than 10 Business Days following the vote, the results of the vote.

7. 1940 Act RP Asset Coverage. The Trust shall maintain, as of the last Business Day of each month in which any share of RP is outstanding, the 1940 Act RP Asset Coverage.

8. RP Basic Maintenance Amount.

(jj) The Trust shall maintain, on each Valuation Date, and shall verify to its satisfaction that it is maintaining on such Valuation Date, S&P Eligible Assets having an aggregate Discounted Value equal to or greater than the RP Basic Maintenance Amount and Moody’s Eligible Assets having an aggregate Discounted Value equal to or greater than the RP Basic Maintenance Amount. Upon any failure to maintain the required Discounted Value, the Trust will use its best efforts to alter the composition of its portfolio to reattain the RP Basic Maintenance Amount on or prior to the RP Basic Maintenance Cure Date. If, on any Valuation Date, the Trust shall have Moody’s Eligible Assets with a Discounted Value which exceeds the RP Basic Maintenance Amount by not more than 5%, the Adviser shall not alter the composition of the Trust’s portfolio unless it determines that such action will not cause the Trust to have Moody’s Eligible Assets with a Discounted Value less than the RP Basic Maintenance Amount.

(kk) The Trust will deliver an RP Basic Maintenance Report to the Remarketing Agents, the Paying Agent, Moody’s and S&P as of (i) each Quarterly Valuation Date, (ii) the first day of a Special Dividend Period, and (iii) any other time when specifically requested by either Moody’s or S&P, in each case at or before 5:00 p.m., New York City time, on the third Business Day after such day.

(ll) At or before 5:00 p.m., New York City time, on the third Business Day after a Valuation Date on which the Trust fails to maintain Moody’s Eligible Assets or S&P Eligible Assets, as the case may be, with an aggregate Discounted Value which exceeds the RP Basic Maintenance Amount by 5% or more or to satisfy the RP Basic Maintenance Amount, the Trust shall complete and deliver to the Remarketing Agents, the Paying Agent, Moody’s and S&P an RP Basic Maintenance Report as of the date of such failure.

(mm) At or before 5:00 p.m., New York City time, on the third Business Day after a Valuation Date on which the Trust cures any failure to satisfy the RP Basic Maintenance Amount, the Trust shall complete and deliver to the Remarketing Agents, the Paying Agent, Moody’s and S&P an RP Basic Maintenance Report as of the date of such cure.

(nn) An RP Basic Maintenance Report or Accountant’s Confirmation will be deemed to have been delivered to the Remarketing Agents, the Paying Agent, Moody’s and S&P if the Remarketing Agents, the Paying Agent, Moody’s and S&P receive a copy or telecopy, telex or other electronic transcription thereof and on the same day the Trust mails to the Remarketing Agents, the Paying Agent, Moody’s and S&P for delivery on the next Business Day the full RP Basic Maintenance Report. A failure by the Trust to deliver an RP Basic Maintenance Report under subparagraph (b), (c) or (d) of this paragraph 8 shall be deemed to be delivery of an RP Basic Maintenance Report indicating that the Discounted Value for all assets of the Trust is less than the RP Basic Maintenance Amount, as of the relevant Valuation Date.

(oo) Within ten Business Days after the date of delivery to the Remarketing Agents, the Paying Agent, S&P and Moody’s of an RP Basic Maintenance Report in accordance with paragraph 8(b) above relating to a Quarterly Valuation Date, the

Independent Accountant will confirm in writing to the Remarketing Agents, the Paying Agent, S&P and Moody’s (i) the mathematical accuracy of the calculations reflected in such Report (and, in any other RP Basic Maintenance Report that was delivered by the Trust during the quarter ending on such Quarterly Valuation Date, if any, with such RP Basic Maintenance Report to be randomly selected by the Independent Accountant); (ii) that, in such Report (and in such randomly selected Report, if any), (a) the Trust determined in accordance with this Section 12.1 whether the Trust had, at such Quarterly Valuation Date (and at the Valuation Date addressed in such randomly selected Report, if any), S&P Eligible Assets of an aggregate Discounted Value at least equal to the RP Basic Maintenance Amount and Moody’s Eligible Assets of an aggregate Discounted Value at least equal to the RP Basic Maintenance Amount, and (b) it has obtained confirmation from the Pricing Service that the Market Value of portfolio securities as determined by the Pricing Service equals the mean between the quoted bid and asked prices or the yield equivalent (when quotations are readily available); (iii) that the Trust has excluded from the RP Basic Maintenance Report assets not qualifying as Eligible Assets; and (iv) with respect to such confirmation to Moody’s, that the Trust has satisfied the requirements of paragraph 12(b) of this Part I of Section 12.1 as of the Quarterly Valuation Date (and at the Valuation Date addressed in such randomly selected Report, if any) (such confirmation is herein called the “Accountant’s Confirmation”). In preparing the Accountant’s Confirmation, the Independent Accountant shall be entitled to rely, without further investigation, on such interpretations of law by the Trust as may have been necessary for the Trust to perform the computations contained in the RP Basic Maintenance Report.

(pp) Within ten Business Days after the date of delivery to the Remarketing Agents, the Paying Agent, S&P and Moody’s of an RP Basic Maintenance Report in accordance with paragraph 8(c) above relating to any Valuation Date on which the Trust failed to satisfy the RP Basic Maintenance Amount, the Independent Accountant will provide to the Remarketing Agents, the Paying Agent, S&P and Moody’s an Accountant’s Confirmation as to such RP Basic Maintenance Report.

(qq) Within ten Business Days after the date of delivery to the Remarketing Agents, the Paying Agent, S&P and Moody’s of an RP Basic Maintenance Report in accordance with paragraph 8(d) above relating to any Valuation Date on which the Trust cured any failure to satisfy the RP Basic Maintenance Amount, the Independent Accountant will provide to the Remarketing Agents, the Paying Agent, S&P and Moody’s an Accountant’s Confirmation as to such RP Basic Maintenance Report.

(rr) If any Accountant’s Confirmation delivered pursuant to subparagraph (g), (h) or (i) of this paragraph 8 shows that an error was made in the RP Basic Maintenance Report for a particular Valuation Date for which such Accountant’s Confirmation was required to be delivered, or shows that a lower aggregate Discounted Value for the aggregate of all S&P Eligible Assets or Moody’s Eligible Assets, as the case may be, of the Trust was determined by the Independent Accountant, the calculation or determination made by such Independent Accountant shall be final and conclusive and shall be binding on the Trust, and the Trust shall accordingly amend and deliver the RP Basic Maintenance Report to the Remarketing Agents, the Paying Agent, S&P and Moody’s promptly following receipt by the Trust of such Accountant’s Confirmation.

(ss) At or before 5:00 p.m., New York City time, on the first Business Day after the Date of Original Issue of the shares of RP, the Trust will complete and deliver to Moody’s and S&P an RP Basic Maintenance Report as of the close of business on such Date of Original Issue. Within five Business Days of such Date of Original Issue, the Independent Accountant will provide to Moody’s and S&P an Accountant’s Confirmation as to such RP Basic Maintenance Report.

(tt) At or before 5:00 p.m., New York City time, on the first Business Day following any date on which the Trust repurchases any outstanding Common Shares, the Trust will complete and deliver to Moody’s and S&P an RP Basic Maintenance Report as of the close of business on the date of the repurchase.

9. [RESERVED]

10. Restrictions on Certain Distributions. For so long as any share of RP is outstanding, the Trust shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to the shares of RP as to dividends and upon liquidation) in respect of Common Shares or any other shares of the Trust ranking junior to or on a parity with the shares of RP as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares or parity shares (except by conversion into or exchange for shares of the Trust ranking junior to the shares of RP as to dividends and upon liquidation), unless (i) full cumulative dividends on shares of RP through the most recent Dividend Payment Date shall have been paid or shall have been declared and sufficient funds for the payment thereof deposited with the Paying Agent, (ii) the Trust has redeemed the full number of shares of RP required to be redeemed by any provision for mandatory redemption pertaining thereto, (iii) immediately after such transaction the aggregate Discounted Value of Moody’s Eligible Assets and S&P Eligible Assets would at least equal the RP Basic Maintenance Amount and (iv) the Trust meets the applicable requirements of Section 18(a)(2)(B) of the 1940 Act.

11. Notice. All notices or communications, unless otherwise specified in these Bylaws, shall be sufficiently given if in writing and delivered in person or mailed by first-class mail, postage prepaid. Notice shall be deemed given on the earlier of the date received or the date seven days after which such notice is mailed.

12. Futures and Options Transactions; Forward Commitments. (a) For so long as any shares of RP are rated by S&P, the Trust will not purchase or sell futures contracts, write, purchase or sell options on futures contracts or write put options (except covered put options) or call options (except covered call options) on portfolio securities unless it receives written confirmation from S&P that engaging in such transactions will not impair the rating then assigned to such shares of RP by S&P, except that the Trust may purchase or sell futures contracts based on the Bond Buyer Municipal Bond Index (the “Municipal Index”) or U.S. Treasury Bonds with remaining maturities often years or more (“Treasury Bonds”) and write, purchase or sell put and call options on such contracts (collectively “S&P Hedging Transactions”), subject to the following limitations:

(A) the Trust will not engage in any S&P Hedging Transaction based on the Municipal Index (other than transactions which terminate a futures contract or option held by the Trust by the Trust’s taking an opposite position thereto (“Closing Transactions”)), which would cause the Trust at the time of such transaction to own or have sold (1) 1,001 or more outstanding futures contracts based on the Municipal Index, (2) outstanding futures contracts based on the Municipal Index and on Treasury Bonds exceeding in number 25% of the quotient of the Market Value of the Trust’s total assets divided by $100,000 or (3) outstanding futures contracts based on the Municipal Index exceeding in number 10% of the average number of daily traded futures contracts based on the Municipal Index in the thirty days preceding the time of effecting such transaction as reported by The Wall Street Journal;

(B) the Trust will not engage in any S&P Hedging Transaction based on Treasury Bonds (other than Closing Transactions) which would cause the Trust at the time of such transaction to own or have sold (1) outstanding futures contracts based on Treasury Bonds and on the Municipal Index exceeding in number 25% of the quotient of the Market Value of the Trust’s total assets divided by $100,000 or (2) outstanding futures contracts based on Treasury Bonds exceeding in number 10% of the average number of daily traded futures contracts based on Treasury Bonds in the thirty days preceding the time of effecting such transaction as reported by The Wall Street Journal;

(C) the Trust will engage in Closing Transactions to close out any outstanding futures contract which the Trust owns or has sold or any outstanding option thereon owned by the Trust in the event (i) the Trust does not have S&P Eligible Assets with an aggregate Discounted Value equal to or greater than the RP Basic Maintenance Amount on two consecutive Valuation Dates and (ii) the Trust is required to pay Variation Margin on the second such Valuation Date;

(D) the Trust will engage in a Closing Transaction to close out any outstanding futures contract or option thereon in the month prior to the delivery month under the terms of such futures contract or option thereon unless the Trust holds the securities deliverable under such terms; and

(E) when the Trust writes a futures contract or option thereon (including a futures contract or option thereon which requires delivery of an underlying security), it will either maintain an amount of cash, cash equivalents or short-term, fixed-income securities in a segregated account with the Trust’s custodian, so that the amount so segregated plus the amount of Initial Margin and Variation Margin held in the account of or on behalf of the Trust’s broker with respect to such futures contract or option equals the Market Value of the futures contract or option, or, in the event the Trust writes a futures contract or option thereon which requires delivery of an underlying security, it shall hold such underlying security in its portfolio.

For purposes of determining whether the Trust has S&P Eligible Assets with a Discounted Value that equals or exceeds the RP Basic Maintenance Amount, such Discounted Value shall, unless the Trust receives written confirmation from S&P to the contrary, be reduced by an amount equal to (i) 30% of the aggregate settlement value, as marked to market, of any outstanding futures contracts based on the Municipal Index which are owned by the Trust plus (ii) 25% of the aggregate settlement value, as marked to market, of any outstanding futures contracts based on Treasury Bonds which contracts are owned by the Trust.

(uu) For so long as any shares of RP are rated by Moody’s, the Trust will not buy or sell futures contracts, write, purchase or sell put or call options on futures contracts or write put or call options (except covered call or put options) on portfolio securities unless it receives written confirmation from Moody’s that engaging in such transactions would not impair the rating then assigned to any shares of RP by Moody’s, except that the Trust may purchase or sell exchange-traded futures contracts based on the Municipal Index or Treasury Bonds and purchase, write or sell exchange-traded put options on such futures contracts and purchase, write or sell exchange-traded call options on such futures contracts (collectively “Moody’s Hedging Transactions”), subject to the following limitations:

(A) the Trust will not engage in any Moody’s Hedging Transaction based on the Municipal Index (other than Closing Transactions) which would cause the Trust at the time of such transaction to own or have sold (1) outstanding futures contracts based on the Municipal Index exceeding in number 10% of the average number of daily traded futures contracts based on the Municipal Index in the thirty days preceding the time of effecting such transaction as reported by The Wall Street Journal or (2) outstanding futures contracts based on the Municipal Index having a Market Value exceeding the Market Value of Municipal Bonds constituting Moody’s Eligible Assets owned by the Trust;

(B) the Trust will not engage in any Moody’s Hedging Transaction based on Treasury Bonds (other than Closing Transactions) which would cause the Trust at the time of such transaction to own or have sold in the aggregate (1) outstanding futures contracts based on Treasury Bonds having an aggregate Market Value exceeding 10% ofthe aggregate Market Value of all Moody’s Eligible Assets owned by the Trust and rated Aaa by Moody’s, (2) outstanding futures contracts based on Treasury Bonds having an aggregate Market Value exceeding 50% of the aggregate Market Value of all Moody’s Eligible Assets owned by the Trust and rated Aa by Moody’s (or, if not rated by Moody’s but rated by S&P, rated AAA by S&P) or (3) outstanding futures contracts based on Treasury Bonds having an aggregate

Market Value exceeding 90% of the aggregate Market Value of Moody’s Eligible Assets owned by the Trust and rated Baa or A by Moody’s (or, if not rated by Moody’s but rated by S&P, rated A or AA by S&P) (for purposes of the foregoing clauses (A) and (B), the Trust shall be deemed to own the number of futures contracts that underlie any outstanding options written by the Trust);

(C) the Trust will engage in Closing Transactions to close out any outstanding futures contract based on the Municipal Index if the amount of open interest in the Municipal Index as reported by The Wall Street Journal is less than 5,000;

(D) the Trust will engage in a Closing Transaction to close out any outstanding futures contract by no later than the fifth Business Day of the month in which such contract expires and will engage in a Closing Transaction to close out any outstanding option on a futures contract by no later than the first Business Day of the month in which such option expires;

(E) the Trust will engage in Moody’s Hedging Transactions only with respect to futures contracts or options thereon having the next settlement date for such type of futures contract or option, or the settlement date immediately thereafter;

(F) the Trust will not engage in options and futures transactions for leveraging or speculative purposes unless Moody’s shall advise the Trust that to do so would not adversely affect Moody’s’ then current rating of the shares of RP; provided, however, that the Trust will not be deemed to have engaged in a futures or options transaction for leveraging or speculative purposes so long as it has done so otherwise in accordance with this paragraph 12; and

(G) the Trust will not enter into an option or futures transaction unless, after giving effect thereto, the Trust would continue to have Moody’s Eligible Assets with an aggregate Discounted Value equal to or greater than the RP Basic Maintenance Amount.

For purposes of determining whether the Trust has Moody’s Eligible Assets with an aggregate Discounted Value that equals or exceeds the RP Basic Maintenance Amount, the Discounted Value of Moody’s Eligible Assets which the Trust is obligated to deliver or receive pursuant to an outstanding futures contract or option shall be as follows (unless the Trust receives written confirmation to the contrary from Moody’s): (i) assets subject to call options written by the Trust which are either exchange-traded and “readily reversible” or which expire within 48 days after the date as of which such valuation is made shall be valued at the lesser of (a) Discounted Value and (b) the exercise price of the call option written by the Trust; (ii) assets subject to call options written by the Trust not meeting the requirements of clause (i) of this sentence shall have no value; (iii) assets subject to put options written by the Trust shall be valued at the lesser of (a) the exercise price and (b) the Discounted Value of such security; and (iv) futures contracts shall be valued at the lesser of (a) settlement price and (b) the Discounted Value of the subject security, provided that, if a contract matures within 48 days after the date as of which such valuation is made, where the Trust is the seller the contract may be valued at the settlement price and where the Trust is the buyer the contract may be valued at the Discounted Value of the subject securities.

For purposes of determining whether the Trust has Moody’s Eligible Assets with an aggregate Discounted Value that equals or exceeds the RP Basic Maintenance Amount, the following amounts shall be added to the RP Basic Maintenance Amount required to be maintained by the Trust under paragraph 8(a) of this Part I of Section 12.1 (unless the Trust receives written confirmation to the contrary from Moody’s): (i) 10% of the exercise price of a written call option; (ii) the exercise price of any written put option; (iii) where the Trust is the seller under a futures contract, 10% of the settlement price of the futures contract; (iv) where the Trust is the purchaser under a futures contract, the settlement price of assets to be purchased under such futures contract; (v) the settlement price of the underlying futures contract if the Trust writes put options on a futures contract; and (vi) 105% of the Market Value of the underlying futures contracts if the Trust writes call options on futures contracts and does not own the underlying contract.

(vv) For so long as any shares of RP are rated by Moody’s, the Trust will not enter into any contract to purchase securities for a fixed price at a future date beyond customary settlement time (other than such contracts that constitute Moody’s Hedging Transactions that are permitted under paragraph 12(b) of this Part I of Section 12.1) unless it receives written confirmation from Moody’s that engaging in such transactions would not impair the rating then assigned to such shares of RP by Moody’s except that the Trust may enter into such contracts to purchase newly-issued securities on the date such securities are issued (“Forward Commitments”), subject to the following limitations:

(A) the Trust will maintain in a segregated account with its custodian cash, cash equivalents or short-term, fixed income securities rated P-l, MIG-1 or VMIG-1 by Moody’s and maturing prior to the date of the Forward Commitment with a face value that equals or exceeds the amount of the Trust’s obligations under any Forward Commitments to which it is from time to time a party or long-term fixed income securities with a Discounted Value that equals or exceeds the amount of the Trust’s obligations under any Forward Commitments to which it is from time to time a party; and

(B) the Trust will not enter into a Forward Commitment unless, after giving effect thereto, the Trust would continue to have Moody’s Eligible Assets with an aggregate Discounted Value equal to or greater than the RP Basic Maintenance Amount.

For purposes of determining whether the Trust has Moody’s Eligible Assets with an aggregate Discounted Value that equals or exceeds the RP Basic Maintenance Amount, the Discounted Value of all Forward Commitments to which the Trust is a party and of all securities deliverable to the Trust pursuant to such Forward Commitments shall be zero.

13. Certain Other Restrictions.

(ww) For so long as any shares of RP are outstanding, the Trust will not, unless it has received written confirmation from Moody’s and S&P that any such action would not impair the ratings then assigned by Moody’s and S&P to any shares of RP, engage in any one or more of the following transactions:

(i)

borrow any money except as may be necessary for the clearance of purchases and sales of portfolio securities and which borrowings shall be repaid within 60 days and not be extended or renewed (provided that no such borrowing will be permitted unless the Trust, after giving effect to such borrowing, maintains Moody’s Eligible Assets and S&P Eligible Assets at least equal to the RP Basic Maintenance Amount);

(ii)	lend portfolio securities;

(iii)	designate a new Pricing Service;

(iv)	engage in short sales;

(v)	merge or consolidate with any other entity;

(vi)	engage in reverse repurchase agreements; or

(vii)	issue a class or series of shares of beneficial interest ranking prior to or on a parity with the RP with respect to payment of dividends or the distribution of assets on liquidation.

(xx) For so long as any shares of RP are rated by Moody’s or S&P, the Trust shall give to Moody’s or S&P, as the case may be, prompt written notice of the following circumstances:

(i)	any change to the Declaration of Trust or Article 12 of the Bylaws;

(ii)	any failure to declare or pay any dividend on the shares of RP;

(iii)	any mandatory or optional redemption of the shares of RP;

(iv)	any assumption of control of the Trustees by the Holders of shares of RP pursuant to Section 6(b) of this Part I of Section 12.1;

(v)	in the event the Trust shall not be a party to a pricing services agreement and dealer quotes on assets are not available;

(vi)	in the event that the Applicable Dividend Rate equals or exceeds 95% of the applicable Reference Rate;

(vii)	any person owning of record more than 5% of the Trust’s Common Shares;

(viii)	a change in Internal Revenue Service rules on Additional Dividends relating to the operation of the Trust; and

(ix)	Putnam Investment Management, Inc. is no longer the Trust’s investment manager.

14. Legally Available Funds. For purposes of this Section 12.1, funds shall not be “legally available” for the payment of dividends or the redemption price with respect to any share of RP if the Trust is insolvent at the time such payment would be made or to the extent that such payment cannot be made without rendering the Trust insolvent.

PART II

REMARKETING PROCEDURES

The provisions of this Part II of Section 12.1 and other provisions of these Bylaws describe the procedures pursuant to which the Applicable Dividend Rate shall, except as otherwise provided in these Bylaws, be determined for any Dividend Period for any series of RP. In the event that any of the Remarketing Agents, Paying Agent, Securities Depository, Agent Members and Beneficial Owners fail for any reason to perform any of the acts or obligations to be performed by him or it as described herein, then no Holder or Beneficial Owner of any shares of such series of RP shall have any right in respect thereof against the Trust or any Trustee or officer of the Trust, and the sole obligation of the Trust in respect of the determination of the amount and the payment of any dividend shall be to pay to the Holders of such series of RP as shown on the share transfer books of the Trust from time to time dividends as determined in accordance with the terms of this Part II of Section 12.1 and any other applicable provisions of these Bylaws. Notwithstanding any provision of these Bylaws, the Trust shall have no obligation at any time to provide notice (other than to the Remarketing Agents, the Paying Agent, the Securities Depository, S&P and Moody’s), or to make any payment (in respect of any dividend or otherwise), to any person other than the Holders of the shares of RP shown on the share transfer books of the Trust from time to time, and the providing of any notice or the payment of any amount to such Holders (or to such other entities) shall discharge in full for all purposes (including without limitation as against all Beneficial Owners of any shares of RP) the Trust’s obligation to provide any notice or to make any payment.

1. Remarketing Schedule. Each Remarketing shall take place over a two-Business Day period consisting of the Remarketing Date and the Settlement Date. Such dates or the method of establishing such dates shall be determined by the Trustees from time to time and until further action by the Trustees, a Remarketing Date shall occur on the last Business Day of a Dividend Period for a series of RP (except for the last Dividend Period for such RP) and the related Settlement Date shall occur on the first Business Day of the succeeding Dividend Period.

2. Procedure for Tendering.

(yy) Each share of RP is subject to Tender and Dividend Reset at the end of each Dividend Period for such RP and may be tendered in the Remarketing which commences on the Remarketing Date immediately prior to the end of the current Dividend Period. By 9:00 a.m., New York City time, on each such Remarketing Date, the Remarketing Agents shall, after canvassing the market and considering prevailing market conditions at the time for shares of such RP and similar securities, provide Beneficial Owners of such RP non-binding indications of the Applicable Dividend Rate for the next succeeding 28-day Dividend Period (in the case of Series A RP) or 7-day Dividend Period (in the case of Series B RP or Series C RP) or, if applicable, a Special Dividend Period; provided that, if the Trust has designated the next Dividend Period for such RP as a Special Dividend Period, the Remarketing Agents will provide to Beneficial Owners a non-binding indication only of the Applicable Dividend Rate for such Special Dividend Period. The actual Applicable Dividend Rate for such Dividend Period may be greater than or less than the rate per annum indicated in such non-binding indications (but not greater than the applicable Maximum Dividend Rate). By 12:00 noon, New York City time, on such Remarketing Date, each Beneficial Owner of a share of RP must notify a Remarketing Agent of its desire, on a share-by-share basis, either to tender such share of RP at a price of $50,000 per share (in the case of Series A RP) or $25,000 per share (in the case of Series B RP or Series C RP) or to continue to hold such share for the next 28-day Dividend Period (in the case of Series A RP) or 7-day Dividend Period (in the case of Series B RP or Series C RP) or, if applicable, the next Special Dividend Period. Beneficial Owners who do not provide such notice shall be deemed to have elected (i) to hold all their shares of RP if each of the current Dividend Period and succeeding Dividend Period is a 28-day Dividend Period (in the case of Series A RP) or 7-day Dividend Period (in the case of Series B RP or Series C RP) or a Special Dividend Period of 60 days or less, and (ii) to tender all their shares of RP if the current Dividend Period or succeeding Dividend Period is a Special Dividend Period of more than 60 days. Any notice given to a Remarketing Agent to tender or hold shares for a particular Dividend Period shall be irrevocable and shall not be conditioned upon the level at which the Applicable Dividend Rate is established. A Remarketing Agent may, in its sole discretion, (i) at the request of a Beneficial Owner that has tendered one or more shares to such Remarketing Agent, waive such Beneficial Owner’s tender, and thereby enable such Beneficial Owner to continue to hold the share or shares for the next 28-day Dividend Period (in the case of Series A RP) or 7-day Dividend Period (in the case of Series B RP or Series C RP) or, if applicable, a designated Special Dividend Period, as agreed to by such Beneficial Owner and such Remarketing Agent at such time, so long as such tendering Beneficial Owner has indicated to such Remarketing Agent that it would accept the new Applicable Dividend Rate for such Dividend Period, such waiver to be contingent upon the Remarketing Agents’ ability to remarket all shares of RP tendered in such Remarketing, and (ii) at the request of a Beneficial Owner that has elected to hold one or more of its shares of RP, waive such Beneficial Owner’s election with respect thereto, such waiver to be contingent upon the Remarketing Agents’ ability to remarket all shares of RP tendered in such Remarketing.

(zz) The ability of each Beneficial Owner to tender shares of RP in a Remarketing shall be limited to the extent that (i) the Remarketing Agents conduct a Remarketing pursuant to the terms of the Remarketing Agreement, (ii) shares tendered have not been called for redemption and (iii) the Remarketing Agents are able to find a purchaser or purchasers for tendered shares of RP at an Applicable Dividend Rate for the next applicable Dividend Period that is not in excess of the Maximum Dividend Rate for such Dividend Period.

3. Determination of Applicable Dividend Rates.

(aaa) By 3:00 p.m., New York City time, on each Remarketing Date for a series of RP, the Remarketing Agents shall determine the Applicable Dividend Rate to the nearest one-thousandth (0.001) of one percent per annum for the next 28-day Dividend Period (in the case of Series A RP) or 7-day Dividend Period (in the case of Series B RP or Series C RP), or, if designated, Special Dividend Period. The Applicable Dividend Rate for each such Dividend Period, except as otherwise required herein, shall be the dividend rate per annum which the Remarketing Agents determine, in their sole judgment, to be the lowest rate that will enable them to remarket on behalf of the Beneficial Owners thereof all shares of RP subject to Tender and Dividend Reset in such Remarketing and tendered to them on such Remarketing Date at a price of $50,000 per share (in the case of Series A RP) or $25,000 per share (in the case of Series B RP and Series C RP).

(bbb) For any series of RP, if no Applicable Dividend Rate shall have been established on a Remarketing Date in a Remarketing for the next 28-day Dividend Period (in the case of Series A RP) or 7-day Dividend Period (in the case of Series B RP or Series C RP), or Special Dividend Period, if any, for any reason (other than because there are no Remarketing Agents, the Remarketing Agents are not required to conduct a Remarketing pursuant to the terms of the Remarketing Agreement or the Remarketing Agents are unable to remarket on the Remarketing Date all shares of RP tendered (or deemed tendered) to them at a price of $50,000 per share (in the case of Series A RP) or $25,000 per share (in the case of Series B RP and Series C RP)), then the Remarketing Agents, in their sole discretion, shall, if necessary and except during a Non-Payment Period, after taking into account market conditions as reflected in the prevailing yields on fixed and variable rate taxable and tax exempt debt securities and the prevailing dividend yields of fixed and variable rate preferred stock, determine the Applicable Dividend Rate that would be the rate per annum that would be the initial dividend rate fixed in an offering on such Remarketing Date, assuming in each case a comparable dividend period, issuer and security. If there is no Remarketing for such series of RP because there are no Remarketing Agents or the Remarketing Agents are not required to conduct a Remarketing pursuant to the Remarketing Agreement or if the

Remarketing Agents are unable to remarket on the Remarketing Date all shares of RP tendered (or deemed tendered) to them at a price of $50,000 per share (in the case of Series A RP) or $25,000 per share (in the case of Series B RP or Series C RP), then, except during a Non-Payment Period, the Applicable Dividend Rate for the subsequent Dividend Period for RP and for each subsequent Dividend Period for RP for which no Remarketing takes place because of the foregoing shall be the applicable Maximum Dividend Rate for a 28-day Dividend Period (in the case of Series A RP) or 7-day Dividend Period (in the case of Series B RP or Series C RP) and the next Dividend Period for RP and each such subsequent Dividend Period shall be a 28-day Dividend Period (in the case of Series A RP) or 7-day Dividend Period (in the case of Series B RP or Series C RP).

(ccc) In determining the Applicable Dividend Rate for a series of RP, the Remarketing Agents shall, after taking into account market conditions as reflected in the prevailing yields on fixed and variable rate taxable and tax exempt debt securities and the prevailing dividend yields of fixed and variable rate preferred stock determined for the purpose of providing non-binding indications of the Applicable Dividend Rate to Beneficial Owners and potential purchasers of shares of RP, (i) consider the number of shares of RP tendered and the number of shares of RP potential purchasers are willing to purchase and (ii) contact by telephone or otherwise current and potential Beneficial Owners of shares of RP subject to Tender and Dividend Reset to ascertain the dividend rates at which they would be willing to hold shares of RP.

(ddd) The Applicable Dividend Rate for each series of RP shall be determined as aforesaid by the Remarketing Agents in their sole discretion (except as otherwise provided in this Section 12.1 with respect to an Applicable Dividend Rate that shall be the Non-Payment Period Rate or the Maximum Dividend Rate) and shall be conclusive and binding on Holders and Beneficial Owners.

(eee) Except during a Non-Payment Period, the Applicable Dividend Rate for any Dividend Period for each series of RP shall not be more than the applicable Maximum Dividend Rate.

4. Allocation of Shares: Failure to Remarket at Liquidation Preference.

(fff) If the Remarketing Agents are unable to remarket by 3:00 p.m., New York City time, on a Remarketing Date all shares of RP tendered (or deemed tendered) to them in the related Remarketing at a price of $50,000 per share (in the case of Series A RP) or $25,000 per share (in the case of Series B RP or Series C RP), (i) each Beneficial Owner that tendered or was deemed to have tendered shares of RP for sale shall sell a number of shares of RP on a pro rata basis, to the extent practicable, or by lot, as determined by the Remarketing Agents in their sole discretion, based on the number of orders to purchase shares of RP in such Remarketing, and (ii) the Applicable Dividend Rate for the next Dividend Period for RP, which shall be a 28-day Dividend Period, shall be the Maximum Dividend Rate for such 28-day Dividend Period (in the case of Series A RP) or 7-day Dividend Period (in the case of Series B RP or Series C RP).

(ggg) If the allocation procedures described above would result in the sale of a fraction of a share of RP, the Remarketing Agents shall, in their sole discretion, round up or down the number of shares of RP sold by each Beneficial Owner on the applicable Remarketing Date so that each share sold by a Beneficial Owner shall be a whole share of RP, and the total number of shares sold equals the total number of shares purchased on such Remarketing Date.

5. Notification of Results: Settlement.

(hhh) By telephone at approximately 3:30 p.m., New York City time, on each Remarketing Date, the Remarketing Agents shall advise each Beneficial Owner of tendered shares and each purchaser thereof (or the Agent Member thereof) (i) of the number of shares such Beneficial Owner or purchaser is to sell or purchase and (ii) to give instructions to its Agent Member to deliver such shares against payment therefor or to pay the purchase price against delivery as appropriate. The Remarketing Agents will also advise each Beneficial Owner or purchaser that is to continue to hold, or to purchase, shares with a Dividend Period beginning on the Business Day following such Remarketing Date of the Applicable Dividend Rate for such shares.

(iii) In accordance with the Securities Depository’s normal procedures, on the Settlement Date, the transactions described above with respect to each share of RP shall be executed through the Securities Depository, if the Securities Depository or its nominee holds or is to hold the certificate relating to the shares to be purchased, and the accounts of the respective Agent Members of the Securities Depository shall be debited and credited and shares delivered by book entry as necessary to effect the purchases and sales of shares of RP in the related Remarketing. Purchasers of such shares of RP shall make payment to the Paying Agent in same-day funds against delivery to such purchasers or their nominees of one or more certificates representing such shares of RP, or, if the Securities Depository or its nominee holds or is to hold the certificate relating to such shares to be purchased, through their Agent Members in same-day funds to the Securities Depository against delivery by book entry of such shares of RP through their Agent Members. The Securities Depository shall make payment in accordance with its normal procedures.

(jjj) If any Beneficial Owner selling shares of RP in a Remarketing fails to deliver such shares, the Agent Member of such selling Beneficial Owner and of any other person that was to have purchased shares of RP in such Remarketing may deliver to any such other person a number of whole shares of RP that is less than the number of shares that otherwise was to be purchased by such person. In such event, the number of shares of RP to be so delivered shall be determined by such Agent Member. Delivery of such lesser number of shares of RP shall constitute good delivery of such number of shares.

(kkk) The Remarketing Agents, the Paying Agent and the Securities Depository each will use its reasonable commercial efforts to meet the timing requirements set forth in paragraphs (a) and (b) above; provided that, in the event that there is a delay in the occurrence of any delivery or other event connected with a Remarketing, the Remarketing Agents, the Paying Agent and the Securities Depository each will use its reasonable commercial efforts to accommodate such delivery in furtherance of the Remarketing.

(lll) Notwithstanding any of the foregoing provisions of this paragraph 5, the Remarketing Agents may, in their sole discretion, modify the settlement procedures set forth above with respect to any Remarketing, provided any such modification does not adversely affect the Beneficial Owners or the Holders of RP or the Trust.

(mmm) Neither the Trust, the Paying Agent nor any of the Remarketing Agents shall be obligated in any case to provide funds to make payment to a Beneficial Owner upon such Beneficial Owner’s tender of its shares of RP in a Remarketing, unless, in each case, such shares of RP were acquired for the account of the Trust, the Paying Agent or any of the Remarketing Agents, as the case may be.

6. Purchase of Shares of RP by Remarketing Agents. The Remarketing Agents may purchase for their own account shares of RP in a Remarketing, provided that they purchase all tendered (or deemed tendered) shares of RP not sold in such Remarketing to other purchasers. If the Remarketing Agents hold shares of RP for their own account upon completion of a Remarketing, they must establish an Applicable Dividend Rate with respect to such shares in such Remarketing that is not higher than the Applicable Dividend Rate that would have been established if the Remarketing Agents did not hold or had not purchased such shares. Except as provided in the first sentence of this paragraph 6, the Remarketing Agents shall not be obligated to purchase any shares of RP that would otherwise remain unsold in a Remarketing. If the Remarketing Agents hold for their own account any shares of RP subject to a Remarketing immediately prior to such Remarketing and if all other shares subject to such Remarketing and tendered for sale by other Beneficial Owners of shares of RP (including circumstances where any of the Remarketing Agents hold such shares as nominee) have been sold in such Remarketing, then the Remarketing Agents may sell such number of their shares in such Remarketing as there are outstanding orders to purchase that have not been filled by shares tendered for sale by other Beneficial Owners.

7. Applicable Dividend Rate During a Non-Payment Period. So long as a Non-Payment Period for any series of RP shall continue, paragraphs 1, 2, 3, 4, 5 and 6 of this Part II of Section 12.1 shall not be applicable to any of the shares of all series of RP and the shares of all series of RP shall not be subject to Tender and Dividend Reset.

8. Transfers. Unless the Trust has elected, during a Non-Payment Period, to waive this requirement, ownership of shares of RP will be maintained in book entry form by the Securities Depository, for the account of a designated Agent Member which, in turn, shall maintain records of such purchaser’s beneficial ownership.

9. Miscellaneous.

(nnn) To the extent permitted by applicable law, the Trustees may interpret or adjust the provisions hereof to resolve any inconsistency or ambiguity, or to remedy any formal defect.

(ooo) Notwithstanding any provision of these Bylaws, (i) no Remarketing Agent, Paying Agent, Securities Depository or Agent Member shall have any obligation in respect of any person having any interest in any share of RP other than the Beneficial Owner thereof, and the Paying Agent shall have no obligation to record any transfer of beneficial ownership in any share unless and until it shall have received proper notice and evidence of such transfer and the right of the transferee in accordance with its procedures in effect from time to time, and (ii) the record books of the Trust as kept by the Paying Agent shall be conclusive as to who is the Holder of any share of RP and as to the number of shares of RP held from time to time by any Holder, and the Trust shall have no obligation in respect of any share of RP to any person other than such Holder.

10. Securities Depository; Share Certificates.

(ppp) If there is a Securities Depository, one certificate for all of the shares of each series of RP shall be issued to the Securities Depository and registered in the name of the Securities Depository or its nominee. Any such certificate shall bear a legend to the effect that such certificate is issued subject to the provisions contained in this Section 12.1. Unless the Trust shall have elected, during a Non-Payment Period, to waive this requirement, the Trust will also issue stop-transfer instructions to this effect to the Paying Agent for the shares of RP. Except as provided in paragraph (b) below, the Securities Depository or its nominee will be the Holder, and no Beneficial Owner shall receive certificates representing its ownership interest in such shares.

(qqq) If the Applicable Dividend Rate applicable to all shares of any series of RP shall be the Non-Payment Period Rate or there is no Securities Depository, the Trust may at its option issue one or more new certificates with respect to such shares (without the legend referred to in paragraph 10(a) of this Part II of Section 12.1) registered in the names of the Beneficial Owners or their nominees and rescind the stop-transfer instructions referred to in paragraph 10(a) of this Part II of Section 12.1 with respect to such shares.

12.2 Statement Creating One Series of Variable Rate Demand Preferred Shares.

DESIGNATION

A series of 1,380 preferred shares, without par value, of Franklin Municipal Opportunities Trust (referred to in this Article 12, Section 12.2 as the “Fund”), liquidation preference $100,000 per share, plus an amount equal to accumulated but unpaid dividends thereon, is hereby designated “Series 1 Variable Rate Demand Preferred

Shares” (the “Series 1 VRDP Shares”). The Series 1 VRDP Shares shall be issued on a date determined by the Board of Trustees of the Fund or pursuant to their delegated authority; have an Applicable Rate determined as provided in this Article 12, Section 12.2; and have such other preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law or as set forth in the Declaration of Trust, as set forth herein. The Series 1 VRDP Shares shall constitute a separate series of preferred shares of beneficial interest of the Fund.

The Board of Trustees of the Fund may, in the future, authorize the issuance of additional Preferred Shares with the same preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption and other terms herein described except to the extent such terms shall be altered in the Bylaws.

Definitions. The following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

“1940 Act” means the Investment Company Act of 1940, as amended, or any successor statute.

“Agent Member” means a Person with an account at the Securities Depository that holds one or more Series 1 VRDP Shares through the Securities Depository, directly or indirectly, for a Beneficial Owner and that will be authorized and instructed, directly or indirectly, by a Beneficial Owner to disclose information to the Remarketing Agent and the Tender and Paying Agent with respect to such Beneficial Owner.

“Alternate VRDP Shares Purchase Agreement” means any agreement with a successor liquidity provider replacing the VRDP Shares Purchase Agreement (or any replacement therefor) upon its termination in accordance with its terms and containing a Purchase Obligation substantially similar to the Purchase Obligation therein as determined by the Fund.

“Applicable Base Rate” means (i) with respect to a Rate Period of fewer than forty-nine (49) days, the greater of (a) the SIFMA Municipal Swap Index and (b) SOFR plus 0.15%, and (ii) with respect to a Rate Period of forty-nine (49) or more days, SOFR plus 0.15%. If the SIFMA Municipal Swap Index or SOFR in respect of any Rate Period would otherwise be less than zero percent (0%), then the SIFMA Municipal Swap Index or SOFR, as applicable, for such Rate Period will be deemed to be zero percent (0%).

“Applicable Percentage” shall have the meaning set forth in the definition of the Maximum Rate.

“Applicable Rate” means the dividend rate per annum on any share of Series 1 VRDP Shares for a Rate Period determined as set forth in paragraph (e)(i) of Section 2 of Part I of this Article 12, Section 12.2 or in the definition of “Maximum Rate,” as applicable.

“Applicable Rate Determination” means each periodic operation of the process of determining the Applicable Rate for the Series 1 VRDP Shares for a Subsequent Rate Period, as provided in the VRDP Shares Remarketing Agreement and Part II of this Article 12, Section 12.2.

“Applicable Spread” means, in connection with the Maximum Rate for any Rate Period (and subject to adjustment as described in the definition of Maximum Rate):

(i) when there is not a Failed Remarketing Condition, 200 basis points (2.00%), and

(ii) while a Failed Remarketing Condition has occurred or is continuing, then the Applicable Spread is 200 basis points (2.00%) up to fifty-nine (59) days after the occurrence of a Failed Remarketing Condition. If a Failed Remarketing Condition continues for more than fifty-nine (59) days, then the determination of the Applicable Spread shall increase in accordance with the following schedule:

Sixty (60) days but fewer than ninety (90) days of a continued Failed Remarketing Condition:	225 basis points (2.25%)

Ninety (90) days but fewer than 120 days of a continued Failed Remarketing Condition:	250 basis points (2.50%)

120 days but fewer than 150 days of a continued Failed Remarketing Condition:	275 basis points (2.75%)

150 days but fewer than 180 days of a continued Failed Remarketing Condition:	300 basis points (3.00%)

180 days or more of a continued Failed Remarketing Condition:	400 basis points (4.00%)

Provided that, if at any time when the Applicable Spread is 225 basis points (2.25%), 250 basis points (2.50%), 275 basis points (2.75%), 300 basis points (3.00%) or 400 basis points (4.00%) and the Failed Remarketing Condition no longer exists due to the successful remarketing of all Purchased Series 1 VRDP Shares, then such Applicable Spread of 225 basis points (2.25%), 250 basis points (2.50%), 275 basis points (2.75%), 300 basis points (3.00%) or 400 basis points (4.00%) will continue to be the Applicable Spread in connection with determining the Maximum Rate in effect for each Rate Period commencing with the first Subsequent Rate Period after the Failed Remarketing Condition no longer exists through and including the first Subsequent Rate Period ending on or after the 45th day after the day the Failed Remarketing Condition no longer exists; provided, further, that (i) if a new Failed Remarketing Condition occurs prior to the end of such period and the Applicable Spread is then 225 basis points

(2.25%), the date such new Failed Remarketing Condition occurs will be deemed to be the 60th day of a continued Failed Remarketing Condition, (ii) if a new Failed Remarketing Condition occurs prior to the end of such period and the Applicable Spread is then 250 basis points (2.50%), the date such new Failed Remarketing Condition occurs will be deemed to be the 90th day of a continued Failed Remarketing Condition, (iii) if a new Failed Remarketing Condition occurs prior to the end of such period and the Applicable Spread is then 275 basis points (2.75%), the date such new Failed Remarketing Condition occurs will be deemed to be the 120th day of a continued Failed Remarketing Condition, (iv) if a new Failed Remarketing Condition occurs prior to the end of such period and the Applicable Spread is then 300 basis points (3.00%), the date such new Failed Remarketing Condition occurs will be deemed to be the 150th day of a continued Failed Remarketing Condition and (v) if a new Failed Remarketing Condition occurs prior to the end of such period and the Applicable Spread is then 400 basis points (4.00%), the date such new Failed Remarketing Condition occurs will be deemed to be the 180th day of a continued Failed Remarketing Condition, in each case, solely for purposes of determining the Applicable Spread.

“ARP Shares” shall mean the outstanding Remarketed Preferred Shares of the Fund designated in Section 12.1 of these Bylaws.

“Beneficial Owner” means a Person whose name is recorded as being the beneficial owner of such Series 1 VRDP Shares by the Securities Depository, an Agent Member or other securities intermediary on the records of such Securities Depository, Agent Member or securities intermediary, as the case may be, or such Person’s subrogee, including the Liquidity Provider to the extent it is at any time such a beneficial owner of the Series 1 VRDP Shares (irrespective of any assignment or transfer by the Liquidity Provider of its voting rights).

“Board of Trustees” means the Board of Trustees of the Fund or any duly authorized committee thereof.

“Business Day” means a day other than a day (a) on which commercial banks in the city of New York, New York are required or authorized by law or executive order to close or (b) on which the New York Stock Exchange is closed.

“Closing Date” means the Date of Original Issue of the Series 1 VRDP Shares subject to the satisfaction of the conditions specified in Section 3.01 of the Fee Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Shares” means the common shares of beneficial interest, without par value, of the Fund.

“Cure Date” means the VRDP Shares Basic Maintenance Cure Date or the Minimum VRDP Shares Asset Coverage Cure Date, as the case may be.

“Custodian” means a bank, as defined in Section 2(a)(5) of the 1940 Act, that has the qualifications prescribed in paragraph 1 of Section 26(a) of the 1940 Act, or such other entity as shall be providing custodian services to the Fund as permitted by the 1940 Act or any rule, regulation, or order thereunder, and shall include, as appropriate, any similarly qualified sub-custodian duly appointed by the Custodian.

“Date of Original Issue,” with respect to the Series 1 VRDP Shares, means the date on which the Fund initially issued such Series 1 VRDP Shares.

“Declaration of Trust” means the Second Amended and Restated Agreement and Declaration of Trust of the Fund dated July 29, 2026, on file with the Secretary of State of The Commonwealth of Massachusetts, as amended and supplemented from time to time.

“Deposit Securities” means, as of any date, any United States dollar-denominated security or other investment of a type described below that either (i) is a demand obligation payable to the holder thereof on any Business Day or (ii) has a maturity date, mandatory redemption date or mandatory payment date, on its face or at the option of the holder, preceding the relevant Redemption Date, Dividend Payment Date or other payment date in respect of which such security or other investment has been deposited or set aside as a Deposit Security:

(1)	cash or any cash equivalent;

(2)	any U.S. Government Security;

(3)

any Municipal Security that has a credit rating from at least one NRSRO that is the highest applicable rating generally ascribed by such NRSRO to Municipal Securities with substantially similar terms as of the date of this Article 12, Section 12.2 (or such rating’s future equivalent), including (A) any such Municipal Security that has been pre-refunded by the issuer thereof with the proceeds of such refunding having been irrevocably deposited in trust or escrow for the repayment thereof and (B) any such fixed or variable rate Municipal Security that qualifies as an eligible security under Rule 2a-7 under the 1940 Act;

(4)

any investment in any money market fund registered under the 1940 Act that qualifies under Rule 2a-7 under the 1940 Act, or similar investment vehicle described in Rule 12d1-1(b)(2) under the 1940 Act, that invests principally in Municipal Securities or U.S. Government Securities or any combination thereof; or

(5)

any letter of credit from a bank or other financial institution that has a credit rating from at least one (1) NRSRO that is the highest applicable rating generally ascribed by such NRSRO to bank deposits or short-term debt of similar banks or other financial institutions as of the date of this Article 12, Section 12.2 (or such rating’s future equivalent).

“Discounted Value,” as of any Valuation Date, shall have the meaning set forth in the respective Rating Agency Guidelines.

“Dividend Payment Date,” except as otherwise provided in paragraph (d) of Section 2 of Part I of this Article 12, Section 12.2, means the date that is the first (1st) Business Day of each calendar month.

“Dividend Period,” with respect to the Series 1 VRDP Shares, means the period from, and including, the Date of Original Issue of the Series 1 VRDP Shares to, but excluding, the initial Dividend Payment Date for the Series 1 VRDP Shares and any period thereafter from, and including, one Dividend Payment Date for the Series 1 VRDP Shares to, but excluding, the next succeeding Dividend Payment Date for the Series 1 VRDP Shares.

“Effective Leverage Ratio” shall have the meaning set forth in the Fee Agreement.

“Effective Leverage Ratio Cure Period” shall have the meaning set forth in the Fee Agreement.

“Electronic Means” means e-mail transmission or other similar electronic means of communication providing evidence of transmission (but excluding online communications systems covered by a separate agreement) acceptable to the sending party and the receiving party, in any case if operative as between any two parties, or, if not operative, by telephone (promptly confirmed by any other method set forth in this definition), which, in the case of notices to the Tender and Paying Agent, shall be sent by such means as set forth in Section 7.02 of the Tender and Paying Agent Agreement or as specified in the related notice; provided, however, that solely with respect to notices, requests, demands and communications to be delivered by or to the Tender and Paying Agent, facsimile transmission shall not be considered Electronic Means.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Extraordinary Corporate Event” means as to the Liquidity Provider, (i) the consolidation or amalgamation with, or merger with or into, or the transfer of all or substantially all of the Liquidity Provider’s assets to another entity, or (ii) the dissolution, for any reason, of the Liquidity Provider other than in connection with the consolidation, amalgamation with, or merger with or into another entity or the transfer of all or substantially all of the Liquidity Provider’s assets; provided, however, that with respect to (i) above, an Extraordinary Corporate Event does not include any of the listed occurrences where (x) the surviving entity, or transferee of all or substantially all of the Liquidity Provider’s assets, (a) assumes all of the obligations of the Liquidity Provider under the terms of the VRDP Shares Purchase Agreement and (b) has short-term debt ratings in one of the two highest ratings categories from the Requisite NRSROs and (y) the Liquidity Provider has provided notice in writing to the Fund confirming the information described in (x) at least ten (10) days prior to the scheduled date of the applicable listed occurrence in (i) above.

“Failed Remarketing Condition” means a Failed Remarketing Condition—Purchased Series 1 VRDP Shares or a Failed Remarketing Condition—Unpurchased Series 1 VRDP Shares.

“Failed Remarketing Condition—Purchased Series 1 VRDP Shares” means that the Liquidity Provider acquires and continues to be the beneficial owner for federal income tax purposes of any Series 1 VRDP Shares in connection with purchases made pursuant to the Purchase Obligation (whether as a result of an unsuccessful Remarketing or a Mandatory Purchase) on any Purchase Date, including the Series 1 VRDP Shares that the Liquidity Provider continues to be the beneficial owner of for federal income tax purposes after the expiration or termination of the VRDP Shares Purchase Agreement.

“Failed Remarketing Condition—Purchased Series 1 VRDP Shares Redemption” means redemption by the Fund, at a redemption price equal to $100,000 per share plus accumulated but unpaid dividends thereon (whether or not earned or declared) to, but excluding, the date fixed by the Board of Trustees for redemption, of the Series 1 VRDP Shares that the Liquidity Provider shall have acquired pursuant to the Purchase Obligation and continued to be the beneficial owner of for federal income tax purposes for a continuous period of six (6) months during which such Series 1 VRDP Shares are tendered for Remarketing on each Business Day in accordance with the Related Documents but cannot be successfully remarketed (i.e., a Failed Remarketing Condition—Purchased Series 1 VRDP Shares shall have occurred and be continuing for such period of time with respect to the Series 1 VRDP Shares), determined by the Fund on a first-in, first-out basis, in accordance with and subject to the provisions of the Fee Agreement and this Article 12, Section 12.2.

“Failed Remarketing Condition—Unpurchased Series 1 VRDP Shares” means that a Beneficial Owner (other than the Liquidity Provider or its affiliates) continues to hold the Series 1 VRDP Shares, that were subject to a Tender in accordance with the VRDP Shares Purchase Agreement, after any Purchase Date as a result of the failure by the Liquidity Provider for any reason to purchase the Series 1 VRDP Shares pursuant to the Purchase Obligation (whether as a result of an unsuccessful Remarketing or a Mandatory Purchase) (“Unpurchased Series 1 VRDP Shares”), until such time as all Outstanding Unpurchased Series 1 VRDP Shares are (i) successfully remarketed pursuant to a Remarketing, (ii) purchased by the Liquidity Provider pursuant to the Purchase Obligation, or (iii) if not successfully remarketed pursuant to a Remarketing or purchased by the Liquidity Provider pursuant to the Purchase Obligation, the subject of a properly tendered Notice of Revocation (or any combination of the foregoing); and any Unpurchased Series 1 VRDP Shares shall be deemed tendered for Remarketing until the earliest to occur of the foregoing events (i), (ii) or (iii) with respect to such Unpurchased Series 1 VRDP Shares.

“Failure to Deposit” means, with respect to the Series 1 VRDP Shares, a failure by the Fund to pay to the Tender and Paying Agent, not later than 12:00 noon, New York City time, (A) on the Business Day immediately preceding any Dividend Payment Date for such Series 1 VRDP Shares, in funds available on such Dividend Payment

Date in the city of New York, New York, the full amount of any dividend (whether or not earned or declared) to be paid on such Dividend Payment Date on any share of the Series 1 VRDP Shares or (B) on the Business Day immediately preceding any redemption date in funds available on such redemption date for such Series 1 VRDP Shares in the city of New York, New York, the Redemption Price to be paid on such redemption date for any share of such Series 1 VRDP Shares after Notice of Redemption is provided pursuant to paragraph (c) of Section 10 of Part I of this Article 12, Section 12.2; provided, however, that the foregoing clause (B) shall not apply to the Fund’s failure to pay the Redemption Price in respect of the Series 1 VRDP Shares when the related Notice of Redemption provides that redemption of such shares is subject to one or more conditions precedent and any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

“Fee Agreement” means the VRDP Shares Fee Agreement, dated as of November 5, 2026, by and between the Fund and the initial Liquidity Provider, as amended, modified or supplemented from time to time or any similar agreement with a successor Liquidity Provider.

“Final Notice of Purchase” means, in connection with an Optional Tender or a Mandatory Tender, a Notice of Purchase delivered by the Tender and Paying Agent to the Liquidity Provider (or directly to the Liquidity Provider by Beneficial Owners or their Agent Members, in the case of an Optional Tender, or Holders, in the case of a Mandatory Tender, if there is no Tender and Paying Agent or for any reason the Tender and Paying Agent does not perform its obligations) on the Purchase Date indicating the number of Series 1 VRDP Shares to be purchased on such date pursuant to the Purchase Obligation, or, in connection with a Mandatory Purchase, the Mandatory Purchase Notice delivered by the Fund or the Tender and Paying Agent on behalf of the Fund.

“Gross-up Payment” means payment to a Beneficial Owner of an amount which, when taken together with the aggregate amount of Taxable Allocations made to such Beneficial Owner to which such Gross-up Payment relates, would cause such Beneficial Owner’s dividends in dollars (after giving effect to regular federal income tax consequences) from the aggregate of such Taxable Allocations and the related Gross-up Payment to be equal to the dollar amount of the dividends which would have been received by such Beneficial Owner if the amount of such aggregate Taxable Allocations would have been excludable from the gross income of such Beneficial Owner. Such Gross-up Payment shall be calculated (i) without consideration being given to the time value of money; (ii) assuming that no Beneficial Owner of the Series 1 VRDP Shares is subject to the federal alternative minimum tax with respect to dividends received from the Fund; (iii) assuming that each Taxable Allocation and each Gross-up Payment (except to the extent such Gross-up Payment is designated as an exempt-interest dividend under Section 852(b)(5) of the Code or successor provisions) would be taxable in the hands of each Beneficial Owner of the Series 1 VRDP Shares at the maximum marginal regular federal individual income tax rate applicable to ordinary income or net capital gains, as applicable, or the maximum marginal regular federal corporate income tax rate applicable to ordinary income or net capital gains, as applicable, whichever is greater, in effect at the time such Gross-up Payment is made; and (iv) assuming that each Taxable Allocation and each Gross-up Payment would be subject to the tax imposed by Section 1411 of the Code or any similar Medicare or other surtax.

“Holder” means a Person in whose name a share of Series 1 VRDP Shares is registered in the registration books of the Fund maintained by the Tender and Paying Agent.

“Initial Rate Period,” with respect to the Series 1 VRDP Shares, means the period commencing on and including the Date of Original Issue thereof and ending on, and including, the next succeeding Wednesday, or, if such day is not a Business Day, the next succeeding Business Day or such other date determined by the Board of Trustees of the Fund or pursuant to their delegated authority.

“Initial Special Rate Period” means an Initial Rate Period that has been designated as a Special Rate Period.

“Investment Adviser” means Franklin Advisers, Inc., a California corporation, or such other entity as shall be then serving as the investment adviser of the Fund, and shall include, as appropriate, any sub-adviser duly appointed by the Investment Adviser.

“Late Charge” shall have the meaning specified in paragraph (e)(i)(C) of Section 2 of Part I of this Article 12, Section 12.2.

“Liquidation Preference,” with respect to a given number of Series 1 VRDP Shares, means $100,000 times that number.

“Liquidity Account” shall have the meaning specified in paragraph (b)(ii)(B) of Section 10 of Part I of this Article 12, Section 12.2.

“Liquidity Account Investments” means Deposit Securities or any other security or investment owned by the Fund that is rated not less than A- or A3 or the equivalent rating (or any such rating’s future equivalent) by each NRSRO then rating such security or investment (or, if rated by only one NRSRO, by such NRSRO) or, if no NRSRO is then rating such security, deemed to be, with the prior written consent of the Liquidity Provider, of an equivalent rating by the Investment Adviser on the Fund’s books and records.

“Liquidity Provider” means any entity in such capacity pursuant to a VRDP Shares Purchase Agreement, initially, Bank of America, N.A.

“Liquidity Provider Ratings Event” means any time at which the Liquidity Provider shall fail to maintain short-term debt ratings in one of the two highest rating categories from the Requisite NRSROs.

“Liquidity Provider Ratings Event Termination Date” means the date established by the Tender and Paying Agent, acting upon instructions of the Fund pursuant to the

Tender and Paying Agent Agreement, for termination of the VRDP Shares Purchase Agreement upon the occurrence of a Liquidity Provider Ratings Event, which date shall be not less than sixteen (16) days nor more than thirty (30) days following the date on which such Liquidity Provider Ratings Event first occurs.

“Liquidity Requirement” shall have the meaning specified in paragraph (b)(ii)(C) of Section 10 of Part I of this Article 12, Section 12.2.

“Mandatory Purchase” means the mandatory purchase of Outstanding Series 1 VRDP Shares by the Liquidity Provider pursuant to the VRDP Shares Purchase Agreement in connection with a Mandatory Purchase Event.

“Mandatory Purchase Date” means the Purchase Date for a Mandatory Purchase determined in accordance with this Article 12, Section 12.2 and the VRDP Shares Purchase Agreement.

“Mandatory Purchase Event” means, (i) in connection with the termination of the VRDP Shares Purchase Agreement due to its expiration as of a Scheduled Termination Date, by the fifteenth day prior to any such Scheduled Termination Date, (a) the Liquidity Provider shall not have agreed to an extension or further extension of the Scheduled Termination Date to a date not earlier than 180 days from the Scheduled Termination Date of the VRDP Shares Purchase Agreement then in effect, and (b) the Fund shall not have obtained and delivered to the Tender and Paying Agent an Alternate VRDP Shares Purchase Agreement with a termination date not earlier than 180 days from the Scheduled Termination Date of the VRDP Shares Purchase Agreement being replaced, or (ii) in connection with the termination of the VRDP Shares Purchase Agreement due to a Liquidity Provider Ratings Event or Related Party Termination Event, by the fifteenth day prior to the Liquidity Provider Ratings Event Termination Date or Related Party Termination Date, as the case may be, the Fund shall not have obtained and delivered to the Tender and Paying Agent an Alternate VRDP Shares Purchase Agreement with a termination date not earlier than 180 days from the Liquidity Provider Ratings Event Termination Date or Related Party Termination Date, as the case may be, of the VRDP Shares Purchase Agreement being replaced. The Mandatory Purchase Event shall be deemed to occur on such fifteenth day prior to any Scheduled Termination Date, Liquidity Provider Ratings Event Termination Date or Related Party Termination Date, as the case may be.

“Mandatory Purchase Notice” means, in connection with the Mandatory Purchase of the Series 1 VRDP Shares, a notice, substantially in the form attached to the VRDP Shares Purchase Agreement as Exhibit B, delivered by the Fund or the Tender and Paying Agent on behalf of the Fund to the Holders and the Liquidity Provider in accordance with the VRDP Shares Purchase Agreement and specifying a Mandatory Purchase Date.

“Mandatory Tender,” with respect to a Mandatory Tender Event, means the mandatory tender of all the Series 1 VRDP Shares by Holders for Remarketing or, in the event (i) no Remarketing occurs on or before the Purchase Date or (ii) pursuant to an attempted Remarketing, the Series 1 VRDP Shares remain unsold and the Remarketing Agent does not purchase for its own account the unsold Series 1 VRDP Shares tendered to the Tender and Paying Agent for Remarketing (provided that the Remarketing Agent may seek to sell such Series 1 VRDP Shares in a subsequent Remarketing prior to the Purchase Date), for purchase by the Liquidity Provider at the Purchase Price pursuant to Part II of this Article 12, Section 12.2 and the VRDP Shares Purchase Agreement.

“Mandatory Tender Event” means (a) each failure by the Fund to make a scheduled payment of dividends on a Dividend Payment Date; (b) the occurrence of a Liquidity Provider Ratings Event (which shall constitute a single Mandatory Tender Event upon the occurrence of such Liquidity Provider Ratings Event, whether or not continuing and whether or not such Liquidity Provider Ratings Event also results in a Mandatory Purchase Event; provided that, following restoration of the short-term debt ratings to the requisite level, a subsequent Liquidity Provider Ratings Event shall constitute a new Mandatory Tender Event); (c) in the event of a failure by the Fund to pay the Liquidity Provider the applicable fee when due under the terms of the Fee Agreement if the Liquidity Provider (in its sole discretion) thereafter provides written notice to the Fund that such failure to pay such fee constitutes a Mandatory Tender Event; (d) the eighth (8th) day prior to the scheduled date of the occurrence of an Extraordinary Corporate Event; (e) the Fund shall have obtained and delivered to the Tender and Paying Agent an Alternate VRDP Shares Purchase Agreement by the fifteenth day prior to the Scheduled Termination Date, Liquidity Provider Ratings Event Termination Date or Related Party Termination Date, as the case may be, of the VRDP Shares Purchase Agreement being replaced; (f) the Fund shall have provided a Notice of Proposed Special Rate Period in accordance with this Article 12, Section 12.2, except in the case of an Initial Special Rate Period; or (g) in the event of a breach by the Fund of its Effective Leverage Ratio covenant with the Liquidity Provider in the Fee Agreement and the failure to cure such breach within forty-five (45) days from the date of such breach (which 45-day period would include the Effective Leverage Ratio Cure Period), if the Liquidity Provider (in its sole discretion) thereafter provides written notice to the Fund and the Tender and Paying Agent that the failure to timely cure such breach constitutes a Mandatory Tender Event (subject to the Fund curing such breach prior to the delivery date of such notice from the Liquidity Provider).

“Mandatory Tender Notice” means, in connection with the Mandatory Tender of the Series 1 VRDP Shares, a notice, substantially in the form attached to the VRDP Shares Remarketing Agreement as Annex II, delivered by the Fund or the Tender and Paying Agent on behalf of the Fund to the Holders and the Liquidity Provider in accordance with the VRDP Shares Purchase Agreement and specifying a Mandatory Tender Event and Purchase Date.

“Market Value” of any asset of the Fund means the market value thereof determined on the basis of market quotations or, if market quotations are not readily available or are unreliable, at “fair value” as determined in accordance with valuation policies and procedures adopted by the Fund’s Board of Trustees in accordance with Rule 2a-5 under the 1940 Act.

“Maximum Rate” for the Series 1 VRDP Shares on any Rate Determination Date or in respect of the occurrence of a Failed Remarketing Condition for such Series 1 VRDP Shares, means the Applicable Percentage of the Applicable Base Rate plus the Applicable Spread. The Maximum Rate for the Series 1 VRDP Shares will depend on the long-term preferred stock rating assigned to the Series 1 VRDP Shares, the length of the Rate Period and whether or not the Fund has given notification to the Remarketing Agent and the Tender and Paying Agent prior to the Applicable Rate Determination for the Rate Period pursuant to Section 6 of Part II hereto that any ordinary income or capital gains will be included in the dividend on the Series 1 VRDP Shares for that Rate Period. The Applicable Percentage of the Applicable Base Rate is as follows:

Long-Term* Rating	Applicable Percentage of Applicable Base Rate – No Notification
S&P
AA- to AAA	100%
BBB- to A+	110%
Below BBB-**	135%

*

And/or the equivalent ratings of any Other Rating Agency then rating the Series 1 VRDP Shares at the request of the Fund; utilizing the lower of the ratings of the Rating Agencies then rating Series 1 VRDP Shares at the request of the Fund.

**	Includes unrated, if no Rating Agency is then rating Series 1 VRDP Shares at the request of the Fund.

provided, however, that in the event the Fund has given notification prior to the Applicable Rate Determination for the Rate Period pursuant to Section 6 of Part II hereof that any ordinary income and capital gains will be included in the dividend on the Series 1 VRDP Shares for that Rate Period, the Applicable Percentage in the foregoing table shall be divided by the quantity one (1) minus (i) the maximum marginal regular federal personal income tax rate applicable to ordinary income or net capital gains (as applicable), each expressed as a decimal, or (ii) the maximum marginal regular federal corporate income tax rate applicable to ordinary income or net capital gains (as applicable), each expressed as a decimal, whichever is greater and determined on a weighted average basis in respect of the relative amounts of ordinary income and net capital gains.

The Applicable Percentage as so determined and the Applicable Spread may be subject to upward (and, if previously adjusted upward, subsequent downward) adjustment as provided in the VRDP Shares Remarketing Agreement, with the prior written consent of the Liquidity Provider and after consultation with the Remarketing Agent; provided that, notwithstanding any provision to the contrary in the VRDP Shares Remarketing Agreement, immediately following any such upward adjustment, the Maximum Rate is equal to or higher than the rates determined subsequent to such adjustment and the Fund would be in compliance with the Minimum VRDP Shares Asset Coverage and the VRDP Shares Basic Maintenance Amount in the Rating Agency Guidelines of the Rating Agency or Rating Agencies then rating the Series 1 VRDP Shares at the request of the Fund. Furthermore, in the event of Special Rate

Periods of greater than 364 days, the Maximum Rate may be subject to upward (and, if previously adjusted upward, subsequent downward) adjustment as provided in the VRDP Shares Remarketing Agreement, with the prior written consent of the Liquidity Provider and after consultation with the Remarketing Agent; provided that, notwithstanding any provision to the contrary in the VRDP Shares Remarketing Agreement, immediately following any such upward adjustment, the Maximum Rate is equal to or higher than the rates determined subsequent to such adjustment and the Fund would be in compliance with the Minimum VRDP Shares Asset Coverage and the VRDP Shares Basic Maintenance Amount in the Rating Agency Guidelines of the Rating Agency or Rating Agencies then rating the Series 1 VRDP Shares at the request of the Fund.

A Maximum Rate in effect in respect of a Failed Remarketing Condition will continue to be the Applicable Rate (i) until the first (1st) day of the next succeeding Subsequent Rate Period after a Failed Remarketing Condition no longer exists in the case of a Minimum Rate Period or a Special Rate Period of twenty-eight (28) Rate Period Days or fewer, and (ii) until the first (1st) day of the next succeeding Dividend Period after a Failed Remarketing Condition no longer exists in the case of a Special Rate Period of greater than twenty-eight (28) Rate Period Days.

Notwithstanding any provision to the contrary in the VRDP Shares Remarketing Agreement, in no event shall the Maximum Rate exceed 15%; provided, however, that in the event the Fund has given notification prior to the Applicable Rate Determination for the Rate Period pursuant to Section 6 of Part II hereof that any ordinary income or capital gains will be included in the dividend on the Series 1 VRDP Shares for that Rate Period, the Maximum Rate shall not exceed 15% divided by the quantity one (1) minus (i) the maximum marginal regular federal personal income tax rate applicable to ordinary income or net capital gains (as applicable), each expressed as a decimal, or (ii) the maximum marginal regular federal corporate income tax rate applicable to ordinary income or net capital gains (as applicable), each expressed as a decimal, whichever is greater and determined on a weighted average basis in respect of the relative amounts of ordinary income and net capital gains.

“Minimum Rate Period” means any Rate Period consisting of seven (7) Rate Period Days, as adjusted to reflect any changes when the regular day that is a Rate Determination Date is not a Business Day.

“Minimum VRDP Shares Asset Coverage” means asset coverage, as defined in Section 18(h) of the 1940 Act as of the date of the Fee Agreement (excluding (1) from the denominator of such asset coverage test (i) any senior securities for which the Fund has issued a Notice of Redemption and either has delivered Deposit Securities to the Tender and Paying Agent or otherwise has adequate Deposit Securities on hand for the purpose of such redemption and (ii) the Fund’s outstanding preferred shares to be redeemed in accordance with the Fee Agreement with the gross proceeds from the sale of the Series 1 VRDP Shares, for which the Fund either has delivered Deposit Securities to the Tender and Paying Agent for the purpose of such redemption and (2) from the numerator of such asset coverage test, any Deposit Securities referred to in the previous clauses (1)(i) and (ii)), with such changes thereafter as agreed with the prior written consent of the Liquidity Provider, of at least 200% or such higher percentage as required and specified in the Fee Agreement, with respect to all outstanding senior securities of the Fund that are stock, including all Outstanding Series 1 VRDP Shares (or, in each case, if higher, such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are stock of a closed-end investment company as a condition of declaring dividends on its common shares or stock).

“Minimum VRDP Shares Asset Coverage Cure Date,” with respect to the failure by the Fund to maintain the Minimum VRDP Shares Asset Coverage as of the close of business on any Business Day (as required by Section 6 of Part I of this Article 12, Section 12.2 and the Fee Agreement), means the tenth Business Day following the day of such failure.

“Municipal Securities” means municipal securities as described under “The Fund’s Investments–Municipal Securities” in the Offering Memorandum.

“Net Tax-Exempt Income” means the excess of the amount of interest excludable from gross income under Section 103(a) of the Code over the amounts disallowed as deductions under Sections 265 and 171(a)(2) of the Code.

“Notice of Proposed Special Rate Period” has the meaning specified in paragraph (c) of Section 4 of Part I of this Article 12, Section 12.2.

“Notice of Purchase” means, as the context requires, a Preliminary Notice of Purchase or a Final Notice of Purchase, in each case, substantially in the form attached as Exhibit A to the VRDP Shares Purchase Agreement.

“Notice of Redemption” means any notice with respect to the redemption of the Series 1 VRDP Shares pursuant to paragraph (c) of Section 10 of Part I of this Article 12, Section 12.2.

“Notice of Revocation” means, in connection with the revocation by a Beneficial Owner or its Agent Member of its Notice of Tender, a notice, substantially in the form attached to the Tender and Paying Agent Agreement as Exhibit C, delivered by a Beneficial Owner or its Agent Member to the Tender and Paying Agent indicating an intention to revoke the tender of some or all of the Series 1 VRDP Shares for sale on a Purchase Date pursuant to paragraph (f) of Section 1 of Part II of this Article 12, Section 12.2.

“Notice of Special Rate Period” has the meaning specified in paragraph (d)(i) of Section 4 of Part I of this Article 12, Section 12.2.

“Notice of Tender” means, in connection with an Optional Tender, a notice, substantially in the form attached to the Tender and Paying Agent Agreement as Exhibit A, delivered by a Beneficial Owner or its Agent Member to the Tender and Paying Agent, indicating an intention to tender the Series 1 VRDP Shares for sale on a Purchase Date pursuant to Section 1 of Part II of this Article 12, Section 12.2.

“NRSRO” means a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act that is not an “affiliated person” (as defined in Section 2(a)(3) of the 1940 Act) of the Fund or the Liquidity Provider, including, at the date hereof, S&P.

“Offering Memorandum” means the offering memorandum of the Fund relating to the offering and sale of Series 1 VRDP Shares, dated October 28, 2026, as amended, revised or supplemented from time to time, including in connection with any Remarketing, if applicable.

“Optional Tender” means any tender of the Series 1 VRDP Shares by a Beneficial Owner or its Agent Member to the Tender and Paying Agent, other than a Mandatory Tender, for Remarketing or, in the event (i) no Remarketing occurs on or before the Purchase Date, or (ii) pursuant to an attempted Remarketing the Series 1 VRDP Shares remain unsold and the Remarketing Agent does not purchase for its own account the unsold Series 1 VRDP Shares tendered to the Tender and Paying Agent for Remarketing (provided, that the Remarketing Agent may seek to sell such Series 1 VRDP Shares in a subsequent Remarketing prior to the Purchase Date), such Series 1 VRDP Shares will be tendered for purchase by the Liquidity Provider pursuant to Part II of this Article 12, Section 12.2 and the VRDP Shares Purchase Agreement.

“Other Rating Agency” means each NRSRO, if any, other than S&P then providing a short-term or long-term preferred stock rating for the Series 1 VRDP Shares at the request of the Fund.

“Other Rating Agency Eligible Assets” means assets of the Fund set forth in the Other Rating Agency Guidelines as eligible for inclusion in calculating the Discounted Value of the Fund’s assets in connection with an Other Rating Agency’s long-term preferred stock ratings of the Series 1 VRDP Shares at the request of the Fund.

“Other Rating Agency Guidelines” means the guidelines applicable to each Other Rating Agency’s long-term preferred stock ratings of the Series 1 VRDP Shares, provided by an Other Rating Agency in connection with such Other Rating Agency’s long-term preferred stock ratings of the Series 1 VRDP Shares at the request of the Fund (a copy of which is available on request to the Fund), as may be amended from time to time, provided, however, that any such amendment will not be effective except as agreed between the Other Rating Agency and the Fund.

“Other Rating Agency Provisions” means Sections 7, 8(c)(B) and 9 of Part I of this Article 12, Section 12.2 with respect to any Other Rating Agency then rating the Series 1 VRDP Shares at the request of the Fund, and any other provisions hereof with respect to such Other Rating Agency’s long-term preferred stock ratings of the Series 1 VRDP Shares, including any provisions with respect to obtaining and maintaining a long-term preferred stock rating of the Series 1 VRDP Shares from such Other Rating

Agency. The Fund is required to comply with the Other Rating Agency Provisions of an Other Rating Agency only if such Other Rating Agency is then rating the Series 1 VRDP Shares at the request of the Fund.

“Outstanding” means, as of any date with respect to Series 1 VRDP Shares, the number of such Series 1 VRDP Shares theretofore issued by the Fund except, without duplication, (i) any such Series 1 VRDP Shares theretofore cancelled or delivered to the Tender and Paying Agent for cancellation or redemption by the Fund, (ii) any such Series 1 VRDP Shares with respect to which the Fund has given a Notice of Redemption and irrevocably deposited with the Tender and Paying Agent sufficient Deposit Securities to redeem such Series 1 VRDP Shares, pursuant to Section 10 of Part I of this Article 12, Section 12.2, (iii) any such Series 1 VRDP Shares as to which the Fund shall be a Beneficial Owner, and (iv) any such Series 1 VRDP Shares represented by any certificate in lieu of which a new certificate has been executed and delivered by the Fund; provided, however, with respect to clause (ii), any such Series 1 VRDP Shares will be deemed to be Outstanding for purposes of the VRDP Shares Purchase Agreement until redeemed by the Fund.

“Person” means and includes an individual, a partnership, a corporation, a limited liability company, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

“Preferred Shares” means the preferred shares of beneficial interest of the Fund, and includes the Series 1 VRDP Shares.

“Preliminary Notice of Purchase” means a Notice of Purchase delivered by the Tender and Paying Agent to the Liquidity Provider (or directly to the Liquidity Provider by Beneficial Owners or their Agent Members if there is no Tender and Paying Agent or for any reason the Tender and Paying Agent does not perform its obligations) on the Business Day immediately preceding a Purchase Date indicating the number of the Series 1 VRDP Shares to be purchased on the Purchase Date pursuant to the Purchase Obligation.

“Purchase Date,” with respect to any purchase of the Series 1 VRDP Shares, means (i) in connection with an Optional Tender, the date specified in a Notice of Tender, which date shall be no earlier than the seventh (7th) day (or, if such day is not a Business Day, the next succeeding Business Day) following delivery to the Tender and Paying Agent of the Notice of Tender, (ii) in connection with a Mandatory Tender, the date specified in the Mandatory Tender Notice (or, if such day is not a Business Day, the next succeeding Business Day), subject to the immediately succeeding sentence below, or (iii) in connection with a Mandatory Purchase, the Mandatory Purchase Date specified in the Mandatory Purchase Notice (or, if such day is not a Business Day, the next succeeding Business Day). The Purchase Date in respect of a Mandatory Tender Event shall be not later than seven (7) days following the date a Mandatory Tender Notice is sent to Holders by Electronic Means; provided that: (A) the Purchase Date in connection with the failure of the Fund to pay the applicable fee to the Liquidity Provider may not be later than the last Business Day of the month such payment was due; (B) the Purchase Date in connection with the occurrence of an Extraordinary Corporate Event may not be later than the Business Day immediately preceding the occurrence of the Extraordinary Corporate Event (and, if no earlier Purchase Date is specified in a Mandatory Tender Notice with respect to such Extraordinary Corporate Event, the Business Day immediately preceding the occurrence of the Extraordinary Corporate Event shall be deemed to be the Purchase Date irrespective of the failure to have given or sent a Mandatory Tender Notice); (C) the Purchase Date in connection with the Fund obtaining an Alternate VRDP Shares Purchase Agreement may not be later than the Business Day immediately preceding the termination of the VRDP Shares Purchase Agreement being replaced and the effective date of such Alternate VRDP Shares Purchase Agreement (which may not be later than the termination date of the VRDP Shares Purchase Agreement); and (D) the Purchase Date in connection with a Notice of Proposed Special Rate Period may not be later than the first (1st) day of such proposed Special Rate Period.

“Purchase Obligation” means the unconditional and irrevocable obligation of the Liquidity Provider during the term and pursuant to the terms of the VRDP Shares Purchase Agreement to purchase Outstanding Series 1 VRDP Shares on any Purchase Date at the Purchase Price from Beneficial Owners, in the case of any Optional Tender, and Holders, in the case of any Mandatory Tender or any Mandatory Purchase, in each case following delivery of a Final Notice of Purchase with respect to such Series 1 VRDP Shares.

“Purchase Price” means an amount equal to the Liquidation Preference of any of the Series 1 VRDP Shares to be purchased on a Purchase Date, plus any accumulated but unpaid dividends thereon (whether or not earned or declared), if any, to, but excluding, the relevant Purchase Date.

“Purchased Series 1 VRDP Shares” means all the Series 1 VRDP Shares purchased by the Liquidity Provider pursuant to the VRDP Shares Purchase Agreement, so long as the Liquidity Provider continues to be the beneficial owner for federal income tax purposes of such Series 1 VRDP Shares.

“Rate Determination Date” means, with respect to any Series 1 VRDP Shares, the last day of a Rate Period for the Series 1 VRDP Shares or, if such day is not a Business Day, the next succeeding Business Day; provided, however, that the next succeeding Rate Determination Date will be determined without regard to any prior extension of a Rate Determination Date to a Business Day.

“Rate Period,” with respect to the Series 1 VRDP Shares, means the Initial Rate Period for the Series 1 VRDP Shares and any Subsequent Rate Period, including any Special Rate Period, for the Series 1 VRDP Shares.

“Rate Period Days,” for any Rate Period, means the number of days that would constitute such Rate Period but for the application of paragraph (d) of Section 2 of Part I of this Article 12, Section 12.2 or paragraph (b) of Section 4 of Part I of this Article 12, Section 12.2.

“Rating Agency” means each of Fitch (if Fitch is then rating the VRDP Shares at the request of the Fund), Moody’s (if Moody’s is then rating the VRDP Shares at the request of the Fund), S&P (if S&P is then rating the VRDP Shares at the request of the Fund) and any Other Rating Agency (if such Other Rating Agency is then rating the VRDP Shares at the request of the Fund).

“Rating Agency Certificate” has the meaning specified in paragraph (b) of Section 7 of Part I of this Article 12, Section 12.2.

“Rating Agency Eligible Assets” means assets of the Fund set forth in the Rating Agency Guidelines of a Rating Agency as eligible for inclusion in calculating the Discounted Value of the Fund’s assets in connection with such Rating Agency’s long-term preferred stock ratings of the Series 1 VRDP Shares at the request of the Fund.

“Rating Agency Guidelines” means Moody’s Guidelines (if Moody’s is then rating the VRDP Shares at the request of the Fund), Fitch Guidelines (if Fitch is then rating the VRDP Shares at the request of the Fund), S&P Guidelines (if S&P is then rating the VRDP Shares at the request of the Fund) and any Other Rating Agency Guidelines (if such Other Rating Agency is then rating the VRDP Shares at the request of the Fund).

“Rating Agency Provisions” means the S&P Provisions (if S&P is then rating the Series 1 VRDP Shares at the request of the Fund) and any Other Rating Agency Provisions (if such Other Rating Agency is then rating the Series 1 VRDP Shares at the request of the Fund). The Fund is required to comply with the Rating Agency Provisions of a Rating Agency only if such Rating Agency is then rating the Series 1 VRDP Shares at the request of the Fund.

“Redemption Date” has the meaning specified in paragraph (c) of Section 10 of Part I of this Article 12, Section 12.2.

“Redemption Price” means the applicable redemption price specified in paragraph (a) or (b) of Section 10 of Part I of this Article 12, Section 12.2.

“Related Documents” means the Declaration of Trust, the Series 1 VRDP Shares, the VRDP Shares Placement Agreement, the VRDP Shares Purchase Agreement, the VRDP Shares Remarketing Agreement, the Fee Agreement and the Tender and Paying Agent Agreement.

“Related Party” means a related party for purposes of Section 267(b) or Section 707(b) of the Code, as such provisions may be amended from time to time.

“Related Party Termination Date” means the effective date of the termination of the VRDP Shares Purchase Agreement in accordance with its terms following the occurrence of a Related Party Termination Event.

“Related Party Termination Event” means the Liquidity Provider becoming a Related Party of the Fund other than through the acquisition of the Series 1 VRDP Shares pursuant to the terms of the VRDP Shares Purchase Agreement.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York.

“Remarketing” means the remarketing of the Series 1 VRDP Shares by the Remarketing Agent on behalf of the Beneficial Owners thereof pursuant to an Optional Tender or on behalf of the Holders thereof pursuant to a Mandatory Tender, as provided in the VRDP Shares Remarketing Agreement and Part II of this Article 12, Section 12.2.

“Remarketing Agent” means, with respect to the Series 1 VRDP Shares, the Person or Persons designated, with the prior written consent of the Liquidity Provider (which consent shall not be unreasonably withheld), as Remarketing Agent for such Series 1 VRDP Shares, initially as set forth in the Fee Agreement, and its or their permitted successors and assigns.

“Remarketing Notice” has the meaning set forth in paragraph (b) of Section 2 of Part II of this Article 12, Section 12.2.

“Remarketing Procedures” means the procedures for conducting Remarketings set forth in Part II of this Article 12, Section 12.2.

“Requisite NRSROs” means (i) any two NRSROs that have issued a rating with respect to a security or class of debt obligations of an issuer or (ii) if only one NRSRO has issued a rating with respect to such security or class of debt obligations of an issuer at the time a purchaser Acquires (as such term is defined from time to time in Rule 2a-7 under the 1940 Act) the security, that NRSRO.

“S&P” means S&P Global Ratings.

“S&P Discount Factor” means the discount factors set forth in the S&P Guidelines for use in calculating the Discounted Value of the Fund’s assets in connection with S&P’s long-term preferred stock ratings of the Series 1 VRDP Shares at the request of the Fund.

“S&P Eligible Assets” means assets of the Fund set forth in the S&P Guidelines as eligible for inclusion in calculating the Discounted Value of the Fund’s assets in connection with S&P’s long-term preferred stock ratings of the Series 1 VRDP Shares at the request of the Fund.

“S&P Guidelines” means the guidelines applicable to S&P’s current long-term preferred share ratings of the Series 1 VRDP Shares, provided by S&P in connection with S&P’s ratings of the Series 1 VRDP Shares at the request of the Fund (a copy of which is available on request of the Fund), in effect on the date hereof and as may be amended from time to time, provided, however, that any such amendment will not be effective for thirty (30) days from the date that S&P provides final notice of such amendment to the Fund.

“S&P Provisions” means Sections 7, 8(c)(B) and 9 of Part I of this Article 12, Section 12.2 with respect to S&P, and any other provisions hereof with respect to S&P’s long-term preferred stock ratings of the Series 1 VRDP Shares at the request of the Fund, including any provisions with respect to obtaining and maintaining a long-term preferred stock rating on the Series 1 VRDP Shares from S&P. The Fund is required to comply with the S&P Provisions only if S&P is then rating the Series 1 VRDP Shares at the request of the Fund.

“Scheduled Termination Date” means, with respect to a VRDP Shares Purchase Agreement for the Series 1 VRDP Shares, the date that is 364 days from (and including) the Closing Date for such Series 1 VRDP Shares, or any succeeding date to which the term of such VRDP Shares Purchase Agreement is extended pursuant to the terms thereof.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Depository” means The Depository Trust Company, New York, New York, and any substitute for or successor to such securities depository that shall maintain a book-entry system with respect to the Series 1 VRDP Shares.

“SIFMA Municipal Swap Index” means, on any Rate Determination Date, the Securities Industry and Financial Markets Association Municipal Swap Index, produced and made available by Municipal Market Data as of 3:00 p.m., New York City time, on the Rate Determination Date.

“SOFR” means, with respect to any Business Day, the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source) at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day and, in each case, that has been selected or recommended by the Relevant Governmental Body.

“Special Optional Tender Provisions” shall have the meaning specified in paragraph (g) of Section 1 of Part II of this Article 12, Section 12.2.

“Special Rate Period,” with respect to the Series 1 VRDP Shares, shall have the meaning specified in paragraph (a) of Section 4 of Part I of this Article 12, Section 12.2.

“Special Redemption Provisions” shall have the meaning specified in paragraph (a)(i) of Section 10 of Part I of this Article 12, Section 12.2.

“Subsequent Rate Period,” with respect to the Series 1 VRDP Shares, means the period from, and including, the first (1st) day following the Initial Rate Period of such Series 1 VRDP Shares to, and including, the next Rate Determination Date for the Series 1 VRDP Shares and any period thereafter from, and including, the first (1st) day following a Rate Determination Date for such Series 1 VRDP Shares to, and including, the next succeeding Rate Determination Date for the Series 1 VRDP Shares; provided, however, that, if any Subsequent Rate Period is also a Special Rate Period, such term shall mean the period commencing on the first (1st) day of such Special Rate Period and ending on, and including, the last day of the last Dividend Period thereof; except for Special Rate Periods, each Subsequent Rate Period will be a Minimum Rate Period.

“Taxable Allocation” shall have the meaning specified in paragraph (a) of Section 3 of Part I of this Article 12, Section 12.2.

“Tender” means either a Mandatory Tender or an Optional Tender, as applicable.

“Tender and Paying Agent” means The Bank of New York Mellon, or with the prior written consent of the Liquidity Provider (which consent shall not be unreasonably withheld), any successor Person, which has entered into an agreement with the Fund to act in such capacity as the Fund’s tender agent, transfer agent, registrar, dividend disbursing agent, paying agent, redemption price disbursing agent and calculation agent in connection with the payment of regularly scheduled dividends with respect to the Series 1 VRDP Shares.

“Tender and Paying Agent Agreement” means the Tender and Paying Agent Agreement, dated as of November 5, 2026, by and between the Fund and the initial Tender and Paying Agent, as amended, modified or supplemented from time to time, or any similar agreement with a successor tender and paying agent.

“U.S. Government Securities” means direct obligations of the United States or of its agencies or instrumentalities that are entitled to the full faith and credit of the United States and that, other than United States Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.

“Valuation Date” means each date the Fund is required pursuant to Rating Agency Guidelines to determine whether it is maintaining the VRDP Shares Basic Maintenance Amount, but in any case, no less often than monthly.

“Voting Period” shall have the meaning specified in paragraph (b)(i) of Section 5 of Part I of this Article 12, Section 12.2.

“VRDP Shares Basic Maintenance Amount,” as of any Valuation Date, shall have the meaning set forth for “Basic Maintenance Amount” in the Rating Agency Guidelines.

“VRDP Shares Basic Maintenance Cure Date,” with respect to the failure by the Fund to satisfy the VRDP Shares Basic Maintenance Amount (as required by paragraph (a) of Section 7 of Part I of this Article 12, Section 12.2) as of a given Valuation Date, shall have the meaning set forth in the Rating Agency Guidelines, but in no event shall it be longer than ten (10) Business Days following such Valuation Date.

“VRDP Shares Basic Maintenance Report” shall have the meaning set forth for “Basic Maintenance Report” in the Rating Agency Guidelines.

“VRDP Shares Placement Agreement” means the VRDP Shares Placement Agreement, dated as of November 5, 2026, by and among the Fund, Bank of America, N.A. and BofA Securities, Inc., as amended, modified or supplemented from time to time, or any similar agreement with a successor placement agent.

“VRDP Shares Purchase Agreement” means the VRDP Shares Purchase Agreement, dated as of November 5, 2026, by and between the initial Liquidity Provider and the Tender and Paying Agent, as amended, modified or supplemented from time to time, or any Alternate VRDP Shares Purchase Agreement.

“VRDP Shares Remarketing Agreement” means the VRDP Shares Remarketing Agreement, dated as of November 5, 2026, by and between the Fund and the initial Remarketing Agent, as amended, modified or supplemented from time to time, or any similar agreement with a successor remarketing agent.

PART I.

1. Number of Authorized Shares. The initial number of authorized shares constituting Series 1 VRDP Shares is as set forth above under the title “Designation.”

2. Dividends.

(a) Ranking. The Series 1 VRDP Shares shall rank on a parity with each other, and with shares of any other series of Preferred Shares as to the payment of dividends by the Fund and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund.

(b) Cumulative Cash Dividends. The Holders of the Series 1 VRDP Shares shall be entitled to receive, when, as and if declared by the Board of Trustees, out of legally available funds therefor in respect of shares of the Fund and in accordance with the Declaration of Trust and applicable law, cumulative cash dividends at the Applicable Rate for such Series 1 VRDP Shares, determined as set forth in paragraph (e) of this Section 2, and no more (except to the extent set forth in Section 3 of Part I of this Article 12, Section 12.2 and Section 6 of Part II of this Article 12, Section 12.2), payable on the Dividend Payment Dates with respect to such Series 1 VRDP Shares determined pursuant to paragraph (d) of this Section 2. Holders of Series 1 VRDP Shares shall not be entitled to any dividend, whether payable in cash, property or shares, in excess of full cumulative dividends, as herein provided, on Series 1 VRDP Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Series 1 VRDP Shares which may be in arrears, and no additional sum of money shall be payable in respect of such arrearage, except that the Fund shall pay as a supplemental dividend out of legally available funds therefor in respect of shares of the Fund and otherwise in accordance with applicable law a Late Charge on account of a Failure to Deposit, if any, in respect of each day during the period commencing on the day a Failure to Deposit occurs through and including the day immediately preceding the earlier of (i) the day the Failure to Deposit is cured and (ii) the third (3rd) Business Day next succeeding the day on which the Failure to Deposit occurred.

(c) Dividends Cumulative from Date of Original Issue. Dividends on the Series 1 VRDP Shares shall be declared daily and accumulate at the Applicable Rate for such Series 1 VRDP Shares from the Date of Original Issue thereof.

(d) Dividend Payment Dates and Adjustment Thereof. The Dividend Payment Date with respect to the Series 1 VRDP Shares shall be the first (1st) Business Day of each calendar month; provided, however, that:

(i) notwithstanding the foregoing, the Fund, in its discretion, with the prior written consent of the Liquidity Provider (which consent shall not be unreasonably withheld), may establish more frequent Dividend Payment Dates than monthly in respect of any Minimum Rate Period, and the Dividend Payment Date for the Dividend Period prior to the commencement of a Special Rate Period shall be the Business Day immediately preceding the first (1st) day of such Special Rate Period; and

(ii) notwithstanding the foregoing, the Fund in its discretion may establish the Dividend Payment Dates in respect of any Special Rate Period of the Series 1 VRDP Shares consisting of more than seven (7) Rate Period Days; provided, however, that such dates shall be set forth in the Notice of Proposed Special Rate Period and Notice of Special Rate Period relating to such Special Rate Period, as delivered to the Remarketing Agent, which Notice of Proposed Special Rate Period and Notice of Special Rate Period shall be filed with the Secretary of the Fund; and further provided that (1) any such Dividend Payment Date shall be a Business Day and (2) the last Dividend Payment Date in respect of such Special Rate Period shall be the Business Day immediately following the last day thereof, as such last day is determined in accordance with paragraph (b) of Section 4 of Part I of this Article 12, Section 12.2.

(e) Applicable Rates and Calculation of Dividends.

(i) Applicable Rates. The dividend rate on the Series 1 VRDP Shares during the period from and after the Date of Original Issue of such Series 1 VRDP Shares to and including the last day of the Initial Rate Period for shares of such Series 1 VRDP Shares shall be equal to the rate per annum determined by the Board of Trustees of the Fund or pursuant to their delegated authority. Except for Special Rate Periods, each Subsequent Rate Period will be a Minimum Rate Period. For each Subsequent Rate Period for such Series 1 VRDP Shares thereafter, the dividend rate on such Series 1 VRDP Shares shall be equal to the rate per annum that results from the Applicable Rate Determination for such Series 1 VRDP Shares on the Rate Determination Date immediately preceding such Subsequent Rate Period; provided, however, that:

(A) if an Applicable Rate Determination for any such Subsequent Rate Period is not held for any reason, the dividend rate on such Series 1 VRDP Shares for such Subsequent Rate Period will be adjusted to the Maximum Rate for such Series 1 VRDP Shares on the Rate Determination Date therefor;

(B) in the event of a Failed Remarketing Condition, the Applicable Rate as of the close of business on the day the Failed Remarketing Condition first occurs will be adjusted to the Maximum Rate (with the Applicable Spread subject to adjustment as set forth in the definition of Applicable Spread), and the Maximum Rate will continue to be the Applicable Rate (i) until the first (1st) day of the next succeeding Subsequent Rate Period after a Failed Remarketing Condition no longer exists in the case of a Minimum Rate Period or a Special Rate Period of twenty-eight (28) Rate Period Days or fewer, and (ii) until the first (1st) day of the next succeeding Dividend Period after a Failed Remarketing Condition no longer exists in the case of a Special Rate Period of greater than twenty-eight (28) Rate Period Days;

(C) if any Failure to Deposit shall have occurred with respect to such Series 1 VRDP Shares during any Dividend Period thereof, but, prior to 12:00 noon, New York City time, on the third (3rd) Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall have been cured in accordance with paragraph (f) of this Section 2, and the Fund shall have paid to the Tender and Paying Agent as a late charge out of legally available funds therefor in respect of shares of the Fund and otherwise in accordance with applicable law (“Late Charge”) daily supplemental dividends equal in the aggregate to the sum of (1) if such Failure to Deposit consisted of the failure to timely pay to the Tender and Paying Agent the full amount of dividends with respect to any Dividend Period of the Series 1 VRDP Shares, an amount computed by multiplying (x) the Applicable Rate for the Rate Period during which such Failure to Deposit occurs on the Dividend Payment Date for such Dividend Period plus 2.00% by (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit has not been cured in accordance with paragraph (f) of this Section 2 (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and applying the rate obtained against the aggregate Liquidation Preference of the Outstanding Series 1 VRDP Shares (with the amount for each individual day that such Failure to Deposit occurs or continues uncured being declared as a supplemental dividend on that day) and (2) if such Failure to Deposit consisted of the failure to timely pay to the Tender and Paying Agent the Redemption Price of the shares, if any, of the Series 1 VRDP Shares for which Notice of Redemption has been provided by the Fund pursuant to paragraph (c) of Section 10 of Part I of this Article 12, Section 12.2, an amount computed by multiplying (x) for the Rate Period during which such Failure to Deposit occurs on the Redemption Date, the Applicable Rate plus 2.00% by (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit is not cured in accordance with paragraph (f) of this Section 2 (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and applying the rate obtained against the aggregate Liquidation Preference of the Outstanding Series 1 VRDP Shares to be redeemed (with the amount for each individual day that such Failure to Deposit occurs or continues uncured being declared as a supplemental dividend on that day), and if a Rate

Determination Date occurs on the date on which such Failure to Deposit occurred or on either of the two (2) Business Days succeeding that date, and the Failure to Deposit has not been cured on such Rate Determination Date in accordance with paragraph (f) of this Section 2, no Applicable Rate Determination will be held in respect of the Series 1 VRDP Shares for the Subsequent Rate Period relating to such Rate Determination Date and the dividend rate for the Series 1 VRDP Shares for such Subsequent Rate Period will be the Maximum Rate for the Series 1 VRDP Shares on the Rate Determination Date for such Subsequent Rate Period; or

(D) if any Failure to Deposit shall have occurred with respect to the Series 1 VRDP Shares during any Dividend Period thereof, and, prior to 12:00 noon, New York City time, on the third (3rd) Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall not have been cured in accordance with paragraph (f) of this Section 2 or the Fund shall not have paid the applicable Late Charge to the Tender and Paying Agent, no Applicable Rate Determination will occur in respect of the Series 1 VRDP Shares for the first Subsequent Rate Period thereof thereafter (or for any Subsequent Rate Period thereof thereafter to and including the Subsequent Rate Period during which (1) such Failure to Deposit is cured in accordance with paragraph (f) of this Section 2 and (2) the Fund pays the applicable Late Charge to the Tender and Paying Agent, in each case no later than 12:00 noon, New York City time, on the fourth (4th) Business Day prior to the end of such Subsequent Rate Period), and the dividend rate for the Series 1 VRDP Shares for each such Subsequent Rate Period shall be a rate per annum equal to the Maximum Rate for the Series 1 VRDP Shares on the Rate Determination Date for such Subsequent Rate Period (but with the prevailing rating for the Series 1 VRDP Shares, for purposes of determining such Maximum Rate, being deemed to be “below ‘BBB-’ and below ‘Baa3’”).

Each dividend rate determined in accordance with this paragraph (e)(i) of Section 2 of Part I of this Article 12, Section 12.2 shall be an “Applicable Rate.”

(E) in connection with a Special Rate Period, the Fund may establish other or additional terms with respect to the dividend rate in accordance with Section 4 of Part I of this Article 12, Section 12.2, with the prior written consent of the Liquidity Provider (which consent shall not be unreasonably withheld).

(ii) Calculation of Dividends. The amount of dividends per share payable on the Series 1 VRDP Shares on any Dividend Payment Date shall equal the sum of the dividends accumulated but not yet paid per share for each Rate Period (or part thereof) in the related Dividend Period or Dividend Periods. The amount of dividends accumulated for each such Rate Period (or part thereof) shall be computed by multiplying the Applicable Rate in effect for the Series 1 VRDP Shares for such Rate Period (or part thereof) by a fraction, the numerator of which shall be the number of days in such Rate Period (or part thereof) and the denominator of which shall be the actual number of days in the year (365 or 366), and multiplying such product by $100,000.

(f) Curing a Failure to Deposit. A Failure to Deposit with respect to the Series 1 VRDP Shares shall have been cured (if such Failure to Deposit is not solely due to the willful failure of the Fund to make the required payment to the Tender and Paying Agent) with respect to any Dividend Period of the Series 1 VRDP Shares if, within the respective time periods described in paragraph (e)(i) of this Section 2, the Fund shall have paid to the Tender and Paying Agent (A) all accumulated but unpaid dividends on the Series 1 VRDP Shares and (B) without duplication, the Redemption Price for shares, if any, of the Series 1 VRDP Shares for which Notice of Redemption has been provided by the Fund pursuant to paragraph (c) of Section 10 of Part I of this Article 12, Section 12.2; provided, however, that the foregoing clause (B) shall not apply to the Fund’s failure to pay the Redemption Price in respect of the Series 1 VRDP Shares when the related Notice of Redemption provides that redemption of such shares is subject to one or more conditions precedent and any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

(g) Dividend Payments by Fund to Tender and Paying Agent. In connection with each Dividend Payment Date for the Series 1 VRDP Shares, the Fund shall pay to the Tender and Paying Agent, not later than 12:00 noon, New York City time, on the earlier of (A) the third (3rd) Business Day next succeeding the Rate Determination Date immediately preceding the Dividend Payment Date for the Series 1 VRDP Shares and (B) the Business Day immediately preceding the Dividend Payment Date for the Series 1 VRDP Shares (or as otherwise provided for and in connection with designation of a Special Rate Period), an aggregate amount of Deposit Securities equal to the dividends to be paid to all Holders of the Series 1 VRDP Shares on such Dividend Payment Date as determined in accordance with Section 2(e)(ii) of Part I of this Article 12, Section 12.2, or as otherwise provided for and in connection with the designation of a Special Rate Period. If an aggregate amount of funds equal to the dividends to be paid to all Holders of the Series 1 VRDP Shares on such Dividend Payment Date are not available in New York, New York by 12:00 noon, New York City time, on the Business Day immediately preceding such Dividend Payment Date, the Tender and Paying Agent will notify the Liquidity Provider by Electronic Means of such fact prior to the close of business on such day.

(h) Tender and Paying Agent as Trustee of Dividend Payments by the Fund. All Deposit Securities paid to the Tender and Paying Agent for the payment of dividends (or for the payment of any Late Charge) shall be held in trust for the payment of such dividends (and any such Late Charge) by the Tender and Paying Agent for the benefit of the Holders specified in paragraph (i) of this Section 2. The Tender and Paying Agent shall notify the Fund by Electronic Means of the amount of any funds deposited with the Tender and Paying Agent by the Fund for any reason under the Tender and Paying Agent Agreement, including for the payment of dividends or the redemption of the Series 1 VRDP Shares (or any Late Charge), that remain with the Tender and Paying Agent after ninety (90) days from the date of such deposit and such amount shall, to the extent permitted by law, be repaid to the Fund or the Liquidity Provider, as the case may be, by the Tender and Paying Agent upon request by Electronic Means of the Fund or the Liquidity Provider, as the case may be, as soon as possible after the date on which such Deposit Securities were to have been so applied.

(i) Dividends Paid to Holders. Each dividend on the Series 1 VRDP Shares shall be declared daily to the Holders thereof at the close of business on each such day and paid on each Dividend Payment Date to the Holders thereof at the close of business on the day immediately preceding such Dividend Payment Date. In connection with any transfer of the Series 1 VRDP Shares, the transferor as Beneficial Owner of such shares shall be deemed to have agreed pursuant to the terms of such Series 1 VRDP Shares to transfer to the transferee the right to receive from the Fund any dividends declared and unpaid for each day prior to the transferee becoming the Beneficial Owner of such Series 1 VRDP Shares in exchange for payment of the Purchase Price for such Series 1 VRDP Shares by the transferee.

(j) Dividends Credited Against Earliest Accumulated But Unpaid Dividends. Any dividend payment made on the Series 1 VRDP Shares that is insufficient to cover the entire amount of dividends payable shall first be credited against the earliest accumulated but unpaid dividends due with respect to such Series 1 VRDP Shares. Dividends in arrears for any past Dividend Period may be declared (to the extent not previously declared as required under paragraph (i) above) and paid on any date, without reference to any regular Dividend Payment Date, to the Holders on the record books of the Fund as of a record date to be fixed by the Board of Trustees, such record date not to exceed fifteen (15) days preceding the payment date of such dividends.

(k) Dividends Designated as Exempt-Interest Dividends. Dividends on the Series 1 VRDP Shares shall be designated as exempt-interest dividends up to the amount of the Net Tax-Exempt Income of the Fund, to the extent permitted by, and for purposes of, Section 852 of the Code.

3. Gross-up Payments

Holders of the Series 1 VRDP Shares shall be entitled to receive, when, as and if declared by the Board of Trustees, out of legally available funds therefor in respect of shares of the Fund and in accordance with the Declaration of Trust and applicable law, dividends in an amount equal to the aggregate Gross-up Payments as follows:

(a) If the Fund allocates any net capital gains or ordinary income taxable for regular federal income tax purposes to a dividend paid on the Series 1 VRDP Shares without either having given advance notice thereof to the Remarketing Agent or simultaneously increasing such dividend payment by an additional amount, both as provided in Section 6 of Part II of this Article 12, Section 12.2 (such allocation being referred to herein as a “Taxable Allocation”), the Fund shall, as soon as practicable but in any event prior to the end of the calendar year in which such dividend was paid, provide notice thereof to the Remarketing Agent and direct the Tender and Paying Agent to send such notice with a Gross-up Payment to the Holder that was entitled to such dividend payment during such calendar year at such Holder’s address as the same appears or last appeared on the record books of the Fund. The amount of any payment required to be made pursuant to this Section 3 shall not be limited by the Maximum Rate in effect at the time of the Taxable Allocation or when the Gross-up Payment is made.

(b) The Fund shall not be required to make Gross-up Payments with respect to any net capital gains or ordinary income determined by the Internal Revenue Service to be allocable in a manner different from the manner used by the Fund.

4. Designation of Special Rate Periods

(a) Length of and Preconditions for Special Rate Period. The Fund, at its option, may designate any succeeding Subsequent Rate Period of Series 1 VRDP Shares as a Special Rate Period (a “Special Rate Period”) consisting of a specified number of Rate Period Days evenly divisible by seven (7) (except with respect to the Initial Special Rate Period) and not more than 1,820, subject to adjustment as provided in paragraph (b) of this Section 4. Such a designation of a Special Rate Period shall be effective only if (A) it is permitted by applicable law and the Declaration of Trust, (B) notice thereof shall have been given in accordance with paragraph (c) and paragraph (d)(i) of this Section 4, (C) no such Series 1 VRDP Shares are Purchased Series 1 VRDP Shares on either the Rate Determination Date for such proposed Special Rate Period or on the first (1st) day of such Special Rate Period and full cumulative dividends and any amounts due with respect to redemptions payable prior to such date have been paid in full, and (D) if any Notice of Redemption shall have been provided by the Fund pursuant to paragraph (c) of Section 10 of Part I of this Article 12, Section 12.2 with respect to any of the Series 1 VRDP Shares, the Redemption Price with respect to such Series 1 VRDP Shares shall have been deposited with the Tender and Paying Agent. In the event the Fund wishes to designate any succeeding Subsequent Rate Period for the Series 1 VRDP Shares as a Special Rate Period consisting of more than twenty-eight (28) Rate Period Days, the Fund shall notify each Rating Agency in advance of the commencement of such Subsequent Rate Period that the Fund wishes to designate such Subsequent Rate Period as a Special Rate Period and shall provide each Rating Agency with such documents as they may request.

(b) Adjustment of Length of Special Rate Period. In the event the Fund wishes to designate a Subsequent Rate Period as a Special Rate Period, but the day that would otherwise be the last day of such Special Rate Period is not a Wednesday that is a Business Day in the case of Series 1 VRDP Shares, then the Special Rate Period shall end on the next Business Day following such last day and the succeeding Subsequent Rate Period will end on the following Wednesday or, if the succeeding Subsequent Rate Period is a Special Rate Period, it shall end on a Wednesday as designated by the Fund, subject in each case to the foregoing Business Day requirement.

(c) Notice of Proposed Special Rate Period. Except in the case of an Initial Special Rate Period, if the Fund proposes to designate any succeeding Subsequent Rate Period for the Series 1 VRDP Shares as a Special Rate Period pursuant to paragraph (a) of this Section 4, not less than twenty (20) (or such lesser number of days as may be agreed to from time to time by the Remarketing Agent) nor more than thirty (30) days prior to the date the Fund proposes to designate as the first (1st) day of such Special Rate Period (which shall be such day that would otherwise be the first (1st) day of a Minimum Rate Period), notice (“Notice of Proposed Special Rate Period”) shall be sent by the Fund by Electronic Means to the Holders of the Series 1 VRDP Shares, with copies provided to the Tender and Paying Agent, the Liquidity Provider and the Remarketing Agent. Each such notice shall state (A) that the Fund may exercise its option to designate a succeeding Subsequent Rate Period of the Series 1 VRDP Shares as a Special Rate Period, specifying the first (1st) day thereof, (B) that the Fund will, by 11:00 a.m., New York City time, on the second Business Day immediately preceding such date (or by such later time or date, or both, as may be agreed to by the Remarketing Agent) notify the Remarketing Agent of either (x) its determination, subject to certain conditions, to exercise such option, or (y) its determination not to exercise such option, (C) the Rate Determination Date immediately prior to the first (1st) day of such Special Rate Period, (D) the rate calculation period to be used in determining the Applicable Rate if the term thereof is different from the term of the Special Rate Period and any other special provisions relating to the calculation of the Applicable Rate, including any provision for setting the Applicable Rate by reference to any index or to the ratings of the Series 1 VRDP Shares or specifying any additional events or conditions the existence or occurrence of which result in adjustments to the Applicable Rate or additional fees or payments in respect of such Series 1 VRDP Shares (which provisions may vary from the provisions that are set forth in these Bylaws (including this Article 12, Section 12.2), provided that the provisions and variations are clearly and expressly set forth in the Notice of Special Rate Period), (E) that such Special Rate Period shall not commence if (1) any such Series 1 VRDP Shares are owned by the Liquidity Provider pursuant to the Purchase Obligation on either the Rate Determination Date for such Special Rate Period or on the first (1st) day of such Special Rate Period, or (2) full cumulative dividends or any amounts due with respect to redemptions payable prior to such Rate Determination Date have not been paid in full, (F) the scheduled Dividend Payment Dates for such Series 1 VRDP Shares during such Special Rate Period, (G) the Special Redemption Provisions, if any, applicable to such Series 1 VRDP Shares in respect of such Special Rate Period, (H) the Special Optional Tender Provisions, if any, applicable to such Series 1 VRDP Shares in respect of such Special Rate Period (including whether the Optional Tender provisions shall be applicable or otherwise subject to special conditions during the Special Rate Period), (I) the special provisions, if any, relating to the transfer of the Series 1 VRDP Shares during the Special Rate Period, (J) the special provisions, if any, related to Taxable Allocations during the Special Rate Period and any resulting Gross-up Payments during the Special Rate Period including, but not limited to, that Section 3 of Part I and Section 6 of Part II of this Article 12, Section 12.2 shall have no effect during the Special Rate Period and that, instead, alternative special provisions shall be observed during such period, (K) the special provisions, if any, relating to the creation and termination of the Special Rate Period including, but not limited to, any provisions relating to the nature and scope of the obligations and rights of the Liquidity Provider and the Remarketing Agent in connection therewith, the short-term credit ratings of the Liquidity Provider and the short-term preferred stock ratings of the Series 1 VRDP Shares, the Remarketing of the Series 1 VRDP Shares upon the termination of the Special Rate Period, the applicability of the redemption and certain other related provisions of this Article 12, Section 12.2 with respect to such Series 1 VRDP Shares held by the Liquidity Provider (whether or not in its capacity as such) during the Special Rate Period and any rights of the Fund to request Holders of such Series 1 VRDP Shares to agree to an extension of the Special Rate Period prior to the termination thereof and (L) the special provisions, if any, relating to Mandatory Tender Events and Mandatory Tenders with respect to such Series 1 VRDP Shares during the Special Rate Period (including whether Mandatory Tender Events and Mandatory Tenders shall be applicable during the Special Rate Period).

(d) Notice of Special Rate Period. No later than 11:00 a.m., New York City time, on the second Business Day immediately preceding the first (1st) day of any proposed Special Rate Period for the Series 1 VRDP Shares as to which notice has been given as set forth in paragraph (c) of this Section 4 (or such later time or date, or both, as may be agreed to by the Remarketing Agent), the Fund shall deliver to the Remarketing Agent and the Liquidity Provider either:

(i) a notice (“Notice of Special Rate Period”) stating (A) that the Fund has determined to designate the next succeeding Rate Period for such Series 1 VRDP Shares as a Special Rate Period, specifying the same and the first (1st) day thereof, (B) the Rate Determination Date immediately prior to the first (1st) day of such Special Rate Period, (C) the rate calculation period to be used in determining the Applicable Rate if the term thereof is different from the term of the Special Rate Period and any other special provisions relating to the calculation of the Applicable Rate, including any provision for setting the Applicable Rate by reference to any index or to the ratings of the Series 1 VRDP Shares or specifying any additional events or conditions the existence or occurrence of which result in adjustments to the Applicable Rate or additional fees or payments in respect of such Series 1 VRDP Shares (which provisions may vary from the provisions that are set forth in these Bylaws (including this Article 12, Section 12.2), provided that the provisions and variations are clearly and expressly set forth in the Notice of Special Rate Period), (D) that such Special Rate Period shall not commence if (1) any such Series 1 VRDP Shares are Purchased Series 1 VRDP Shares on either the Rate Determination Date for such Special Rate Period or on the first (1st) day of such Special Rate Period, or (2) full cumulative dividends or any amounts due with respect to redemptions payable prior to such Rate Determination Date have not been paid in full, (E) the scheduled Dividend Payment Dates for such Series 1 VRDP Shares during such Special Rate Period, (F) the Special Redemption Provisions, if any, applicable to such Series 1 VRDP Shares in respect of such Special Rate Period, (G) the Special Optional Tender Provisions, if any, applicable to such Series 1 VRDP Shares in respect of such Special Rate Period (including whether the Optional Tender provisions shall be applicable or otherwise subject to special conditions during the Special Rate Period), (H) the special provisions, if any, relating to the transfer of the Series 1 VRDP Shares during the Special Rate

Period, (I) the special provisions, if any, related to Taxable Allocations during the Special Rate Period and any resulting Gross-up Payments during the Special Rate Period including, but not limited to, that Section 3 of Part I and Section 6 of Part II of this Article 12, Section 12.2 shall have no effect during the Special Rate Period and that, instead, alternative special provisions shall be observed during such period, (J) the special provisions, if any, relating to the creation and termination of the Special Rate Period including, but not limited to, any provisions relating to the nature and scope of the obligations and rights of the Liquidity Provider and the Remarketing Agent in connection therewith, the short-term credit ratings of the Liquidity Provider and the short-term preferred stock ratings of the Series 1 VRDP Shares, the Remarketing of the Series 1 VRDP Shares upon the termination of the Special Rate Period, the applicability of the redemption and certain other related provisions of this Article 12, Section 12.2 with respect to such Series 1 VRDP Shares held by the Liquidity Provider (whether or not in its capacity as such) during the Special Rate Period and any rights of the Fund to request Holders of such Series 1 VRDP Shares to agree to an extension of the Special Rate Period prior to the termination thereof and (K) the special provisions, if any, relating to Mandatory Tender Events and Mandatory Tenders with respect to such Series 1 VRDP Shares during the Special Rate Period (including whether Mandatory Tender Events and Mandatory Tenders shall be applicable during the Special Rate Period), such notice to be accompanied by a VRDP Shares Basic Maintenance Report showing that, as of the third (3rd) Business Day immediately preceding such proposed Special Rate Period, Rating Agency Eligible Assets each have an aggregate Discounted Value at least equal to the VRDP Shares Basic Maintenance Amount as of such Business Day (assuming for purposes of the foregoing calculation that the Applicable Rate is the Maximum Rate on such Business Day as if such Business Day were the Rate Determination Date for the proposed Special Rate Period); or

(ii) a notice stating that the Fund has determined not to exercise its option to designate a Special Rate Period for the Series 1 VRDP Shares and that the next succeeding Rate Period of the Series 1 VRDP Shares shall be a Minimum Rate Period.

(e) Failure to Deliver Notice of Special Rate Period. If the Fund fails to deliver a notice as described in either paragraph (d)(i) or (d)(ii) of this Section 4 (and, in the case of the notice described in paragraph (d)(i) of this Section 4, a VRDP Shares Basic Maintenance Report to the effect set forth in such paragraph (but only if a Rating Agency is then rating the Series 1 VRDP Shares pursuant to the request of the Fund)) with respect to any designation of any proposed Special Rate Period to the Remarketing Agent and the Liquidity Provider by 11:00 a.m., New York City time, on the second Business Day immediately preceding the first (1st) day of such proposed Special Rate Period (or by such later time or date, or both, as may be agreed to by the Remarketing Agent and the Liquidity Provider), the Fund shall be deemed to have delivered a notice to the Remarketing Agent and the Liquidity Provider with respect to such Special Rate Period to the effect set forth in paragraph (d)(ii) of this Section 4. In the event the Fund delivers to the Remarketing Agent and the Liquidity Provider a

notice described in paragraph (d)(i) of this Section 4, it shall direct the Secretary of the Fund to file a copy of such notice in the minutes of the proceedings of the Fund, and the contents of such notice shall, during the Special Rate Period, be deemed a part of this Article 12, Section 12.2 and binding on the Fund and the Holders and Beneficial Owners of the Series 1 VRDP Shares. In the event the Fund delivers to the Remarketing Agent and the Liquidity Provider a notice described in paragraph (d)(ii) of this Section 4, the Fund will provide each Rating Agency a copy of such notice.

(f) Termination Date. Notwithstanding the foregoing, no Special Rate Period shall end later than the fifteenth (15th) day prior to the Scheduled Termination Date at which point the Rate Periods shall revert to Minimum Rate Periods.

(g) Initial Rate Period. Notwithstanding any other provision in this Article 12, Section 12.2 to the contrary, the Fund may designate the Initial Rate Period as a Special Rate Period on the Date of Original Issue. In the event the Fund designates the Initial Rate Period a Special Rate Period, the Fund shall deliver a Notice of Special Rate Period to the Remarketing Agent and Liquidity Provider on the Date of Original Issue and file a copy of such notice with the Secretary of the Fund, and the contents of such notice shall be binding on the Fund and the Holders and Beneficial Owners of the Series 1 VRDP Shares.

(h) Notice to Holders. In the event the Fund delivers to the Remarketing Agent and the Liquidity Provider a Notice of Special Rate Period, it shall deliver, concurrently with the delivery thereof to the Remarketing Agent and the Liquidity Provider, such Notice of Special Rate Period to the Holders of the Series 1 VRDP Shares. During the term of the Special Rate Period, the Fund shall provide a copy of the Notice of Special Rate Period to (i) any Holder or Beneficial Owner of the Series 1 VRDP Shares upon request and (ii) any Holder or Beneficial Owner that is a transferee in any transfer of the Series 1 VRDP Shares during the Special Rate Period promptly after receiving the notice described below, provided the Fund has been notified of any such transfer and has been provided with the contact information of such Holder or Beneficial Owner, as applicable.

(i) Ambiguities. In the event of any conflict between the terms of the Notice of Special Rate Period and the terms of this Article 12, Section 12.2, the terms of this Article 12, Section 12.2 shall govern.

(j) Amendments. A Notice of Special Rate Period may be amended by the Fund at any time; provided, however, that the Fund shall deliver any such amendment to the Remarketing Agent, the Liquidity Provider and, except in the case of an Initial Special Rate Period, the Holders of the Series 1 VRDP Shares subject to the Special Rate Period in the manner described in this Section 4 of Part I of this Article 12, Section 12.2, provided that the Fund will not, without the prior written consent of the Tender and Paying Agent (which consent shall not be unreasonably withheld), amend the Notice of Special Rate Period in a manner that adversely changes the rights, duties, privileges and immunities of the Tender and Paying Agent under the Tender and Paying Agent Agreement, the VRDP Shares Purchase Agreement or otherwise.

5. Voting Rights

(a) One Vote Per VRDP Share. Except as otherwise provided in the Declaration of Trust or as otherwise required by law, (i) each Holder of the Series 1 VRDP Shares shall be entitled to one vote for each such share held by such Holder on each matter submitted to a vote of shareholders of the Fund, and (ii) the holders of outstanding Preferred Shares, including each share of Series 1 VRDP Shares and each share of ARP Shares, and of Common Shares shall vote together as a single class; provided, however, that the holders of outstanding Preferred Shares, including Series 1 VRDP Shares and ARP Shares, voting together as a class, to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Fund, shall be entitled to elect two Trustees of the Fund at all times, each Preferred Share, including each share of Series 1 VRDP Shares and each share of ARP Shares, entitling the holder thereof to one vote. Subject to paragraph (b) of this Section 5, the holders of outstanding Common Shares and Preferred Shares, including Series 1 VRDP Shares and ARP Shares, voting together as a single class, shall elect the balance of the Trustees.

(b) Voting for Additional Trustees.

(i) Voting Period. During any period in which any one or more of the conditions described in subparagraphs (A) or (B) of this paragraph (b)(i) shall exist (such period being referred to herein as a “Voting Period”), the number of Trustees constituting the Board of Trustees shall be automatically increased by the smallest number that, when added to the two Trustees elected exclusively by the holders of Preferred Shares, including the Series 1 VRDP Shares and ARP Shares, would constitute a majority of the Board of Trustees as so increased by such smallest number; and the holders of Preferred Shares, including the Series 1 VRDP Shares and ARP Shares, shall be entitled, voting together as a single class on a one-vote-per-share basis (to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Fund), to elect such smallest number of additional Trustees, together with the two Trustees that such holders are in any event entitled to elect. A Voting Period shall commence:

(A) If at the close of business on any Dividend Payment Date accumulated dividends (whether or not earned or declared) on any outstanding Preferred Shares, including the Series 1 VRDP Shares and ARP Shares, equal to at least two (2) full years’ dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Tender and Paying Agent for the payment of such accumulated dividends; or

(B) if at any time holders of Preferred Shares are entitled under the 1940 Act to elect a majority of the Trustees of the Fund.

Upon the termination of a Voting Period, the voting rights described in this paragraph (b)(i) shall cease, subject always, however, to the revesting of such voting rights in the holders of Preferred Shares upon the further occurrence of any of the events described in this paragraph (b)(i).

(ii) Notice of Special Meeting. As soon as practicable after the accrual of any right of the holders of Preferred Shares to elect additional Trustees as described in paragraph (b)(i) of this Section 5, the Fund shall notify the Tender and Paying Agent and the Tender and Paying Agent shall call a special meeting of such holders, by mailing a notice of such special meeting to such holders, such meeting to be held not less than ten (10) nor more than twenty (20) days after the date of mailing of such notice. If the Fund fails to send such notice to the Tender and Paying Agent or if the Tender and Paying Agent does not call such a special meeting, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is sent to Holders by Electronic Means. At any such special meeting and at each meeting of holders of Preferred Shares held during a Voting Period at which Trustees are to be elected, such holders, voting together as a class (to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Fund), shall be entitled to elect the number of Trustees prescribed in paragraph (b)(i) of this Section 5 on a one-vote-per-share basis.

(iii) Terms of Office of Existing Trustees. The terms of office of all persons who are Trustees of the Fund at the time of a special meeting of Holders and holders of other Preferred Shares to elect Trustees shall continue, notwithstanding the election at such meeting by the Holders and such other holders of other Preferred Shares of the number of Trustees that they are entitled to elect, and the persons so elected by the Holders and such other holders of other Preferred Shares, together with the two incumbent Trustees elected by the Holders and such other holders of other Preferred Shares and the remaining incumbent Trustees elected by the holders of the Common Shares and Preferred Shares, shall constitute the duly elected Trustees of the Fund.

(iv) Terms of Office of Certain Trustees to Terminate Upon Termination of Voting Period. Simultaneously with the termination of a Voting Period, the terms of office of the additional Trustees elected by the Holders and holders of other Preferred Shares pursuant to paragraph (b)(i) of this Section 5 shall terminate, the remaining Trustees shall constitute the Trustees of the Fund and the voting rights of the Holders and such other holders to elect additional Trustees pursuant to paragraph (b)(i) of this Section 5 shall cease, subject to the provisions of the last sentence of paragraph (b)(i) of this Section 5.

(c) Holders of Series 1 VRDP Shares to Vote on Certain Other Matters.

(i) Increases in Capitalization and Certain Amendments. So long as the Series 1 VRDP Shares are Outstanding, the Fund shall not, without the affirmative vote or consent of the Holders of at least a majority of the Series 1

VRDP Shares Outstanding at the time, in person or by proxy, either by written consent or at a meeting, voting as a separate class: (a) authorize, create or issue any class or series of shares ranking prior to or, except as provided below, on a parity with the Series 1 VRDP Shares with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund, or authorize, create or issue additional Series 1 VRDP Shares (except that, notwithstanding the foregoing, the Board of Trustees, without the vote or consent of the Holders, may from time to time authorize and create and the Fund may from time to time issue additional Series 1 VRDP Shares in a separate series from existing Series 1 VRDP Shares or classes or series of Preferred Shares ranking on a parity with the Series 1 VRDP Shares with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund), or (b) amend, alter or repeal the provisions of the Declaration of Trust or these Bylaws (including this Article 12, Section 12.2), whether by merger, consolidation or otherwise, so as to adversely affect any preference, right or power of such Series 1 VRDP Shares or the Holders thereof set forth in the Declaration of Trust or these Bylaws; provided, however, that (i) none of the actions permitted by the exception to clause (a) above will be deemed to affect such preferences, rights or powers and (ii) a division of Series 1 VRDP Shares will be deemed to affect such preferences, rights or powers. For purposes of the foregoing, except as otherwise set forth in this Article 12, Section 12.2, no matter shall be deemed to materially and adversely affect any right, preference or power of Series 1 VRDP Shares or the Holders thereof unless such matter (i) alters or abolishes the terms of any preferential rights of the Series 1 VRDP Shares, (ii) creates, alters or abolishes the terms of any right in respect of payments on or redemption of the Series 1 VRDP Shares, or (iii) creates or alters (other than to abolish or to comply with applicable law) the terms of any restriction on transfer applicable to the Series 1 VRDP Shares. So long as any of the Series 1 VRDP Shares are Outstanding, the Fund will not, without the affirmative vote or consent of the Holders of at least 66 2⁄3% of the Series 1 VRDP Shares Outstanding at the time, in person or by proxy, either by written consent or at a meeting, voting as a separate class, file a voluntary application for relief under federal bankruptcy law or any similar application under state law for so long as the Fund is solvent and does not foresee becoming insolvent. If any action set forth above would materially and adversely affect the rights of one or more series (the “Affected Series”) of Preferred Shares in a manner different from any other series of Preferred Shares, the Fund will not approve any such action without the affirmative vote or consent of the Holders of at least a majority of the shares of each such Affected Series Outstanding at the time, in person or by proxy, either by written consent or at a meeting (each such Affected Series voting as a separate class).

(ii) 1940 Act Matters. Unless a higher percentage is provided for in the Declaration of Trust, (A) the affirmative vote of the holders of at least a “majority of the outstanding Preferred Shares,” including Series 1 VRDP Shares

Outstanding at the time, voting as a separate class, shall be required to approve any conversion of the Fund from a closed-end to an open-end investment company and (B) the affirmative vote of the holders of a “majority of the outstanding Preferred Shares,” including Series 1 VRDP Shares Outstanding at the time, voting as a separate class, shall be required to approve any plan of reorganization (as such term is used in the 1940 Act) adversely affecting such shares. The affirmative vote of the holders of a “majority of the outstanding Preferred Shares,” including Series 1 VRDP Shares Outstanding at the time, voting as a separate class, shall be required to approve any action not described in the first sentence of this Section 5(c)(ii) requiring a vote of security holders of the Fund under Section 13(a) of the 1940 Act. For purposes of the foregoing, “majority of the outstanding Preferred Shares” means (i) 67% or more of such shares present at a meeting, if the holders of more than 50% of such shares are present or represented by proxy, or (ii) more than 50% of such shares, whichever is less. In the event a vote of Holders of Series 1 VRDP Shares is required pursuant to the provisions of Section 13(a) of the 1940 Act, the Fund shall, not later than ten (10) Business Days prior to the date on which such vote is to be taken, notify each Rating Agency that such vote is to be taken and the nature of the action with respect to which such vote is to be taken.

(iii) Exclusive Right to Vote on Certain Declaration of Trust and Bylaw Amendments. Notwithstanding the foregoing, and except as otherwise required by the 1940 Act, whenever a vote of Holders of Series 1 VRDP Shares is required by the Declaration of Trust, these Bylaws or applicable law, (i) Holders of Outstanding Series 1 VRDP Shares will be entitled as a series, to the exclusion of the holders of all other securities, including other Preferred Shares, Common Shares and other classes of shares of beneficial interest of the Fund, to vote on matters affecting such Series 1 VRDP Shares that do not materially and adversely affect any of the rights of holders of such other securities, including other Preferred Shares, Common Shares and other classes of shares of beneficial interest of the Fund, as expressly set forth in the Declaration of Trust or these Bylaws, and (ii) Holders of Outstanding Series 1 VRDP Shares will not be entitled to vote on matters affecting any other Preferred Shares that do not materially and adversely affect any of the rights of Holders of such Series 1 VRDP Shares, as expressly set forth in the Declaration of Trust or these Bylaws.

(d) Board of Trustees May Take Certain Actions Without Shareholder Approval. The Fund is not required to maintain any particular short-term or long-term preferred stock ratings for the Series 1 VRDP Shares; provided, however, the Fund will use its reasonable best efforts to maintain at least one short-term preferred stock rating of the Series 1 VRDP Shares to the extent that the Liquidity Provider then has a short-term debt rating; and the Board of Trustees may, subject to this Section 5(d), at any time, terminate the services of a Rating Agency then providing a short-term or long-term preferred stock rating for the Series 1 VRDP Shares with or without replacement, in either case, without the approval of Holders of such Series 1 VRDP Shares or other shareholders of the Fund. The Fund is required to comply with the Rating Agency Provisions of a Rating Agency only if such Rating Agency is then rating the Series 1 VRDP Shares at the request of the Fund.

(i) Notwithstanding anything herein to the contrary (including without limitation clause (ii) below), the Board of Trustees, without the approval of Holders of the Series 1 VRDP Shares or other shareholders of the Fund, may terminate the services of any Rating Agency then providing a short-term or long-term preferred stock rating for the Series 1 VRDP Shares and replace it with another Rating Agency, provided that the Fund provides seven (7) days’ notice by Electronic Means to Holders prior to terminating the services of a Rating Agency and replacing it with another Rating Agency. In the event a Rating Agency ceases to furnish a short-term and long-term preferred stock rating or the Fund terminates a Rating Agency with replacement in accordance with this clause (i), the Fund shall no longer be required to comply with the applicable Rating Agency Provisions of the Rating Agency ceasing to furnish a short-term or long-term preferred stock rating, as the case may be, or so terminated and, as applicable, the Fund shall be required to thereafter comply only with the Rating Agency Provisions of each Rating Agency then providing a short-term or long-term preferred stock rating for the Series 1 VRDP Shares at the request of the Fund.

(ii) (A) Notwithstanding anything herein to the contrary (including without limitation clause (i) above), the Board of Trustees, without the approval of Holders of the Series 1 VRDP Shares or other shareholders of the Fund, may terminate the services of any Rating Agency then providing a short-term or long-term preferred stock rating for the Series 1 VRDP Shares without replacement, provided that (I) the Fund has given the Remarketing Agent, the Tender and Paying Agent, and the Liquidity Provider, and each Rating Agency, as applicable, and Holders of such Series 1 VRDP Shares at least forty-five (45) calendar days’ advance written notice of such termination of services, (II) the Fund is in compliance with the Rating Agency Provisions, as the case may be, at the time the notice required in clause (I) hereof is given and at the time of the termination of services, and (III) such Series 1 VRDP Shares continue to have short-term and long-term ratings from at least one NRSRO at the request of the Fund at and after the time of the termination of services.

(B) On the date that the notice is given as described in the preceding clause (A) and on the date that the services of any Rating Agency, as applicable, are terminated, the Fund shall provide the Tender and Paying Agent and each Rating Agency, as applicable, with an officers’ certificate as to the compliance with the provisions of the preceding clause (A), and, on such later date and thereafter, the Fund shall no longer be required to comply with the Rating Agency Provisions of the Rating Agency whose services were terminated.

(iii) Notwithstanding anything herein to the contrary, but subject to this Section 5(d), the Rating Agency Guidelines, as they may be amended from time to time by the respective Rating Agency, will be reflected in a written document and may be amended by the respective Rating Agency without the vote, consent or approval of the Fund, the Board of Trustees or any holder of Preferred Shares, including the Series 1 VRDP Shares and ARP Shares, or any other shareholder of the Fund. The Board of Trustees, without the vote or consent of any holder of Preferred Shares, including the Series 1 VRDP Shares and ARP Shares, or any other shareholder of the Fund, may from time to time take such actions as may be reasonably required in connection with obtaining, maintaining or changing the short-term or long-term rating of any Rating Agency that is then rating the Series 1 VRDP Shares at the request of the Fund, and any such action will not be deemed to affect the preferences, rights or powers of Preferred Shares, including the Series 1 VRDP Shares, or the holders thereof, provided that the Board of Trustees receives written confirmation from such Rating Agency, as applicable, then rating such Series 1 VRDP Shares at the request of the Fund (with such confirmation in no event being required to be obtained from a particular Rating Agency with respect to definitions or other provisions relevant only to and adopted in connection with another Rating Agency’s short-term or long-term preferred stock rating of the Series 1 VRDP Shares) that any such action would not adversely affect the short-term or long-term preferred stock rating then assigned by such Rating Agency.

(iv) Notwithstanding the foregoing, nothing in this Section 5 is intended in any way to limit the ability of (A) the Fund to make certain adjustments in the VRDP Shares Remarketing Agreement as provided under the definition of “Maximum Rate,” subject to the limitations set forth in such definition, or (B) the Board of Trustees to, to the extent then permitted by applicable law, amend or alter any provisions of this Article 12, Section 12.2, without the vote or consent of any holder of Preferred Shares, including the Series 1 VRDP Shares and ARP Shares, or any other shareholder of the Fund, as otherwise provided in this Article 12, Section 12.2.

(e) Voting Rights Set Forth Herein are Sole Voting Rights. Unless otherwise required by law, the Holders of Series 1 VRDP Shares shall not have any voting rights, relative rights or preferences or other special rights other than those specifically set forth herein.

(f) No Preemptive Rights or Cumulative Voting. The Holders of Series 1 VRDP Shares shall have no preemptive rights or rights to cumulative voting.

(g) Voting for Trustees Sole Remedy for the Fund’s Failure to Pay Dividends. In the event that the Fund fails to pay any dividends on the Series 1 VRDP Shares, the exclusive remedy of the Holders of the Series 1 VRDP Shares shall be the right to vote for Trustees pursuant to the provisions of this Section 5.

(h) Holders Entitled to Vote. For purposes of determining any rights of the Holders to vote on any matter, whether such right is created by this Article 12, Section 12.2, by the Declaration of Trust, by statute or otherwise by applicable law, no Holder shall be entitled to vote any Series 1 VRDP Shares and no Series 1 VRDP Shares shall be deemed to be “Outstanding” for the purpose of voting or determining the number of shares required to constitute a quorum if, prior to or concurrently with the time of determination of the Series 1 VRDP Shares entitled to vote or the Series 1 VRDP Shares deemed Outstanding for quorum purposes, as the case may be, the requisite Notice of Redemption with respect to such Series 1 VRDP Shares shall have been provided as set forth in paragraph (c) of Section 10 of Part I of this Article 12, Section 12.2 and Deposit Securities in an amount equal to the Redemption Price for the redemption of such Series 1 VRDP Shares shall have been deposited in trust with the Tender and Paying Agent. Series 1 VRDP Shares held (legally or beneficially) by the Fund or any affiliate of the Fund or otherwise controlled by the Fund shall not have any voting rights or be deemed to be Outstanding for voting or for calculating the voting percentage required on any other matter or other purposes.

(i) Grant of Irrevocable Proxy. To the fullest extent permitted by applicable law, each Holder and Beneficial Owner may in its discretion grant an irrevocable proxy.

6. Minimum VRDP Shares Asset Coverage

The Fund shall maintain, as of the close of business on the last Business Day of each month in which any Series 1 VRDP Shares are Outstanding, the Minimum VRDP Shares Asset Coverage.

7. VRDP Shares Basic Maintenance Amount

(a) So long as any Series 1 VRDP Shares are Outstanding, the Fund shall maintain, on each Valuation Date, and shall verify to its satisfaction that it is maintaining on such Valuation Date, Rating Agency Eligible Assets having an aggregate Discounted Value equal to or greater than the VRDP Shares Basic Maintenance Amount.

(b) The Fund shall deliver to each Rating Agency which is then rating the Series 1 VRDP Shares at the request of the Fund and any other party specified in the Rating Agency Guidelines all certificates that are set forth in the respective Rating Agency Guidelines regarding Minimum VRDP Shares Asset Coverage, the VRDP Shares Basic Maintenance Amount and/or related calculations at such times and containing such information as set forth in the respective Rating Agency Guidelines (each, a “Rating Agency Certificate”). A failure by the Fund to deliver a Rating Agency Certificate with respect to the VRDP Shares Basic Maintenance Amount shall be deemed to be delivery of a Rating Agency Certificate indicating the Discounted Value for all assets of the Fund is less than the VRDP Shares Basic Maintenance Amount, as of the relevant Valuation Date; provided, however, that the Fund shall have the ability to cure such failure to deliver a Rating Agency Certificate within one day of receipt of notice from such Rating Agency that the Fund failed to deliver such Rating Agency Certificate.

8. Restrictions on Dividends and Other Distributions

(a) Dividends on Preferred Shares Other Than Series 1 VRDP Shares. Except as set forth in the next sentence, no dividends shall be declared or paid or set apart for payment on the shares of any class or series of shares of the Fund ranking, as to the payment of dividends, on a parity with the Series 1 VRDP Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid on the Series 1 VRDP Shares through its most recent Dividend Payment Date. When dividends are not paid in full upon the Series 1 VRDP Shares through its most recent Dividend Payment Date or upon the shares of any other class or series of shares of the Fund ranking on a parity as to the payment of dividends with the Series 1 VRDP Shares through their most recent respective dividend payment dates, all dividends declared and paid upon the Series 1 VRDP Shares and any other such class or series of shares of the Fund ranking on a parity as to the payment of dividends with the Series 1 VRDP Shares shall be declared and paid pro rata so that the amount of dividends declared and paid per share on the Series 1 VRDP Shares and such other class or series of shares of the Fund shall in all cases bear to each other the same ratio that accumulated dividends per share on the Series 1 VRDP Shares and such other class or series of shares of the Fund bear to each other (for purposes of this sentence, the amount of dividends declared and paid per Series 1 VRDP Shares shall be based on the Applicable Rate for such Series 1 VRDP Shares effective during the Dividend Periods during which dividends were not paid in full).

(b) Dividends and Other Distributions With Respect to Common Shares Under the 1940 Act. The Board of Trustees shall not declare any dividend (except a dividend payable in Common Shares), or declare any other distribution, upon the Common Shares, or purchase Common Shares, unless in every such case the Preferred Shares have, at the time of any such declaration or purchase, an asset coverage (as defined in and determined pursuant to the 1940 Act) of at least the higher of (i) the Minimum VRDP Shares Asset Coverage and (ii) 200% (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are shares or stock of a closed-end investment company as a condition of declaring dividends on its common shares or stock) after deducting the amount of such dividend, distribution or purchase price, as the case may be.

(c) Other Restrictions on Dividends and Other Distributions. For so long as any Series 1 VRDP Shares are Outstanding, and except as set forth in paragraph (a) of this Section 8 and paragraph (c) of Section 11 of this Part I, (A) the Fund shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or in options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to the Series 1 VRDP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up) in respect of the Common Shares or any other shares of the Fund ranking junior to or on a parity with the Series 1 VRDP Shares as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Fund ranking junior to the Series 1 VRDP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), or any such parity shares (except by conversion into or exchange for shares of the Fund ranking junior to or on a parity with Series 1 VRDP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), unless (i) full cumulative dividends on the Series 1 VRDP Shares through its most recently ended Dividend Period shall have been paid or shall have been declared and sufficient funds for the payment thereof deposited with the Tender and Paying Agent and (ii) the Fund has redeemed the full number of Series 1 VRDP Shares required to be redeemed by any provision for mandatory redemption pertaining thereto, and (B) the Fund shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or in options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to Series 1 VRDP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up) in respect of Common Shares or any other shares of the Fund ranking junior to Series 1 VRDP Shares as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Fund ranking junior to Series 1 VRDP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), unless immediately after such transaction the Discounted Value of Rating Agency Eligible Assets would each at least equal the VRDP Shares Basic Maintenance Amount for the Series 1 VRDP Shares.

9. Rating Agency Restrictions

For so long as any of the Series 1 VRDP Shares are Outstanding and any Rating Agency is then rating the Series 1 VRDP Shares at the request of the Fund, the Fund will not engage in certain proscribed transactions set forth in the Rating Agency Guidelines, unless it has received written confirmation from each such Rating Agency that proscribes the applicable transaction in its Rating Agency Guidelines that any such action would not impair the rating then assigned by such Rating Agency to the Series 1 VRDP Shares.

10. Redemption

(a) Optional Redemption.

(i) Subject to the provisions of subparagraph (iv) of this paragraph (a) and paragraph (d) of this Section 10, the Series 1 VRDP Shares may be redeemed, at the option of the Fund, at any time, as a whole or from time to time in part, out of legally available funds therefor in respect of shares of the Fund and otherwise in accordance with applicable state law, at a redemption price per share equal to the sum of $100,000 plus an amount equal to accumulated but unpaid dividends thereon (whether or not earned or declared) to, but not including, the date fixed for redemption; provided, however, that (1) the Series 1 VRDP Shares may not be redeemed in part if after such partial redemption fewer than fifty (50) of the Series 1 VRDP Shares would remain Outstanding; (2) the Series 1 VRDP Shares are not redeemable by the Fund during the Initial Rate Period; and (3) subject to subparagraph (ii) of this paragraph (a), the Notice of Special Rate Period relating to a Special Rate Period of the Series 1 VRDP Shares, as delivered to the

Remarketing Agent and filed with the Secretary of the Fund, may provide that the Series 1 VRDP Shares shall not be redeemable during the whole or any part of such Special Rate Period or shall be redeemable during the whole or any part of such Special Rate Period only upon payment of such redemption premium or premiums as shall be specified therein (“Special Redemption Provisions”).

(ii) A Notice of Special Rate Period relating to the Series 1 VRDP Shares for a Special Rate Period thereof may contain Special Redemption Provisions only if the Fund’s Board of Trustees, after consultation with the Remarketing Agent and the Liquidity Provider, determines that such Special Redemption Provisions are in the best interest of the Fund.

(iii) If fewer than all of the Outstanding Series 1 VRDP Shares are to be redeemed pursuant to subparagraph (i) of this paragraph (a), the number of the Series 1 VRDP Shares to be redeemed shall be selected pro rata from among the Holders of the Series 1 VRDP Shares in proportion to the number of the Series 1 VRDP Shares held by such Holders, by lot or in such other manner as the Fund’s Board of Trustees may determine to be fair and equitable. The Fund’s Board of Trustees will have the full power and authority to prescribe the terms and conditions upon which the Series 1 VRDP Shares will be redeemed from time to time.

(iv) The Fund may not on any date send a Notice of Redemption pursuant to paragraph (c) of this Section 10 in respect of a redemption contemplated to be effected pursuant to this paragraph (a) unless on such date, (a) the Fund has available Deposit Securities with maturity or tender dates not later than the day preceding the applicable Redemption Date and having a Market Value not less than the amount (including any applicable premium) due to Holders by reason of the redemption of the Series 1 VRDP Shares on such Redemption Date and (b) the Discounted Value of Rating Agency Eligible Assets each at least equals the VRDP Shares Basic Maintenance Amount, and would at least equal the VRDP Shares Basic Maintenance Amount immediately subsequent to such redemption if such redemption were to occur on such date.

(b) Mandatory Redemption.

(i) The Fund shall redeem, out of legally available funds therefor in respect of shares of the Fund and otherwise in accordance with state law, all Outstanding Series 1 VRDP Shares on November 3, 2056, at a redemption price equal to $100,000 per share plus accumulated but unpaid dividends thereon (whether or not earned or declared) to, but excluding, such date. The Fund also shall redeem, out of legally available funds therefor in respect of shares of the Fund and otherwise in accordance with state law, at a redemption price equal to $100,000 per share plus accumulated but unpaid dividends thereon (whether or not earned or declared) to (but excluding) the date fixed by the Board of Trustees for redemption, certain of the Series 1 VRDP Shares, if the Fund fails to have Rating Agency Eligible Assets with a Discounted Value greater than or equal to the VRDP Shares Basic Maintenance Amount, or fails to maintain the Minimum VRDP Shares Asset Coverage in accordance with this Article 12, Section 12.2, and such failure is not cured on or before the VRDP Shares Basic Maintenance Cure Date or the Minimum VRDP Shares Asset Coverage Cure Date, as the case may be. In the event of a failure by the Fund to have Rating Agency Eligible Assets with a Discounted Value greater than or equal to the VRDP Shares Basic Maintenance Amount, if then applicable, the Fund may seek to cure such failure on or prior to the VRDP Shares Basic Maintenance Cure Date by complying with the requirements of the Rating Agency or Rating Agencies, if any, then rating such Series 1 VRDP Shares at the request of the Fund as in effect at the time of such failure. The number of Series 1 VRDP Shares to be redeemed shall be equal to the lesser of (A) the minimum number of Series 1 VRDP Shares, together with all other Preferred Shares subject to redemption or retirement, the redemption of which, if deemed to have occurred immediately prior to the opening of business on the applicable Cure Date, would result in the Fund’s (x) having each of Rating Agency Eligible Assets with a Discounted Value greater than or equal to the VRDP Shares Basic Maintenance Amount and (y) maintaining the Minimum VRDP Shares Asset Coverage on the applicable Cure Date (provided, however, that, if there is no such minimum number of Series 1 VRDP Shares and other Preferred Shares the redemption or retirement of which would have such result, all Series 1 VRDP Shares and Preferred Shares then outstanding shall be redeemed), and (B) the maximum number of Series 1 VRDP Shares, together with all other Preferred Shares subject to redemption or retirement, that can be redeemed out of legally available funds therefor in respect of shares of the Fund and in accordance with the Declaration of Trust and applicable law. In determining the Series 1 VRDP Shares required to be redeemed in accordance with the foregoing, the Fund shall allocate the number required to be redeemed to satisfy the VRDP Shares Basic Maintenance Amount or the Minimum VRDP Shares Asset Coverage, as the case may be, pro rata among Series 1 VRDP Shares and other Preferred Shares subject to redemption or retirement. The Fund shall effect such redemption on the date fixed by the Fund therefor, which date shall not be earlier than ten (10) days nor later than forty (40) days after the applicable Cure Date, except that if the Fund does not have legally available funds for the redemption of all of the required number of Series 1 VRDP Shares and other Preferred Shares which are subject to redemption or retirement or the Fund otherwise is unable as a result of applicable law to effect such redemption on or prior to forty (40) days after the applicable Cure Date, the Fund shall redeem those Series 1 VRDP Shares and other Preferred Shares which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption. Except in the case of a Failed Remarketing Condition—Purchased Series 1 VRDP Shares Redemption, as described below, if fewer than all of the Outstanding Series 1 VRDP Shares are to be redeemed pursuant to this paragraph (b), the number of the Series 1 VRDP Shares to be redeemed shall be redeemed pro rata, by lot or other fair method as determined by the Fund’s Board of Trustees from the Holders of Series 1 VRDP Shares in proportion to the number of such Series 1 VRDP

Shares held by such Holders. Subject to the provisions of this Article 12, Section 12.2 and applicable law, the Fund’s Board of Trustees will have the full power and authority to prescribe the terms and conditions upon which Series 1 VRDP Shares will be redeemed from time to time.

(ii) (A) In accordance with this Article 12, Section 12.2 and if then required pursuant to the Fee Agreement, if the Liquidity Provider acquires any Series 1 VRDP Shares pursuant to the Purchase Obligation and continues to be the beneficial owner for federal income tax purposes of such Purchased Series 1 VRDP Shares for a continuous period of six (6) months during which such Purchased Series 1 VRDP Shares are tendered for Remarketing on each Business Day in accordance with the Related Documents but cannot be successfully remarketed pursuant to such Remarketings (i.e., a Failed Remarketing Condition—Purchased Series 1 VRDP Shares shall have occurred and be continuing for such period of time with respect to such Purchased Series 1 VRDP Shares), the Fund shall effect a Failed Remarketing Condition—Purchased Series 1 VRDP Shares Redemption out of legally available funds for the redemption of the Purchased Series 1 VRDP Shares that are subject to the Failed Remarketing Condition—Purchased Series 1 VRDP Shares Redemption and in accordance with any other applicable law restrictions that apply to redemptions of shares; provided, that, as of the date of redemption: (i) to the extent any Series 1 VRDP Shares are Outstanding and held by Persons other than the Liquidity Provider, the Purchase Obligation of the Liquidity Provider whose Series 1 VRDP Shares are subject to the Failed Remarketing Condition—Purchased Series 1 VRDP Shares Redemption remains in effect to the extent required by, and in accordance with, the VRDP Shares Purchase Agreement to which such Liquidity Provider is a party, and (ii) to the extent (a) any Series 1 VRDP Shares are Outstanding and held by Persons other than the Liquidity Provider and (b) the Purchase Obligation of the Liquidity Provider whose Series 1 VRDP Shares are subject to the Failed Remarketing Condition—Purchased Series 1 VRDP Shares Redemption remains in effect to the extent required by, and in accordance with, the VRDP Shares Purchase Agreement to which such Liquidity Provider is a party, the Liquidity Provider whose Series 1 VRDP Shares are subject to the Failed Remarketing Condition—Purchased Series 1 VRDP Shares Redemption (i.e., Bank of America, N.A., or any successor or permitted assign) shall have made written affirmation to the Fund not later than the Business Day immediately preceding the Redemption Date to the effect that the Liquidity Provider is in compliance with the Purchase Obligation in accordance with its terms. Notwithstanding the foregoing proviso, any failure or delay by the Liquidity Provider whose Series 1 VRDP Shares are subject to the Failed Remarketing Condition—Purchased Series 1 VRDP Shares Redemption to deliver the affirmation referred to in the foregoing proviso shall not relieve the Fund of its obligation to effectuate a Failed Remarketing Condition—Purchased Series 1 VRDP Shares Redemption and shall only result in a delay by the Fund to effectuate a Failed Remarketing Condition—Purchased Series 1 VRDP Shares Redemption until one (1) Business Day following the date that such Liquidity Provider delivers such affirmation or such affirmation is no longer required. The six-month holding period for Purchased Series 1 VRDP Shares acquired and continuously held as a result of a continuing Failed Remarketing Condition—Purchased Series 1 VRDP Shares shall be determined by the Fund on a first-in, first-out basis. The Fund shall effect a Failed Remarketing Condition—Purchased Series 1 VRDP Shares Redemption on the Redemption Date fixed by the Fund therefor, which date shall not be later than three (3) Business Days after the expiration of the six-month period, except that if the Fund does not have legally available funds for the redemption of all of the required number of Purchased Series 1 VRDP Shares which are subject to the Failed Remarketing Condition—Purchased Series 1 VRDP Shares Redemption or the Fund otherwise is unable as a result of applicable law restrictions that apply to redemptions of shares to effect such redemption on or prior to three (3) Business Days after the expiration of the six-month period, the Fund shall redeem those Purchased Series 1 VRDP Shares which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption out of legally available funds in respect of shares of the Fund and in accordance with applicable law restrictions that apply to redemptions of shares.

(B) Upon the occurrence and continuance of a Failed Remarketing Condition—Purchased Series 1 VRDP Shares with respect to any Series 1 VRDP Shares, by the fifth (5th) Business Day following delivery of notice thereof from the Liquidity Provider in accordance with Section 7.08(c) of the Fee Agreement, the Fund shall cause the Custodian to segregate, by means of appropriate identification on its books and records or otherwise in accordance with the Custodian’s normal procedures, from the other assets of the Fund (a “Liquidity Account”) Liquidity Account Investments with a Market Value equal to at least 110% of the Liquidation Preference of such Purchased Series 1 VRDP Shares. If, while the Failed Remarketing Condition—Purchased Series 1 VRDP Shares with respect to such Purchased Series 1 VRDP Shares is continuing, the aggregate Market Value of the Liquidity Account Investments included in the Liquidity Account for such Purchased Series 1 VRDP Shares as of the close of business on any Business Day is less than 110% of the Liquidation Preference of such Purchased Series 1 VRDP Shares, then the Fund shall cause the Custodian and the Investment Adviser to take all such necessary action, including segregating additional assets of the Fund as Liquidity Account Investments, so that the aggregate Market Value of the Liquidity Account Investments included in the Liquidity Account for such Purchased Series 1 VRDP Shares is at least equal to 110% of the Liquidation Preference of such Purchased Series 1 VRDP Shares not later than the close of business on the next succeeding Business Day. With respect to assets of the Fund segregated as Liquidity Account Investments, the Investment Adviser, on behalf of the Fund, shall be entitled to instruct the Custodian with a copy to the Liquidity Provider on any date to release any Liquidity Account Investments with respect to any Purchased Series 1 VRDP Shares from such segregation and to substitute therefor other Liquidity Account Investments, so long as (x) the assets of the Fund segregated as Liquidity Account Investments with respect to such Purchased Series 1 VRDP Shares at the close of business on such date have a Market Value equal to at least 110%

of the Liquidation Preference of such Purchased Series 1 VRDP Shares and (y) the assets of the Fund designated and segregated as Deposit Securities at the close of business on such date have a Market Value equal to at least the Liquidity Requirement (if any) determined in accordance with paragraph (C) below with respect to such Purchased Series 1 VRDP Shares for such date. The Fund shall cause the Custodian not to permit any lien, security interest or encumbrance to be created or permitted to exist on or in respect of any Liquidity Account Investments included in the Liquidity Account for any Purchased Series 1 VRDP Shares, other than liens, security interests or encumbrances arising by operation of law and any lien of the Custodian with respect to the payment of its fees or repayment for its advances. Notwithstanding anything expressed or implied herein to the contrary, the assets of the Liquidity Account shall continue to be assets of the Fund subject to the interests of all creditors and shareholders of the Fund.

(C) Subject to notice having been received as referred to in paragraph (B) above, the Market Value of the Deposit Securities held in the Liquidity Account for any Purchased Series 1 VRDP Shares, from and after the day (or if such day is not a Business Day, the next succeeding Business Day) preceding the expiration of the six-month period for the Failed Remarketing Condition—Purchased Series 1 VRDP Shares applicable to such Purchased Series 1 VRDP Shares (which, for the avoidance of doubt, may result in multiple six-month periods, each in respect of a Failed Remarketing Condition—Purchased Series 1 VRDP Shares in respect of applicable Purchased Series 1 VRDP Shares) specified in the table set forth below, shall not be less than the percentage of the Liquidation Preference for such Purchased Series 1 VRDP Shares set forth below opposite such day (the “Liquidity Requirement”), but in all cases subject to the cure provisions of paragraph (D) below:

Number of Days* Preceding the Six-Month Anniversary of Liquidity Provider’s Purchase	Value of Deposit Securities as Percentage of Liquidation Preference
150	20%
120	40%
90	60%
60	80%
30	100%

*	Or if such day is not a Business Day, the next succeeding Business Day

(D) If the aggregate Market Value of the Deposit Securities included in the Liquidity Account for any Purchased Series 1 VRDP Shares as of the close of business on any Business Day is less than the Liquidity Requirement in respect of such Purchased Series 1 VRDP Shares for such Business Day, then the Fund shall cause the segregation of additional or substitute Deposit Securities in respect of the Liquidity Account for such Purchased Series 1 VRDP Shares, so that the aggregate Market Value of the Deposit Securities included in the Liquidity Account for such Purchased Series 1 VRDP Shares is at least equal to the Liquidity Requirement for such Purchased Series 1 VRDP Shares not later than the close of business on the next succeeding Business Day.

(E) The Deposit Securities included in the Liquidity Account for any Purchased Series 1 VRDP Shares may be applied by the Fund, in its discretion, towards payment of the Redemption Price for such Purchased Series 1 VRDP Shares. Upon the earlier to occur of (x) the successful remarketing of the Purchased Series 1 VRDP Shares or (y) the deposit by the Fund with the Tender and Paying Agent with arrangements satisfactory to the Liquidity Provider of Deposit Securities having an initial combined Market Value sufficient to effect the redemption of such Purchased Series 1 VRDP Shares on the Redemption Date for such Purchased Series 1 VRDP Shares, the requirement of the Fund to maintain a Liquidity Account for such Purchased Series 1 VRDP Shares as contemplated by this Section 10(b)(ii) shall lapse and be of no further force and effect.

(F) The provisions of paragraphs (A) through (E) of this Section 10(b)(ii) may be amended by the Board of Trustees, by resolution duly adopted, without shareholder approval, to the extent then permitted by applicable law, in order to conform to the terms of the Fee Agreement or as otherwise necessary or desirable in the judgment of the Board of Trustees, provided that the Board of Trustees receives the prior written consent of the Liquidity Provider.

(iii) At least six (6) months prior to the scheduled mandatory Redemption Date of November 3, 2056 specified in Section 10(b)(i) above, if any Series 1 VRDP Shares then remain Outstanding, the Fund shall cause the Custodian to segregate in a Liquidity Account (but without duplication of any Liquidity Account then in effect pursuant to Section 10(b)(ii) above), by means of appropriate identification on its books and records or otherwise in accordance with the Custodian’s normal procedures, from the other assets of the Fund, Liquidity Account Investments with a Market Value equal to at least 110% of the Liquidation Preference of the then Outstanding Series 1 VRDP Shares. The Fund shall maintain such Liquidity Account in accordance with Section 10(b)(ii)(B), (C) and (D) above and comply with the requirements set forth therein with respect to Liquidity Account Investments and the Liquidity Requirement; provided that for purposes of this Section 10(b)(iii) all references therein to Purchased Series 1 VRDP Shares shall be deemed to be to all Outstanding Series 1 VRDP Shares, all references therein to the Failed Remarketing Condition—Purchased Series 1 VRDP Shares or the related six-month period shall be deemed to be to the six-month period preceding the scheduled mandatory Redemption Date of November 3, 2056, and the references to notice by the Liquidity Provider shall not be applicable. The Deposit Securities included in the Liquidity Account for the Outstanding Series 1 VRDP Shares may be applied by the Fund, in its discretion, towards payment of the Redemption Price for the Outstanding Series 1 VRDP Shares. Upon the deposit by the Fund with the Tender and Paying Agent with arrangements satisfactory to the Liquidity Provider of Deposit Securities having an initial combined Market Value sufficient to effect the redemption of the Outstanding Series 1 VRDP Shares on the November 3, 2056 mandatory Redemption Date for the Outstanding Series 1 VRDP Shares, the requirement of the Fund to maintain a Liquidity Account for the Outstanding Series 1 VRDP Shares as contemplated by this Section 10(b)(iii) shall lapse and be of no further force and effect.

(iv) Notwithstanding anything herein to the contrary, if the Fund shall have given its Notice of Proposed Special Rate Period pursuant to paragraph (c) of Section 4 of Part I of this Article 12, Section 12.2, the Liquidity Provider shall have the right to give its Liquidity Provider Purchase Notice (as defined below) on or prior to the first (1st) day of the Special Rate Period. Provided that the Liquidity Provider has satisfied its Purchase Obligation on the Purchase Date relating to such designation of a Special Rate Period, the Liquidity Provider shall have the right (the “Liquidity Provider Purchase”) to hold for its own account the VRDP Shares tendered to it on such Purchase Date or to transfer such VRDP Shares to a designated affiliate of the Liquidity Provider, such right to be exercised by the Liquidity Provider by giving notice thereof by written or Electronic Means to the Fund and the Remarketing Agent (such notice, the “Liquidity Provider Purchase Notice”). If the Liquidity Provider has given a Liquidity Provider Purchase Notice, the Series 1 VRDP Shares purchased by the Liquidity Provider on the Purchase Date shall not be remarketed pursuant to the procedures described in paragraph (e)(iii) of this Section 10. For the avoidance of doubt, (i) the Liquidity Provider Purchase is separate from and in no way affects the Liquidity Provider’s obligation under the VRDP Shares Purchase Agreement and Fee Agreement to provide the Purchase Obligation with respect to the Series 1 VRDP Shares on such Purchase Date, (ii) the Liquidity Provider’s right to make a Liquidity Provider Purchase shall exist irrespective of whether the Liquidity Provider or a successor will serve as the Liquidity Provider during the Special Rate Period and (iii) this Section 10(b)(iv) shall have no effect if the Liquidity Provider Purchase Notice is not given by the Liquidity Provider on or prior to the first (1st) day of the Special Rate Period.

(c) Notice of Redemption. If the Fund shall determine or be required to redeem, in whole or in part, the Series 1 VRDP Shares pursuant to paragraph (a) or (b)(i) of this Section 10, the Fund will send a notice of redemption (the “Notice of Redemption”) by Electronic Means to Holders thereof and the Liquidity Provider or, in the case of a redemption pursuant to paragraph (b)(ii) of this Section 10, only to the Liquidity Provider, or request the Tender and Paying Agent, on behalf of the Fund to promptly do so by Electronic Means so long as the Notice of Redemption is furnished by the Fund to the Tender and Paying Agent in electronic format at least five (5) Business Days prior to the date a Notice of Redemption is required to be delivered to the Holders, unless a shorter period of time shall be acceptable to the Tender and Paying Agent. A Notice of Redemption shall be sent to Holders not less than ten (10) days prior to the date fixed for redemption in such Notice of Redemption (the “Redemption Date”). Each such Notice of Redemption shall state: (i) the Redemption Date; (ii) the number of such Series 1 VRDP Shares to be redeemed; (iii) the CUSIP number for the Series 1 VRDP Shares; (iv) the Redemption Price; (v) the place or places where the certificate(s), if any, for such Series 1 VRDP Shares (properly endorsed or assigned for transfer, if the Board of Trustees requires and the Notice of Redemption states) are to be surrendered for payment of the Redemption Price; (vi) that dividends on the Series 1 VRDP Shares to be redeemed will cease to accumulate from and after such Redemption Date; and (vii) the provisions of this Article 12, Section 12.2 under which such redemption is made. If fewer than all the Series 1 VRDP Shares held by any Holder are to be redeemed, the Notice of Redemption delivered to such Holder shall also specify the number of such Series 1 VRDP Shares to be redeemed from such Holder. The Fund may provide in any Notice of Redemption relating to an optional redemption contemplated to be effected pursuant to this Article 12, Section 12.2 that such redemption is subject to one or more conditions precedent not otherwise expressly stated herein and that the Fund shall not be required to effect such redemption unless each such condition has been satisfied at the time or times and in the manner specified in such Notice of Redemption. No defect in the Notice of Redemption or delivery thereof shall affect the validity of redemption proceedings, except as required by applicable law.

(d) No Redemption Under Certain Circumstances. Notwithstanding the provisions of paragraphs (a) or (b) of this Section 10, if any dividends on the Series 1 VRDP Shares (whether or not earned or declared) are in arrears, no Series 1 VRDP Shares shall be redeemed unless all Outstanding Series 1 VRDP Shares are simultaneously redeemed, and the Fund shall not otherwise purchase or acquire any of the Series 1 VRDP Shares; provided, however, that the foregoing shall not prevent the purchase or acquisition of Outstanding Series 1 VRDP Shares pursuant to the successful completion of an otherwise lawful purchase or exchange offer made on the same terms to Holders of all Outstanding Series 1 VRDP Shares.

(e) Absence of Funds Available for Redemption. To the extent that any redemption for which a Notice of Redemption has been provided is not made by reason of the absence of legally available funds therefor in respect of shares of the Fund and in accordance with the Declaration of Trust and applicable law, such redemption shall be made as soon as practicable to the extent such funds become available. A failure to redeem the Series 1 VRDP Shares shall be deemed to exist at any time after the date specified for redemption in a Notice of Redemption when the Fund shall have failed, for any reason whatsoever, to deposit in trust with the Tender and Paying Agent the Redemption Price with respect to any shares for which such Notice of Redemption has been sent; provided, however, that the foregoing shall not apply in the case of the Fund’s failure to deposit in trust with the Tender and Paying Agent the Redemption Price with respect to any shares where (1) the Notice of Redemption relating to such redemption provided that such redemption was subject to one or more conditions precedent and (2) any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption. Notwithstanding the fact that the Fund may not have redeemed the Series 1 VRDP Shares for which a Notice of Redemption has been provided, dividends may be declared and paid on the Series 1 VRDP Shares and shall include those Series 1 VRDP Shares for which a Notice of Redemption has been provided.

(f) Tender and Paying Agent as Trustee of Redemption Payments by the Fund. All moneys paid to the Tender and Paying Agent for payment of the Redemption Price of the Series 1 VRDP Shares called for redemption shall be held in trust by the Tender and Paying Agent for the benefit of Holders of shares so to be redeemed.

(g) Shares for Which Notice of Redemption Has Been Given Are No Longer Outstanding. Provided a Notice of Redemption has been provided pursuant to paragraph (c) of this Section 10, the Fund shall irrevocably (except to the extent set forth below in this paragraph (g)) deposit with the Tender and Paying Agent, no later than 12:00 noon, New York City time, on a Business Day not less than ten (10) Business Days preceding the Redemption Date (or on the Business Day immediately preceding the Redemption Date) specified in such notice, Deposit Securities in an aggregate amount equal to the Redemption Price to be paid on the Redemption Date in respect of any Series 1 VRDP Shares that are subject to such notice. Provided a Notice of Redemption has been provided pursuant to paragraph (c) of this Section 10, upon the deposit with the Tender and Paying Agent of Deposit Securities in an amount sufficient to redeem the Series 1 VRDP Shares that are the subject of such notice, dividends on such Series 1 VRDP Shares shall cease to accumulate as of the Redemption Date and the Series 1 VRDP Shares shall no longer be deemed to be Outstanding, except as noted below with respect to the VRDP Shares Purchase Agreement, for any purpose, and all rights of the Holders of the Series 1 VRDP Shares so called for redemption shall cease and terminate, except the right of such Holders to receive the Redemption Price, but without any interest or other additional amount, except as provided in paragraph (e)(i) of Section 2 of this Part I and in Section 3 of Part I of this Article 12, Section 12.2. Upon surrender in accordance with the Notice of Redemption of the certificates for any Series 1 VRDP Shares so redeemed (properly endorsed or assigned for transfer, if the Board of Trustees shall so require and the Notice of Redemption shall so state), the Redemption Price shall be paid by the Tender and Paying Agent to the Holders of the Series 1 VRDP Shares subject to redemption. In the case that fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued, representing the unredeemed shares, without cost to the Holder thereof. The Fund shall be entitled to receive from the Tender and Paying Agent, promptly after the date fixed for redemption, any cash or other Deposit Securities deposited with the Tender and Paying Agent in excess of (i) the aggregate Redemption Price of the Series 1 VRDP Shares called for redemption on such date and (ii) all other amounts to which Holders of the Series 1 VRDP Shares called for redemption may be entitled. Any funds so deposited that are unclaimed at the end of ninety (90) days from such redemption date shall, to the extent permitted by law, be repaid to the Fund, after which time the Holders of the Series 1 VRDP Shares so called for redemption may look only to the Fund for payment of the Redemption Price and all other amounts to which they may be entitled. Notwithstanding the foregoing, the Series 1 VRDP Shares will be deemed to be Outstanding for purposes of the VRDP Shares Purchase Agreement until redeemed by the Fund.

(h) Compliance With Applicable Law. In effecting any redemption pursuant to this Section 10, the Fund shall use its best efforts to comply with all applicable conditions precedent to effecting such redemption under the 1940 Act and any applicable Massachusetts or other state law, but shall effect no redemption except in accordance with the 1940 Act and any applicable Massachusetts or other state law.

(i) Only whole Series 1 VRDP Shares May Be Redeemed. In the case of any redemption pursuant to this Section 10, only whole Series 1 VRDP Shares shall be redeemed, and in the event that any provision of the Declaration of Trust would require redemption of a fractional share, the Remarketing Agent shall be authorized to round up so that only whole shares are redeemed.

(j) Modification of Redemption Procedures. Notwithstanding the foregoing provisions of this Section 10, the Fund may, in its sole discretion, modify the procedures set forth above with respect to notification of redemption of Series 1 VRDP Shares, provided that such modification does not materially and adversely affect the Holders of the Series 1 VRDP Shares or cause the Fund to violate any law, rule or regulation, or to in any way alter the obligations of the Tender and Paying Agent without its prior written consent. Furthermore, if in the sole discretion of the Board of Trustees, after consultation with counsel, modification of the foregoing redemption provisions (x) is permissible under the rules and regulations or interpretations of the SEC and under other applicable law and (y) would not cause a material risk as to the treatment of the Series 1 VRDP Shares as equity for U.S. federal income tax purposes, the Board of Trustees, without shareholder approval, to the extent then permitted by applicable law, by resolution may modify such redemption procedures, provided that such modification does not in any way alter the obligations of the Liquidity Provider without its prior written consent.

11. Liquidation Rights

(a) Ranking. The Series 1 VRDP Shares shall rank on a parity with each other and with shares of any other series of Preferred Shares as to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund.

(b) Distributions Upon Liquidation. Upon the dissolution, liquidation or winding up of the affairs of the Fund, whether voluntary or involuntary, the Holders of Series 1 VRDP Shares then Outstanding shall be entitled to receive and to be paid out of the assets of the Fund legally available for distribution to its shareholders and otherwise in accordance with applicable state law, before any payment or distribution shall be made on the Common Shares or on any other class of shares of the Fund ranking junior to the Series 1 VRDP Shares upon dissolution, liquidation or winding up, an amount equal to the Liquidation Preference with respect to such shares plus an amount equal to all dividends thereon (whether or not earned or declared) accumulated but unpaid to (but not including) the date of final distribution in same-day funds, together with any payments required to be made pursuant to Section 3 of Part I of this Article 12, Section 12.2 in connection with the liquidation of the Fund. After the payment to the Holders of the Series 1 VRDP Shares of the full preferential amounts provided for in this paragraph (b), the Holders of the Series 1 VRDP Shares as such shall have no right or claim to any of the remaining assets of the Fund.

(c) Pro Rata Distributions. In the event the assets of the Fund available for distribution to the Holders of the Series 1 VRDP Shares upon any dissolution, liquidation or winding up of the affairs of the Fund, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to paragraph (b) of this Section 11, no such distribution shall be made on account of any shares of any other class or series of Preferred Shares ranking on a parity with the Series 1 VRDP Shares with respect to the distribution of assets upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the Series 1 VRDP Shares, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

(d) Rights of Junior Shares. Subject to the rights of the holders of shares of any series or class or classes of shares ranking on a parity with the Series 1 VRDP Shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund, after payment shall have been made in full to the Holders of the Series 1 VRDP Shares as provided in paragraph (b) of this Section 11, but not prior thereto, any other series or class or classes of shares ranking junior to the Series 1 VRDP Shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Holders of the Series 1 VRDP Shares shall not be entitled to share therein.

(e) Certain Events Not Constituting Liquidation. Neither the sale of all or substantially all the property or business of the Fund, nor the merger, consolidation or reorganization of the Fund into or with any business or statutory trust, corporation or other entity nor the merger, consolidation or reorganization of any business or statutory trust, corporation or other entity into or with the Fund shall be a dissolution, liquidation or winding up, whether voluntary or involuntary, for the purposes of this Section 11.

12. Purchase Obligation

As long as the Series 1 VRDP Shares are Outstanding, the Fund shall maintain a VRDP Shares Purchase Agreement providing for a Purchase Obligation with a Liquidity Provider with short-term debt ratings in one of the two highest ratings categories from the Requisite NRSROs on an ongoing basis to the extent that the Fund can do so on a commercially reasonable basis as determined in the sole discretion of the Board of Trustees. If the Fund maintains a VRDP Shares Purchase Agreement providing a Purchase Obligation, the provisions herein relating to the Liquidity Provider shall be operative and the following shall apply:

(a) The Fund shall notify, or cause the Tender and Paying Agent to notify, Holders by Electronic Means (A) in the event of a Mandatory Tender Event or Mandatory Purchase Event, (B) upon at least seven (7) days’ prior notice in the event that there is a substitute Liquidity Provider (including, but not limited to, as to the Liquidity Provider, its consolidation, amalgamation with, or merger with or into, another entity, or the transfer of all or substantially all of the Liquidity Provider’s assets to another entity), (C) upon any downgrade in the short-term or long-term preferred stock rating of the Series 1 VRDP Shares by an NRSRO then rating such Series 1 VRDP Shares at the request of the Fund or (D) upon any downgrade in the short-term or long-term rating of the Liquidity Provider by an NRSRO then rating the Series 1 VRDP Shares at the request of the Fund and such Liquidity Provider.

(b) In the event of a Failed Remarketing Condition, the Fund will require in the Tender and Paying Agent Agreement that the Tender and Paying Agent will notify the Fund and Holders by Electronic Means of such Failed Remarketing Condition.

(c) Each share of Series 1 VRDP Shares shall be subject to Tender to the Tender and Paying Agent for Remarketing on the related Purchase Date or, in the event (i) no Remarketing occurs or (ii) pursuant to an attempted Remarketing shares remain unsold and the Remarketing Agent does not purchase for its own account the unsold Series 1 VRDP Shares tendered to the Tender and Paying Agent for Remarketing (provided that the Remarketing Agent may seek to sell such Series 1 VRDP Shares in a subsequent Remarketing prior to the Purchase Date) to the Liquidity Provider for purchase on such Purchase Date pursuant to a Final Notice of Purchase. If there is no Tender and Paying Agent or the Tender and Paying Agent does not, or in the judgment of the Fund will not, perform such obligation pursuant to the VRDP Shares Purchase Agreement, Beneficial Owners and their Agent Members shall have the right to tender their Series 1 VRDP Shares directly to the Liquidity Provider pursuant to a Final Notice of Purchase. In the event there is no Tender and Paying Agent or for any reason the Tender and Paying Agent does not perform its obligations under the VRDP Shares Purchase Agreement, the Fund (i) upon becoming aware thereof, shall promptly notify the Liquidity Provider, the Remarketing Agent and Holders by Electronic Means of such event, and (ii) so long as such event is continuing, shall use its best efforts to direct and request the Remarketing Agent to forward, concurrently with the delivery thereof to the Liquidity Provider or as promptly as practicable thereafter, any Remarketing Notice to each Beneficial Owner or Holder tendering Series 1 VRDP Shares that are the subject of such notice.

(d) The Fund will require in the Tender and Paying Agent Agreement that, pursuant to a Tender, the Series 1 VRDP Shares that are not sold in a Remarketing will be tendered by the Tender and Paying Agent to the Liquidity Provider for payment of the Purchase Price on the Purchase Date pursuant to the VRDP Shares Purchase Agreement.

(e) Except as set forth in Section 10(b) of Part I of this Article 12, Section 12.2 in connection with a mandatory redemption of the Series 1 VRDP Shares, the Fund shall have no obligation to purchase the Series 1 VRDP Shares acquired by the Liquidity Provider pursuant to the VRDP Shares Purchase Agreement or otherwise.

(f) The Series 1 VRDP Shares are subject to Mandatory Purchase by the Liquidity Provider upon the occurrence of a Mandatory Purchase Event. So long as such Series 1 VRDP Shares are in book-entry form and held through the Securities

Depository, any Mandatory Purchase will be effected automatically through the book-entry system of the Securities Depository, without any action required on the part of the Holders or Beneficial Owners. Promptly following the occurrence of a Mandatory Purchase Event, and in any event within three (3) Business Days thereafter, the Fund, or the Tender and Paying Agent at the direction of the Fund (provided, that the Tender and Paying Agent may require up to two (2) Business Days’ prior notification by Electronic Means by the Fund), shall provide a Mandatory Purchase Notice by Electronic Means to Holders and the Liquidity Provider, specifying a Mandatory Purchase Date for all Outstanding Series 1 VRDP Shares. The Mandatory Purchase Date shall not be later than seven (7) days following the date a Mandatory Purchase Notice is sent to Holders by Electronic Means, and in any event shall be not later than the Business Day immediately preceding the termination of the VRDP Shares Purchase Agreement. Any notice given in respect of a Mandatory Purchase under this Article 12, Section 12.2 shall be conclusively presumed to have been duly given, whether or not the Holders receive such notice. Upon the occurrence of a Mandatory Purchase Event, all Outstanding Series 1 VRDP Shares automatically shall be subject to Mandatory Purchase by the Liquidity Provider at the Purchase Price on the Mandatory Purchase Date, including any such Series 1 VRDP Shares tendered pursuant to an Optional Tender or Mandatory Tender for which the Purchase Date has not yet occurred.

(g) In the event the Series 1 VRDP Shares are issued in certificated form and a Holder fails to deliver such Series 1 VRDP Shares to which a Mandatory Purchase relates, on or prior to the Mandatory Purchase Date, the Holder of such Series 1 VRDP Shares will not be entitled to any payment (including any accumulated but unpaid dividends thereon, whether or not earned or declared) other than the Purchase Price of such undelivered Series 1 VRDP Shares as of the scheduled Purchase Date. Any such undelivered Series 1 VRDP Shares will be deemed to be delivered to the Tender and Paying Agent, and the Tender and Paying Agent will place stop-transfer orders against the undelivered Series 1 VRDP Shares. Any moneys held by the Tender and Paying Agent for the purchase of undelivered Series 1 VRDP Shares shall be held in a separate account, shall not be invested, and shall be held for the exclusive benefit of the Holder of such undelivered Series 1 VRDP Shares. The undelivered Series 1 VRDP Shares shall be deemed to be no longer Outstanding (except as to entitlement to payment of the Purchase Price), and the Fund will issue to the purchaser a replacement share certificate for such shares in lieu of such undelivered Series 1 VRDP Shares.

(h) The Fund shall use its best efforts to engage at all times a Tender and Paying Agent to perform the duties specified in this Article 12, Section 12.2, the Tender and Paying Agent Agreement and the VRDP Shares Purchase Agreement with respect to the Tender and Paying Agent.

The provisions of paragraphs (a) through (g) of this Section 12 may be amended by the Board of Trustees, by resolution duly adopted, without shareholder approval in order to conform to a VRDP Shares Purchase Agreement providing a Purchase Obligation.

13. Miscellaneous

(a) Amendment of or Supplements to this Article 12, Section 12.2. Subject to the provisions of Section 5 and Section 9 of Part I of this Article 12, Section 12.2, the Board of Trustees may, by resolution duly adopted, without shareholder approval (except as otherwise provided by this Article 12, Section 12.2 or required by applicable law), amend or supplement this Article 12, Section 12.2 to (1) reflect any amendments or supplements hereto which the Board of Trustees is entitled to adopt pursuant to the terms of this Article 12, Section 12.2 without shareholder approval or (2) designate additional series of Series 1 VRDP Shares (and terms relating thereto). Each such additional series shall be governed by the terms of this Article 12, Section 12.2 as so amended or supplemented.

(b) No Fractional Shares. No fractional Series 1 VRDP Shares shall be issued.

(c) Status of Series 1 VRDP Shares Redeemed, Exchanged or Otherwise Acquired by the Fund. The Series 1 VRDP Shares which are redeemed, exchanged or otherwise acquired by the Fund shall return to the status of authorized and unissued preferred shares of the Fund, provided, however, that any Series 1 VRDP Shares which are provisionally delivered by the Fund to or for the account of an agent of the Fund or to or for the account of a purchaser of the Series 1 VRDP Shares, but for which final payment is not received by the Fund, shall return to the status of authorized and unissued Series 1 VRDP Shares.

(d) Purchase Obligation Part of the Series 1 VRDP Shares. Each Holder and Beneficial Owner, by virtue of acquiring the Series 1 VRDP Shares, is deemed to have agreed to treat the Purchase Obligation as part of the Series 1 VRDP Shares rather than as a separate property right.

(e) Treatment of Series 1 VRDP Shares as Equity. Each Holder and Beneficial Owner, by virtue of acquiring the Series 1 VRDP Shares, is deemed to have agreed to treat the Series 1 VRDP Shares as equity in the Fund for U.S. federal income tax purposes.

(f) Board of Trustees May Resolve Ambiguities. To the extent then permitted by applicable law, the Board of Trustees may interpret or adjust the provisions of this Article 12, Section 12.2 to resolve any inconsistency or ambiguity or to remedy any formal defect, and may amend this Article 12, Section 12.2 with respect to Series 1 VRDP Shares prior to the issuance of such Series 1 VRDP Shares.

(g) Headings Not Determinative. The headings contained in this Article 12, Section 12.2 are for convenience of reference only and shall not affect the meaning or interpretation of this Article 12, Section 12.2.

(h) Notices. All notices or communications, unless otherwise specified in these Bylaws (including this Article 12, Section 12.2), shall be sufficiently given if in writing and delivered by Electronic Means.

(i) Applicable Law Restrictions. Notwithstanding anything expressed or implied to the contrary in this Article 12, Section 12.2, all dividends, redemptions and other payments by the Fund on or in respect of the Series 1 VRDP Shares shall be paid only out of legally available funds therefor in respect of shares of the Fund and otherwise in accordance with applicable law.

(j) Control Share Acquisition. Article 16 of these Bylaws shall not apply to the voting rights of the holders of the Series 1 VRDP Shares.

PART II.

1. Remarketing Procedures

(a) Pursuant to an Optional Tender, Beneficial Owners may elect to tender their Series 1 VRDP Shares (in one or more shares) for purchase at the Purchase Price on the Purchase Date designated in the Notice of Tender (or, if such day is not a Business Day, on the next succeeding Business Day) by an effective delivery of a Notice of Tender to the Tender and Paying Agent. Each Notice of Tender shall be irrevocable (except as described below) and effective upon receipt by the Tender and Paying Agent and shall:

(i) be delivered by a Beneficial Owner, directly or through its Agent Member, by e-mail transmission, to the Tender and Paying Agent not later than 2:00 p.m., New York City time, on any Business Day;

(ii) state the aggregate number of Series 1 VRDP Shares to be purchased, the CUSIP number of the Series 1 VRDP Shares, and the Purchase Date and be in substantially the form of and contain such other information specified in an exhibit to the VRDP Shares Purchase Agreement; and

(iii) state that the tendering Beneficial Owner acknowledges that such Beneficial Owner is required to deliver the Series 1 VRDP Shares that are the subject of a Notice of Tender (that has not been duly revoked as provided below) on or before 2:00 p.m., New York City time, on the Purchase Date.

(b) Upon receipt of a Notice of Tender, the Tender and Paying Agent shall provide a copy of such notice to the Liquidity Provider and the Remarketing Agent (with a copy to the Fund) as promptly as practicable by Electronic Means, but no later than 4:00 p.m., New York City time, on the date of receipt or deemed receipt.

(c) Any Notice of Tender delivered to the Tender and Paying Agent by a Beneficial Owner or its Agent Member after 2:00 p.m., New York City time, shall be deemed to have been received by the Tender and Paying Agent on the next succeeding Business Day, and the Purchase Date shall be adjusted such that the Purchase Date shall be the Business Day next succeeding the date specified as the Purchase Date in the relevant Notice of Tender.

(d) The determination of the Tender and Paying Agent (acting at the direction of the Fund) as to whether a Notice of Tender has been properly delivered pursuant to the foregoing paragraph (a) shall be conclusive and binding upon the Beneficial Owner and its Agent Member.

(e) (i) Subject to paragraph (e)(iv) below, the Series 1 VRDP Shares are subject to Mandatory Tender upon the occurrence of a Mandatory Tender Event.

(ii) So long as the Series 1 VRDP Shares are in book-entry form and held through the Securities Depository, any Mandatory Tender will be effected automatically through the book-entry system of the Securities Depository, without any action required on the part of the Holders or Beneficial Owners. Promptly following the occurrence of a Mandatory Tender Event, and in any event within three (3) Business Days thereafter, the Fund, or the Tender and Paying Agent at the direction of the Fund (provided that the Tender and Paying Agent may require up to two (2) Business Days’ prior notification by Electronic Means by the Fund), shall provide a Mandatory Tender Notice by Electronic Means to the Holders, the Remarketing Agent and the Liquidity Provider, specifying a Purchase Date for all Outstanding Series 1 VRDP Shares. Any notice given in respect of a Mandatory Tender under this Article 12, Section 12.2 will be conclusively presumed to have been duly given, whether or not the Holders receive such notice.

(iii) Upon the occurrence of a Mandatory Tender Event, all Outstanding Series 1 VRDP Shares automatically shall be subject to Mandatory Tender and delivered to the Tender and Paying Agent for purchase on the designated Purchase Date by purchasers in the Remarketing in the event of a successful Remarketing or otherwise by the Liquidity Provider, including any such Series 1 VRDP Shares previously tendered pursuant to an Optional Tender for which the Purchase Date has not yet occurred. In the event that the Series 1 VRDP Shares are issued in certificated form outside the book-entry system of the Securities Depository and a Holder of such Series 1 VRDP Shares fails to deliver such shares to which a Mandatory Tender relates on or prior to the Purchase Date, the Holder of such Series 1 VRDP Shares shall not be entitled to any payment (including any accumulated but unpaid dividends thereon, whether or not earned or declared) other than the Purchase Price of such undelivered Series 1 VRDP Shares as of the scheduled Purchase Date. Any such undelivered Series 1 VRDP Shares will be deemed to be delivered to the Tender and Paying Agent, and the Tender and Paying Agent will place stop-transfer orders against the undelivered Series 1 VRDP Shares. Any moneys held by the Tender and Paying Agent for the purchase of undelivered Series 1 VRDP Shares will be held in a separate account by the Tender and Paying Agent, will not be invested, and will be held for the exclusive benefit of the Holder of such undelivered Series 1 VRDP Shares. The undelivered Series 1 VRDP Shares will be deemed to be no longer Outstanding (except as to entitlement to payment of the Purchase Price), and the Fund will issue to the purchaser a replacement share certificate in lieu of such undelivered Series 1 VRDP Shares.

(f) A Beneficial Owner or its Agent Member that delivered a Notice of Tender in connection with an Optional Tender may deliver in writing by e-mail transmission to the Tender and Paying Agent, not later than 10:00 a.m., New York City time, on or prior to the Business Day immediately preceding the Purchase Date, a notice to the effect that such Beneficial Owner wishes to revoke its election to tender some or all of the Series 1 VRDP Shares that were specified in such Notice of Tender to be purchased (a “Notice of Revocation”). Any Notice of Revocation delivered to the Tender and Paying Agent shall be promptly delivered by Electronic Means by the Tender and Paying Agent to the Liquidity Provider and the Remarketing Agent (with a copy to the Fund) by 12:00 noon, New York City time, on the Business Day immediately preceding the relevant Purchase Date. The Remarketing Agent (following receipt of such Notice of Revocation) shall notify the Tender and Paying Agent and the Liquidity Provider of the number of such Series 1 VRDP Shares specified in such Notice of Revocation that are subject to an agreement of sale pursuant to a Remarketing by Electronic Means not later than 2:00 p.m., New York City time, on the Business Day immediately preceding the Purchase Date. The Tender and Paying Agent shall contact the Remarketing Agent by Electronic Means by 1:45 p.m., New York City time, if such notification has not been received by such time. The Tender and Paying Agent shall deliver such notification to the Beneficial Owner or its Agent Member promptly following receipt from the Remarketing Agent, and in any event by 4:00 p.m., New York City time, on the Business Day immediately preceding the Purchase Date. Any such Notice of Revocation shall be effective (without further action on the part of the Beneficial Owner or its Agent Member) as a revocation of the Optional Tender of the number of such Series 1 VRDP Shares specified therein as being sought to be revoked, but (except as set forth below) only if and to the extent that the Remarketing Agent has not entered into an agreement to sell such Series 1 VRDP Shares. A Notice of Revocation shall be effective as to the number of the Series 1 VRDP Shares specified therein as having been revoked less the number of such Series 1 VRDP Shares in respect of which the Remarketing Agent has so notified the Tender and Paying Agent and the Liquidity Provider that it has entered into an agreement of sale. Notwithstanding the foregoing, tendered Series 1 VRDP Shares, if any, that remain unsold on the related Purchase Date shall be allocated by the Remarketing Agent to each Notice of Revocation received in respect of such Series 1 VRDP Shares tendered for purchase on such Purchase Date and not already satisfied in the chronological order in which each such Notice of Revocation was received by the Tender and Paying Agent, and each such Notice of Revocation shall be effective only to the extent of such allocation and availability of unsold Series 1 VRDP Shares.

(g) In connection with any Special Rate Period designated pursuant to Section 4 of Part I of this Article 12, Section 12.2, the Board of Trustees, without the vote or consent of any Holder of any Series 1 VRDP Shares but with the prior written consent of the Liquidity Provider (except in the case of an Initial Special Rate Period), in the Notice of Special Rate Period relating to the Series 1 VRDP Shares (other than in the case of an Initial Special Rate Period), as delivered to the Remarketing Agent and the Liquidity Provider, may provide for optional tender provisions relating solely to such Special Rate Period (“Special Optional Tender Provisions”) whereby the minimum number of days’ notice required for an Optional Tender may exceed seven (7) days as specified in the Special Optional Tender Provisions for such Special Rate Period.

(h) The Fund shall use its best efforts to engage at all times a Remarketing Agent that is a nationally recognized securities dealer with experience in remarketing variable-rate securities to use its best efforts to find purchasers for all the Series 1

VRDP Shares properly tendered pursuant to a Tender. The appointment of a Remarketing Agent other than the person named in the Fee Agreement shall require the consent of the Liquidity Provider (which consent will not be unreasonably withheld).

2. Remarketing Schedule

(a) In connection with any attempted Remarketing, all tendered Series 1 VRDP Shares shall be remarketed at the Purchase Price of such shares. The calculation of the Purchase Price of such Series 1 VRDP Shares that are remarketed or purchased by the Liquidity Provider shall be made by the Remarketing Agent in advance of such Remarketing or purchase and, together with the details of the aggregate number and Purchase Price of remarketed Series 1 VRDP Shares and the aggregate number and Purchase Price of such Series 1 VRDP Shares to be purchased by the Liquidity Provider pursuant to the Purchase Obligation, shall be communicated by the Remarketing Agent to the Fund, the Liquidity Provider and the Tender and Paying Agent by Electronic Means by 2:00 p.m., New York City time, on the Business Day immediately preceding the Purchase Date, as described below. The proceeds of any sale of any remarketed Series 1 VRDP Shares by the Remarketing Agent relating to tendered Series 1 VRDP Shares shall be used by the Tender and Paying Agent for the purchase of the tendered Series 1 VRDP Shares at the Purchase Price, and the terms of the sale will provide for the wire transfer of such Purchase Price by the Remarketing Agent to be received by the Tender and Paying Agent no later than 11:00 a.m., New York City time, on the related Purchase Date for payment to the Agent Member of the Beneficial Owner, in the case of an Optional Tender, or Holder, in the case of a Mandatory Tender, tendering such Series 1 VRDP Shares for sale through the Securities Depository in immediately available funds against delivery of the tendered such Series 1 VRDP Shares to the Tender and Paying Agent through the Securities Depository, the delivery of such Series 1 VRDP Shares to the Tender and Paying Agent through the Securities Depository no later than 2:00 p.m., New York City time, on the related Purchase Date and the re-delivery of such Series 1 VRDP Shares by means of “FREE” delivery through the Securities Depository to the Remarketing Agent for delivery to the purchaser’s Agent Member through the Securities Depository by 3:00 p.m., New York City time, on the related Purchase Date.

(b) By 2:00 p.m., New York City time, on the Business Day immediately preceding each Purchase Date, the Remarketing Agent shall deliver a notice, in the form attached as Annex I to the VRDP Shares Remarketing Agreement, to the Tender and Paying Agent and the Liquidity Provider (and, at the direction of the Fund, concurrently therewith or as promptly as practicable thereafter, to each Beneficial Owner or Holder tendering Series 1 VRDP Shares that are the subject of such notice) (a “Remarketing Notice”), by Electronic Means, that sets forth the number of the Series 1 VRDP Shares, if any, that it successfully remarketed for purchase on such Purchase Date and the aggregate Purchase Price of such sold Series 1 VRDP Shares and the number of such Series 1 VRDP Shares, if any, not successfully remarketed for purchase on such Purchase Date and the aggregate Purchase Price of such unsold Series 1 VRDP Shares to be paid by the Liquidity Provider. If the Remarketing Notice states that the Remarketing Agent has not successfully remarketed all of the Series 1

VRDP Shares to be purchased on such Purchase Date, the Tender and Paying Agent shall promptly, and in any event not later than 4:00 p.m., New York City time, on such Business Day, deliver by Electronic Means to the Liquidity Provider (with a copy to the Fund) a Preliminary Notice of Purchase that, subject to delivery of the Final Notice of Purchase on the Purchase Date described below, provides for the purchase by the Liquidity Provider of the number of such Series 1 VRDP Shares that the Remarketing Agent stated in the Remarketing Notice as not having been successfully remarketed, including the aggregate Purchase Price of such Series 1 VRDP Shares, as calculated by the Remarketing Agent. If the Remarketing Notice states that the Remarketing Agent has not successfully remarketed all of the Series 1 VRDP Shares to be purchased on such Purchase Date (or if proceeds from a Remarketing for any tendered Series 1 VRDP Shares have not been received for any reason by the Tender and Paying Agent by 11:00 a.m., New York City time, on the Purchase Date), the Tender and Paying Agent shall deliver by Electronic Means to the Liquidity Provider (with a copy to the Fund) by 12:00 noon, New York City time, on such Purchase Date a Final Notice of Purchase that states the number of the Series 1 VRDP Shares required to be purchased by the Liquidity Provider. For purposes of the Final Notice of Purchase, any tendered Series 1 VRDP Shares for which proceeds from a Remarketing have not been received for any reason by the Tender and Paying Agent by 11:00 a.m., New York City time, on the Purchase Date (other than Series 1 VRDP Shares owned by the Remarketing Agent or Liquidity Provider and tendered for Remarketing), shall be treated as not having been successfully remarketed and shall be required to be purchased by the Liquidity Provider. Except for manifest error, the payment obligation of the Liquidity Provider shall equal the Purchase Price of the Series 1 VRDP Shares stated in the Final Notice of Purchase delivered to the Liquidity Provider as being required to be purchased by the Liquidity Provider.

(c) The Liquidity Provider shall, no later than 2:00 p.m., New York City time, on a Purchase Date for any Series 1 VRDP Shares, wire transfer the aggregate Purchase Price of all such Series 1 VRDP Shares in respect of which Final Notices of Purchase have been delivered to it for purchase of such Series 1 VRDP Shares on such date, as follows: (i) in the case of a Final Notice of Purchase delivered by the Tender and Paying Agent, by wire transfer, in immediately available funds, to the account of the Tender and Paying Agent specified by the Tender and Paying Agent in any such Final Notice of Purchase; and (ii) in the event there is no Tender and Paying Agent or for any reason the Tender and Paying Agent does not perform its obligations under the VRDP Shares Purchase Agreement and the Liquidity Provider has received a Remarketing Notice that such Series 1 VRDP Shares have not been the subject of an agreement of sale in a Remarketing and has received written notice from the Fund that there is no Tender and Paying Agent or that the Tender and Paying Agent does not intend to perform its obligations under the VRDP Shares Purchase Agreement, in the case of a Final Notice of Purchase delivered by a Beneficial Owner or its Agent Member, in the case of an Optional Tender, or by a Holder, in the case of a Mandatory Tender, by payment against delivery of such Series 1 VRDP Shares that are the subject of any such Final Notice of Purchase, through means of the Securities Depository in the case of such Series 1 VRDP Shares in the form of global securities.

(d) Upon receipt by the Tender and Paying Agent from the Beneficial Owner or its Agent Member, in the case of an Optional Tender, or from the Holder, in the case of a Mandatory Tender, of tendered Series 1 VRDP Shares and the payment by the Tender and Paying Agent to such Beneficial Owner or its Agent Member, or such Holder, as the case may be, of the Purchase Price therefor on the applicable Purchase Date, the Tender and Paying Agent shall deliver to the Liquidity Provider, by means of “FREE” delivery through the system of the Securities Depository, such Series 1 VRDP Shares in satisfaction of the Liquidity Provider’s Purchase Obligation on such Purchase Date. Any funds paid by the Liquidity Provider and held in the account of the Tender and Paying Agent for the payment of the Purchase Price shall be held in trust (i) in the case of an Optional Tender, on the Purchase Date, for the benefit of the tendering Beneficial Owners or their Agent Members until 2:00 p.m., New York City time, on the Purchase Date and, after such time, in trust for the benefit of the Liquidity Provider, for payment of the Purchase Price upon delivery of such Series 1 VRDP Shares or, with respect to such Series 1 VRDP Shares that are not delivered, for return to the Liquidity Provider upon its request and (ii) in the case of a Mandatory Tender, for the benefit of the tendering Holders until delivery of the Series 1 VRDP Shares by the tendering Holders against payment therefor. Any funds paid by the Remarketing Agent and held in an account of the Tender and Paying Agent for the payment of the Purchase Price in connection with a Remarketing shall be held in trust (i) in the case of an Optional Tender, on the Purchase Date, for the benefit of the tendering Beneficial Owners or their Agent Members until 2:00 p.m., New York City time, on the Purchase Date and, after such time, in trust for the benefit of the Remarketing Agent on account of purchasers purchasing in a Remarketing or for the Remarketing Agent’s account to the extent it has advanced the Purchase Price of any Series 1 VRDP Shares (which it may or may not do in its sole discretion) on behalf of one or more purchasers, as applicable, for payment of the Purchase Price upon delivery of the Series 1 VRDP Shares or, with respect to the Series 1 VRDP Shares that are not delivered, for return to the Remarketing Agent on account of purchasers purchasing in a Remarketing or for the Remarketing Agent’s account to the extent it has advanced the Purchase Price of any Series 1 VRDP Shares (which it may or may not do in its sole discretion) on behalf of one or more purchasers, as applicable, upon the Remarketing Agent’s request and (ii) in the case of a Mandatory Tender, for the benefit of the tendering Holders until delivery of the Series 1 VRDP Shares by the tendering Holders against payment therefor. Upon receipt of the Series 1 VRDP Shares from the tendering Beneficial Owners or their Agent Members, in the case of an Optional Tender, or from the tendering Holders, in the case of a Mandatory Tender, by the Tender and Paying Agent, the Tender and Paying Agent shall pay, subject to receipt of the Purchase Price by the Tender and Paying Agent in the form of proceeds of a Remarketing from the Remarketing Agent, with respect to the Series 1 VRDP Shares remarketed by the Remarketing Agent, or in the form of payment pursuant to the VRDP Shares Purchase Agreement from the Liquidity Provider, with respect to the Series 1 VRDP Shares subject to purchase pursuant to the Purchase Obligation, the Purchase Price for the Series 1 VRDP Shares to such tendering Beneficial Owner, Agent Member or Holder, as the case may be. In accordance with and subject to the foregoing, the Tender and Paying Agent shall effect any such payment on the applicable Purchase Date.

(e) Except as otherwise expressly provided for herein, the purchase and delivery of tendered Series 1 VRDP Shares in the form of global securities and their Remarketing will be accomplished in accordance with the applicable rules and procedures of the Securities Depository.

(f) In connection with the allocation of the Series 1 VRDP Shares tendered for Remarketing, the Remarketing Agent shall allocate those Series 1 VRDP Shares previously acquired by the Liquidity Provider pursuant to its Purchase Obligation first to any purchasers in a Remarketing (such allocation coming first from those Series 1 VRDP Shares acquired earliest by the Liquidity Provider).

(g) The Remarketing Agent and the Tender and Paying Agent each shall use commercially reasonable efforts to meet the timing requirements set forth above. Subject to the VRDP Shares Remarketing Agreement, the Remarketing Agent may, in its sole discretion, modify the settlement procedures set forth above with respect to any Remarketing upon ten (10) days’ prior written notice to the Fund, the Liquidity Provider and the Tender and Paying Agent, provided any such modification does not adversely affect the Holders, the Beneficial Owners, the Tender and Paying Agent, the Liquidity Provider or the Fund. The Remarketing Agent may sell the Series 1 VRDP Shares for its own account outside of a Remarketing at a price other than the Purchase Price, subject to the restrictions set forth in Section 2(f) of the VRDP Shares Remarketing Agreement.

(h) At any time that no Purchase Obligation is in effect (or with respect to a remarketing of the Series 1 VRDP Shares held by the Liquidity Provider as to which any then-effective Purchase Obligation by a successor liquidity provider is inapplicable), any Series 1 VRDP Shares unsold in a Remarketing will be returned to the relevant tendering Beneficial Owners or their Agent Members, or the relevant tendering Holders, as the case may be, including the Liquidity Provider with respect to Purchased Series 1 VRDP Shares, by the Tender and Paying Agent.

3. Determination of Applicable Rate

(a) The Applicable Rate shall be determined by the Remarketing Agent on and as of each Rate Determination Date as the lowest rate under then-existing market conditions that in the Remarketing Agent’s sole judgment would result in the Series 1 VRDP Shares on the first (1st) day of the Subsequent Rate Period next succeeding the Rate Determination Date having a market value equal to the Liquidation Preference thereof (plus accumulated but unpaid dividends thereon, whether or not earned or declared). Such determination shall be conclusive and binding upon the interested parties. The Applicable Rate shall not be more than the Maximum Rate. Notwithstanding the foregoing, the Applicable Rate for a Subsequent Rate Period that has been designated a Special Rate Period may be determined in accordance with the Notice of Special Rate Period designating such Special Rate Period.

(b) The Remarketing Agent shall establish the Applicable Rate by 5:00 p.m., New York City time, on each Rate Determination Date to the nearest one-thousandth

(0.001) of one percent per annum for the Subsequent Rate Period. The Applicable Rate shall be in effect from and including the first (1st) day following such Rate Determination Date to and including the following Rate Determination Date. The Remarketing Agent shall make the Applicable Rate available after 5:00 p.m., New York City time, on the Rate Determination Date by Electronic Means to the Fund, the Tender and Paying Agent and the Liquidity Provider and post the Applicable Rate on Bloomberg on such Rate Determination Date.

(c) In the event that the Remarketing Agent establishes the Maximum Rate as the Applicable Rate for a Subsequent Rate Period, the Remarketing Agent shall notify the Fund and the Tender and Paying Agent of the Maximum Rate by Electronic Means after 5:00 p.m., New York City time, on each Rate Determination Date. The Fund will require in the Tender and Paying Agent Agreement that the Tender and Paying Agent will notify the Liquidity Provider and the Holders of Series 1 VRDP Shares by Electronic Means that the Applicable Rate for the Subsequent Rate Period is the Maximum Rate.

(d) In the event the Remarketing Agent does not or is unable to determine the Applicable Rate, or if there is no Remarketing Agent, the Applicable Rate shall be the Maximum Rate.

(e) In the event of a Failed Remarketing Condition, the Applicable Rate as of the close of business on the day the Failed Remarketing Condition first occurs will be adjusted to the Maximum Rate (with the Applicable Spread subject to adjustment as set forth in the definition of Applicable Spread) and the Maximum Rate will continue to be the Applicable Rate (i) until the first (1st) day of the next succeeding Subsequent Rate Period after a Failed Remarketing Condition no longer exists in the case of a Minimum Rate Period or a Special Rate Period of twenty-eight (28) Rate Period Days or fewer, and (ii) until the first (1st) day of the next succeeding Dividend Period after the Failed Remarketing Condition no longer exists in the case of a Special Rate Period of greater than twenty-eight (28) Rate Period Days.

4. Failed Remarketing Condition

In the event of a Failed Remarketing Condition, pursuant to the Tender and Paying Agent Agreement, the Tender and Paying Agent shall provide notice of a Failed Remarketing Condition promptly, but in any event within two (2) Business Days of receipt by the Tender and Paying Agent of notice from the Fund of the occurrence of such Failed Remarketing Condition by Electronic Means to the Holders (with a copy to the Fund).

5. Purchase of Series 1 VRDP Shares by Remarketing Agent

The Remarketing Agent in its sole discretion may purchase for its own account the Series 1 VRDP Shares in a Remarketing; however, the Remarketing Agent shall not be obligated to purchase any Series 1 VRDP Shares that would otherwise remain unsold in a Remarketing. None of the Fund, the Tender and Paying Agent or any Remarketing Agent shall be obligated in any case to provide funds to make payment to a Beneficial Owner or its Agent Member upon such Beneficial Owner’s tender of its Series 1 VRDP Shares in a Remarketing unless, in each case, such Series 1 VRDP Shares were acquired for the account of the Fund, the Tender and Paying Agent or the Remarketing Agent.

6. Notification of Allocations

Whenever the Fund intends to include any net capital gains or ordinary income taxable for regular federal income tax purposes in any dividend on the Series 1 VRDP Shares, the Fund shall (except as provided below) notify the Remarketing Agent and Tender and Paying Agent of the amount to be so included (i) not later than fourteen (14) calendar days preceding the first Rate Determination Date on which the Applicable Rate for such dividend is to be established, and (ii) for any successive Rate Determination Date on which the Applicable Rate for such dividend is to be established, not later than the close of business on the immediately preceding Rate Determination Date. Whenever such advance notice is received from the Fund, the Tender and Paying Agent will notify each Holder and the Remarketing Agent will promptly notify each potential Beneficial Owner or its Agent Member. With respect to a Rate Period for which such advance notice was given and whose dividends are comprised partly of such ordinary income or capital gains and partly of exempt interest income, the different types of income will be paid in the same relative proportions for each day during the Rate Period. The Fund may also include such ordinary income or capital gains in a dividend on the Series 1 VRDP Shares without giving advance notice thereof if it increases the dividends by an additional amount calculated as if such income was a Taxable Allocation and the additional amount was a Gross-up Payment, provided the Fund will notify the Tender and Paying Agent of the additional amounts to be included in such dividend at least five (5) Business Days prior to the applicable Dividend Payment Date.

7. Transfers

(a) Unless otherwise permitted by the Fund or otherwise permitted by the VRDP Shares Remarketing Agreement in the case of Series 1 VRDP Shares owned by the Liquidity Provider or the Remarketing Agent, a Beneficial Owner or Holder may sell, transfer or otherwise dispose of the Series 1 VRDP Shares only in whole shares and only pursuant to a Remarketing in accordance with the Remarketing Procedures set forth in Part II of this Article 12, Section 12.2, provided, however, that a sale, transfer or other disposition of the Series 1 VRDP Shares from a Beneficial Owner who holds the Series 1 VRDP Shares through an Agent Member to another Beneficial Owner who holds the Series 1 VRDP Shares through the same Agent Member shall be permitted. In the case of all transfers other than pursuant to Remarketings made in accordance with the preceding sentence, the Agent Member (or other Person, if permitted by the Fund) to whom such transfer is made shall advise the Remarketing Agent. The Fund has not registered the Series 1 VRDP Shares under the Securities Act. Accordingly, the Series 1 VRDP Shares are subject to restrictions on transferability and resale and may only be purchased by and sold to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act or any successor provision) in accordance with Rule 144A under the Securities Act or any successor provision or any exemption from registration available and otherwise in accordance with the legend set forth on the face of the share certificate, if any, for the share of Series 1 VRDP Shares.

(b) The Investment Adviser, affiliated persons of the Investment Adviser (as defined in Section 2(a)(3) of the 1940 Act) (other than the Fund, in the case of a purchase of the Series 1 VRDP Shares which are to be cancelled within ten (10) days of purchase by the Fund), and Persons over which the Investment Adviser, or affiliated persons of the Investment Adviser (as defined in Section 2(a)(3) of the 1940 Act), exercise discretionary investment or voting authority (other than the Fund, in the case of a purchase of the Series 1 VRDP Shares which are to be cancelled within ten (10) days of purchase by the Fund) are not permitted to purchase the Series 1 VRDP Shares without the prior written consent of the Liquidity Provider, and any such purchases without such consent shall be void ab initio; provided, however, that the Fund shall give prompt notice to Beneficial Owners by Electronic Means upon any of the foregoing Persons (with the prior written consent of the Liquidity Provider), singly or in the aggregate, acquiring a beneficial interest in 20% or more of the Series 1 VRDP Shares; provided, further, that without regard to the preceding requirements, purchases of the Series 1 VRDP Shares may be made by broker-dealers that are affiliated persons of the Investment Adviser in riskless principal transactions with respect to such purchases of the Series 1 VRDP Shares.

(c) If at any time the Fund is not furnishing information to the SEC pursuant to Section 13 or 15(d) of the Exchange Act, in order to preserve the exemption for resales and transfers under Rule 144A, the Fund shall furnish, or cause to be furnished, to Holders and Beneficial Owners of the Series 1 VRDP Shares and prospective purchasers of the Series 1 VRDP Shares, upon request, information with respect to the Fund satisfying the requirements of subsection (d)(4) of Rule 144A.

8. Global Certificate

Prior to the commencement of a Voting Period, (i) all of the Series 1 VRDP Shares Outstanding from time to time shall be represented by one or more global certificates registered in the name of the Securities Depository or its nominee and countersigned by the Tender and Paying Agent and (ii) no registration of transfer of the Series 1 VRDP Shares shall be made on the books of the Fund to any Person other than the Securities Depository or its nominee. The foregoing restriction on registration of transfer shall be conspicuously noted on the face or back of the certificates of Series 1 VRDP Shares in such a manner as to comply with the requirements of Section 8-204 of the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, or any successor provisions.

ARTICLE 13

Advance Notice Provisions

13.1 Advance Notice of Shareholder Nominations of Trustees and Other Shareholder Proposals. Except as otherwise provided in Article 16 of these Bylaws,

the matters to be considered and brought before any meeting of Shareholders shall be limited to only such matters, including the nomination and election of Trustees, as shall be brought properly before such meeting in compliance with the procedures set forth in this Section 13.1. Only persons who are nominated in accordance with the following procedures, other than persons nominated by the Board of Trustees, shall be eligible for election as Trustees, and no proposal to fix the number of Trustees shall be considered at or brought before a meeting of Shareholders or otherwise transacted unless notice is provided in accordance with the following procedures, except as may be otherwise provided in the Bylaws with respect to the right of holders of Preferred Shares, if any, of the Trust to nominate and elect a specified number of Trustees in certain circumstances.

(a) Shareholder Nominations for Trustee and Other Shareholder Proposals for Meetings of Shareholders.

(1) For any matter to be properly brought before a meeting of Shareholders, the matter must be (i) specified in the notice of meeting given by or at the direction of the Trustees pursuant to Article V, Section 2 of the Declaration of Trust, (ii) brought before the meeting by or at the direction of the Trustees (or any duly authorized committee thereof) or the Chair of the Trustees or (iii) brought before the meeting by any Shareholder of the Trust who was a Shareholder of record (1) at the time the notice provided for in this Section 13.1 is delivered to the Clerk of the Trust, (2) at the record date for the meeting and (3) at the time of the meeting, who is entitled to vote at the meeting on the nomination or proposal for which the Shareholder has provided notice prior to such meeting in accordance with this Article 13, and who complies with the notice procedures set forth in subparagraph (2) of this paragraph (a) of this Section 13.1 and the other requirements of this Article 13. If the Shareholder ceases to be a holder of record of Shares, or if the beneficial owner ceases to be the beneficial owner of Shares to the extent the record owner and beneficial owner are not the same person, entitled to vote at such meeting on the nomination or proposal for which the Shareholder has provided notice prior to such meeting in accordance with this

Article 13, the Shareholder’s proposal shall automatically be withdrawn from consideration at the meeting.

(2) For such matter to be properly brought before a meeting by a Shareholder pursuant to clause (iii) of subparagraph (1) of paragraph (a) of this Section 13.1, the Shareholder must have given timely notice thereof in writing to the Clerk of the Trust in accordance with paragraph (b) of this Section 13.1. The Shareholder’s notice shall contain, at a minimum, the required information set forth in paragraph (c) of this Section 13.1.

(b) Timely Notice.

(1) Annual Meeting. To be timely, a Shareholder’s notice required by subparagraph (2) of paragraph (a) of this Section 13.1 in respect of an annual meeting or a special meeting in lieu of an annual meeting (each, an “Annual Meeting”) shall be delivered to the Clerk at the principal executive offices of the Trust not less than sixty (60) nor more than ninety (90) days prior to the anniversary date of the immediately preceding Annual Meeting; provided, however, if and only if the Annual Meeting is not scheduled to be held on a date that is within thirty (30) days before or after such anniversary date, notice by the Shareholder in order to be timely must be so received no later than the close of business on the tenth (10th) day following the earlier of the date on which notice of the date of the annual meeting was first mailed to Shareholders and the date on which the date of the Annual Meeting was publicly announced or disclosed.

(2) Special Meeting (Other than Special Meeting in Lieu of Annual Meeting). To be timely, a Shareholder’s notice required by subparagraph (2) of paragraph (a) of this Section 13.1 in respect of a special meeting shall be delivered to the Clerk at the principal executive offices of the Trust not later than the close of business on the tenth (10th) day following the earlier of the date on which notice of the date of the special meeting was first mailed to Shareholders and the date on which the date of the special meeting was publicly announced or disclosed.

(3) General. In no event shall one or more adjournments or postponements (or public announcements thereof) of a meeting of Shareholders commence a new time period (or extend any time period) for the giving of a Shareholder’s notice as described in this paragraph (b) of this Section 13.1.

(4) Publicly Announced or Disclosed. For purposes of this Section 13.1, a matter shall be deemed to have been “publicly announced or disclosed” if such matter is disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, in a document publicly filed by the Trust with the Securities Exchange Commission, or on a website accessible to the public maintained by the Trust or its investment adviser or an affiliate of such investment adviser with respect to the Trust.

(c) Content of Shareholder’s Notice.

(1) Shareholder Nominations and Proposals to Fix the Number of Trustees. Any Shareholder desiring to nominate any person or persons (as the case may be) for election as a Trustee or Trustees of the Trust shall set forth in the Shareholder’s notice required by this Section 13.1 as to each person, if any, whom the Shareholder proposes to nominate for election or re-election as a Trustee (i) the person’s name, age, date of birth, business address, residence address and nationality; (ii) any other information regarding the person required by each of paragraphs (a), (d), (e) and (f) of Item 401 of Regulation S-K and paragraph (b) of Item 22 of Rule 14a-101 (Schedule 14A) under the Exchange Act; (iii) any other information regarding the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of Trustees or directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (iv) whether the Shareholder believes the person is or will be an “interested person” of the Trust (as defined in the 1940 Act) and, if not an “interested person,” information regarding the person that will be sufficient for the Trust to make such determination; (v) the written consent of the person to being named as a nominee and to serve as a Trustee if elected; and (vi) the class or series and number of all Shares owned beneficially and of record by the person. Any Shareholder’s notice required by this Section 13.1 in respect of a proposal to fix the number of Trustees shall also set forth a description and the text of the proposal, which description and text shall state a fixed number of Trustees that otherwise complies with the Bylaws and the Declaration of Trust, and shall be accompanied by a written statement as to why the Shareholder believes that the proposal to fix the number of Trustees at the specified number is in the best interests of Shareholders.

(2) Other Proposals. Any Shareholder desiring to propose any matter at a Shareholders’ meeting, other than the nomination of one or more persons for the election of Trustee or Trustees or a proposal to fix the number of Trustees (which shall be subject to the provisions of subparagraph (1) of paragraph (c) of this Section 13.1) shall set forth in the Shareholder’s notice required by this Section 13.1 (i) the exact text of the proposal to be presented; (ii) a brief written statement of the reasons why such Shareholder favors the proposal; and (iii) a brief written statement why the proposal is in the best interests of Shareholders.

(3) General Requirements. Without limiting the foregoing, any Shareholder who gives a Shareholder’s notice of any matter proposed to be brought before a Shareholder meeting (whether or not involving nominees for Trustees) as required by this Section 13.1 shall set forth in such Shareholder’s notice, (i) the name and address of the Shareholder, as it appears on the Trust’s books; (ii) the class or series and number of all Shares owned beneficially and of record by the Shareholder (or by each of the record owner and beneficial owner if not the same person, identifying the name and address of each); (iii) any material interest of such Shareholder in the matter proposed (other than as a Shareholder); (iv) if the proposal involves nominee(s) for Trustees, a description of all arrangements or understandings between the Shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the Shareholder; (v) a representation that the Shareholder intends to appear in person or by proxy at the meeting to act on the matter(s) proposed; (vi) any other information relating to the Shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies with respect to the matter(s) proposed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (vii) to the extent known by the Shareholder giving notice, the name and address of any other Shareholder supporting the proposed nominee or other proposal; and (viii) in the case of a beneficial owner, evidence establishing such beneficial owner’s indirect ownership of, and entitlement to vote, Shares at the meeting of Shareholders. As used in this Section 13.1, Shares “beneficially owned” shall mean all Shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Exchange Act. The Shareholder shall also provide such other information as the Board of Trustees may reasonably request in order to assess whether the matter is a proper matter for Shareholder consideration and determine a position with respect to such proposal.

(4) Beneficial Owner. If the record owner and the beneficial owner of the Shares are not the same person, the Shareholder shall also provide the information called for by clauses (iii), (iv), (v), (vi) and (vii) of subparagraph (3) of paragraph (c) of this Section 13.1 in respect of the beneficial owner of such Shares.

(d) Attendance at Meeting. Notwithstanding the foregoing provisions of this Article 13, unless otherwise required by the Declaration or Trust or applicable law, if the Shareholder who has provided the notice prescribed in paragraph (b) of this Section 13.1 does not appear at the meeting to present in person the nominations or other proposals that were the subject of such notice, any such nomination or nominations shall not be acted on and any proposal or proposals shall not be transacted.

(e) Authority to Determine Compliance with Procedures. The person presiding at any meeting of Shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to (i) determine whether a nomination or proposal was made in compliance with the procedures set forth in this Article 13 and elsewhere in the Bylaws and in the Declaration of Trust and (ii) if any nomination or proposal is not so in compliance to declare that such nomination or proposal shall be disregarded.

ARTICLE 14

Amendments to the Bylaws

14.1 General. Subject to the provisions of Article 12 of these Bylaws and applicable law, these Bylaws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office. These Bylaws may not be amended by Shareholders.

ARTICLE 15

Claims

15.1 Shareholder Claims. As used herein, a “direct Shareholder claim” shall refer to (i) a claim based upon alleged violations of a Shareholder’s individual rights independent of any harm to the Trust, including a Shareholder’s voting rights under Article 10, rights to receive a dividend payment as may be declared from time to time, rights to inspect books and records, or other similar rights personal to the Shareholder and independent of any harm to the Trust; and (ii) a claim for which a direct shareholder action is expressly provided under the U.S. federal securities laws. Any claim asserted by a Shareholder that is not a direct Shareholder claim, including without limitation any claims purporting to be brought on behalf of the Trust or involving any alleged harm to the Trust, shall be considered a “derivative claim” as used herein.

ARTICLE 16

Control Share Acquisitions

16.1 Certain Definitions. As used in this Article 16, the following terms have the meanings specified below:

(a) “Associate” means, with respect to any Person, any person who directly or indirectly controls or is controlled by, or is under common control with, such Person, “control,” as used in this definition meaning the possession, direct or indirect, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise; any corporation or organization of which such Person is an officer, director or partner or in which such Person performs a similar function; any direct or indirect Beneficial Owner of ten percent (10%) or more of any class of equity securities of such Person; any trust or estate in which such Person has a beneficial interest not represented by transferable shares or as to which such Person serves as trustee or in a similar fiduciary capacity; any relative or spouse of such Person, or any relative of such spouse, any one of whom has the same residence as such Person or who is a Trustee or officer of the Trust or any of its affiliates; any person who is acting or intends to act jointly or in concert with such Person in a Control Share Acquisition; and any “affiliated person” of such Person, as such term is defined in Section 2(a)(3) of the 1940 Act.

(b) “Beneficial Ownership” or “Beneficially Owned” means the sole or shared power to dispose or direct the disposition of Shares or the sole or shared power to vote or to direct the voting of Shares, whether such power is direct or indirect or through any contract, arrangement, understanding, relationship or otherwise. A Person shall not be deemed to be a Beneficial Owner of Shares as to which such Person may exercise voting power solely by virtue of a revocable proxy conferring the right to vote. A member of a national securities exchange shall not be deemed to be a Beneficial Owner of Shares held directly or indirectly by it on behalf of another Person solely because such member is the record holder of such securities and, pursuant to the rules of such exchange, may direct the vote of such Shares, without instruction, on other than contested matters or matters that may affect substantially the rights or privileges of the holders of the Shares to be voted but is otherwise precluded by the rules of such exchange from voting without instructions.

(c)(1) “Control Share Acquisition” means the acquisition by any Person of Beneficial Ownership of Shares, other than (i) remarketed preferred shares of a series existing as of September 18, 2020 and (ii) Variable Rate Demand Preferred Shares designated pursuant to Article 12, Section 12.2 of these Bylaws (collectively, “Existing Preferred Shares”), which, but for the provisions of this Article 16, would have voting rights and which, when added to all other Shares Beneficially Owned by such Person (excluding Existing Preferred Shares but including Shares otherwise included in the categories enumerated in Section 16.1(c)(2)(i) through (vi) below), would entitle such Person, upon acquisition of such Shares, to vote or direct the voting of Shares having voting power in the election of Trustees (except for elections of Trustees by preferred shareholders of the Trust voting as a separate class) within any of the following ranges of such voting power:

(i) One-tenth or more, but less than one-fifth of all voting power;

(ii) One-fifth or more, but less than one-third of all voting power;

(ii) One-third or more, but less than a majority of all voting power; or

(iv) A majority or more of all voting power.

Subject to Section 16.1(c)(2) below, with respect to any Control Share Acquisition by a Person, the following Shares, other than any Existing Preferred Shares, shall be deemed to have been acquired in the same Control Share Acquisition for purposes of this Article 16: (a) all Shares the Beneficial Ownership of which is acquired by such Person within ninety (90) days before the date on which such Person makes an acquisition of Beneficial Ownership of Shares that results in such Control Share Acquisition and all Shares the Beneficial Ownership of which was acquired by such Person pursuant to a plan to make a Control Share Acquisition; and (b) all Shares the Beneficial Ownership of which is acquired by such Person within the range of voting power (specified in this Section 16.1(c)(1)) to which the Control Share Acquisition is subject at any time after the date on which such Person makes an acquisition of Beneficial Ownership of Shares that results in such Control Share Acquisition but prior to the authorization by Shareholders of such Person’s voting rights with respect to such Control Share Acquisition in accordance with Section 16.4 of this Article 16.

(2) A Control Share Acquisition shall not include the acquisition of Beneficial Ownership of Shares acquired:

(i) before September 18, 2020, provided, for the avoidance of doubt, that Shares acquired before September 18, 2020 shall, pursuant to Section 16.1(c)(1) above, be added to Shares the Beneficial Ownership of which is acquired after September 18, 2020 for purposes of determining whether a Control Share Acquisition has taken place or will take place following September 18, 2020;

(ii) pursuant to a contract to acquire Shares existing before September 18, 2020;

(iii) by will or pursuant to the laws of descent and distribution;

(iv) pursuant to the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing the provisions of this Article 16;

(v) pursuant to a tender offer, merger or consolidation, but only if such tender offer, merger or consolidation is pursuant to an agreement to which the Trust is a party and has been approved by such proportion of the Board of Trustees and/or Shareholders of the Trust as is required pursuant to the Declaration of Trust or Bylaws; or

(vi) through any other transaction that is declared to be exempt from the provisions of this Article 16 by vote of a majority of the Board of Trustees, whether such vote is taken before, at the time of or after such transaction.

(3) The acquisition of Beneficial Ownership of Shares does not constitute a Control Share Acquisition if the acquisition is made by a Person whose voting rights with respect to Shares were previously authorized by the Shareholders of the Trust in compliance with this Article 16, unless such acquisition, when added to all other Shares Beneficially Owned by the Person making such acquisition, other than any Existing Preferred Shares, would entitle such acquiring Person to vote or direct the voting of Shares having voting power in the election of Trustees in excess of the range of voting power within which all Shares Beneficially Owned by such Person whose voting rights were previously so authorized had voting power immediately following such authorization.

(d) “Control Share Acquisition Statement” means a statement satisfying the requirements of Section 16.2 below.

(e) “Interested Shares” means Shares that are Beneficially Owned by:

(i) any Person who has acquired or proposes to acquire Beneficial Ownership of Shares in a Control Share Acquisition;

(ii) any officer of the Trust; or

(iii) any employee of the Trust or the Trust’s investment adviser who is also a Trustee of the Trust.

For the avoidance of doubt, any Person whose voting rights in connection with a Control Share Acquisition are subject to a Shareholder vote at a meeting of Shareholders pursuant to Section 16.3 shall be deemed to hold Interested Shares with respect to any Shareholder vote at such meeting on voting rights in connection with a Control Share Acquisition by any other Person.

(f) “Person” means any individual, corporation, partnership, unincorporated association or other entity, and includes any Associate of such Person.

16.2 Delivery of Control Share Acquisition Statement. Any Person who has made a Control Share Acquisition or has made a bona fide written offer to make a Control Share Acquisition may deliver a Control Share Acquisition Statement to the Clerk of the Trust at the principal executive offices of the Trust personally or by certified mail. The Control Share Acquisition Statement shall set forth all of the following:

(i) the identity/identities of such Person who intends/intend to acquire or has/have acquired Beneficial Ownership of Shares;

(ii) a statement that such Control Share Acquisition Statement is being made and delivered pursuant to the provisions of this Article 16;

(iii) the number and class or series of Shares Beneficially Owned by such Person prior to the Control Share Acquisition;

(iv) the number and class or series of Shares acquired or proposed to be acquired by such Person pursuant to the Control Share Acquisition and the range of voting power to which the Control Share Acquisition is or, if consummated, would be subject pursuant to the provisions of Section 16.1(c)(1) above;

(v) a description of the terms and conditions of the proposed or completed Control Share Acquisition, including but not limited to the prices paid by such Person in the Control Share Acquisition and the dates upon which the Shares were acquired or are planned to be acquired; and

(vi) if the Control Share Acquisition has not been completed, representations by such Person that such Control Share Acquisition, if consummated, will not be contrary to law, and that such Person has the financial capacity to consummate the proposed Control Share Acquisition, together with a statement in reasonable detail of the material facts upon which such representation is based.

16.3 Meeting of Shareholders. (a) If the Person delivering a Control Share Acquisition Statement so demands in writing contemporaneously with the delivery of such Control Share Acquisition Statement, consideration of the voting rights to be authorized for the Shares acquired or proposed to be acquired in the Control Share Acquisition shall be presented at the next meeting of the Trust’s Shareholders notice of which has not been given prior to the receipt by the Trust of the Control Share Acquisition Statement, whether such meeting is an annual meeting, special meeting in lieu of an annual meeting or special meeting (and provided that the Board of Trustees shall have no obligation to call such a meeting for the sole purpose of considering the voting rights in connection with a Control Share Acquisition). A demand delivered pursuant to the preceding sentence shall not be considered a notice of Shareholder proposal for purposes of

Article 13, Section 13.1 of these Bylaws and shall not be subject to the associated informational requirements or deadlines. Such demand shall not be effective unless accompanied by an undertaking by the Person making such demand to pay, if requested by the Trust, the reasonable expenses incurred by the Trust arising from or relating to the consideration of the voting rights of such Person at a Shareholder meeting, but not including the expenses of the Trust incurred in opposing a vote to authorize voting rights for the Shares acquired or proposed to be acquired in the Control Share Acquisition. The Trust shall have no obligation to, but may, include the consideration of voting rights for the Shares acquired or proposed to be acquired in a Control Share Acquisition in its own proxy statement for any Shareholder meeting. The Trustees may require the acquiring Person to give bond, with sufficient surety, or may require such Person to deposit cash in escrow to reasonably assure the Trust that this undertaking will be satisfied. For the avoidance of doubt, a demand delivered pursuant to this Section shall be limited to the consideration of the voting rights to be authorized for only those Shares acquired within the range of voting power to which the Control Share Acquisition is subject pursuant to the provisions of Section 16.1(c)(1) above, and any Shares acquired in excess of such range shall constitute a separate Control Share Acquisition with respect to the next range of voting power and, therefore, shall be treated separately for purposes of applying the provisions of this Article 16.

(b) The notice to the Shareholders of the Trust of any annual meeting, special meeting in lieu of an annual meeting or special meeting at which the voting rights to be accorded Shares acquired or proposed to be acquired in a Control Share Acquisition are to be considered shall be directed to all Shareholders of record of the Trust entitled to vote on such matter as of the record date set for such meeting. Such notice may include or be accompanied by a copy of the Control Share Acquisition Statement received by the Trust pursuant to this Article 16, and such other information as the Trust deems appropriate.

(c) A Person whose voting rights with respect to Shares acquired in a Control Share Acquisition are considered at a meeting of Shareholders of the Trust with respect to one of the four ownership thresholds specified in Section 16.1(c)(1) above and not approved may not demand Shareholder consideration of its voting rights in connection with a Control Share Acquisition with respect to the same ownership threshold at any subsequent Shareholder meeting held within two calendar years of the initial meeting at which such Person’s voting rights were considered with respect to such threshold, and, for the avoidance of doubt, such Person shall not have voting rights with respect to such Shares except to the extent approved at a future meeting held after the expiration of such two-year period and, after the expiration of such two-year period, such Person may deliver a Control Share Acquisition Statement (in accordance with Section 16.2 above) with respect to such Shares (and/or any other Shares acquired in a Control Share Acquisition with respect to the same ownership threshold) and may demand Shareholder consideration of the voting rights to be authorized for such Shares (in accordance with Section 16.3(a) above).

16.4 Authorization of Voting Rights. The Person who has acquired Beneficial Ownership of Shares in a Control Share Acquisition shall have the same voting rights with respect to those Shares as the Beneficial Owners of all other Shares of the same class or series of the Trust only to the extent authorized by vote of Shareholders of the Trust at an annual meeting, special meeting in lieu of an annual meeting or special meeting at which such authorization is considered pursuant to Section 16.3(a) above. At any such meeting, such authorization shall be considered prior to any other matter that is subject to a Shareholder vote, and such authorization shall require the affirmative vote of the holders of a majority of the Shares entitled to vote generally in the election of Trustees, excluding Interested Shares. For the avoidance of doubt, Interested Shares shall be treated in the same manner in connection with such authorization as Shares acquired in a Control Share Acquisition for which no authorization is approved by Shareholders, as provided in the following sentence. If no such vote is adopted, (a) the Beneficial Owner of such Shares acquired in a Control Share Acquisition shall not have “power to vote” such Shares on any matters listed in Article V, Section 1 of the Declaration of Trust, such Shares held by such Beneficial Owner shall not be “entitled to” the voting power set forth in Article V, Section 1 of the Declaration of Trust and the Beneficial Owner of such Shares shall not otherwise have voting rights with respect to such Shares with respect to any matter pursuant to these Bylaws or the Declaration of Trust, and (b) such Shares shall not be considered “entitled to vote” for purposes of determining quorum pursuant to Article V, Section 3 of the Declaration of Trust and shall not be considered “present and entitled to vote” with respect to any adjournment within the meaning of Article 10, Section 10.2 of these Bylaws. Such Shares shall have “power to vote” (including the voting power prescribed in the Declaration of Trust), be “entitled to vote” and be “present and entitled to vote” upon transfer of Beneficial Ownership of such Shares to another Person unless such transfer constitutes a Control Share Acquisition by the acquirer, in which event the ability of the acquirer to vote such Shares shall be subject to the provisions of this Article 16.

16.5 Persons Required to Provide Information; Interpretation. (a) Each Person who owns Shares either beneficially or of record shall provide to the Trust such information as the Trust may request as is necessary for the Trust to apply the provisions in this Article 16.

(b) Upon approval by a majority of the Board of Trustees, the Board of Trustees may adopt policies, procedures or resolutions to supply any omission, cure any ambiguity or correct or supplement any defective or inconsistent provisions contained in this Article 16. Any interpretation of any term or provision contained in this Article 16 made by the Trustees in good faith shall be conclusive and binding upon all Shareholders of the Trust.

*Of the amendments below, only the amendments to Article 12 remain current. Apart from the amendments to Article 12, all other amendments have been superseded by the Amended and Restated Bylaws of Putnam Municipal Opportunities Trust dated as of September 18, 2020.

PUTNAM MUNICIPAL OPPORTUNITIES TRUST

Amendment No. 1 to Amended and Restated Bylaws

WHEREAS, Section 12.1, Part I, paragraph 6(c), of the Bylaws (the “Bylaws) of Putnam Municipal Opportunities Trust (the “Trust”) permits the Trustees of the Trust (the “Trustees”) to amend, alter or repeal certain provisions of the Bylaws, subject to written confirmation from Standard & Poor’s Rating Services (“S&P”) and Moody’s Investor Services, Inc. (“Moody’s”) that such amendment, alteration or repeal will not affect the ratings then assigned to the Trust’s outstanding Remarketed Preferred Shares (“RP”; terms used without definition in this amendment have the respective meanings ascribed to them in the Bylaws);

WHEREAS, the Trustees desire to amend Section 12.1, Part I, paragraph 12 of the Bylaws;

WHEREAS, Moody’s and S&P have confirmed to the Trust that such amendment will not impair its ratings of outstanding RP;

NOW, THEREFORE, the Bylaws are hereby amended as follows:

Section 12.1, Part I, paragraph 12 is amended and restated to read in full as follows:

12. Futures and Options Transactions: Forward Commitments. (a) For so long as any shares of RP are rated by S&P, the Trust will not purchase or sell futures contracts, write, purchase or sell options on futures contracts or write put options (except covered put options) or call options (except covered call options) on portfolio securities unless it receives written confirmation from S&P that engaging in such transactions will not impair the rating then assigned to such shares of RP by S&P, except that the Trust may purchase or sell futures contracts based on the Bond Buyer Municipal Bond Index (the “Municipal Index”) or on U.S. Treasury Bonds, Bills or Notes (“Treasury Futures”) and write, purchase or sell put and call options on such contracts (collectively “S&P Hedging Transactions”), subject to the following limitations:

(A) the Trust will not engage in any S&P Hedging Transactions based on the Municipal Index (other than transactions which terminate a futures contract or option held by the Trust by the Trust’s taking an opposition position thereto (“Closing Transactions”)), which would cause the Trust at the time of such transaction to own or have sold (1) 1,001 or more outstanding futures contracts based on the Municipal Index, (2) outstanding futures contracts based on the Municipal Index exceeding in number 25% of the quotient of the Market Value of the Trust’s total assets divided by $100,000 or (3) outstanding futures contracts based on the Municipal Index exceeding in number 10% of the average daily open interest in futures contracts based on the Municipal Index in the thirty days preceding the time of effecting such transaction as reported by The Wall Street Journal;

(B) the Trust will not engage in any S&P Hedging Transaction based on Treasury Futures (other than Closing Transactions) which would cause the Trust at the time of such transaction to own or have sold (1) outstanding futures contracts based on Treasury Futures exceeding in number 50% of the quotient of the Market Value of the Trust’s total assets divided by $100,000 ($200,000 in the case of futures on the two year Treasury Note and $1,000,000 in the case of futures on Treasury Bills) or (2) outstanding futures contracts based on a particular Treasury instrument exceeding in number 10% of the average daily open interest in such futures contracts in the thirty days preceding the time of effecting such transaction as reported by The Wall Street Journal;

(C) the Trust will engage in Closing Transactions to close out any outstanding futures contracts which the Trust owns or has sold or any outstanding option thereon owned by the Trust in the event (1) the Trust does not have S&P Eligible Assets with an aggregate Discounted Value equal to or greater than the RP Basic Maintenance Amount on two consecutive Valuation Dates and (2) the Trust is required to pay Variation Margin on the second such Valuation Date; and

(D) when the Trust engages in an S&P Hedging Transaction, it will maintain an amount of cash, cash equivalents or short-term, money market securities or longer term fixed income obligations rated, in the case of longer term securities, at least A in a segregated account with the Trust’s custodian, so that the amount so segregated plus the amount of Initial Margin and Variation Margin held in the account of or on behalf of the Trust’s broker with respect to such futures contract or option equals the following:

Writing covered call options on futures:

the higher of the Market Value of the instruments underlying the options contract or the strike price of the options contract.

Writing covered put options on futures:

the strike price of the options contract.

Buying futures:

the Trust’s purchase obligation under the futures contract.

Selling futures:

the higher of the Market Value of the instruments or index underlying the futures contract and the market price at which the futures will settle at expiration.

For purposes of determining whether the Trust has S&P Eligible Assets with a Discounted Value that equals or exceeds the RP Basic Maintenance Amount, amounts deposited as Initial Margin and, for futures contracts only, Variation Margin shall not constitute S&P Eligible Assets and securities held in the segregated account contemplated by paragraph 12 (a) (D) above shall have the following Discount Factors.

Type Of Contract	Discounted Value
Of Segregated Securities

Writing covered call options on futures:

The Discounted Value of segregated securities is equal to the lower of the strike price of the option or the Discounted Value of the segregated securities.

Writing covered put options on futures:

The Discounted Value of segregated securities is equal to the lower of the Discounted Value of the segregated securities and the Trust’s purchase obligation.

Futures:

The Discounted Value of segregated securities is determined by reference to the S&P Exposure Period from the date of calculation to the contract expiration date.

(b) For so long as any shares of RP are rated by Moody’s, the Trust will not buy or sell futures contracts, write, purchase or sell put or call options on futures contracts or write put or call options (except covered call or put options) on portfolio securities unless it receives written confirmation from Moody’s that engaging in such transactions would not impair the rating then assigned to any shares of RP by Moody’s, except that the Trust may purchase or sell exchange-traded futures contracts based on the Municipal Index or Treasury Futures and purchase, write or sell exchange-traded put options on such futures contracts and purchase, write or sell exchange-traded call options on such futures contracts (collectively “Moody’s Hedging Transactions”), subject to the following limitations:

(A) the Trust will not engage in any Moody’s Hedging Transaction based on the Municipal Index (other than Closing Transactions) which would cause the Trust at the time of such transaction to own or have sold outstanding futures contracts based on the Municipal Index exceeding in number 10% of the average number of daily traded futures contracts based on the Municipal Index in the thirty days preceding the time of effecting such transaction as reported by The Wall Street Journal;

(B) the Trust will engage in Closing Transactions to close out any outstanding futures contract based on the Municipal Index if the amount of open interest in the Municipal Index as reported by The Wall Street Journal is less than 5,000;

(C) the Trust will not enter into an option or futures transaction unless, after giving effect thereto, the Trust would continue to have Moody’s Eligible Assets with an aggregate Discounted Value equal to or greater than the RP Basic Maintenance Amount; and

(D) when the Trust engages in a Moody’s Hedging Transaction, it will maintain an amount of cash, cash equivalents or short-term, money market securities or longer term fixed income obligations rated, in the case of longer term obligations, at least A2 in a segregated account with the Trust’s custodian, so that the amount so segregated plus the amount of Initial Margin and Variation Margin held in the account of or on behalf of the Trust’s broker with respect to such futures contract or option equals the following:

Writing covered call options on futures:

the higher of the Market Value of the instruments underlying the options contract or the strike price of the options contract.

Writing covered put options:

the strike price of the options contract.

Buying futures:

the Trust’s purchase obligation under the futures contract.

Selling futures:

the higher of the Market Value of the instruments or index underlying the futures contract and the price at which the futures contract will settle at expiration.

For purposes of determining whether the Trust has Moody’s Eligible Assets with an aggregate Discounted Value that equals or exceeds the RP Basic Maintenance Amount, the Discounted Value of Moody’s Eligible Assets which the Trust is obligated to deliver pursuant to an outstanding futures contract or option shall be as follows (unless the Trust receives written confirmation to the contrary from Moody’s): (i) assets subject to call options written by the Trust which are either exchange-traded and “readily reversible” or which expire within 48 days after the date as of which such valuation is made shall be valued at the lesser of (a) Discounted Value and (b) the exercise price of the call option written by the Trust; (ii) assets subject to call options written by the Trust not meeting the requirements of clause (i) shall have no value and (iii) assets subject to put options written by the Trust shall be valued at the lesser of (a) the exercise price and (b) the Discounted Value of such security.

For purposes of determining whether the Trust has Moody’s Eligible Assets with an aggregate Discounted Value that equals or exceeds the RP Basic Maintenance Amount, the following amounts shall be added to the RP Basic Maintenance Amount required to be maintained by the Trust under paragraph 8(a) of this Part I of Section 12.1 (unless the Trust receives written confirmation to the contrary from Moody’s): (i) 10% of the exercise price of a written call option; (ii) the exercise price of any written put option; (iii) where the Trust is the seller under a futures contract which does not settle in cash, 10% of the settlement price of the futures contract; (iv) where the Trust is the purchaser under a futures contract which does not settle in cash, 10% of the settlement price of assets to be purchased under such futures contract; (v) the settlement price of the underlying futures contract if the Trust writes put options on a futures contract; and (vi) 105% of the Market Value of the underlying futures contracts if the Trust writes call options on futures contracts and does not own the underlying contract.

(c) For so long as any shares of RP are rated by Moody’s, the Trust will not enter into any contract to purchase securities for a fixed price at a future date beyond customary settlement time (other than such contracts that constitute Moody’s Hedging Transactions that are permitted under paragraph 12(b) of this Part I of Section 12.1) unless it receives written confirmation from Moody’s that engaging in such transactions would not impair the rating then assigned to such shares of RP by Moody’s except that the Trust may enter into such contracts (“Forward Commitments”), subject to the following limitations:

(A) the Trust will maintain in a segregated account with its custodian cash, cash equivalents or short-term, fixed income securities rated P-l, MIG-1 or VMIG-1 by Moody’s with a face value that equals or exceeds the amount of the Trust’s obligations under any Forward Commitments to which it is from time to time a party or longer-term fixed income securities with a Discounted Value that equals or exceeds the amount of the Trust’s obligations under any Forward Commitments to which it is from time to time a party; and

(B) the Trust will not enter into a Forward Commitment unless, after giving effect thereto, the Trust would continue to have Moody’s Eligible Assets with an aggregate Discounted Value equal to or greater than the RP Basic Maintenance Amount.

For purposes of determining whether the Trust has Moody’s Eligible Assets with an aggregate Discounted Value that equals or exceeds the RP Basic Maintenance Amount, the Discounted Value of all Forward Commitments to which the Trust is a party and of all securities deliverable to the Trust pursuant to such Forward Commitments shall be zero.

This amendment is effective as of May 24, 1999.

PUTNAM MUNICIPAL OPPORTUNITIES TRUST

Amendment No. 2 to Bylaws

WHEREAS, Article 13, Section 13.1 and Article 12, Section 12.1, Part I, paragraph 6(c) of the Bylaws (the “Bylaws”) of Putnam Municipal Opportunities Trust (the “Trust”) permit the Trustees of the Trust (the “Trustees”) to amend, alter or repeal the definitions of certain listed terms contained in the Bylaws, subject to written confirmation from Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poors (“S&P”) that such amendment, alteration or repeal will not affect the ratings then assigned to the Trust’s outstanding Remarketed Preferred Shares (“Preferred Shares”), and to amend, alter or repeal any other provision of the Bylaws provided that such amendment, alteration or repeal does not materially and adversely affect any preference, right or power of the Preferred Shares or any holder thereof;

WHEREAS, the Trustees desire to amend the Bylaws so as to eliminate the liquidity test contained in Article 12, Section 12.1, Part 1, paragraph 9 of the Bylaws;

WHEREAS, Moody’s and S&P have confirmed to the Trust that the deletion of the definitions of the terms “Dividend Coverage Amount,” “Dividend Coverage Assets” and “Minimum Liquidity Level” will not impair their ratings of outstanding Preferred Shares; and

WHEREAS, the Trustees have determined that, in the event that the definitions of the terms “Dividend Coverage Amount,” “Dividend Coverage Assets” and “Minimum Liquidity Level” are deleted, the deletion of Article 12, Section 12.1, Part I, paragraphs 8(g)(ii)(b) and 9 of the Bylaws would not materially and adversely affect any preference, right or power of the Preferred Shares or any holder thereof;

NOW, THEREFORE, the Bylaws are hereby amended as follows:

1. Article 12, Section 12.1, Part I, paragraph 1 of the Bylaws is hereby amended by deleting the definitions of the terms “Dividend Coverage Amount,” “Dividend Coverage Assets” and “Minimum Liquidity Level” set forth therein;

2. Article 12, Section 12.1, Part I, paragraph 8(g)(ii)(b) is hereby deleted and Article 12, Section 12.1, Part I, paragraph 8(g)(ii)(c) is hereby redesignated Article 12, Section 12.1, Part I, paragraph 8(g)(ii)(b); and

3. The text of Article 12, Section 12.1, Part I, paragraph 9 of the Bylaws is hereby deleted and the word “Reserved” is hereby substituted in its place.

This Amendment is effective as of January 5, 1996.

PUTNAM MUNICIPAL OPPORTUNITIES TRUST

Amendment to Amended and Restated Bylaws

WHEREAS, Section 12.1, Part I, paragraph 6(c) of the Bylaws (the “Bylaws) of Putnam Municipal Opportunities Trust (the “Trust”) permits the Trustees of the Trust (the “Trustees”) to amend, alter or repeal certain provisions of the Bylaws, subject to written confirmation from Standard & Poor’s Rating Services (“S&P”) and Moody’s Investor Services, Inc. (“Moody’s”) that such amendment, alteration or repeal will not affect the ratings then assigned to the Trust’s outstanding Remarketed Preferred Shares (“RP”; terms used without definition in this amendment have the respective meanings ascribed to them in the Bylaws);

WHEREAS, the Trustees desire to amend the definitions of “Moody’s Discount Factor,” “Moody’s Eligible Assets,” “S&P Discount Factor” and “S&P Eligible Asset” in Section 12.1, Part I, paragraph 1 of the Bylaws;

WHEREAS, Moody’s and S&P have confirmed to the Trust that such amendment will not impair its ratings of outstanding RP;

NOW, THEREFORE, the Bylaws are hereby amended as follows:

1. The definition of “Moody’s Discount Factor” in Section 12.1, Part I, paragraph 1 of the Bylaws is hereby deleted and replaced in its entirety with the following:

“Moody’s Discount Factor” means for purposes of determining the Discounted Value of any Municipal Bond which constitutes a Moody’s Eligible Assets, the percentage determined by reference to the rating on such Municipal Bond, in accordance with the tables (for the applicable Moody’s Exposure Period) set forth below:

Moody’s Exposure Period	Aaa*	Aa*	A*	Baa*	Other**	(V) MIG-1/P-1***	(V) MIG-1/P-1****
7 Weeks	33.8%	37.1%	39.8%	42.2%	55.6%	26.5%	0%
8 Weeks or less but greater than 7 weeks	35.1%	37.9%	40.5%	43.2%	56.7%	27.0%	0%
9 Weeks or less but greater than 8 weeks	35.9%	38.7%	41.2%	43.5%	58.3%	27.5%	0%

*	Moody’s rating.
**

Municipal Bonds rated Ba1 to B3 by Moody’s or, if not rated by Moody’s, rated BB+ to B- by S&P or Fitch. In addition, Municipal Bonds not explicitly rated by Moody’s, S&P or Fitch, but rated at least the equivalent of B3 internally by the Adviser, provided that Moody’s reviews and achieves sufficient comfort with the Adviser’s internal credit rating processes.

***

Moody’s rated Municipal Bonds that have a maturity greater than the Moody’s Exposure Period and Municipal Bonds not rated by Moody’s but rated equivalently by S&P or Fitch that have a maturity greater than the Moody’s Exposure Period.

****

Moody’s rated Municipal Bonds that have a maturity less than or equal to the Moody’s Exposure Period and Municipal Bonds not rated by Moody’s but rated equivalently by S&P or Fitch that have a maturity less than or equal to the Moody’s Exposure Period.

Notwithstanding the foregoing, (a) no Moody’s Discount Factor will be applied to cash or to Receivables for Municipal Bonds Sold that are due within five business days of the Trust’s Valuation Date; (b) the Moody’s Discount Factor for Receivables for Municipal Bonds Sold that are due within six and 30 business days of the Trust’s Valuation Date will be the Moody’s Discount Factor applicable to the Municipal Bonds sold determined by the reference to the bond’s rating in the above table; (c) the Moody’s Discount Factor for inverse floaters is determined by multiplying the Moody’s Discount Factor determined by reference to the rating on the underlying Municipal Bond(s) in the table above by 1.25; (d) the Moody’s Discount Factor for Rule 2a-7 money market funds shall be 0%; and (e) the Moody’s Discount Factor for Aaa Municipal Bonds will be used to discount pre-refunded bonds even if the pre-refunded bonds are subsequently not re-rated.

“Receivables for Municipal Bonds Sold” for purposes of calculating Moody’s Eligible Assets as of any Valuation Date, means the aggregate of the book value of receivables if such receivables are due within 30 business days of such Valuation Date.

Ratings assigned by S&P or Fitch are generally accepted by Moody’s at face value. However, adjustments to face value may be made to particular categories of credits for which the S&P and/or Fitch rating does not seem to approximate a Moody’s rating equivalent. Split rated securities assigned by S&P and Fitch will be accepted at the lower of the two ratings.

2. The definition of “Moody’s Eligible Asset” in Section 12.1, Part I, paragraph 1 of the Bylaws is hereby deleted and replaced in its entirety with the following:

“Moody’s Eligible Asset” means (a) cash; (b) Receivables for Municipal Bonds Sold; (c) a short-term Municipal Bond rated VMIG-1, MIG-1 or P-1 by Moody’s or SP-1+ or A-1+ by S&P; (d) a zero-coupon bond; (e) a Municipal Bonds that (i) pays interest in cash; (ii) does not have its Moody’s rating suspended by Moody’s; and (iii) is part of an issue of Municipal Bonds of at least $10,000,000 (unless the Municipal Bond is rated Aaa by Moody’s); and (f) swaps, including total return swaps, interest rate swaps, currency swaps and credit default swaps.

Municipal Bonds in the Trust’s portfolio will be included as Moody’s Eligible Assets only to the extent they meet the following diversification requirements:

Rating	Minimum Issue Size ($ Millions)	Maximum Underlying Obligor (%) (1)	Maximum State Allowed (%) (1)(3)
Aaa	*	100	100
Aa	10	20	60
A	10	10	40
Baa	10	6	20
Ba	10	4	12
B	10	3	12
Other (2)	10	2	12

*	Not applicable.
(1)	The referenced percentages represent maximum cumulative totals for the related rating category and each lower rating category.
(2)	Municipal Bonds and Municipal Bonds not rated by Moody’s, S&P or Fitch, but rated at least the equivalent of B3 internally by the Adviser.
(3)

Territorial bonds (other than those issued by Puerto Rico and counted collectively) are each limited to 10% of Moody’s Eligible Assets. For diversification purposes, Puerto Rico will be treated as a state.

For purposes of the maximum underlying obligor requirement described above, any state Municipal Bond or Municipal Bond backed by the guaranty, letter of credit or insurance issued by a third-party will be deemed to be issued by such third party if the issuance of such third party credit is the sole determinant of the rating on such bond.

When the Trust sells a Municipal Bond and agrees to repurchase it at a future date, such Municipal Bond will constitute a Moody’s Eligible Asset and the amount the Trust is required to pay upon repurchase of such Municipal Bond will count as a liability for purposes of calculating the RP Basic Maintenance Amount. When the Trust purchases a Municipal Bond and agrees to sell it at a future date to another party, cash receivable by the Trust in connection therewith will constitute a Moody’s Eligible Asset if the long-term debt of such other party is rated at least A2 by Moody’s and such agreement has a term of 30 days or less; otherwise such Municipal Bond will constitute a Moody’s Eligible Asset.

In addition, with respect to total return swaps, only the cumulative unsettled profit and loss from a total return swap transaction will be calculated when determining the RP Basic Maintenance Amount. For purposes of calculating the RP Basic Maintenance Amount, any outstanding gain from a total return swap transaction or interest rate swap transaction on a Valuation Date will be included as a Moody’s Eligible Asset subject to the Moody’s Discount Factor on the counterparty to such swap transaction, and any outstanding liability from a swap transaction on a Valuation Date will be subtracted from Moody’s Eligible Assets.

For swaps (other than total return swaps and interest rate swaps), the Market Value of the position (positive or negative) will be included as a Moody’s Eligible Asset. The aggregate notional value of all swaps will not exceed the Liquidation Preference of the Outstanding RP. In addition, the Trust will only enter into swap transactions where the counterparty has at least a S&P rating of A-, Fitch rating of A- or Moody’s long-term rating of A3 at the time the time a swap is executed.

With respect to credit default swaps, each underlying security subject to such swap sold by the Trust will be subject to the applicable Moody’s Discount Factor. If the Trust purchases a credit default swap and holds the underlying security, the Market Value of the credit default swap and the underlying security will be included as a Moody’s Eligible Asset subject to the Moody’s Discount Factor assessed based on the counterparty risk and the duration of the swap agreement. In addition, the Trust will not include a credit default swap as a Moody’s Eligible Asset purchased by the Trust unless the Trust holds the underlying security or, if the Trust purchases a credit default swap for a basket of securities, unless the Trust holds all the securities in the basket.

Notwithstanding the foregoing, an asset will not be considered a Moody’s Eligible Asset if it is (i) held in a margin account, (ii) subject to any material lien, mortgage, pledge, security interest or security agreement of any kind, (iii) held for the purchase of a security pursuant to a Forward Commitment or (iv) irrevocably deposited by the Trust for the payment of dividends or redemption.

3. The definition of “S&P Discount Factor” in Section 12.1, Part I, paragraph 1 of the Bylaws is hereby deleted and replaced in its entirety with the following:

“S&P Discount Factor” shall mean either:

(i) if the average S&P Discount Factor (as set forth in (ii) below) of the Fund’s S&P Eligible Assets is less than 200%, for purposed of determining the Discounted Value of S&P Eligible Assets, the S&P Discount Factor shall be 200% for all S&P Eligible Assets; or

(ii) if the average S&P Discount Factor (as set forth in this section) of the Fund’s S&P Eligible Assets is 200% or greater, for purposes of determining the Discounted Value of any S&P Eligible Asset, the percentage determined by reference to the rating on such asset and the shortest Exposure Period set forth opposite such rating that is the same length as or is longer than the S&P Exposure Period, in accordance with the table set forth below:

Rating Category*

Exposure period (days)	AAA	AA	A	BBB	BB	B	CCC	High Yield/NR

20*	1.427	1.457	1.487	1.517	175%	195%	215%	220%

*	S&P rating

Notwithstanding the foregoing, (A) the S&P Discount Factor for shares of Money Market Funds rated “AAAm” by S&P with an effective next day maturity shall be 100%, unrated 2a-7 money market funds shall be discounted at 110%, and the S&P Discount Factor for short-term Municipal Bonds shall be 115% so long as such Municipal Bonds are rated “A-1+” or “SP-1+” by S&P and mature or have a demand feature exercisable within 30 days or less, or 123% so long as such Municipal Bonds are rated “A-1” or “SP-1” by S&P and mature or have a demand feature exercisable in 30 days or less, or 125% if such Municipal Bonds are not rated by S&P but are rated equivalent to “A-1+” or “SP-1+” by another nationally recognized statistical rating organization, on a case by case basis; provided, however, that any such non-S&P rated short-term Municipal Bonds which have demand features exercisable within 30 days or less must be backed by a letter of credit, liquidity facility or guarantee from a bank or other financial institution with a short-term rating of at least “A-1+” from S&P; and further provided that such non-S&P rated short-term Municipal Bonds may comprise no more than 50% of short-term Municipal Bonds that qualify as S&P Eligible Assets; provided, however, that Municipal Bonds not rated by S&P but rated equivalent to “BBB” or lower by another nationally recognized statistical rating organization, rated “BB+” or lower by S&P or non-rated (such Municipal Bonds are hereinafter referred to as “High Yield Securities”) may comprise no more than 20% of the short-term Municipal Bonds that qualify as S&P Eligible Assets; (B) the S&P Discount Factor for Receivables for Municipal Bonds Sold that are due in more than five Business Days from such Valuation Date will be the S&P Discount Factor applicable to the Municipal Bonds sold; (C) no S&P Discount Factor will be applied to cash or Money Market Funds rated “AAAm” by S&P with effective next day maturities or to Receivables for Municipal Bonds Sold if such receivables are due within five Business Days of such Valuation Date; (D) except as set forth in clause (A) above, in the case of any Municipal Bond that is not rated by S&P but qualifies as an S&P Eligible Asset pursuant to clause (2) of that definition, such Municipal Bond will be deemed to have an S&P rating one full rating category lower than the S&P rating category that is the equivalent of the rating category in which such Municipal Bond is placed by a nationally recognized statistical rating organization. “Receivables for Municipal Bonds Sold,” for purposes of calculating S&P Eligible Assets as of any

Valuation Date, means the book value of receivables for Municipal Bonds sold as of or prior to such Valuation Date. For purposes of the foregoing, Anticipation Notes rated “SP-1+” or, if not rated by S&P, equivalent to “A-1+” or “SP-1+” by another nationally recognized statistical rating organization, on a case by case basis, which do not mature or have a demand feature at par exercisable in 30 days and which do not have a long-term rating, shall be considered to be short-term Municipal Bonds and (E) the S&P Discount Factor for AAA Municipal Bonds will be used to discount pre-refunded bonds even if the pre-refunded bonds are subsequently not re-rated.

For purposes of determining whether the Fund has S&P Eligible Assets with a Discounted Value that equals or exceeds the RP Basic Maintenance Amount, the Discounted Value of cash or securities held for the payment of Initial Margin or Variation Margin of S&P Hedging Transactions shall be zero and the aggregate Discounted Value of S&P Eligible Assets shall be reduced by an amount equal to (i) 30% of the aggregate settlement value, as marked to market, of any outstanding futures contracts based on the Municipal Index which are owned by the Fund plus (ii) 25% of the aggregate settlement value, as marked to market, of any outstanding futures contracts based on Treasury Bonds which contracts are owned by the Fund.

4. The definition of “S&P Eligible Asset” in Section 12.1, Part I, paragraph 1 of the Bylaws is hereby deleted and replaced in its entirety with the following:

“S&P Eligible Asset” shall mean either:

(i) if the average S&P Discount Factor of the Fund’s S&P Eligible Assets (as set forth in (ii) below) is less than 200%, all assets of the Fund shall be considered S&P Eligible Assets; or

(ii) if the average S&P Discount Factor of the Fund’s S&P Eligible Assets (as set forth in this section) is 200% or greater, S&P Eligible Assets means: (1) cash (excluding any cash irrevocably deposited by the Fund for the payment of any liabilities within the meaning of RP Basic Maintenance Amount), (2) Receivables for Municipal Bonds Sold, (3) S&P Hedging Transactions; (4) Municipal Zero Coupon Bonds rated at least BBB by S&P, (5) swaps, including total return swaps, interest rate swaps, currency swaps and credit default swaps, and (6) Municipal Bonds (including Inverse Floater as defined below) owned by the Fund that (A) is interest bearing and pays interest at least semi-annually; (B) is payable with respect to principal and interest in U.S. Dollars; (C) is not subject to a covered call or put option written by the Fund; (D) except for Inverse Floaters, is not part of a private placement of Municipal Bonds; and (E) except for Inverse Floaters, is part of an issue of Municipal Bonds with an original issue size of at least $10 million. Any Municipal Bonds that is a part of an original issue size of less than $10 million must carry a rating of at least “AA” by S&P or “AAA” by another nationally recognized statistical rating organization. Notwithstanding the foregoing limitations

(1) Municipal Bonds (excluding Escrowed Bonds (as defined below) and High Yield Securities) of any one issuer or guarantor (excluding bond insurers) shall be considered S&P Eligible Assets only to the extent the Market Value of such Municipal Bonds (including short-term Municipal Bonds) does not exceed 10% of the aggregate Market Value of S&P Eligible Assets, provided that 2% is added to the applicable S&P Discount Factor for every 1% by which the Market Value of such Municipal Bonds exceeds 5% of the aggregate Market Value of S&P Eligible Assets or for any percentage over 5% add 10 percentage points to the S&P Discount Factor. High Yield Securities of any one issuer shall be considered S&P Eligible Assets only to the extent the Market Value of such Municipal Bonds does not exceed 5% of the aggregate Market Value of S&P Eligible Assets. Non-rated securities of any issuer shall be considered S&P Eligible Assets to the extent the Market Value of such Municipal Bonds does not exceed 5% of the aggregate Market Value of S&P Eligible Assets. No more than 10% of the aggregate Market Value of the portfolio may consist of non-rated securities;

(2) Municipal Bonds not rated by S&P shall be considered S&P Eligible Assets only to the extent the Market Value of such Municipal Bonds does not exceed 50% of the aggregate Market Value of S&P Eligible Assets; provided, however, that High Yield Securities shall be considered S&P Eligible Assets only to the extent the Market Value of such Municipal Bonds does not exceed 20% of the aggregate Market Value of S&P Eligible Assets;

(3) Municipal Bonds issued by issuers in any one state or territory will be considered S&P Eligible Assets only to the extent that the Market Value of such Municipal Bonds does not exceed 25% of the aggregate Market Value of S&P Eligible Assets;

(4) Municipal Bonds (excluding Escrowed Bonds) of any one state or territory shall be considered S&P Eligible Assets only to the extent the Market Value of such Municipal Bonds does not exceed 25% of the aggregate Market Value of S&P Eligible Assets;

(5) For Municipal Zero Coupon Bonds, the S&P overcollateralization levels based on the desired transaction rating shall be as follows:

Exposure Period	AAA	AA	A	BBB

20	3.584	3.153	2.723	2.292

(6) With respect to total return swaps, only the cumulative unsettled profit and loss from a total return swap transaction will be calculated when determining the RP Basic Maintenance Amount. For purposes of calculating the RP Basic Maintenance Amount, any outstanding gain from a total return swap transaction or interest rate swap transaction on a Valuation Date will be included as a S&P Eligible Asset subject to the S&P Discount Factor on the counterparty to such swap transaction, and any outstanding liability from a swap transaction on a Valuation Date will be subtracted from S&P Eligible Assets;

(7) For swaps (other than total return swaps and interest rate swaps), the Market Value of the position (positive or negative) will be included as a S&P Eligible Asset. The aggregate notional value of all swaps will not exceed the Liquidation Preference of the Outstanding RP. In addition, the Trust will only enter into swap transactions where the counterparty has at least a S&P rating of A-, Fitch rating of A- or Moody’s long-term rating of A3 at the time the time a swap is executed; and

(8) With respect to credit default swaps, each underlying security subject to such swap sold by the Trust will be subject to the applicable S&P Discount Factor. If the Trust purchases a credit default swap and holds the underlying security, the Market Value of the credit default swap and the underlying security will be included as a S&P Eligible Asset subject to the S&P Discount Factor assessed based on the counterparty risk and the duration of the swap agreement. In addition, the Trust will not include a credit default swap as a S&P Eligible Asset purchased by the Trust unless the Trust holds the underlying security or, if the Trust purchases a credit default swap for a basket of securities, unless the Trust holds all the securities in the basket.

“Inverse Floater” shall mean trust certificates or other instruments evidencing interests in one or more Municipal Bonds that qualify as S&P Eligible Assets (such Inverse Floaters will also be considered Municipal Bonds and are S&P Eligible Assets), the interest rates on which are adjusted at short-term intervals on a basis that is inverse to the simultaneous readjustment of the interest rates on corresponding floating rate trust certificates or other instruments issued by the same issuer, provided that the ratio of the aggregate dollar amount of floating rate instruments to inverse floating rate instruments issued by the same issuer does not exceed two to one at their time of original issuance and at the time of purchase has a duration that is less than thirteen years.

“Escrowed Bonds” shall mean Municipal Bonds that (i) have been determined to be legally defeased in accordance with S&P’s legal defeasance criteria, (ii) have been determined to be economically defeased in accordance with S&P’s economic defeasance criteria and assigned a rating of AAA by S&P, (iii) are not rated by S&P but have been determined to be legally defeased by S&P or (iv) have been determined to be economically defeased by S&P and assigned a rating no lower than the rating that is S&P equivalent of S&P’s AAA rating. In the event that a defeased obligation which is an S&P Eligible Asset does not meet the criteria of an Escrowed Bond, such Municipal Bond will be deemed to remain in the Issue Type Category into which it fell prior to such defeasance.

This amendment is effective as of November 2, 2007.

PUTNAM MUNICIPAL OPPORTUNITIES TRUST

Amendment to Amended and Restated Bylaws

WHEREAS, Article 14 of the Amended and Restated Bylaws of Putnam Municipal Opportunities Trust (the “Trust”), as last amended by an Amendment effective as of November 2, 2007 (the “Bylaws”), permits the Board of Trustees of the Trust (the “Trustees”) to amend or repeal, in whole or in part, the Bylaws;

WHEREAS, the Trustees desire to amend the Bylaws in connection with the merger of each of Putnam Investment Grade Municipal Trust and Putnam Municipal Bond Fund with and into the Trust (the “Merger”) by increasing the issued amount of Remarketed Preferred Shares and effecting a two-for-one stock split of Remarketed Preferred Shares, Series A;

WHEREAS, Article 12, Section 12.1, Part I, paragraph 6(c) provides that so long as any Remarketed Preferred Shares of the Trust are outstanding, the affirmative vote or consent of the holders of at least a majority of the Remarketed Preferred Shares outstanding at the time is required to (i) authorize, create or issue or increase or decrease the authorized or issued amount of any class or series of stock ranking prior to or on a parity with the remarketed preferred shares with respect to the payment of dividends or the distribution of assets on liquidation or to increase or decrease the authorized amount of remarketed preferred shares; or (ii) amend, alter or repeal the provisions of the Bylaws so as to affect materially and adversely any preference, right or power of such remarketed preferred shares or the holders thereof;

WHEREAS, the holders of a majority of the outstanding Remarketed Preferred Shares of the Trust have approved the issuance of additional Remarketed Preferred Shares in connection with the Merger and the two-for-one stock split of Remarketed Preferred Shares, Series A;

NOW, THEREFORE, the Bylaws are herby amended as follows:

1. Article 12, Section 12.1, Part I, DESIGNATION SERIES A is hereby deleted and replaced in its entirety with the following:

“ SERIES A: A series of 4,520 shares of preferred shares, without par value, liquidation preference $25,000 per share plus accumulated but unpaid dividends, if any, thereon (whether or not earned or declared), is hereby designated “Remarketed Preferred Shares, Series A” and is referred to below as “Series A RP®”. Each share of Series A RP shall be issued on a date to be determined by the Trustees, by any duly authorized committee thereof or by any of the President, the Vice Chairman, any Executive Vice President or the Treasurer of the Trust; have such initial dividend rate as shall be determined in advance of the issuance thereof by the Trustees, by any duly authorized committee thereof or by any of the President, the Vice Chairman, any Executive Vice President or the Treasurer of the Trust; have an Initial Dividend Period and an Initial

® Registered trademark of Merrill Lynch & Co., Inc.

Dividend Payment Date to be determined by the Trustees of the Trust, by a duly authorized committee thereof or by any of the President, the Vice Chairman, any

Executive Vice President or the Treasurer of the Trust; be redeemed (unless such share shall have been otherwise redeemed pursuant to paragraph 4 of Part I of this Section 12.1 by the Trust on a date to be determined by the Trustees of the Trust) at the option of the Trust at a redemption price of $25,000 per share plus accumulated but unpaid dividends to the date fixed for redemption (whether or not earned or declared) plus the premium, if any, resulting from the designation of a Premium Call Period; and have such other preferences, limitations and relative voting rights, in addition to those required by applicable law or set forth in the Trust’s Declaration of Trust applicable to preferred shares of the Trust, as are set forth in Part I and Part II of this Section 12.1. Series A RP shall constitute a separate series of preferred shares of the Trust, and each share of Series A RP shall be identical except as provided in paragraph 4 of this Part I of this Section 12.1.”

2. The definition of “Mandatory Redemption Price” in Article 12, Section 12.1, Part I, paragraph 1 is hereby deleted and replaced in its entirety with the following:

“ “Mandatory Redemption Price” means $25,000 per share of each series of RP, plus in the case of each series of RP an amount equal to accumulated but unpaid dividends thereon (whether or not earned or declared) to the date fixed for redemption.”

3. The definition of “Optional Redemption Price” in Article 12, Section 12.1, Part I, paragraph 1 is hereby deleted and replaced in its entirety with the following:

“ “Optional Redemption Price” shall mean $25,000 per share of each series of RP, plus in the case of each series of RP an amount equal to accumulated but unpaid dividends (whether or not earned or declared) to the date fixed for redemption plus any applicable redemption premium per share attributable to the designation of a Premium Call Period for such share.”

4. The definition of “RP Basic Maintenance Amount” in Article 12, Section 12.1, Part I, paragraph 1 is hereby deleted and replaced in its entirety with the following:

“ “RP Basic Maintenance Amount,” as of any Valuation Date, means the dollar amount equal to (i) the sum of (A) the product of the number of shares of each series of RP outstanding on such Valuation Date multiplied by the sum of (a) $25,000 and (b) any applicable redemption premium per share of each series attributable to the designation of a Premium Call Period; (B) the aggregate amount of cash dividends (whether or not earned or declared) that will have accumulated for each series of RP outstanding, in each case, to (but not including) the end of the current Dividend Period for such series of RP that follows such Valuation Date or to (but not including) the 49th day after such Valuation Date, whichever is sooner; (C) the aggregate amount of cash dividends that would accumulate at the Maximum Dividend Rate applicable to a Dividend Period of 28 days (in the case of shares of Series A RP) and 7 days (in the case of shares of Series B RP and Series C RP) outstanding from the end of such Dividend Period through the 49th day after such Valuation Date, multiplied by the larger of the Moody’s Volatility Factor and the S&P Volatility Factor, determined from time to time by Moody’s and S&P, respectively (except that if such Valuation Date occurs during a Non-Payment Period, the cash dividend for purposes of calculation would accumulate at the then current Non-Payment Period Rate); (D) the amount of anticipated expenses of the Trust for the 90 days subsequent to such Valuation Date; (E) the amount of the Trust’s Maximum Potential Additional Dividend Liability as of such Valuation Date; and (F) any current liabilities as of such Valuation Date to the extent not reflected in any of (i)(A) through (i)(E) (including, without limitation, any amounts due and payable by the Trust pursuant to repurchase agreements and any payables for Municipal Bonds purchased as of such Valuation Date) less (ii) either (A) the Discounted Value of any of the Trust’s assets, or (B) the face value of any of the Trust’s assets if such assets mature prior to or on the date of redemption of any shares of RP or payment of a liability and are either securities issued or guaranteed by the U.S. Government or, with respect to Moody’s, have a rating assigned by Moody’s of at least Aaa, P-l, VMIG-1 or MIG-1 and, with respect to S&P, have a rating assigned by S&P of at least AAA, SP-1+ or A-1+, in both cases irrevocably deposited by the Trust for the payment of the amount needed to redeem shares of RP subject to redemption or any of (i)(B) through (i)(F).”

5. The definition of “Specific Redemption Provisions” in Article 12, Section 12.1, Part I, paragraph 1 is hereby deleted and replaced in its entirety with the following:

“ “Specific Redemption Provisions” means, with respect to a Special Dividend Period of 365 or more days, either, or any combination of, the designation of (i) a period (a “Non-Call Period”) determined by the Trustees, after consultation with the Remarketing Agents, during which the shares of RP subject to such Dividend Period shall not be subject to redemption at the option of the Trust and (ii) a period (a “Premium Call Period”), consisting of a number of whole years and determined by the Trustees, after consultation with the Remarketing Agents, during each year of which the shares of RP subject to such Dividend Period shall be redeemable at the Trust’s option at a price per share equal to $25,000 for each series of RP, plus accumulated but unpaid dividends plus an applicable premium, as determined by the Trustees after consultation with the Remarketing Agents.”

6. Article 12, Section 12.1, Part I, paragraph 3(f) is hereby deleted and replaced in its entirety with the following:

“The amount of declared dividends for each share of RP payable on the Initial Dividend Payment Date, the Dividend Payment Date for each 7-day Dividend Period, the Dividend Payment Date for each 28-day Dividend Period and the Dividend Payment Date or Dates for each Short-Term Dividend Period shall be computed by the Trust by multiplying the Applicable Dividend Rate in effect with respect to dividends payable on such share on such Dividend Payment Date by a fraction the numerator of which shall be the number of days in such Dividend Period such share was outstanding from and including its Date of Original Issue or the preceding Dividend Payment Date, as the case may be, to and including the day preceding such Dividend Payment Date, and the denominator of which shall be 365, then multiplying the amount so obtained by $25,000 (in the case of each series of RP) and rounding the amount so obtained to the nearest cent. During any Long Term Dividend Period, the amount of dividends per share payable on any Dividend Payment Date shall be computed by dividing the Applicable

Dividend Rate for such Dividend Period by twelve, multiplying the amount so obtained by $25,000 (in the case of each series of RP), and rounding the amount so obtained to the nearest cent; provided, however, that, if the number of days from and including the Date of Original Issue or the preceding Dividend Payment Date, as the case may be, to and including the day preceding such Dividend Payment Date is less than 30 and such days do not constitute a full calendar month, then the amount of dividends per share payable on such Dividend Payment Date shall be computed by multiplying the Applicable Dividend Rate for such Dividend Period by a fraction, the numerator of which will be such number of days and the denominator of which will be 360, multiplying the amount so obtained by $25,000 (in the case of each series of RP), and rounding the amount so obtained to the nearest cent.”

7. Article 12, Section 12.1, Part I, paragraph 5(a) is hereby deleted and replaced in its entirety with the following:

“Upon a liquidation, dissolution or winding up of the affairs of the Trust, whether voluntary or involuntary, the Holders of each share of RP shall be entitled, whether from capital or surplus, before any assets of the Trust shall be distributed among or paid over to holders of Common Shares or any other class or series of shares of the Trust ranking junior to the RP as to liquidation payments, to be paid the amount of $25,000 per share of each series of RP, plus an amount equal to all accumulated but unpaid dividends thereon (whether or not earned or declared) to but excluding the date of final distribution, in same-day funds. After any such payment, the Holders shall not be entitled to any further participation in any distribution of assets of the Trust, except as provided in paragraph 3(k) of this Part I of Section 12.1.”

8. Article 12, Section 12.1, Part I, paragraph 2(a) is hereby deleted and replaced in its entirety with the following:

“Each share of RP is subject to Tender and Dividend Reset at the end of each Dividend Period for such RP and may be tendered in the Remarketing which commences on the Remarketing Date immediately prior to the end of the current Dividend Period. By 9:00 a.m., New York City time, on each such Remarketing Date, the Remarketing Agents shall, after canvassing the market and considering prevailing market conditions at the time for shares of such RP and similar securities, provide Beneficial Owners of such RP non-binding indications of the Applicable Dividend Rate for the next succeeding 28-day Dividend Period (in the case of Series A RP) or 7-day Dividend Period (in the case of Series B RP or Series C RP) or, if applicable, a Special Dividend Period; provided that, if the Trust has designated the next Dividend Period for such RP as a Special Dividend Period, the Remarketing Agents will provide to Beneficial Owners a non-binding indication only of the Applicable Dividend Rate for such Special Dividend Period. The actual Applicable Dividend Rate for such Dividend Period may be greater than or less than the rate per annum indicated in such non-binding indications (but not greater than the applicable Maximum Dividend Rate). By 12:00 noon, New York City time, on such Remarketing Date, each Beneficial Owner of a share of RP must notify a Remarketing Agent of its desire, on a share-by-share basis, either to tender such share of RP at a price of $25,000 per share (in the case of each series of RP) or to continue to hold such share for the next 28-day Dividend Period (in the case of Series A RP) or 7-day Dividend Period (in the case of Series B RP or Series C RP) or, if applicable, the next Special Dividend Period. Beneficial Owners who do not provide such notice shall be deemed to have elected (i) to hold all their shares of RP if each of the current Dividend Period and succeeding Dividend Period is a 28-day Dividend Period (in the case of Series A RP) or 7-day Dividend Period (in the case of Series B RP or Series C RP) or a Special Dividend Period of 60 days or less, and (ii) to tender all their shares of RP if the current Dividend Period or succeeding Dividend Period is a Special Dividend Period of more than 60 days. Any notice given to a Remarketing Agent to tender or hold shares for a particular Dividend Period shall be irrevocable and shall not be conditioned upon the level at which the Applicable Dividend Rate is established. A Remarketing Agent may, in its sole discretion, (i) at the request of a Beneficial Owner that has tendered one or more shares to such Remarketing Agent, waive such Beneficial Owner’s tender, and thereby enable such Beneficial Owner to continue to hold the share or shares for the next 28-day Dividend Period (in the case of Series A RP) or 7-day Dividend Period (in the case of Series B RP or Series C RP) or, if applicable, a designated Special Dividend Period, as agreed to by such Beneficial Owner and such Remarketing Agent at such time, so long as such tendering Beneficial Owner has indicated to such Remarketing Agent that it would accept the new Applicable Dividend Rate for such Dividend Period, such waiver to be contingent upon the Remarketing Agents’ ability to remarket all shares of RP tendered in such Remarketing, and (ii) at the request of a Beneficial Owner that has elected to hold one or more of its shares of RP, waive such Beneficial Owner’s election with respect thereto, such waiver to be contingent upon the Remarketing Agents’ ability to remarket all shares of RP tendered in such Remarketing.”

9. Article 12, Section 12.1, Part II, paragraph 3(a) is hereby deleted and replaced in its entirety with the following:

“By 3:00 p.m., New York City time, on each Remarketing Date for a series of RP, the Remarketing Agents shall determine the Applicable Dividend Rate to the nearest one-thousandth (0.001) of one percent per annum for the next 28-day Dividend Period (in the case of Series A RP) or 7-day Dividend Period (in the case of Series B RP or Series C RP), or, if designated, Special Dividend Period. The Applicable Dividend Rate for each such Dividend Period, except as otherwise required herein, shall be the dividend rate per annum which the Remarketing Agents determine, in their sole judgment, to be the lowest rate that will enable them to remarket on behalf of the Beneficial Owners thereof all shares of RP subject to Tender and Dividend Reset in such Remarketing and tendered to them on such Remarketing Date at a price of $25,000 per share (in the case of each series of RP).”

10. Article 12, Section 12.1, Part II, paragraph 3(b) is hereby deleted and replaced in its entirety with the following:

“For any series of RP, if no Applicable Dividend Rate shall have been established on a Remarketing Date in a Remarketing for the next 28-day Dividend Period (in the case of Series A RP) or 7-day Dividend Period (in the case of Series B RP or Series C

RP), or Special Dividend Period, if any, for any reason (other than because there are no Remarketing Agents, the Remarketing Agents are not required to conduct a Remarketing pursuant to the terms of the Remarketing Agreement or the Remarketing Agents are unable to remarket on the Remarketing Date all shares of RP tendered (or deemed tendered) to them at a price of $25,000 per share (in the case of each series of RP)), then the Remarketing Agents, in their sole discretion, shall, if necessary and except during a Non-Payment Period, after taking into account market conditions as reflected in the prevailing yields on fixed and variable rate taxable and tax exempt debt securities and the prevailing dividend yields of fixed and variable rate preferred stock, determine the Applicable Dividend Rate that would be the rate per annum that would be the initial dividend rate fixed in an offering on such Remarketing Date, assuming in each case a comparable dividend period, issuer and security. If there is no Remarketing for such series of RP because there are no Remarketing Agents or the Remarketing Agents are not required to conduct a Remarketing pursuant to the Remarketing Agreement or if the Remarketing Agents are unable to remarket on the Remarketing Date all shares of RP tendered (or deemed tendered) to them at a price of $25,000 per share (in the case of each series of RP), then, except during a Non-Payment Period, the Applicable Dividend Rate for the subsequent Dividend Period for RP and for each subsequent Dividend Period for RP for which no Remarketing takes place because of the foregoing shall be the applicable Maximum Dividend Rate for a 28-day Dividend Period (in the case of Series A RP) or 7-day Dividend Period (in the case of Series B RP or Series C RP) and the next Dividend Period for RP and each such subsequent Dividend Period shall be a 28-day Dividend Period (in the case of Series A RP) or 7-day Dividend Period (in the case of Series B RP or Series C RP).”

11. Article 12, Section 12.1, Part II, paragraph 4(a) is hereby deleted and replaced in its entirety with the following:

“If the Remarketing Agents are unable to remarket by 3:00 p.m., New York City time, on a Remarketing Date all shares of RP tendered (or deemed tendered) to them in the related Remarketing at a price of $25,000 per share (in the case of each series of RP), (i) each Beneficial Owner that tendered or was deemed to have tendered shares of RP for sale shall sell a number of shares of RP on a pro rata basis, to the extent practicable, or by lot, as determined by the Remarketing Agents in their sole discretion, based on the number of orders to purchase shares of RP in such Remarketing, and (ii) the Applicable Dividend Rate for the next Dividend Period for RP, which shall be a 28-day Dividend Period, shall be the Maximum Dividend Rate for such 28-day Dividend Period (in the case of Series A RP) or 7-day Dividend Period (in the case of Series B RP or Series C RP).”

This Amendment is effective as of February 22, 2008.

PUTNAM MUNICIPAL OPPORTUNITIES TRUST

Amendment to Amended and Restated Bylaws

WHEREAS, ARTICLE 14, Section 14.1 and ARTICLE 12, Section 12.1, Part I, paragraph 6(c) of the Amended and Restated Bylaws (the “Bylaws”) of Putnam Municipal Opportunities Trust (the “Trust”) permit the Board of Trustees of the Trust (the “Trustees”) to amend or repeal, in whole or in part, the Bylaws provided that such amendment or repeal does not materially and adversely affect any preference, right or power of the Preferred Shares or any holder therof;

WHEREAS, the Trustees desire to amend the Bylaws to add two new sections to ARTICLE 11 that enumerate the Chairman’s power to determine the order of business at shareholder meetings, to prescribe rules and take actions as are appropriate for the proper conduct of such meetings, and to adjourn shareholder meetings;

WHEREAS, the Trustees desire to amend the Bylaws to amend and restate in their entirety Subsections 6(a) and 6(b) of ARTICLE 12, Section 12.1, PART I, concerning the right to nominate preferred share trustees.

WHEREAS, the Trustees have determined that such amendment does not materially and adversely affect any preference, right or power of the Preferred Shares or any holder therof;

NOW, THEREFORE, the Bylaws are hereby amended as follows:

1. The following shall be added as ARTICLE 11, Section 11.4:

11.4 Conduct of Meetings. The person serving as chairman of a meeting of shareholders in accordance with Article 3, Section 3.5 of these By-laws shall determine the order of business of the meeting and may prescribe such rules, regulations and procedures and take such actions as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting. For any matter to be properly before any meeting of shareholders, the matter must be a proper matter for shareholder action under the Declaration of Trust, these By-laws and applicable law and must be specifically identified in the notice of meeting or otherwise brought before the meeting in accordance with these By-laws or by or at the direction of the chairman of the meeting, in the chairman’s sole direction.

2. The following shall be added as ARTICLE 11, Section 11.5:

11.5 Adjournment. Any meeting of shareholders may, by action of the chairman of the meeting, be adjourned without further notice with respect to one or more matters to be considered at such meeting to a designated time and place, whether or not a quorum is present with respect to such matter; upon motion of the chairman of the meeting, the question of adjournment may be submitted to a vote of the shareholders, and in that case, any adjournment with respect to one or more matters must be approved by the vote of holders of a majority of the shares present and entitled to vote with respect to the matter or matters adjourned, and without further notice to the extent permitted by Article V, Section 2 of the Declaration of Trust. Unless a proxy is otherwise limited in this regard, any Shares present and entitled to vote at a meeting that are represented by broker non-votes, may, at the discretion of the proxies named therein, be voted in favor of such an adjournment.

3. ARTICLE 12, Section 12.1, PART I, Subsections 6(a) and 6(b) are deleted in their entirety and replaced with the following:

(a) General. Except as otherwise provided in the Declaration of Trust or By-laws, each Holder of shares of RP and each record holder of Common Shares shall be entitled to one vote for each share held on each matter submitted to a vote of shareholders of the Trust, and the holders of outstanding Preferred Shares, including each series of RP, and of Common Shares shall vote together as a single class; provided that, at any meeting of the shareholders of the Trust held for the election of Trustees, the holders of Preferred Shares, including each series of RP, present in person or represented by proxy at said meeting, shall be entitled, as a class, to the exclusion of the holders of all other securities and classes of capital shares of the Trust, to nominate and elect two Trustees of the Trust, each Preferred Share, including each share of each series of RP, entitling the holder thereof to one vote. Subject to paragraph 6(b) of this Part I of Section 12.1, the holders of outstanding Common Shares and Preferred Shares, including each series of RP, voting as a single class, shall elect the balance of the Trustees.

(b) Right to Elect Majority of Trustees. During any period in which any one or more of the conditions described below shall exist (such period being referred to herein as a “Voting Period”), the number of Trustees shall be automatically increased by the smallest number that, when added to the two Trustees elected exclusively by the holders of Preferred Shares (including each series of RP), would constitute a majority of the Trustees as so increased by such smallest number; and the holders of Preferred Shares (including each series of RP) shall be entitled, voting as a class on a one-vote-per-share basis (to the exclusion of the holders of all other securities and classes of capital shares of the Trust), to nominate and elect such smallest number of additional Trustees, together with the two Trustees that such holders are in any event entitled to elect. A Voting Period shall commence:

(i) if at any time accumulated dividends (whether or not earned or declared, and whether or not funds are then legally available in an amount sufficient therefor) on the outstanding shares of any series of RP equal to at least two full years’ dividends shall be due and unpaid and sufficient cash or securities shall not have been deposited with the Paying Agent for the payment of such accumulated dividends; or

(ii) if at any time holders of any Preferred Shares other than the RP are entitled to elect a majority of the Trustees of the Trust.

Upon the termination of a Voting Period, the voting rights described in this paragraph 6(b) shall cease, subject always, however, to the revesting of such voting rights in the Holders upon the further occurrence of any of the events described in this paragraph 6(b). A Voting Period shall terminate when all dividends in arrears shall have been paid or otherwise provided for.

This Amendment is effective as of November 11, 2011.

PUTNAM MUNICIPAL OPPORTUNITIES TRUST

Amendment to Amended and Restated Bylaws

WHEREAS, ARTICLE 14, Section 14.1 and ARTICLE 12, Section 12.1, Part I, paragraph 6(c) of the Amended and Restated Bylaws (the “Bylaws”) of Putnam Municipal Opportunities Trust (the “Trust”), as last amended by an Amendment effective as of February 22, 2008, permit the Board of Trustees of the Trust (the “Trustees”) to amend or repeal, in whole or in part, the Bylaws provided that such amendment or repeal does not materially and adversely affect any preference, right or power of the Preferred Shares or any holder thereof;

WHEREAS, the Trustees desire to amend the Bylaws to amend and restate the definition of “Taxable Equivalent of the Short-Term Municipal Bond Rate” contained in Subsection 1 of ARTICLE 12, Section 12.1, PART I.

WHEREAS, the Trustees desire to amend the Bylaws to remove the definitional reference to “Kenny Index” contained in Subsection 1 of ARTICLE 12, Section 12.1, PART I and add a definitional reference to “SIFMA Index” in that same Subsection.

WHEREAS, the Trustees have determined that such amendments do not materially and adversely affect any preference, right or power of the Preferred Shares or any holder thereof;

NOW, THEREFORE, the Bylaws are hereby amended as follows:

1. The following shall replace the definition of “Taxable Equivalent of the Short-Term Municipal Bond Rate” in Subsection 1 as referenced above:

“Taxable Equivalent of the Short-Term Municipal Bond Rate” on any date means 90% of the quotient of (A) the per annum rate expressed on an Interest Equivalent basis equal to the Securities Industry Financial Markets Association (“SIFMA”) Municipal Swap Index or any comparable index based upon yield evaluations at par of bonds the interest on which is excludable for regular Federal income tax purposes under the Code of “high grade” component issuers selected by Municipal Market Data/Thomson Reuters (or any successor thereto from time to time selected by the Trust in its discretion), which component issuers shall include, without limitation, issuers of general obligation bonds but shall exclude any bonds the interest on which constitutes an item of tax preference under Section 57(a)(5) of the Code, or successor provisions, for purposes of the “alternative minimum tax,” (as defined in the Code) (the “SIFMA Index”), made available for the Business Day immediately preceding such date but in any event not later than 8:30 A.M., New York City time, on such date by Municipal Market Data/Thomson Reuters (or any such successor), divided by (B) 1.00 minus the

Marginal Tax Rate (expressed as a decimal); provided, however, that if the SIFMA Index is not made so available by 8:30 A.M., New York City time, on such date by Municipal Market Data/Thomson Reuters (or any such successor), the Taxable Equivalent of the Short-Term Municipal Bond Rate shall mean the quotient of (A) the per annum rate expressed on an Interest Equivalent basis equal to the most recent SIFMA Index so made available, divided by (B) 1.00 minus the Marginal Tax Rate (expressed as a decimal). No successor to the SIFMA Index shall be chosen without first obtaining written confirmation from Moody’s and S&P that the choice of such successor would not impair the rating then assigned to any series of RP by Moody’s or S&P.

2. The following definitional reference to “Kenny Index” in Subsection 1 is deleted in its entirety:

“Kenny Index” has the meaning set forth under “Taxable Equivalent of the Short-Term Municipal Bond Rate.”

3. The following definitional reference to “SIFMA Index” shall be added to Subsection 1 and will appear after the definition of “Short Term Dividend Period”:

“SIFMA Index” has the meaning set forth under “Taxable Equivalent of the Short-Term Municipal Bond Rate.”

This Amendment is effective as of January 1, 2013.

PUTNAM MUNICIPAL OPPORTUNITIES TRUST

Amendment to Amended and Restated Bylaws

WHEREAS, ARTICLE 14, Section 14.1 and ARTICLE 12, Section 12.1, Part I, paragraph 6(c) of the Amended and Restated Bylaws (the “Bylaws”) of Putnam Municipal Opportunities Trust (the “Trust”), as last amended by an Amendment effective as of January 1, 2013, permit the Board of Trustees of the Trust (the “Trustees”) to amend or repeal, in whole or in part, the Bylaws provided that such amendment or repeal does not materially and adversely affect any preference, right or power of the Preferred Shares or any holder thereof;

WHEREAS, the Trustees desire to amend the Bylaws to amend and restate the definition of “S&P Eligible Asset” contained in ARTICLE 12, Section 12.1, PART I, paragraph 1.

WHEREAS, the Trustees have determined that such amendment does not materially and adversely affect any preference, right or power of the Preferred Shares or any holder thereof;

NOW, THEREFORE, the Bylaws are hereby amended as follows:

1. The definition of “S&P Eligible Asset” in ARTICLE 12, Section 12.1, PART I, paragraph 1 of the Bylaws is hereby deleted and replaced in its entirety with the following:

“S&P Eligible Asset” shall mean either:

(i) if the average S&P Discount Factor of the Fund’s S&P Eligible Assets (as set forth in (ii) below) is less than 200%, all assets of the Fund shall be considered S&P Eligible Assets; or

(ii) if the average S&P Discount Factor of the Fund’s S&P Eligible Assets (as set forth in this section) is 200% or greater, S&P Eligible Assets means: (1) cash (excluding any cash irrevocably deposited by the Fund for the payment of any liabilities within the meaning of RP Basic Maintenance Amount), (2) Receivables for Municipal Bonds Sold, (3) S&P Hedging Transactions; (4) Municipal Zero Coupon Bonds rated at least BBB by S&P, (5) swaps, including total return swaps, interest rate swaps, currency swaps and credit default swaps, and (6) Municipal Bonds (including Inverse Floater as defined below) owned by the Fund that (A) is interest bearing and pays interest at least semi-annually; (B) is payable with respect to principal and interest in U.S. Dollars; (C) is not subject to a covered call or put option written by the Fund; (D) except for Inverse Floaters, is not part of a private placement of Municipal Bonds; and (E) except for Inverse Floaters, is part of an issue of Municipal Bonds with an original issue size of at least $10 million. Any Municipal Bonds that is a part of an original issue size of less than $10 million must carry a rating of at least “AA” by S&P or “AAA” by another nationally recognized statistical rating organization. Notwithstanding the foregoing limitations

(1) Municipal Bonds (excluding Escrowed Bonds (as defined below) and High Yield Securities) of any one issuer or guarantor (excluding bond insurers) shall be considered S&P Eligible Assets only to the extent the Market Value of such Municipal Bonds (including short-term Municipal Bonds) does not exceed 10% of the aggregate Market Value of S&P Eligible Assets, provided that 2% is added to the applicable S&P Discount Factor for every 1% by which the Market Value of such Municipal Bonds exceeds 5% of the aggregate Market Value of S&P Eligible Assets or for any percentage over 5% add 10 percentage points to the S&P Discount Factor. High Yield Securities of any one issuer shall be considered S&P Eligible Assets only to the extent the Market Value of such Municipal Bonds does not exceed 5% of the aggregate Market Value of S&P Eligible Assets. Non-rated securities of any issuer shall be considered S&P Eligible Assets to the extent the Market Value of such Municipal Bonds does not exceed 5% of the aggregate Market Value of S&P Eligible Assets. No more than 10% of the aggregate Market Value of the portfolio may consist of non-rated securities;

(2) Municipal Bonds not rated by S&P shall be considered S&P Eligible Assets only to the extent the Market Value of such Municipal Bonds does not exceed 50% of the aggregate Market Value of S&P Eligible Assets; provided, however, that High Yield Securities shall be considered S&P Eligible Assets only to the extent the Market Value of such Municipal Bonds does not exceed 20% of the aggregate Market Value of S&P Eligible Assets;

(3) Municipal Bonds issued by issuers in any one state or territory will be considered S&P Eligible Assets only to the extent that the Market Value of such Municipal Bonds does not exceed 25% of the aggregate Market Value of S&P Eligible Assets;

(4) Municipal Bonds (excluding Escrowed Bonds) of any one state or territory shall be considered S&P Eligible Assets only to the extent the Market Value of such Municipal Bonds does not exceed 25% of the aggregate Market Value of S&P Eligible Assets;

(5) For Municipal Zero Coupon Bonds, the S&P overcollateralization levels based on the desired transaction rating shall be as follows:

Exposure Period	AAA	AA	A	BBB

20	3.584	3.153	2.723	2.292

(6) With respect to total return swaps, only the cumulative unsettled profit and loss from a total return swap transaction will be calculated when determining the RP Basic Maintenance Amount. For purposes of calculating the RP Basic Maintenance Amount, any outstanding gain from a total return swap transaction or interest rate swap transaction on a Valuation Date will be included as a S&P Eligible Asset subject to the S&P Discount Factor on the counterparty to such swap transaction, and any outstanding liability from a swap transaction on a Valuation Date will be subtracted from S&P Eligible Assets;

(7) For swaps (other than total return swaps and interest rate swaps), the Market Value of the position (positive or negative) will be included as a S&P Eligible Asset. The aggregate notional value of all swaps will not exceed the Liquidation Preference of the Outstanding RP. In addition, the Trust will only enter into swap transactions where the counterparty has at least a S&P rating of A-, Fitch rating of A- or Moody’s long-term rating of A3 at the time the time a swap is executed; and

(8) With respect to credit default swaps, each underlying security subject to such swap sold by the Trust will be subject to the applicable S&P Discount Factor. If the Trust purchases a credit default swap and holds the underlying security, the Market Value of the credit default swap and the underlying security will be included as a S&P Eligible Asset subject to the S&P Discount Factor assessed based on the counterparty risk and the duration of the swap agreement. In addition, the Trust will not include a credit default swap as a S&P Eligible Asset purchased by the Trust unless the Trust holds the underlying security or, if the Trust purchases a credit default swap for a basket of securities, unless the Trust holds all the securities in the basket.

“Inverse Floater” shall mean trust certificates or other instruments evidencing interests in one or more Municipal Bonds that qualify as S&P Eligible Assets (such Inverse Floaters will also be considered Municipal Bonds and are S&P Eligible Assets), the interest rates on which are adjusted at short-term intervals on a basis that is inverse to the simultaneous readjustment of the interest rates on corresponding floating rate trust certificates or other instruments issued by the same issuer, provided that the ratio of the aggregate dollar amount of floating rate instruments to inverse floating rate instruments issued by the same issuer does not exceed two to one at their time of original issuance and at the time of purchase has a duration that is less than thirteen years.

“Escrowed Bonds” shall mean Municipal Bonds that (i) have been determined to be legally defeased in accordance with S&P’s legal defeasance criteria, (ii) have been determined to be economically defeased in accordance with S&P’s economic defeasance criteria and assigned a rating of AAA by S&P, (iii) are not rated by S&P but have been determined to be legally defeased by S&P or (iv) have been determined to be economically defeased by S&P and assigned a rating no lower than the rating that is S&P equivalent of S&P’s AAA rating. In the event that a defeased obligation which is an S&P Eligible Asset does not meet the criteria of an Escrowed Bond, such Municipal Bond will be deemed to remain in the Issue Type Category into which it fell prior to such defeasance.

Notwithstanding the foregoing, all aforementioned definitions and limitations are further subject to the requirements and limitations as set forth in “Methodology And Assumptions For Market Value Securities” published by Standard & Poor’s Ratings Services on September 17, 2013.

This Amendment is effective as of March 21, 2014.

PUTNAM MUNICIPAL OPPORTUNITIES TRUST

Amendment to Amended and Restated Bylaws

WHEREAS, Article 14, Section 14.1 of the Amended and Restated Bylaws (the “Bylaws”) of Putnam Municipal Opportunities Trust (the “Trust”) permits the Trustees to amend or to repeal the Bylaws except as otherwise expressly stated in the Bylaws.

WHEREAS, Article 12, Section 12.1, Part I, paragraph 6(c) provides that so long as any shares of RP are outstanding, the Trust will not, without the affirmative vote or consent of the Holders of at least a majority of the shares of RP outstanding at the time, amend, alter or repeal provisions of the Bylaws so as to affect materially and adversely any preference, right or power of shares of RP or the Holders thereof; notwithstanding the foregoing, however, the Trustees may, without the vote or consent of the Holders of any series of RP, amend, alter or repeal certain terms, including the term “Accountant’s Confirmation,” provided the Trustees receive written confirmation from Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s (“S&P”) that the amendment, alteration or repeal will not impair the ratings then assigned to any series of RP by the rating agency providing the confirmation (terms used without definition in this amendment have the respective meanings ascribed to them in the Bylaws);

WHEREAS, the Trustees desire to amend certain provisions of Article 12, Section 12.1 of the Bylaws relating to (1) the delivery of the RP Basic Maintenance Report to the Remarketing Agents and the Paying Agent and (2) the delivery of the Accountant’s Confirmation;

WHEREAS, Moody’s and S&P have confirmed in writing to the Trustees that this amendment would not impair their ratings assigned to any series of RP; and

WHEREAS, the Trustees have determined that this amendment would not affect materially and adversely any preference, right or power of shares of RP or the Holders thereof;

NOW, THEREFORE, the Bylaws are amended as follows:

1. Article 12, Section 12.1, Part I, paragraph 1 is amended by deleting the term “Accountant’s Confirmation” and its definition.

2. Each of Article 12, Section 12.1, Part I, paragraph 6(c) and paragraph 8(e) is amended by deleting references to the “Accountant’s Confirmation.”

3. Each of Article 12, Section 12.1, Part I, paragraph 8(b), (c), (d) and (e) is amended by deleting references to the “Remarketing Agents” and the “Paying Agent.”

4. The text of each of Article 12, Section 12.1, Part I, paragraph 8(f), (g), (h) and (i) of the Bylaws is deleted and, in each case, the word “Reserved” is substituted in its place.

5. The second sentence of Article 12, Section 12.1, Part I, paragraph 8(j) of the Bylaws is deleted.

This Amendment is effective as of June 24, 2016.

PUTNAM MUNICIPAL OPPORTUNITIES TRUST

Amendment to Amended and Restated Bylaws

WHEREAS, Article 14, Section 14.1 of the Amended and Restated Bylaws (the “Bylaws”) of Putnam Municipal Opportunities Trust (the “Trust”) permits the Trustees to amend or to repeal the Bylaws except as otherwise expressly stated in the Bylaws.

WHEREAS, Article 12, Section 12.1, Part I, paragraph 6(c) provides that so long as any shares of RP are outstanding, the Trust will not, without the affirmative vote or consent of the Holders of at least a majority of the shares of RP outstanding at the time, amend, alter or repeal provisions of the Bylaws so as to affect materially and adversely any preference, right or power of shares of RP or the Holders thereof (terms used without definition in this amendment have the respective meanings ascribed to them in the Bylaws);

WHEREAS, the Trustees desire to amend Article 12, Section 12.1 of the Bylaws by eliminating a provision requiring delivery of the RP Basic Maintenance Report to Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s (“S&P”) following repurchases of any outstanding Common Shares by the Trust;

WHEREAS, the Trustees have determined that this amendment would not affect materially and adversely any preference, right or power of shares of RP or the Holders thereof;

NOW, THEREFORE, the Bylaws are amended as follows:

1. Article 12, Section 12.1, Part I, paragraph 8(k) of the Bylaws is deleted.

This Amendment is effective as of September 16, 2016.